   As filed with the Securities and Exchange Commission on September 16, 1999
                                                 Registration No. 333-81313
                                                 Registration No. 333-81313-01
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                ______________

                               AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________
                              TELECORP PCS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                     4812                               54-1872248
  (State or other jurisdiction              (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)            Classification Code Number)              Identification No.)

                                ______________
                         TELECORP COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                     4812                               52-2105807
  (State or other jurisdiction              (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)            Classification Code Number)              Identification No.)

                                ______________
                              1010 N. Glebe Road
                                   Suite 800
                              Arlington, VA 22201
                                (703) 236-1100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ______________
                           Thomas H. Sullivan, P.C.
             Executive Vice President and Chief Financial Officer
                              TeleCorp PCS, Inc.
                         1010 N. Glebe Road, Suite 800
                              Arlington, VA 22201
                                (703) 236-1122

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ______________
                                  Copies to:
                             Dov T. Schwell, Esq.
                            McDermott, Will & Emery
                             50 Rockefeller Plaza
                              New York, NY 10020
                           NYK 581213-1.037995.0022
                                (212) 547-5400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                      ___________________________________

     The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall then become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

     This registration statement contains a prospectus relating to the offer for all outstanding 11 5/8% Senior Subordinated Discount Notes due 2009 of TeleCorp PCS, Inc. in exchange for 11 5/8% Senior Subordinated Discount Notes due 2009. In addition, this registration statement contains a prospectus relating to market-making activities with respect to the exchange notes which may, from time to time, be carried out by Chase Securities Inc. The two prospectuses will be identical in all material respects except for the front cover page, the Plan of Distribution section and the back cover page and except for the fact that the market-making prospectus will not contain the information in the Prospectus Summary relating to the exchange offer, the information under the caption "The Exchange Offer" and "U.S. Federal Tax Considerations--Exchange Offer" will be deleted and specific conforming changes will be made to delete references to the exchange offer. The prospectus for the exchange offer follows immediately after this Explanatory Note. Following the prospectus are the form of alternative cover page, Plan of Distribution section and back cover page for the market-making prospectus and alternative pages, sections and provisions covering conforming changes.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus, dated September 16, 1999, is subject to completion and amendment.

PROSPECTUS

                              TELECORP PCS, INC.


                            Exchange Offer For Our
              11 5/8% Senior Subordinated Discount Notes Due 2009

  We offer to exchange all of our outstanding and unregistered 11 5/8% Senior Subordinated Discount Notes due 2009 for our registered 11 5/8% Senior Subordinated Discount Notes due 2009.

  You should carefully review the Risk Factors beginning on page 9 of this prospectus.

  Our offer to exchange the outstanding notes for exchange notes will be open
until 5:00 p.m., New York City time, on     , 1999, unless we extend the offer.



  Neither the SEC nor any state securities commission has approved or disapproved of the notes, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            _________________, 1999

                              PROSPECTUS SUMMARY

  The following summary highlights information contained elsewhere in this prospectus. We effected a 100-to-1 stock split of all of our common stock, capital stock, senior common stock and series F preferred stock on August 31, 1999. We have not restated historical amounts to reflect the stock split. We have reflected the stock split in share amounts listed as on or subsequent to August 31, 1999.

                                   TeleCorp

  We intend to become a leading provider of wireless communications services in targeted markets in the south-central and northeast United States and in Puerto Rico. We were founded in 1996 to acquire licenses for radio airwaves on which to transmit wireless communications in populated areas. PCS licenses, which are the licenses we own, refer to licenses to use a portion of the airwaves to carry voice and data communications and PCS is a type of wireless communications service. In 1998, we entered into a venture with AT&T and its direct and indirect wholly owned subsidiaries in which AT&T contributed wireless communications licenses to us in exchange for ownership in our company.

  Our licenses cover a population of approximately 16.0 million, including those in major population centers. Our markets have attractive economic and demographic characteristics and are experiencing strong growth in use of wireless services.

  We have successfully launched our services in 15 markets, including all of our major markets. We have 33 company-owned stores and more than 500 retail outlets where customers can buy our services. We have committed capital of approximately $1.3 billion.

                         Strategic Alliance with AT&T

  To rapidly develop some of its wireless communications markets, AT&T has focused on constructing its own network in selected cities and has entered into agreements with independent wireless operators, such as us and other affiliates, to construct and operate wireless networks in other markets. Our strategic alliance with AT&T provides us with many business, operational and marketing advantages, including:

            Brand. We market our wireless services to our customers giving equal emphasis to our regional SunCom brand and the AT&T brand names and logos.

          .         Exclusivity. We are AT&T's exclusive provider of PCS in our covered markets, subject to AT&T's right to resell services on our network.

          .         Roaming. We are the preferred carrier for AT&T's PCS
               customers who use their phones in our covered markets. PCS customers use phones that can call using the PCS portion of the airwaves. We receive preferred long distance rates from AT&T.

          .         Products and Services. We receive preferred terms on
               selected products and services, including handsets, infrastructure equipment and back office support from companies who provide these products and services to AT&T.

          .         Marketing. We benefit from AT&T's nationwide marketing and advertising campaigns, including the success of AT&T's Digital One Rate plans, in the marketing of our own national SunRate plans. In addition, we are working with AT&T's national sales representatives to jointly market our wireless services to AT&T corporate customers located in our markets.

                               Business Strategy

  Our formula for success is to focus on providing our customers with:

          .         superior network coverage;

          .         superior scope and quality of coverage;

          .         enhanced value at low cost;

          .         quality customer care; and

          .         superior network clarity.

     Our principal executive offices are at 1010 N. Glebe Road, Suite 800, Arlington, Virginia 22201. The telephone number at our executive offices is
(703) 236-1100.  We maintain a website at http://www.suncom1.com.

                              THE EXCHANGE OFFER

The Exchange Offer..................    We are offering to exchange $1,000
                                        principal amount of exchange notes for
                                        each $1,000 principal amount of
                                        outstanding notes.

Expiration Date.....................    The exchange offer will expire at 5:00
                                        p.m., New York City time,       , 1999,
                                        or the later date and time to which we
                                        extend it.

Withdrawal..........................    You may withdraw tendered outstanding
                                        notes at any time prior to the
                                        expiration of the exchange offer. We
                                        will return any outstanding notes that
                                        we do not accept for exchange for any
                                        reason without expense to you as soon as practicable after the exchange offer expires or terminates.

Accrued Interest on the Exchange
Notes and the Outstanding Notes.....    Interest on the exchange notes will
                                        accrue from April 23, 1999 until April
                                        15, 2004, at which time they will have
                                        an aggregate principal amount of
                                        $575,000,000. At that time, cash
                                        interest on the notes will become
                                        payable on April 15 and October 15 of
                                        each year, beginning on October 15,
                                        2004. We will pay no interest on the
                                        outstanding notes tendered and accepted
                                        for exchange.

Conditions to the Exchange Offer....    The exchange offer is subject to
                                        customary conditions, some of which we
                                        may waive. See "The Exchange Offer-
                                        Conditions to the Exchange Offer"
                                        beginning on page 64.

Resale Without Further Registration.    We believe that the exchange notes may
                                        be offered for resale and resold and
                                        otherwise transferred by you without
                                        compliance with the registration and
                                        prospectus delivery provisions of the
                                        Securities Act so long as the following
                                        statements are true:

                                        .         you acquire the exchange notes
                                             issued in the exchange offer in the
                                             ordinary course of your business;

                                        .         you are not our affiliate, as
                                             defined under the Securities Act,
                                             of ours; and

                                        .         you are not participating, and
                                             do not intend to participate, and
                                             have no arrangement or
                                             understanding with any person to
                                             participate, in the distribution of
                                             the exchange notes issued to you in
                                             the exchange offer.

                                        By tendering your outstanding notes as
                                        described below, you will be making
                                        representations to this effect.

Transfer Restrictions on the
Exchange Notes......................    You may incur liability under the
                                        Securities Act if:

                                        (1)  any of the representations listed
                                             above are not accurate; and

                                        (2)  you transfer any exchange notes
                                             issued to you in the exchange offer
                                             without:

                                             .         delivering a prospectus
                                                  meeting the requirements of
                                                  the Securities Act; or

                                             .         qualifying for an
                                                  exemption from the Securities
                                                  Act's requirement to register
                                                  your exchange notes.

                                        We do not assume or indemnify you
                                        against such liability. Each broker-
                                        dealer that is issued exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the exchange notes issued to it in the exchange offer.

Procedures for Tendering Outstanding
Notes................................   If you wish to accept the exchange
                                        offer, you must:

                                        .         complete, sign and date the
                                             accompanying letter of transmittal,
                                             or a facsimile of the letter; or

                                        .         arrange for The Depository
                                             Trust Company to send required
                                             information to the exchange agent
                                             in connection with a book-entry
                                             transfer.

                                        You must mail or otherwise deliver such
                                        documentation on our outstanding notes
                                        to the exchange agent, at the address
                                        described in "The Exchange Offer--
                                        Exchange Agent."

                                        The exchange notes issued in the
                                        exchange offer will be delivered
                                        promptly following the expiration of the exchange offer.

Special Procedures for
Beneficial Owners....................   Any beneficial owner whose outstanding
                                        notes are registered in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee and who wishes
                                        to tender the outstanding notes in the
                                        exchange offer should contact the
                                        registered holder promptly and instruct
                                        the registered holder to tender on its
                                        behalf. If the beneficial owner wishes
                                        to tender on its own behalf, it must,
                                        prior to completing and executing a
                                        letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in its name or obtain a properly completed bond power from the registered holder.
                                        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the exchange offer. See
                                        "The Exchange Offer--Procedures for
                                        Tendering."

Guaranteed Delivery Procedures.......   You may comply with the procedures
                                        described in this prospectus under the
                                        heading "The Exchange Offer--Guaranteed
                                        Delivery Procedures" if you wish to
                                        tender your outstanding notes and:

                                        .         time will not permit your
                                             required documents to reach the
                                             exchange agent by the expiration of
                                             the exchange offer;

                                        .         you cannot complete the
                                             procedure for book-entry transfer
                                             on time; or

                                        .         your outstanding notes are not
                                             immediately available.

Exchange Agent......................    Bankers Trust Company is serving as
                                        exchange agent in connection with the
                                        exchange offer.

U.S. Federal Tax Considerations.....    The exchange of the outstanding notes
                                        for the exchange notes in the exchange
                                        offer should not constitute a sale or an exchange for U.S. federal income tax purposes. See "U.S. Federal Tax
                                        Considerations--Exchange Offer"
                                        beginning on page 152.

Effect of Not Tendering.............    Outstanding notes that are not tendered
                                        or that are tendered but not accepted
                                        will, following the completion of the
                                        exchange offer, continue to be subject
                                        to the existing restrictions upon
                                        transfer. Under some circumstances, we
                                        may register the outstanding notes under a shelf registration statement.

Use of Proceeds.....................    We will not receive any cash from the
                                        exchange of the outstanding notes in the exchange offer.

                                   THE NOTES

Issuer..............................    TeleCorp PCS, Inc.

Securities..........................    $575,000,000 aggregate principal amount
                                        at maturity of 11 5/8% Senior
                                        Subordinated Discount Notes due 2009.

Maturity Date.......................    April 15, 2009.

Interest and Accretion..............    The notes will accrete in value until
                                        April 15, 2004, compounded semi-
                                        annually. At that time, cash interest on the notes will accrue and become payable on April 15 and October 15 of each year, beginning on October 15, 2004. The yield to maturity of the notes is 11 5/8% computed on a semi-annual bond-equivalent basis calculated from April
                                        23, 1999.

Original Issue Discount.............    We issued the notes with original issue
                                        discount for U.S. federal income tax
                                        purposes. When computing gross income
                                        for U.S. federal income tax purposes, a
                                        holder of the notes will be required to
                                        include in gross income a portion of the original issue discount for each day during each taxable year in which any notes are held, even though no cash interest payments on the notes will be made prior to October 15, 2004. The original issue discount will be equal to the difference between the sum of all cash payments, whether denominated as interest or principal, to be made on the notes and the issue price of the notes.
                                        See "U.S. Federal Tax Considerations--
                                        Tax Consequences to U.S. Holders."

Optional Redemption.................    On or after April 15, 2004, we may
                                        redeem some or all of the notes at the
                                        redemption prices described under
                                        "Description of the Notes--Optional
                                        Redemption," together with accrued and
                                        unpaid interest, if any, to the date of
                                        redemption.

                                        Before April 15, 2002, we may redeem up
                                        to 35% of the aggregate principal amount at maturity of the notes with the net cash proceeds of equity offerings at a redemption price equal to 111 5/8% of the accreted value of the notes as of the date of redemption, provided that at least 65% of the aggregate principal amount at maturity of the notes remains outstanding immediately after the redemption. See "Description of the Notes--Optional Redemption."

Change of Control...................    If we experience a change of control,
                                        you will have the right to require us to repurchase your notes at a price equal to 101% of either the accreted value or the principal amount at maturity of the notes, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes--Change of Control."

Subsidiary Guarantees...............    The notes are fully and unconditionally
                                        guaranteed on an unsecured, senior
                                        subordinated basis by TeleCorp
                                        Communications. Some of our future
                                        subsidiaries that incur debt will fully
                                        and unconditionally guarantee the notes
                                        on an unsecured, senior subordinated
                                        basis. If we fail to make payments on
                                        the notes, our guarantor subsidiaries
                                        must make them instead. Each of our
                                        guarantor subsidiaries also guarantees
                                        our senior credit facilities and are
                                        jointly and severally liable on a senior basis with us for all obligations under them. Not all of our subsidiaries guarantee payments on the notes. All obligations under our senior credit facilities are secured by pledges of all the capital stock of all our subsidiaries and security interests in, or liens on, substantially all of our other tangible and intangible assets and the tangible and intangible assets of our subsidiaries. See "Description of the
                                        Notes--Subsidiary Guarantees," "--
                                        Important Covenants" and "Our
                                        Indebtedness--Senior Credit Facilities."

Ranking.............................    The notes and the subsidiary guarantees
                                        are unsecured and:

                                        .         subordinate in right of
                                             payment to all of our and our
                                             guarantor subsidiaries' existing
                                             and future senior debt, including
                                             our and our guarantor subsidiaries'
                                             obligations under our senior credit
                                             facilities;

                                        .         equal in right of payment with
                                             any of our and our guarantor
                                             subsidiaries' future senior
                                             subordinated debt; and

                                        .         senior in right of payment to
                                             all of our and our guarantor
                                             subsidiaries' subordinated debt.

                                        As of June 30, 1999:

                                        .         our outstanding senior debt
                                             was approximately $225.0 million,
                                             excluding unused commitments under
                                             our senior credit facilities and
                                             additional senior indebtedness of
                                             our subsidiaries;

                                        .         we had no senior subordinated
                                             debt other than the notes; and

                                        .         our outstanding subordinated
                                             debt was approximately $40.5
                                             million, including $0.5 million of
                                             interest that was paid-in-kind,
                                             plus $0.3 million of additional
                                             accrued interest.

                                        In addition:

                                        .         the outstanding senior debt of
                                             our guarantor subsidiary was
                                             approximately $225.0 million,
                                             consisting entirely of a guarantee
                                             of our borrowings under our senior
                                             credit facilities;

                                        .         our subsidiary guarantor had
                                             no senior subordinated debt other
                                             than the guarantee of the notes;
                                             and

                                        .         our subsidiary guarantor had
                                             no subordinated debt.

                                        Our subsidiaries who do not guarantee
                                        the notes had a total of approximately
                                        $242.5 million of senior debt,
                                        consisting of approximately $20.7
                                        million of debt owed to the U.S.
                                        government related to our licenses and
                                        approximately $225.0 million consisting
                                        of guarantees of our borrowing under our senior credit facilities. These subsidiaries had no senior subordinated debt or subordinated debt. The total liabilities of these subsidiaries was approximately $320.8 million, consisting of:

                                        .         debt owed to the U.S.
                                             government related to our licenses
                                             in the approximate amount of $20.7
                                             million;

                                        .         trade payables in the
                                             approximate amount of $24.8
                                             million;

                                        .         accrued and other expenses in
                                             the approximate amount of $4.1
                                             million; and

                                        .         intercompany amounts payable
                                             in the approximate amount $274.4
                                             million.

                                        The U.S. government debt is shown on our balance sheet net of discounts of $3.2 million reflecting the below market interest rates on the debt. See "Description of Notes--Ranking."

Restrictive Covenants...............    We issued the outstanding notes, and
                                        will issue the exchange notes, under an
                                        indenture with Bankers Trust Company, as trustee. The indenture restricts, among other things, our ability and the ability of some of our subsidiaries to:

                                        .    incur debt;

                                        .    create levels of debt that are
                                             senior to the notes but junior to
                                             our senior debt;

                                        .    pay dividends on or redeem capital
                                             stock;

                                        .    make some investments or redeem
                                             other subordinated debt;

                                        .    make particular dispositions of
                                             assets;

                                        .    engage in transactions with
                                             affiliates;

                                        .    engage in particular business
                                             activities; and

                                        .    engage in mergers, consolidations
                                             and particular sales of assets.

                                        The indenture also limits our ability to permit restrictions on the ability of some of our subsidiaries to pay dividends or make other distributions.

                                        For more details, see "Description of
                                        the Notes--Important Covenants" and "--
                                        Merger, Consolidation and Sales of
                                        Assets."

                                 Risk Factors

  You should consider carefully all of the information described in this prospectus and, in particular, you should evaluate the specific factors under "Risk Factors" beginning on the next page before exchanging the notes.

                                 RISK FACTORS

We may not be able to manage the construction of our network or the growth of our business successfully.

  Our financial performance will depend on our ability to manage the construction of our network and the successful growth of our business. Our management may not be able to direct our development effectively, including implementing adequate systems and controls in a timely manner or retaining qualified employees. This inability could slow our growth and our ability to compete in the telecommunications service industry and could result in a payment default on our existing debt, including a default on our obligation to repay the notes. See "Business--Network Development."

We do not currently generate cash flows from which to make payments on the notes and may never generate significant cash flow.


  We may never establish an adequate revenue base to produce an operating profit or generate adequate cash flows to provide future capital expenditures and repayment of debt. Our plan to develop our business and expand our network contributes to our negative cash flow, since our business has required and will continue to require substantial capital expenditures. We will continue to have negative cash flow and operating losses until we begin to realize adequate revenues. We incurred cumulative operating losses through June 30, 1999 of approximately $152.8 million. Consequently, we do not currently generate cash flows from which we can make payments on the notes. In addition, we will have to dedicate a substantial portion of any cash flow from operations to pay interest on, and principal of, our debt, which will reduce funds available for other purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We have substantial existing debt, and may incur substantial additional debt, that we may be unable to service, including the notes.

   We have a substantial amount of debt, and may not have sufficient funds to pay interest on, and principal of, our debt, including the notes. As of June 30, 1999, our outstanding debt was approximately $618.7 million. In addition, Lucent has committed to purchase up to an additional $80.0 million of junior subordinated notes in connection with our development of new markets.

   We may incur additional debt in the future and it may be senior debt. We may not have sufficient funds to pay interest on, and principal of, any future debt. Our senior credit facilities provide for total borrowings in the amount of up to $525.0 million and for additional potential borrowings in the amount of up to $75.0 million. In addition, the vendor financing provided by Lucent provided for us to issue up to an additional $15.0 million aggregate principal amount of notes based upon our current markets and an additional $65.0 million if we develop new markets.

  Our failure to earn enough to pay our debts could, among other things, lower the market value of the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Our Indebtedness" and "Description of the Notes."

  If we do not pay debt owed to the U.S. government when due, the FCC may impose financial penalties on us or modify our licenses.

  If we do not pay any debt that we or our subsidiaries owe to the U.S. government when it is due, the FCC may:

          .    impose substantial financial penalties;

          . reclaim and reauction the licenses for which we incurred the debt, and impose a significant financial penalty in respect of each license that is reclaimed and reauctioned;

          .    not renew of any other licenses; and

          .    pursue other enforcement measures.

  Any of these FCC actions would slow our growth and our ability to compete in the wireless telecommunications industry, and could result in a payment default on our existing debt and on our obligation to repay you. See "Our
Indebtedness--Government Debt."

Our assets and the assets of our subsidiaries, secure our debt that is senior to the notes, and if we do not pay that debt, we could lose these assets and we may be unable to pay the notes.

   We pledged the capital stock of our subsidiaries, and have granted liens on most of our other assets and the assets of our subsidiaries, to secure our debt under our senior credit facilities. If we do not pay our senior debt, our creditors may take this stock and assets, regardless of any default with respect to the notes. These assets would first be used to repay in full all amounts outstanding under our senior credit facilities and
there may not be sufficient funds to repay the notes. The need to obtain FCC approval and comply with applicable governmental regulations could reduce the value our senior creditors obtain for these assets, and decrease the excess funds, if any, returned to us to pay the notes. If we lose our stock and assets, we lose our ability to operate and generate revenue.

  Our debt under our senior credit facilities matures before the notes mature. Any payment of our senior debt, or collection against our held stock or assets for our senior debt, may lessen funds available to pay the notes. See "Our Indebtedness."

If we need additional financing to complete our network and fund operating losses, we may not be able to repay the notes or our other existing debt.

  We will make significant capital expenditures to finish the building, testing and deployment of our network. The actual expenditures necessary to achieve these goals may differ significantly from our estimates. We cannot predict whether any additional financing we may need will be available, the terms on which any additional financing would be available or whether our existing debt agreements will allow additional financing. We may incur variable rate debt, which would make us more vulnerable to interest rate increases. If we cannot obtain additional financing when needed, we will have to delay, modify or abandon some of our plans to construct the remainder of our network, which could slow our growth and our ability to compete in the wireless telecommunications industry, and could result in a payment default on our existing debt, including on the notes. We would have to obtain additional financing if:

          .    any of our sources of capital are unavailable or insufficient;

          .    we significantly depart from our business plan;

          . we experience unexpected delays or cost overruns in the construction of our network;

          .    we have increases in operating costs;

          . changes in technology or governmental regulations create unanticipated costs; or

          .    we acquire additional licenses.

We depend on our agreements with AT&T for our success, and we would have difficulty operating without them, or without rights under them.

  We have entered into a number of agreements with AT&T, including:

          .    a license agreement;

          .    stockholders' agreement;

          .    an intercarrier roamer services agreement;

          .    a roaming administration service agreement; and

          .    a long distance agreement.

  In limited situations, AT&T may withdraw from these agreements with us. If any of the agreements we have entered into with AT&T were not renewed or were terminated, we would have difficulty operating.

  The agreements we have entered into with AT&T contain requirements regarding the construction of our network which, in many instances, are more stringent than those imposed by the FCC. If we fail to meet AT&T's requirements, AT&T could terminate the exclusivity of our relationship. Other providers could then enter into agreements with AT&T and we could lose our customers. The construction of the remainder of our network involves risks of unanticipated costs and delays. We will need to timely complete the construction of additional phases of our network to meet AT&T's development requirements. See "Certain Relationships and Related Transactions - AT&T Agreements."

  We rely on our relationship with AT&T for equipment discounts. Any disruption in our relationship with AT&T could hinder our ability to obtain the infrastructure equipment that we use in our network or on our relationship with our vendors.

We rely on the use of the AT&T brand name and logo to market our services, and loss of use of this brand and logo, or a decrease in the market value of this brand and logo, would hinder our marketability.

  If we lose our right to use the AT&T brand and logo under our license agreement, we would lose the advantages associated with AT&T's brand recognition and the benefits of AT&T's marketing efforts. The AT&T brand and logo is highly recognizable and AT&T supports its brand and logo by its marketing. If we lose the rights to use this brand and logo, customers may not recognize our brand readily. We may have to spend significantly more money on advertising to create brand recognition. See "Business--Marketing Strategy," "--Intellectual Property" and "Certain Relationships and Related Transactions--AT&T Agreements."

  We depend on AT&T's success as a wireless communications provider and the value of its brand and logo, because many of our operations are tied to AT&T's network. If AT&T is not successful in obtaining customers, developing a high quality network or operating at a profit, we may not be successful in developing our business. We may have to invest heavily in obtaining other operating agreements and in marketing our brand to develop our business, though we may not have funds to do so.




We may not be able to acquire the sites necessary to complete our network.

  We must lease or otherwise acquire rights to use sites for the location of network equipment and obtain zoning variances and other governmental approvals to complete the construction of our network and to provide wireless communications services to customers in our licensed areas. If we encounter significant difficulties in leasing or otherwise acquiring rights to sites for the location of network equipment, we may need to alter the design of our network. Changes in our development plan could slow the construction of our network, which would make it harder to compete in the wireless telecommunications industry or cause us not to meet development requirements. Local zoning ordinances restrict our ability to construct antennas, and such ordinances may prevent us from successfully completing our network.

Difficulties in obtaining infrastructure equipment may affect our ability to construct our network, meet our development requirements and compete in the wireless telecommunications industry.

   There is high demand for the equipment that we require to construct our network and manufacturers of this equipment could have substantial backlogs of orders. Accordingly, the lead time for the delivery of this equipment may be long. Some of our competitors purchase large quantities of communications equipment and may have established relationships with the manufacturers of this equipment. Consequently, they may receive priority in the delivery of this equipment. Lucent may fail to deliver equipment to us in a timely manner. If we do not receive the equipment in a timely manner, we may be unable to provide wireless communications services comparable to those of our competitors. In addition, we may be unable to satisfy our development requirements. If we fail to construct our network in a timely manner, we may not be able to compete effectively, we could lose our licenses or we could breach our agreements with AT&T. Any of these outcomes could lessen our revenue which could make us unable to repay you. See "Business--Network Development" and "Certain Relationships and Related Transactions--AT&T Agreements."

Potential acquisitions may require us to incur additional debt and integrate new technologies, operations and services, which may be costly and time consuming.

  If we acquire new licenses or facilities, we may encounter difficulties that may be costly and time-consuming, and may slow our growth, which could hinder effective competition in the wireless telecommunications industry, cause us to miss development requirements and lessen our revenue which could make us unable to repay you. Examples of such difficulties are that we may have to:

          .         incur additional debt to finance the acquisitions;

          .         assume U.S. government debt related to the licenses;

          .         integrate new technologies with our technology;

          .         integrate new operations with our operations;

          .         integrate new services with our offering of services;
                    or

          . divert the attention of our management from other business concerns.

Our substantial amount of debt makes us especially susceptible to competition and market fluctuations, which may affect our ability to grow our business or pay our debt.

   Our substantial amount of debt limits our ability to adjust to changing market conditions. We may not be able to maintain attractive pricing packages, because when we discount our prices, we need more customers to balance the loss in revenues. We may have difficulty keeping our prices similar to AT&T's prices because of our debt burdens. If our business does not grow, we may not have funds to pay our debt.

We may not be able to effectively compete with carriers who entered the wireless communications market before us.

  Competitors who entered the wireless communications services market before us may have a significant time-to-market advantage over us. As a new entrant in the market, we may have to significantly discount our prices over a long period of time to attract customers, which would make it more difficult for us to achieve positive cash flow to pay the notes. See "Business-Competition."

We have many competitors in our markets that have substantial coverage of the areas, which makes it difficult for us to acquire and maintain a strong competitive position and to earn profits.

  We may have to significantly discount our prices over a long period of time to attract customers, which would put downward pressure on our prices and make it more difficult for us to achieve positive cash flow to pay the notes. We compete in our markets with virtually every major U.S. wireless communications services company, such as:

          .         ALLTEL;

          .         Bell Atlantic;

          .         BellSouth;

          .         Cellular One;

          .         Centennial Cellular;

          .         GTE;

          .         Nextel;

          .         Omnipoint Technologies;

          .         Powertel;

          .         PrimeCo Personal Communications;

          .         Puerto Rico Telephone Company;

          .         Radiofone;

          .         SBC Communications;

          .         Sprint PCS; and

          .         U.S. Cellular.

          In some markets, we compete with as many as six major competitors. Many of these competitors have greater financial, marketing and sales and distribution resources than we do. In addition, some of these competitors have achieved substantial coverage in portions of our licensed areas. Some of our competitors have more extensive coverage within our licensed areas than we provide and also have broader regional coverage. See
"Business--Competition."

Some competitors may have different or better technology than us, and may attract more customers.

  We compete with companies that use other communications technologies, including paging and digital two-way paging, which is a type of wireless communications technology, enhanced specialized mobile radio, a digital technology system that reuses radio airwaves, and domestic and global mobile satellite service. These technologies may have advantages over our technology, and may attract our customers. See "Business--The Wireless Communications Industry."


Competitors who offer more services than us may attract more customers.

  Some of our competitors market other services, such as traditional telephone service, cable television access and access to the Internet, together with their wireless communications services, which makes their services more attractive to customers. They may attract customers away from us, or prevent our attracting customers. In addition, we expect that, in the future, providers of wireless communications services will compete more directly with providers of traditional telephone services, energy companies, utility companies and cable operators who expand their services to offer communications services. See "Business-- Competition."

If we do not operate our network seamlessly at high levels of quality, customers will leave us.

  There is high customer turnover in the wireless communications industry. Customers choose carriers based on network coverage, cost of service, customer care and network clarity. If we do not perform well in any of these areas, our customers may switch to our competitors for their wireless communications service.

We depend upon consultants and contractors for our network services, and if any of them fail to perform their obligations to us, we may not timely complete our network development.

  We have retained Lucent, AT&T and other consultants and contractors to help us to design, construct, deploy and support our network. See "Business--Network Development." The failure by any of these consultants or contractors to fulfill its contractual obligations could slow the construction of our network in a timely manner, which could slow our growth and our ability to compete in the wireless telecommunications industry, and could result in a payment default on our existing debt, including the notes.

If the management agreement with TeleCorp Management is terminated, we may not be able to comply with applicable FCC rules, or effectively run our business.

  Under our management agreement with TeleCorp Management, TeleCorp Management provides management services to us regarding the design, development and operation of our network, as well as compliance with FCC rules. If the management agreement is terminated, we may have limited success and less ability to comply with the rules regarding our licenses. We do not carry life insurance on either Mr. Vento or Mr. Sullivan. See "Business--Government Regulation" and "Management--Management Agreement."

If we cannot retain senior management, we may not be able to effectively run our business.

  We depend on Julie Dobson for management services. If she ends her employment with us, we may not be successful in running our business. We do not carry life insurance on Ms. Dobson. See "Management."

Members of our management own interests in companies that may compete with us for new licenses, may acquire interests in companies that compete in our markets, and may spend more time managing these companies than managing us.

  Members of our management, including Mr. Vento and Mr. Sullivan, own interests in companies that hold licenses to provide wireless communications services in areas outside of our licensed areas and may acquire interests in companies that hold licenses to provide wireless communications services in the future. Mr. Vento or Mr. Sullivan may allocate more time to managing these companies than to managing us. They may assist these companies in obtaining licenses that we may desire. They may obtain interests in companies that may compete with us in our markets. Our interests may conflict with the interests of these companies and any conflicts may not be resolved in our favor.

Government regulation, changes in our licenses or other governmental action could affect how we do business.

  Congress, the FCC, the Federal Aviation Administration, state and local regulatory authorities or the courts may adopt new regulations, amend existing regulations, alter the administration of existing regulations or take other actions that might cause us to incur significant costs in making changes to our network, and such costs might affect our cash flows and our ability to repay you.

  As the FCC continues to implement changes to promote competition under the Communications Act of 1934, as amended by the Telecommunications Act of 1996, it may change how it regulates how our network connects with other carriers' networks. The FCC may require us to provide lower cost services to other carriers, which may lessen our revenues and ability to repay you.

  Our licenses to provide wireless communications services, which are our principal assets, have terms of ten years. The FCC may revoke all of our licenses at any time for cause, which includes our failure to comply with the terms of the licenses, our failure to remain qualified under applicable FCC rules to hold the licenses, violations of FCC regulations and malfeasance and other misconduct. The FCC may not renew our licenses upon expiration of their terms. Further, the FCC could modify our licenses in a way that decreases the value or use to us. The nonrenewal or loss of any of our licenses would slow our growth and our ability to compete in the wireless telecommunications industry, and could result in a payment default on our existing debt and on our obligation to repay you. Additionally, the threat of nonrenewal or loss of any of our licenses could decrease the market value of the notes. See "Business--Government Regulation."

We could lose our PCS licenses or incur financial penalties if the FCC determines we are not a very small business or if we do not meet the FCC's minimum construction requirements.

  The FCC could impose penalties on us related to our very small business status and its requirements regarding minimum construction of our network that could slow our growth and our ability to compete in the wireless telecommunications industry or limit cash available to pay our debt, including the notes. See "Business--Government Regulation." TeleCorp Holding and we acquired PCS licenses as a very small business, and TeleCorp Holding and we must remain a very small business for at least five years to comply with applicable rules of the FCC. The FCC or another party may challenge our capital or ownership structure as a very small business in the future. Our capital structure or ownership structure, our relationship with AT&T, our financial affiliations with other entities or the loans from Lucent may be found to violate the very small business rules. If the FCC determines that we violated these rules or failed to meet its minimum construction requirements, it could impose substantial penalties upon us or TeleCorp Holding, such as:

          .    fine us;

          .    revoke our licenses;

          .    accelerate our installment payment obligations; or

          .    cause us to lose bidding credits retroactively.

See "Business - Government Registration."

The technologies that we use may become obsolete, which would limit our ability to compete effectively.

  If our technologies become obsolete, we may need to purchase and install equipment necessary to allow us to convert to new technologies or change our choice of technology to compete in the marketplace. We use the TDMA, or time division multiple access, technology standard in our network. This digital technology allocates a discrete amount of radio airwaves to each user to permit many simultaneous conversations of one radio airwave channel. Other digital technologies, such as CDMA, or code division multiple access, and GSM, or global system for mobile communications, may have significant advantages over TDMA. CDMA codes and sends scrambled speech using very few information bits on a network. GSM encompasses uniform standards in Europe and Japan. Our agreements with AT&T require us to upgrade our technology to match the technology of AT&T. We may not be able to purchase and install successfully the equipment necessary to allow us to convert to a new or different technology or to adopt a new or different technology at an acceptable cost, if at all. In addition, the technologies that we choose to invest in may not lead to successful implementation of our business plan. See "Business--The Wireless Communications Industry" and "Certain Relationships and Related Transactions --AT&T Agreements."

We expect to incur operating costs and to lose revenues due to fraud.

  Based upon the experiences of other providers of wireless communications services, we expect to incur costs as a result of the unauthorized use of our network and to lose revenues. If we are not able to control the unauthorized use of our network, or if we experience unanticipated types of fraud, we will not collect revenues owing to us and we will incur costs. These costs include the capital and administrative costs associated with detecting, monitoring and reducing the incidence of fraud and the costs associated with payments to other providers of wireless communications services for unbillable fraudulent roaming on their networks.

If hand-held phones pose health and safety risks, we may be subject to new regulations and there may be a decrease in demand for our services.

  Media reports have suggested that some radio airwave emissions from wireless handsets may be linked to health concerns. These reports could discourage the use of wireless handsets, which would decrease demand for our services. Recent studies suggest that hand-held phones may interfere with medical devices. Subsequent studies that demonstrate significant interference or raise public concern could decrease demand for our services. Governmental authorities may create new regulations concerning hand-held phones. Our handsets may not comply with rules adopted in the future. Noncompliance would decrease demand for our services. Some state and local legislatures are considering restrictions on wireless phone use for drivers. The passage or proliferation of this or future legislation could decrease demand for our services. See "Business--Government Regulation."

Because your right to payment on the notes is junior to others and is unsecured, the notes may not be repaid if we become insolvent or until and unless we pay others.

  The right to payment on the notes is subordinate to all of our existing and future senior debt. As of June 30, 1999, our outstanding senior debt was approximately $225.0 million. Our senior credit facilities provide for total borrowings in the amount of up to $525.0 million and for additional potential borrowings in the amount of up to $75.0 million. Similarly, each subsidiary guarantee is subordinate to all existing and future senior debt of the applicable guarantor. As of June 30, 1999, the outstanding senior debt of our guarantor subsidiary was approximately $225.0 million, consisting entirely of a guarantee of our borrowings under our senior credit facilities. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us or any guarantor, our assets or the assets of the guarantor will be available to pay obligations on the notes or the applicable guarantee only after all outstanding senior debt of the party has been paid in full. There may not be sufficient assets remaining to make payments on amounts due on any or all of the notes then outstanding or any subsidiary guarantee.

If we default on some of our senior debt, neither we nor the guarantors of the notes may pay the notes or the guarantees.

   An event of a default in the payment of some of our senior debt may prohibit us and the guarantors of the notes from paying the notes or the guarantees. See "Our Indebtedness" and "Description of the Notes."

Not all of our subsidiaries will guarantee the notes, which limits your recourse if we do not pay the notes.

   Some of our subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of these subsidiaries, the assets of these subsidiaries will be available to pay obligations on the notes only after all outstanding liabilities of these subsidiaries have been paid in full. See "Description of the Notes."

We depend upon our subsidiaries for funds necessary to make payments on the notes.

  We conduct almost all of our operations through our subsidiaries. As a result, we depend upon dividends from our subsidiaries for the funds necessary to make payments on the notes. Our senior credit facilities restrict the ability of our subsidiaries to pay dividends or make other distributions. In addition, any dividends or distributions may not be adequate to allow us to repay the notes.

Our debt instruments could restrict our business plans.

  The restrictions contained in the indenture, in our senior credit facilities and in the vendor financing provided by Lucent may limit our ability to:

          .    implement our business plan;

          .    finance future operations;

          .    respond to changing business and economic conditions;

          .    secure additional financing, if needed; and

          .    engage in some transactions.

  These restrictions may cause us to forego potentially profitable opportunities that would generate revenues with which to pay the notes. Our senior credit facilities require us to maintain ratios, including leverage ratios, an interest coverage ratio and a fixed charges ratio, and to satisfy specified tests, including tests relating to minimum covered populations, minimum number of subscribers to our services and minimum aggregate service revenue per subscriber. The vendor financing provided by Lucent also restricts our ability and the ability of our subsidiaries to do the following:

          .    create liens;

          . make payments, including payments of dividends and distributions in respect of capital stock;

          .    consolidate, merge and sell assets;

          .    engage in some transactions with affiliates; and

          .    fundamentally change our business.

  The failure to satisfy any of the financial ratios and tests could result in a default under our senior credit facilities. Following a default under our senior credit facilities, the lenders could declare all amounts outstanding to be immediately due and payable. If we could not repay these amounts, the lenders could foreclose on the collateral granted to them to secure this indebtedness. See "--Because your right to payment on the notes is junior to others and is unsecured, the notes may not be repaid if we become insolvent and unless we pay others." If the lenders accelerated the indebtedness outstanding under our senior credit facilities, we may not be able to repay this indebtedness, and we may not be able to pay amounts due in respect of our other indebtedness with our remaining assets, including the notes. See "Our Indebtedness" and "Description of the Notes-- Ranking."

You may be liable for taxes with respect to the notes before interest on the notes is paid to you.

  We issued the notes at a substantial discount from their principal amount at maturity. Original issue discount, the difference between the stated redemption price at maturity of the notes and the issue price of the notes, accrued from April 23, 1999 and will be included in your gross income for federal income tax purposes before you receive the cash payment of this interest. See "U.S. Federal Tax Considerations--Tax Consequences to U.S. Holders."

We may not be able to take full advantage of tax deductions related to the notes or net operating loss carryforwards.

  U.S. federal income tax law may postpone or limit our deduction of interest or original issue discount. See "U.S. Federal Tax Considerations--Applicable High Yield Discount Obligations." U.S. federal income tax law limits the use of corporate net operating loss carryforwards following particular ownership changes in a corporation. This may limit our ability to use the net operating loss carryforwards we have experienced or acquired to date to reduce future tax liabilities.

If we become bankrupt, you may be limitied in the amount you can claim, and you may recognize taxable gain for any amounts you do collect.


  If a bankruptcy case were commenced by or against us under the U.S. Bankruptcy Code, your claim with respect to the principal amount of the notes may be limited to the amount you paid for your notes and that portion of the accreted original issue discount that is not deemed to constitute unmatured interest for purposes of the U.S. Bankruptcy Code. This may be less than the accreted value or the principal amount at maturity of your notes. Specifically, any original issue discount that had not amortized as of the date of the bankruptcy filing could constitute unmatured interest for purposes of the U.S. Bankruptcy Code. To the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code of 1986 in determining the method of amortization of original issue discount, the amount you collect in a bankruptcy proceeding could be different than the amount of original issue discount, the amount you collect in a bankruptcy proceeding could be different than the amount of original issue discount you have already recorded as taxable income and you may recognize taxable gain or loss upon payment of your claim.


We may not be able to satisfy our obligations owed to you upon a change of control.

  In the event of a change of control, we may not have sufficient assets to satisfy all obligations under our senior credit facilities and the indenture. Any debt we incur in the future may also prohibit events or transactions that would constitute a change of control under the indenture. Our senior credit facilities effectively prevent our repurchase of the notes in the event of our change of control unless we repay all amounts outstanding under our senior credit facilities in full. Our failure to repurchase the notes would be a default under the indenture, which would be a default under our senior credit facilities. The inability to repay all indebtedness outstanding under our senior credit facilities upon acceleration would also be a default under the indenture. Any default under our senior credit facilities or the indenture would strain our finances as well as hurt the market price of the notes. See "Our Indebtedness-- Senior Credit Facilities" and "Description of the Notes--Change of Control."

This prospectus contains statements that are not statements of fact, and these statements may be incorrect.

  All statements in this prospectus that are not statements of historical facts are forward-looking statements. Forward-looking statements are inherently speculative, and they may be incorrect. Our business, operations and financial results may differ materially from the expectations expressed or implied in the forward-looking statements in this prospectus. Forward-looking statements concern our strategy, future operations, technical capabilities, construction plan and schedule, commercial operations schedule, funding needs, prospective acquisitions , financing sources, pricing, future regulatory approvals, markets, size of markets for wireless communications services, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties such as equipment suppliers, service providers and roaming partners, and expected characteristics of competing systems. Do not place undue reliance on any forward-looking statements.

We make several assumptions when we describe our financial position which may be incorrect, which may mean we need more capital than we anticipate.

  The following information comprises forward-looking statements:

          .         the information described under "Business--Network
               Development," other than historical information;

          .         the statements in this prospectus regarding the years during which we expect to continue to incur significant operating losses and to generate negative cash flow from operating activities; and

          .         the statements in this prospectus regarding our anticipated capital needs.

  We base these statements upon the following assumptions, among others, and they may be incorrect:

          .         we will not incur any unanticipated costs in the
               construction of our network;

          .         we will be able to compete successfully in each of our
               markets;

          .         demand for our services will meet wireless communications
               industry projections;

          .         our network will satisfy the requirements described in our agreements with AT&T and support the services we expect to provide;

          .         the capacity of our network will be sufficient to meet the level of service reflected in our business plan;

          .         we will be successful in working with AT&T and the other
               SunCom companies, as well as with other providers of wireless communications services and roaming partners, to ensure effective marketing of our network and the services we intend to offer;

          .         there will be no change in any governmental regulation or
               the administration of existing governmental regulations that requires a material change in the operation of our business; and

          .         there will be no change in any of our material contracts
               that adversely affects us.

   If one or more of these assumptions is incorrect, our actual business, operations and financial results may differ materially from the expectations, expressed or implied, in the forward-looking statements.

If holders fail to exchange the outstanding notes for the exchange notes, it may weaken the market for the exchange notes, and there may be no market for the remaining outstanding notes.

   To the extent remaining outstanding notes are tendered and accepted in the exchange offer, the trading market for tendered but unaccepted outstanding notes could be adversely affected due to the limited amount of the outstanding notes that are expected to remain outstanding following the exchange offer. Generally, a lower outstanding or trading amount of a security could result in less demand to purchase the security and could result in lower prices for the security. For the same reasons, to the extent that a large amount of the outstanding notes are not tendered or are tendered and not accepted in the exchange offer, the trading market for the exchange notes could be adversely affected. See "The Exchange Offer."

There is no public market for the notes and there are restrictions on the resale of the notes.

  The exchange notes are new securities with no established trading market, and we do not intend to list the exchange notes on any securities exchange. The exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. Chase Securities Inc., one of the initial purchasers of the outstanding notes, is not obligated to make a market in the notes, and may discontinue any market-making activities at any time without notice. In addition, Chase Securities Inc. may limit any market-making activities during the exchange offer and the pendency of the shelf registration statement. A liquid market for the notes may not develop. See "Plan of Distribution."

                                USE OF PROCEEDS

  We will not receive any proceeds from the exchange offer. The net proceeds from the offering of the outstanding notes, after deducting the initial purchasers' discounts and estimated fees and expenses payable by us, were approximately $317.0 million. We intend to use:

     . approximately $317.0 million of remaining net proceeds from the offering of the outstanding notes;

     . approximately $205.3 million of proceeds from sales of our equity securities;

     . approximately $487.6 million of borrowings under our senior credit facilities;

     .  approximately $55.0 million of vendor financing provided by Lucent;
        and

     .  internally generated cash,

to fund:

     .  approximately $555.2 million of capital expenditures;

     . acquisitions of PCS licenses for approximately $123.0 million; and operating losses and other working capital requirements, including debt service and acquisition and financing closing costs, of approximately $386.7 million.

  We also received approximately $148.0 million of PCS licenses and agreements in exchange for our common and preferred stock.

  See "Business--Network Development" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The vendor financing that we repaid with the proceeds from the sale of the outstanding notes consisted of series B junior subordinated notes due 2012 with an interest rate of 10%, increasing by 1.5% per year starting on January 1, 2001. We were required to redeem the Lucent series B notes following a change of control and with any proceeds from offerings of high yield debt in excess of $80 million. See "Our Indebtedness--Vendor Financing."

                                 CAPITALIZATION


  The following table sets forth as of  June 30, 1999,

  (1) our historical capitalization and

  (2) our capitalization giving pro forma effect to the Viper Wireless, Inc. transaction,

derived from our unaudited pro forma balance sheet included elsewhere in this prospectus. This table should be read together with "Selected Historical and Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Consolidated Financial Statements and the notes to our financial statements included elsewhere in this prospectus.


                                                                                           As of June 30,
                                                                                               1999
                                                                                      ------------------------
                                                                                       Actual        Pro Forma
                                                                                      -------        ---------
                                                                                    (dollars in millions)
Cash and cash equivalents................................................             $ 151.4          $ 136.6

Debt:
     Government license obligations (a)..................................             $  17.2          $  17.2
     Senior credit facilities (b)........................................               225.0            225.0
     Senior subordinated notes (c).......................................               334.8            334.8
     Vendor financing (d)................................................                41.7             41.7
                                                                                      -------        ---------
          Total debt.....................................................               618.7            618.7
                                                                                      -------        ---------
Mandatorily redeemable preferred stock (e)...............................               342.4            368.2
     Preferred stock subscriptions receivable and other items (f)........              (103.2)          (129.0)
                                                                                      -------        ---------

          Mandatorily redeemable preferred stock, net....................               239.2            239.2
Stockholders' deficit (g)................................................              (152.6)          (152.6)
                                                                                      -------        ---------

Total capitalization.....................................................             $ 705.3          $ 705.3
                                                                                      =======        =========

______________

(a) This debt is shown on our balance sheet net of discounts of $3.5 million reflecting the below market interest rate on the debt.

(b) Our senior credit facilities provide up to $525.0 million of term loan and revolving credit financing. As of June 30, 1999, we had drawn $225.0 million under our senior credit facilities. See "Our Indebtedness--Senior Credit Facilities."

(c) Represents the gross proceeds of $327.6 million from the sale of 11 5/8% Senior Subordinated Discount Notes due 2009 on April 23, 1999, plus accrued interest of $7.2 million added to the principal of the senior subordinated notes through June 30, 1999.

(d) As of June 30, 1999, the total amount of series A notes outstanding was $41.7 million, including $1.4 million of interest paid-in-kind, plus $0.3 million of additional accrued interest. In connection with the acquisition of licenses and related assets from AT&T in Puerto Rico, Lucent has committed to purchase $15.0 million of additional junior subordinated notes. Lucent has also committed to purchase up to an additional $65.0 million of the notes in connection with our development of new markets. See "Our Indebtedness--Vendor Financing."

(e) Represents mandatorily redeemable preferred stock issued or to be issued to AT&T, Chase Capital Partners, Desai Capital Management Incorporated, Hoak Capital Corporation, J.H. Whitney III, L.P., M/C Partners, Entergy Corporation, Northwood Ventures, LLC, One Liberty Ventures, LLC, Toronto Dominion Capital (USA), Wireless 2000, Digital PCS and stockholders of TeleCorp Holding.

(f) Preferred stock subscriptions receivable and other items is comprised of the following:

                                                                                                As of June 30, 1999
                                                                                        ----------------------------------
                                                                                              Actual          Pro Forma
                                                                                        ----------------------------------
   Deferred Compensation..............................................                  $    (283,827)       $    (283,827)
   Preferred stock subscriptions receivable...........................                   (103,000,531)        (128,763,413)
                                                                                        -------------        -------------
                                                                                        $(103,284,358)       $(129,047,240)
                                                                                        =============        =============

(g) Stockholders' deficit is comprised of the following:

                                                                                                As of  June 30, 1999
                                                                                        ----------------------------------
                                                                                              Actual          Pro Forma
                                                                                        ----------------   ----------------
   Series F preferred stock...........................................                      $         443   $           482
   Common stock.......................................................                              2,206             2,425
   Additional paid-in capital.........................................                            347,432           413,091
   Deferred compensation..............................................                            (13,133)          (13,133)
   Common stock subscriptions receivable..............................                           (190,990)          (256,908)

Accumulated deficit................................................                       (152,775,947)          (152,775,947)
                                                                                         -------------          -------------
                                                                                         $(152,629,989)         $(152,635,804)
                                                                                         =============          =============

     SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The selected historical consolidated financial information presented below as of December 31, 1997, and 1998 and as of June 30, 1999, for the period from inception on July 29, 1996 to December 31, 1996, for the years ended December 31, 1997 and 1998, and for the six months ended June 30, 1998 and 1999, has been derived from our consolidated financial statements and the related notes included elsewhere in this prospectus. The balance sheet data as of December 31, 1996 has been derived from our audited consolidated financial statements not included in this prospectus. The unaudited pro forma balance sheet data as of June 30, 1999, are derived from the unaudited pro forma financial data included elsewhere in this prospectus, and give effect to our Viper Wireless, Inc. transaction, as if it had occurred on June 30, 1999. The selected historical and pro forma data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and notes to the statements and our unaudited pro forma balance sheet and notes to the balance sheet included elsewhere in this prospectus.

                                                      For the period July 29,   For the year ended
                                                        1996 (inception) to        December 31,          For the year ended
                                                        December 31, 1996             1997                  December 31,
                                                           (Predecessor)           (Predecessor)               1998
                                                      -----------------------   ------------------       ------------------
Statements of Operations Data:

     Service revenue.........................         $                     -   $                -       $                -
     Equipment revenue.......................                               -                    -                        -
     Roaming revenue.........................                               -                    -                   29,231
                                                      -----------------------   ------------------       ------------------
     Total revenue...........................                               -                    -                   29,231
                                                      -----------------------   ------------------       ------------------

     Operating expense:
          Cost of revenue....................                               -                    -                        -
          Operations and development.........                               -                    -                9,772,485
          Selling and marketing..............                           9,747              304,062                6,324,666
          General and administrative.........                         515,146            2,637,035               26,239,119
          Depreciation and amortization......                              75               10,625                1,583,864
                                                      -----------------------   ------------------       ------------------
               Total operating expense.......                         524,968            2,951,722               43,920,134
                                                      -----------------------   ------------------       ------------------

               Operating loss................                        (524,968)          (2,951,722)             (43,890,903)

     Other (income) expense:
          Interest expense...................                               -              396,362               11,934,263
          Interest income....................                               -              (12,914)              (4,697,233)
          Other expense......................                               -                    -                   27,347
                                                      -----------------------   ------------------       ------------------
       Net loss..............................                        (524,968)          (3,335,170)             (51,155,280)

      Accretion of mandatorily
      redeemable preferred stock.............                        (288,959)            (725,557)              (8,566,922)
                                                      -----------------------   ------------------       ------------------

                                                      For the  six month               For the  six
                                                         period ended               month period ended
                                                        June 30, 1998                 June 30, 1999
                                                         (unaudited)                   (unaudited)
                                                      -----------------------       ------------------
Statements of Operations Data:

     Service revenue.........................              $                -       $        6,232,355
     Equipment revenue.......................                               -                5,648,966
     Roaming revenue.........................                               -                9,486,916
                                                      -----------------------       ------------------
     Total revenue...........................                               -               21,368,237
                                                      -----------------------       ------------------

     Operating expense:
          Cost of revenue....................                               -               10,106,968
          Operations and development.........                       1,214,372               15,498,104
          Selling and marketing..............                       1,095,361               20,924,712
          General and administrative.........                       6,873,306               22,440,887
          Depreciation and amortization......                                               16,491,374
                                                      -----------------------       ------------------
               Total operating expense.......                       9,279,184               85,462,045
                                                      -----------------------       ------------------

               Operating loss................                      (9,279,184)             (64,093,808)
     Other (income) expense:
          Interest expense...................                         445,204               17,107,514
          Interest income....................                        (140,338)              (3,064,606)
          Other expense......................                           3,818                  146,675
                                                      -----------------------       ------------------
               Net loss......................                      (9,587,868)             (78,283,391)
      Accretion of mandatorily
      redeemable preferred stock.............                        (207,217)              (9,895,700)
                                                      -----------------------       ------------------

Net loss attributable to common equity.......... $    (813,927)    $(4,060,727)   $(59,722,202)   $(9,795,085)  $ (88,179,091)
                                                 =============     ===========    ============    ===========   =============
Other Data:
      Deficiency of earnings to fixed charges(a) $    (524,968)    $(3,466,567)   $(53,210,323)   $(9,966,808)  $ (82,704,453)

                                                                             As of December 31,     As of December
                                                                                  31, 1996             31, 1997
                                                                               (Predecessor)         (Predecessor)
                                                                             -----------------     ----------------
Balance Sheet Data:
     Cash and cash equivalents........................................                $   51,646            $ 2,566,685
     Property and equipment, net......................................                       829              3,609,274
     Personal communications services licenses and microwave
         relocation costs.............................................                         -             10,018,375
     Intangible assets -AT&T Agreements, net..........................                         -                      -
     Total assets.....................................................                 7,574,352             16,294,475
     Total debt.......................................................                   498,750             12,608,395
     Mandatorily redeemable preferred stock...........................                 7,788,959              4,144,340
     Mandatorily redeemable preferred stock, net (b)(c) (d)...........                 7,788,959              4,144,340
     Total stockholders' deficit......................................                $ (811,927)           $(4,873,798)

                                                                            As of December
                                                                              31, 998                 As of June 30, 1999
                                                                           ----------------     -------------------------------
                                                                                                     Actual          Pro Forma
                                                                                                --------------      -----------
Balance Sheet Data:
     Cash and cash equivalents.........................................     $111,732,841         $ 151,437,828    $ 136,621,656
     Property and equipment, net.......................................      197,468,622           320,604,414      320,604,414
     Personal communications services licenses and microwave
         relocation costs..............................................      118,107,256           201,817,136      234,103,136
     Intangible assets -AT&T Agreements, net...........................       26,285,612            42,819,132       42,819,132
     Total assets......................................................      466,644,032           777,474,589      777,474,589
     Total debt........................................................      243,385,066           618,687,300      618,687,300
     Mandatorily redeemable preferred stock............................      240,408,879           342,435,903      368,198,785
     Mandatorily redeemable preferred stock, net (b)(c) (d)............      164,490,706           239,151,545      239,151,545
     Total stockholders' deficit.......................................     $(64,499,968)        $(152,629,989)   $(152,629,989)

________________________

(a) The ratio of earnings to fixed charges is computed by dividing fixed charges into income before taxes plus fixed charges plus amortization of interest capitalized less interest capitalized. Fixed charges includes interest expense, interest capitalized, amortization of debt expense and one-third of rental expense attributable to the interest factor. On this basis, earnings before fixed charges for the period ended December 31, 1996, for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1999 were not adequate to cover fixed charges . In view of the Company's limited operating history and future additional interest and amortization charges due to the new debt issued, the deficiencies of earnings to cover fixed charges should not be considered indicative of future deficiency of earnings.

(b) Net of treasury stock, deferred compensation and preferred stock subscription receivable of $8, $4,111, and $75,914,054 respectively, as of December 31, 1998.

(c) Net of deferred compensation and preferred stock subscription receivable of $283,827 and $103,000,531, respectively, as of June 30, 1999.

(d) Net of deferred compensation and preferred stock subscription receivable of $283,827 and $128,763,413, respectively, as of June 30, 1999 on a pro forma basis.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Overview

History

  TeleCorp Holding was incorporated on July 29, 1996 to participate in the FCC's auction of PCS licenses in April 1997 as a designated entity and very small business, as defined by the FCC. TeleCorp Holding obtained PCS licenses in the New Orleans, Memphis, Beaumont and Little Rock basic trading areas as well as other licenses that were subsequently transferred to unrelated entities. The FCC has divided the country into major trading areas, which are each further subdivided into basic trading areas for purposes of PCS licensing.

  We were incorporated on November 14, 1997 by the controlling stockholders of TeleCorp Holding. In January 1998, we entered into a venture with AT&T under which AT&T contributed PCS licenses to us in exchange for an equity interest in us and sold additional PCS licenses to us for $21.0 million. In July 1998, we received final FCC approval for the venture and, in connection with the completion of the venture, we entered into exclusivity, licensing, roaming and long distance agreements. We are AT&T's exclusive provider of facilities-based mobile wireless communications services in our licensed markets and we use the AT&T brand name and logo together with the SunCom name and logo, giving equal emphasis to each. In addition, TeleCorp Holding became our wholly owned subsidiary.

  In the first quarter of 1999, we commenced commercial operations in each of our major mainland U.S. markets, after having launched our New Orleans market for roaming services in late December 1998. We launched our service in our Puerto Rico markets on June 30, 1999. Accordingly, for periods prior to 1999 we were a development stage company.

  We acquired licenses covering the Baton Rouge, Houma, Hammond and Lafayette, Louisiana basic trading areas from Digital PCS, for $2.3 million of our common and preferred stock and the assumption of $4.1 million of debt owed to the U.S. government related to these licenses. This debt is shown on our balance sheet net of a discount of $1.1 million reflecting the below market interest rate on the debt. We also acquired a license and related assets covering the San Juan major trading area from AT&T. On May 24, 1999, we sold to AT&T $40.0 million of our preferred stock. On May 25, 1999, we purchased the license and related assets from AT&T for $96.0 million in cash. In addition, we reimbursed AT&T $3.2 million for microwave relocation and $0.5 million for other expenses it incurred in connection with such acquisition. Microwave relocation entails transferring business and public safety agencies from radio airwaves that overlap with the portion of the airwaves covered by our licenses to other portions of the airwaves. In addition, we acquired licenses covering the Alexandria, Lake Charles and Monroe, Louisiana basic trading areas from Wireless 2000, for approximately $0.4 million of common and preferred stock, the assumption of $7.4 million of debt owed to the U.S. government related to these licenses, $0.2 million in cash in connection with microwave relocation and $0.4 million in reimbursement of interest paid on government debt related to the license. The U.S. government debt is shown on our balance sheet net of a discount of $1.3 million reflecting the below market interest rate on the debt.

  We participated in the FCC's reauction of licenses for additional access to selected airwaves through Viper Wireless. On April 20, 1999, the FCC announced that Viper Wireless was the high bidder for additional spectrum in New Orleans, Houma and Alexandria, Louisiana, San Juan, Puerto Rico, Jackson, Tennessee and Beaumont, Texas. The FCC has granted us all of these licenses.

Viper Wireless filed an opposition to the petition on June 15, 1999.
At present, TeleCorp Holding owns 85% of Viper Wireless, and Mr. Vento and Mr. Sullivan together own the remaining 15%. Mr. Vento and Mr. Sullivan together have voting control over Viper Wireless. AT&T and some of our cash equity investors have committed an aggregate of up to $32.3 million in exchange for additional shares of our preferred and common stock in connection with the Viper Wireless transaction.

  From time to time, we may enter into discussions regarding the acquisition of other licenses, including swapping our licenses for those of other license holders.

Pricing trends

  It appears that the wireless industry is experiencing a general trend towards offering rate plans containing larger buckets of minutes and lower handset pricing. This is expected to result in decreases in gross average revenue per user and gross revenue per minute.


  We have autonomy in determining our pricing plans. We have developed our pricing plans to be competitive and to emphasize the advantages of our offerings. We may discount our pricing in order to obtain customers or in response to downward pricing in the market for wireless commmunications services.

Revenue

  We derive our revenue from:

       .       Service. We sell wireless PCS. The various types of service revenue associated with wireless communications service for our subscribers include monthly recurring charges and monthly non-recurring airtime charges for local, long distance and roaming airtime used in excess of pre-subscribed usage. Our customers' roaming charges are rate plan dependent, based on the number of pooled minutes included in their plans. Service revenue also includes monthly non-recurring airtime usage associated with our prepaid subscribers and non-recurring activation and de-activation service charges.

       .       Equipment. We sell wireless personal communications handsets and accessories that are used by our customers in connection with our wireless services.

       .       Roaming. We charge monthly non-recurring fees to other wireless companies whose customers use our network facilities to place and receive wireless services.


  It is expected that as our customer base grows, there will be a significant change in our gross revenue mix. As a result, service revenue is expected to increase while roaming revenues and equipment sales are expected to decrease, as a percent of gross revenue. Roaming minutes on our network are expected to increase as AT&T and other carriers increase the number of subscribers on their networks. It is expected that reciprocal roaming rates charged between us and other carriers will decrease.

Cost of Revenue

  Equipment. We purchase personal communications handsets and accessories from third party vendors to resell to our customers for use in connection with our services. Equipment cost of revenue for phone handsets will continue to approximate equipment revenue. The cost of handsets is inherently higher than the resale price to the customer. We record the excess cost as a sales and marketing operational expense. We do not manufacture any of this equipment.

  Roaming Fees. We pay fees to other wireless communications companies based on airtime usage of our customers on other communications networks. It is expected that reciprocal roaming rates charged between us and other carriers will decrease. We do not have any significant minimum purchase requirements.

  Clearinghouse Fees. We pay fees to an independent clearinghouse for processing our call data records and performing monthly inter-carrier financial settlements for all charges that we pay to other wireless companies when our customers use their network, and that other wireless companies pay to us when their customers use our network. We do not have any significant minimum purchase requirements. These fees are based on the number of transactions processed in a month.

  Variable Interconnect. We pay monthly non-recurring charges associated with the connection of our network with other carriers' networks. These fees are based on minutes of use by our customers. This is known as interconnection. We do not have any significant minimum purchase requirements.

  Variable Long Distance. We pay monthly non-recurring usage charges to other communications companies for long distance service provided to our customers. These variable charges are based on our subscribers' usage, applied at pre-negotiated rates with the other carriers. We do not have any significant minimum purchase requirements.

Operating Expense

  Operations and development. Our operations and development expense includes all employee-based charges, including engineering operations and support, field technicians, network implementation support, product development, and engineering management. This expense also includes monthly recurring charges directly associated with the maintenance of network facilities and equipment. Operations and development expense is expected to increase as we expand our coverage and add subscribers. In future periods, we expect that this expense will decrease as a percentage of gross revenues.

  Selling and marketing. Our selling and marketing expense includes all employee based charges, including brand management, external communications, retail distribution, sales training, direct, indirect, third party and telemarketing support. In addition to employee based charges, we also record the excess cost of handsets over the resale price as a cost of selling and marketing. We distribute our products and services through direct and indirect sales efforts, agents and telemarketing. Our direct sales and marketing efforts focus on attracting and retaining small, medium and large business customers in our target markets. We sell through company owned retail stores, indirect sales partners, third party agents and parties that purchase and resell PCS from carriers to the public in an effort to efficiently increase our consumer based subscribers. Selling and marketing expense is expected to increase as we expand our coverage and add subscribers. In future periods, we expect that this expense will decrease as a percentage of gross revenues.

  General and administrative.   Our general and administrative expense includes
all employee based charges, including customer support, billing, information technology, finance, accounting and legal services. Functions such as customer support, billing, finance, accounting and legal services are likely to remain centralized in order to achieve economies of scale. Although we expect general and administrative expense to increase slightly, in future periods, we expect this expense will decrease significantly as a percentage of gross revenues.

  Depreciation and amortization.   Depreciation of property and equipment is
computed using the straight-line method, generally over three to ten years, based upon estimated useful lives. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the term of the lease. Network development costs incurred to ready our network for use are capitalized. Amortization of network development costs begins when the network equipment is ready for its intended use and will be amortized over its estimated useful life ranging from five to ten years. We began amortizing the cost of the PCS licenses, microwave relocation costs, and capitalized interest in March 1999, when PCS services commenced in certain basic trading areas. Amortization is calculated using the straight-line method over 40 years. The AT&T agreements are amortized on a straight-line basis over the related contractual terms, which range from three to ten years. Amortization on the AT&T exclusivity agreement long distance agreement and the intercarrier roamer services agreement began once wireless services were available to its customers. Amortization of the network membership license agreement began on July 17, 1998, the date of the finalization of the AT&T transaction.

  Capital expenditures. Our principal capital requirements for deployment of our wireless network include installation of equipment and, to a lesser extent, site development work.

  Interest Income (Expense). Interest income is earned primarily on our cash and cash equivalents. Interest expense through June 30, 1999 consists of interest due on our senior credit facilities, vendor financing, and debt owed to the U.S. government related to our licenses. Interest payable on the lucent series A notes and the lucent series B notes on or prior to May 11, 2004 shall be payable in additional series A and series B notes. Thereafter, interest shall be paid in arrears in cash on each six month and yearly anniversary of the series A and series B closing date or, if cash interest payments are prohibited under the senior credit facilities or a qualifying high yield debt offering, in additional series A and series B notes. The U.S. government financing receives quarterly interest payments which commenced in July 1998 and continued for one year thereafter, then quarterly principal and interest payments for the remaining 9 years.

Results of Operations

Six Months ended June 30, 1999 Compared to  Six Months ended June 30, 1998

  For the six months ended June 30, 1999, service revenue was approximately $6.2 million, equipment revenue totaled approximately $5.6 million and roaming revenue was approximately $9.5 million. We began offering wireless services in each of our major markets in the first quarter of 1999 and a large portion of our revenue resulted from servicing AT&T's roaming customers in these markets. We generated no revenue for the six months ended June 30, 1998.

  Cost of revenue, consisting mainly of cost of equipment and fees paid to other wireless companies when our customers use their networks, for the six months ended June 30, 1999 was approximately $10.1 million. We did not generate any cost for the six months ended June 30, 1998.

  Operations and development expense for the six months ended June 30, 1999 was approximately $15.5 million, as compared to approximately $1.2 million for the six months ended June 30, 1998. This expense was primarily related to the engineering and operating staff required to implement and operate our network. The increase in operations and development expense is mainly due to the commercial launch of our networks during the first half of 1999, primarily for expenses related to engineering and operating staff.

  Selling and marketing expense for the six months ended June 30, 1999 was approximately $20.9 million, as compared to approximately $1.1 million for the six months ended June 30, 1998. This increase was due to salary and benefits for sales and marketing staff, as well as market research. The increase in sales and marketing expense is mainly due to beginning services in our domestic markets during the six months ended June 30, 1999.

  General and administrative expense for the six months ended June 30, 1999 was approximately $22.4 million, as compared to approximately $6.9 million for the six months ended June 30, 1998. The increase was due to the development and growth of infrastructure and staffing related to information technology, customer care and other administrative functions incurred in conjunction with the commercial launch of our markets during the six months ended June 30, 1999.

  Depreciation and amortization expense for the six months ended June 30, 1999 was approximately $16.5 million, as compared to approximately $96,000 for the six months ended June 30, 1998. This increase was due to our commencing our wireless network resulting in the depreciation of our fixed assets, as well as the initiation of amortization on PCS licenses and AT&T agreements.

  Interest expense, net of interest income, for the six months ended June 30, 1999 was approximately $14.0 million, as compared to approximately $305,000 for the six months ended June 30, 1998. This increase in interest expenses was related to borrowings under our senior credit facilities of $225.0 million and the issuance of $60.0 million aggregate principal amount of notes under the vendor financing provided by Lucent.

Year ended December 31, 1998 Compared to Year ended December 31, 1997

  Revenue for the year ended December 31, 1998 was $29,231. This revenue resulted from servicing AT&T's roaming customers in our Louisiana markets. We began offering wireless services in each of our major markets in the first quarter of 1999. We generated no revenue for the year ended 1997.

  Operations and development expense for the year ended December 31, 1998 was approximately $9.8 million. This expense was primarily related to an increase in engineering and operating staff devoted to the implementation of future operations of our network. There was no operations and development expense for the year ended December 31, 1997.

  Selling and marketing expenses for the year ended December 31, 1998 was approximately $6.3 million, as compared to approximately $0.3 million for the year ended December 31, 1997. This increase was due to salary and benefits for sales and marketing staff as well as market research. The year-over-year increase was due to the increase in corporate and regional sales and marketing staff in order to prepare for domestic market launches in the first quarter of 1999.

  General and administrative expense for the year ended December 31, 1998 was approximately $26.2 million, as compared to approximately $2.6 million for the year ended December 31, 1997. The year-over-year increase was due to the development and growth of infrastructure and staffing related to information technology, customer care and other administrative functions incurred in the preparation for commercial launch of our markets in the first quarter of 1999.

  Depreciation and amortization expense for the year ended December 31, 1998 was approximately $1.6 million, as compared to approximately $11,000 for the year ended December 31, 1997. This expense was related to depreciation of furniture, fixtures and office equipment, as well as the initiation of amortization on AT&T agreements.

  Interest expense, net of interest income, for the year ended December 31, 1998 was approximately $7.2 million, as compared to approximately $0.4 million for the year ended December 31, 1997. This interest expense was related to notes payable to shareholders and affiliates. This increase in interest expense was related to borrowings under the senior credit facilities of $225.0 million and the issuance of $10.0 million aggregate principal amount of notes under the vendor financing provided by Lucent.

From July 29, 1996 (inception) to December 31, 1996

  Selling and marketing expense and general and administrative expense for the period from July 29, 1996 (inception) to December 31, 1996 was approximately $0.5 million, which were associated with salary, benefits and expenses of administrative personnel, as well as legal and other costs associated with the formation of TeleCorp.

Liquidity and Capital Resources

  Since inception, our activities have consisted principally of:

          .  hiring a management team;

          .  raising capital;

          .  negotiating strategic business relationships;

          .  planning and participating in the  PCS auction;

          .  initiating research and development;

          .  conducting market research; and

          .  developing our wireless services offering and network.

  We have been relying on the proceeds from borrowings and issuances of capital stock, rather than revenues, for our primary sources of cash flow. We began commercial operations in December 1998 and began earning recurring revenues by the end of the first quarter of 1999.

  Cash and cash equivalents totaled $151.4 million at June 30, 1999, as compared to $111.7 million at December 31, 1998. This increase was the result of incoming cash provided by financing activities of $407.6 million, offset by $49.5 million of cash used in operating activities and $318.4 million of cash used in network development and investing activities.

  During the six months ended June 30,1999, we increased long-term debt , net of accrued interest, by $357.6 million and received $64.2 million of preferred stock proceeds and receipt of preferred stock subscriptions receivable. Cash outlays for capital expenditures required to develop and construct our network totaled $203.2 million and we were required to deposit $28.9 million with the FCC for PCS licenses during the six months ended June 30, 1999. Cash used in operating activities of $49.5 million for the six months ended June 30, 1999 resulted from a net loss of $78.3 million that was partially offset by non-cash charges of $26.1 million and changes in assets and liabilities of $2.7 million.

  From inception through June 1998, our primary source of financing was notes issued to our stockholders. In July 1996, we issued $0.5 million of subordinated promissory notes totalling $2.8 million to our stockholders. We converted these notes into 50 shares of our series A preferred stock in April 1997. In December 1997, we issued various promissory notes to our stockholders. We converted these notes into mandatorily redeemable preferred stock in July 1998. From January 1 to June 30, 1998, we borrowed approximately $22.5 million in the form of promissory notes to existing and prospective stockholders to satisfy working capital needs. We converted these notes into our equity in July 1998 in connection with the completion of the venture with AT&T.


From inception through July 1999 we have issued 97,473 shares of series A preferred stock, 198,080 shares of series C preferred stock, 47,175 shares of series D preferred stock, 24,906 shares of series E preferred stock, 46,020 shares of series F preferred stock, 226,271 shares of class A common stock, 919 shares of class C common stock, 2755 shares of class D common stock; and 10 shares of voting preference stock. The issuances have been in connection with capital infusions as well as with acquisition of licenses and other assets by the company, as described below. The primary recipients of these shares were CB Capital Investors, L.P; Equity-Linked Investors-II; Hoak Communications Partners, L.P; Media/Communications Partners; AT&T Wireless PCS, Inc; TWR Cellular, Inc; as well as Gerald Vento and Thomas Sullivan and other management. See "Securities Ownership of Beneficial Owners and Management."


  Our preferred stock is convertible into shares of our common stock at various times and following various events as follows:

     . our series A preferred stock is convertible into shares of our class A common stock after July 17, 2006;

     . our series C and series E preferred stock are convertible into shares of our class A common stock upon an initial public offering of our capital stock;

     . our series D preferred stock automatically converts into shares of our class A common stock upon an initial public offering of our capital stock into shares of our senior common stock which in turn is convertible into shares of our class A or class B common stock; and

     . our series F preferred stock is convertible at any time into shares of our class A common stock.

  We may redeem:

     . shares of our series A preferred stock after the tenth anniversary of its issuance; and

     . shares of our series B, series C and series D preferred stock at any time;

  at the liquidation preference for the shares being redeemed.

  The holders of our series A, series B, series C, series D and series E preferred stock have the right to require us to redeem their shares after the twentieth anniversary of their issuance time at the liquidation preference for the shares being redeemed.

  The classes and series of our capital stock also have varied voting rights, rankings, dividends rights and liquidation preferences which are fully described under "Description of Capital Stock."

  In connection with completion of the venture with AT&T, we received unconditional and irrevocable equity commitments from our stockholders in the aggregate amount of $128.0 million in return for the issuance of preferred and common stock. As of June 30, 1999, approximately $55.5 million of the equity commitments had been funded. The remaining equity commitments will be funded in an installment of $36.3 million in July 2000 and $36.2 million in July
2001.

  We received additional irrevocable equity commitments from our stockholders in the aggregate amount of $5.0 million in return for the issuance of preferred and common stock in connection with the Digital PCS acquisition. Our stockholders funded $2.2 million of these equity commitments on April 30, 1999, and will fund $1.4 million in each of July 2000 and July 2001.

  We have received additional irrevocable equity commitments from our stockholders in the aggregate amount of approximately $40.0 million in return for the issuance of preferred and common stock in connection with the Puerto Rico acquisition. We received $12.0 million of these commitments on May 24, 1999, and $6.0 million will be funded in December 1999 and $11.0 million will be funded on each of May 24, 2000 and May 24, 2001.


  We also received irrevocable equity commitments from our stockholders in the amount of approximately $32.3 million in connection with Viper Wireless' participation in the FCC's reauction of PCS licenses. We received approximately $6.5 million of these equity commitments on May 14, 1999 and approximately $11.0 million on July 15, 1999, and we expect to receive the remaining approximately $14.8 million on September 29, 1999. In the aggregate, we have obtained $205.3 million of equity commitments.

  In July 1998, we entered into senior credit facilities with a group of lenders for an aggregate amount of $525.0 million. Our senior credit facilities provide for:

     .    a $150.0 million senior secured term loan that matures in January
        2007,

     .    a $225.0 million senior secured term loan that matures in January
        2008,

     .    a $150.0 million senior secured revolving credit facility that matures in January 2007, and

     .    an uncommitted $75.0 million senior secured term loan in the form of an expansion facility.

  We must repay the term loans in quarterly installments, beginning in September 2002, and the commitments to make loans under the revolving credit facility are automatically and permanently reduced beginning in April 2005. As of June 30, 1999, $225.0 million had been drawn under the senior credit facilities. See "Our Indebtedness--Senior Credit Facilities."


  In May 1998, we entered into a vendor procurement contract with Lucent, under which we agreed to purchase radio, call connecting and related equipment and services for the development of our network. Lucent agreed to provide us with $80.0 million of junior subordinated vendor financing. This $80.0 million consisted of $40.0 million aggregate principal amount of increasing rate Lucent series A notes due 2012 and $40.0 million aggregate principal amount of increasing rate Lucent series B notes due 2012.

  As of June 30, 1999, we had outstanding approximately $41.7 million of the Lucent series A notes, including $1.6 million of Lucent series A notes issued as payment in kind, plus $0.1 million of additional accrued interest. The $41.7 million principal amount of Lucent series A notes is subject to mandatory prepayment on a dollar for dollar basis out of the proceeds of future equity offerings in excess of $130.0 million.

  Lucent has agreed to make available up to an additional $80.0 million of junior subordinated vendor financing in amounts of up to 30% of the value of equipment, software and services provided by Lucent in connection with any additional markets we acquire. Any notes purchased under this facility would be divided equally between Lucent series A and series B notes. As a result of the markets acquired in connection with the Puerto Rico acquisition, we have $15.0 million of availability under this facility, consisting of $7.5 million of Lucent series A notes and $7.5 million of Lucent series B notes. The terms of these Lucent series A and series B notes are identical to the terms of the original Lucent series A and series B notes, with the exception of their maturities. These notes will mature 6 months after the maturity of the notes. In the event we acquire any new markets, we would have up to an additional $65.0 million available to us under this facility. See "Our Indebtedness--Vendor Financing."

Below is a table of capital commitment to us:

     -----------------------------------------------------
     Capital commitments                        Amount
     -----------------------------------------------------
                                             (in millions)
     -----------------------------------------------------
     Senior credit facility                   $  525.0
     -----------------------------------------------------
     Senior subordinated discount notes          327.6
     -----------------------------------------------------
     Cash equity                                 205.3
     -----------------------------------------------------
     Non-cash equity                             148.0
     -----------------------------------------------------
     Vendor financing                             80.0
     -----------------------------------------------------
                                              $1,285.9
     -----------------------------------------------------


  The notes represent a large portion of our capital resources which do not have required scheduled payments of principal or interest for five years from their issue date. Accordingly, they represent a significant source of our liquidity without creating a capital requirement in the near term.

  As of June 30, 1999, we have approximately $20.7 million of debt owed to the U.S. government related to our licenses. This debt is shown on our balance sheet at $17.2 million net of discounts of $3.5 million reflecting the below market interest rates on the debt. As of June 30, 1999, we owe the U.S. government $9.2 million less a discount of $1.1 million, for the acquisition of PCS licenses in New Orleans, Memphis, Beaumont and Little Rock obtained during the 1997 auction. The terms of the notes include: an interest rate of 6.25%, quarter interest payments which commenced in July 1998 and continue for the one year thereafter, then quarterly principal and interest payments for the remaining 9 years. The promissory notes are collateralized by the underlying PCS licenses.

  As of June 30, 1999, we have approximately $8.2 million of liabilities for microwave relocation obligations. Approximately $5.7 million will be paid within the next year, and the remaining $2.5 million will be paid in the following year. We do not expect to incur significant additional microwave relocation costs for our existing markets. During the six months ended June 30, 1999, we completed the acquisition of additional PCS licenses from Digital PCS, Inc. and Wireless 2000, Inc. As part of these acquisitions, we assumed additional U.S. government financing with the FCC amounting to $11.5 million, less a discount of $2.4 million. The terms of the notes include an interest rate of 6.125% for notes assumed from Digital PCS, Inc. and 7.00% for notes assumed from Wireless 2000, Inc., quarterly interest payments for a two-year period and then quarterly principal and interest pa yments for the remaining eight years.

  In May 1998, we entered into a vendor procurement contract with Lucent under which we will purchase up to $285.0 million of radio, call connecting and related equipment and services for the development of our wireless communications network. Through June 30, 1999, we have purchased approximately $130.9 million of equipment and services from Lucent.

  We have operating leases primarily related to retail store locations, distribution outlets, office space and rent for our network development. The terms of some of the leases include a reduction of rental payments and scheduled rent increases at specified intervals during the term of the leases. We are recognizing rent expense on a straight-line basis over the life of the lease, which establishes deferred rent on the balance sheet. As of December 31, 1998, the aggregate minimum rental commitments under non-cancelable operating leases are as follow:

               1999                     $10,755,694
               2000                      10,752,666
               2001                      10,507,474
               2002                      10,369,758
               2003                       8,520,560
               Thereafter                23,139,323
                                        -----------
                    Total               $74,045,475
                                        ===========


  Rental expense, which is recorded ratably over the lease terms, was approximately $2,000, $157,000, and $3.2 million for the period ended December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

  We have entered into a series of agreements for software licenses, consulting, transition support and maintenance with various vendors. The total future commitments under the agreements is approximately $6.0 million as of December 31, 1998.

  We have entered into letters of credit to facilitate local business activities. We are liable under the letters of credit for nonperformance of certain criteria under the individual contracts. The total amount of outstanding letters of credit was $1.4 million at December 31, 1998. The outstanding letters of credit reduce the amount available to be drawn under our senior credit facility.

  From inception through December 31, 1998, cash outlays for capital expenditures were approximately $108.7 million. The continued construction of our network and the marketing and distribution of wireless communications products and services will require substantial additional capital. We will incur significant amounts of debt to implement our business plan and will be highly leveraged. We estimate that our total capital requirements from our inception until December 31, 2002 will be approximately $1.2 billion. These requirements include:

       .  license acquisition costs;

       .  capital expenditures for network construction;

       .  operating cash flow losses and other working capital costs;

       .  debt service; and

       .  closing fees and expenses.

  Capital expenditures from inception to June 30, 1999 were approximately $311.9 million. We estimate that capital expenditures will total approximately $285.0 million for the year ended December 31, 1999.

  Our continuing network development will concentrate on launching service in additional markets within our licensed areas, filling in gaps in areas within our existing markets and expanding the coverage of our existing markets to outlying areas. Our development plan is geared to meet or exceed the requirements imposed by the FCC rules governing our licenses and our agreements with AT&T. The FCC requirements focus on percentage of population covered by a license, while the AT&T requirements also impose requirements to cover specific markets by set dates. The AT&T requirements mandated that by July 17, 1999, we covered at least 20% of our licensed population in the mainland United States and had coverage in the core urban and suburban areas of Memphis and New Orleans and specific surrounding areas. We exceeded this requirement. By May 25, 2000, we must cover 30% of our licensed population in Puerto Rico and the U.S. Virgin Islands and have launched in the core urban and suburban cities of the San Juan metropolitan area. By July 17, 2000, we are required to cover 40% of our licensed population in the mainland United States, to have launched in New England, Little Rock and Missouri and enhanced our coverage in other markets. By May 25, 2001 we must cover 40% of our licensed population in Puerto Rico and the U.S. Virgin Islands, to have launched in the secondary cities throughout Puerto Rico and enhanced our coverage in other markets. To date, we comply with all these requirements. The additional development requirements concentrate on expanding coverage to additional secondary cities and connecting highways and filling in gaps in our core urban and suburban coverage and expanding capacity. We are required to cover at least 55% of our licensed population in the mainland United States by July 17, 2001, 70% by July 17, 2002 and 75% by July 17, 2003. We must cover at least 55% of our licensed population in Puerto Rico and the U.S. Virgin Islands by May 25, 2002, 70% by May 25, 2003 and 75% by May 25, 2004. In the event that we are unable to meet the construction and development deadline, AT&T would have the right to terminate the exclusivity provision under the stockholders agreement. See "Business--Government Regulation" and "Certain Relationships and Related Transactions-AT&T Agreements" for a discussion of the FCC and AT&T requirements.

  We believe that the capital raised to date, which includes proceeds from the offering of the outstanding notes and the funding of the irrevocable equity commitments from our stockholders will be sufficient to meet our projected capital requirements through December 31, 2002. The network development requirements imposed by our agreements with AT&T create significant capital requirements much of which will be covered by indebtedness we incur. We believe that the capital we have raised to date as well as the other capital resources currently available to us under our senior credit facilities and our committed cash equity will be sufficient to meet our projected capital requirements through December 31, 2002. Our ability to meet our capital requirements is subject to our ability to construct our network and obtain customers in accordance with our plans and assumptions and a number of other risks and uncertainties including those discussed under the heading "Risk Factors." There can be no assurance that the development of our network will be completed as projected or that we will be able to generate positive cash flow. If any of our projections are incorrect, we may not be able to meet our projected capital requirements.

 The agreements we have entered into with AT&T contain requirements regarding the construction of our network. In many instances, these requirements are more stringent than those imposed by the FCC. If we fail to meet AT&T's requirements, AT&T could terminate the exclusivity of our relationship. The construction of the remainder of our network involves risks of unanticipated costs and delays. We will need to timely complete the construction of additional phases of our network to meet AT&T's development requirements. See "Business - Network Development and "Certain Relationships and Related Transactions - AT&T Agreements."

Quantitative and Qualitative Disclosure About Market Risk

  We are not exposed to fluctuations in currency exchange rates since all of our services are invoiced in U.S. dollars. We are exposed to the impact of interest rate changes on our short-term cash investments, consisting of U.S. Treasury obligations and other investments in respect of institutions with the highest credit ratings, all of which have maturities of three months or less. These short term investments carry a degree of interest rate risk. We believe that the impact of a 10% increase or decline in interest rates would not be material to our investment income.

  We use interest rate swaps to hedge the effects of fluctuations in interest rates on our senior credit facilities. These transactions meet the requirements for hedge accounting, including designation and correlation. These interest rate swaps are managed in accordance with our policies and procedures. We do not enter into these transactions for trading purposes. The resulting gains or losses, measured by quoted market prices, are accounted for as part of the transactions being hedged, except that losses not expected to be recovered upon the completion of hedged transactions are expensed. Gains or losses associated with interest rate swaps are computed as the difference between the interest expense per the amount hedged using the fixed rate compared to a floating rate over the term of the swap agreement. As of June 30, 1999, we have entered into six interest rate swap agreements totaling $225.0 million to convert our variable rate debt to fixed rate debt. The interest rate swaps had no material impact on our consolidated financial statements as of and for the year ended December 31, 1998 or the six month period ended June 30, 1999.

Year 2000

  The year-2000 issue is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. Programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations, including an inability to process transactions, send invoices or engage in similar normal business activities. Because we rely on computer hardware and software, telecommunications and related service industries are highly susceptible to the year-2000 issue.

  Over the past two years, as we purchased the various components that comprise our internal information technology systems, we received representations from our vendors that these components were year-2000 compliant. We have begun the process of evaluating our information technology systems to verify the accuracy of the representations made by our vendors. Our costs to date have been immaterial, and we anticipate that our total costs in evaluating our information technology system will not exceed $5.0 million, including costs to build the necessary redundancy into our systems. We expect to complete this evaluation by the end of the third quarter of 1999.

  Our non-information technology systems may also be susceptible to the year-2000 issues. In particular, our network equipment that connects calls contains embedded components that are date sensitive. We have received assurances from Lucent that all of our network hardware purchased from them is year-2000 compliant.

  We also depend upon the ability of AT&T, AT&T's roaming partners and Electronic Data Systems to ensure that their software and equipment are year-2000 compliant. We rely on AT&T to provide our customers with over-the-air activation and roaming. We rely on Electronic Data Systems to provide clearinghouse services.

  Although our systems will be year-2000 compliant on a timely basis, there can be no guarantee that the systems of third parties will be year-2000 compliant on a timely basis or that their systems will be compatible with our systems. The greatest risk to our ability to provide communications services is the failure of our third party service providers to be year-2000 compliant, especially those third party service providers that provide local access and some of the billing systems upon which our long distance communications service relies. In the event one of our third parties is not year-2000 compliant and their noncompliance affects us, we believe that this effect will cause only a temporary disruption, if at all, of our service. Thus, although we cannot estimate the material lost revenue due to this worst case scenario, we do not believe that such losses, if any, will be significant.

                                   BUSINESS

  We intend to become a leading provider of wireless communications services in targeted markets in the south-central and northeast United States and in Puerto Rico. We are the exclusive provider of PCS for AT&T in our markets. We were founded in 1996 by Gerald T. Vento, Thomas H. Sullivan and private equity investors to acquire strategic PCS licenses. In 1998, we entered into a venture with AT&T in which AT&T contributed PCS licenses to us in exchange for an equity interest in our company. In addition, we have the right to use the AT&T brand name and logo together with our own brand name and logo, giving equal emphasis to each. We are AT&T's preferred roaming partner in our markets and receive preferred long distance rates from AT&T.

  Our PCS licenses cover a population of approximately 16.0 million, including those in the major population centers of:

       .  New Orleans and Baton Rouge, Louisiana;

       .  Memphis, Tennessee;

       .  Little Rock, Arkansas;

       .  Manchester, Concord and Nashua, New Hampshire;

       .  Worcester, Massachusetts, and San Juan, Puerto Rico; and

       . vacation destinations such as Puerto Rico, the U.S. Virgin Islands, Cape Cod and Martha's Vineyard.

  As of August 16, 1999, we had over 50,000 subscribers. Our markets have attractive economic and demographic characteristics and are experiencing strong growth in use of wireless services. These markets, which attract over 24 million visitors per year, are major roaming markets for AT&T's customers.

  We have successfully launched our services in 15 markets, including all of our major markets . In December 1998, we began servicing roaming customers in our Louisiana markets and we carried more than 4.2 million minutes in the first 60 days of operation in those markets. We have a strong distribution presence in our launched markets with 33 company-owned stores and more than 500 retail outlets where customers can buy our services. Additionally, we market our services through business-to-business representatives, telemarketing and the Internet.

  Our goal is to provide our customers with:

       .  simple, easy-to-use wireless services with coverage across the nation;

       .  superior call quality;

       .  personalized customer care; and

       .  competitive pricing

in the markets we serve. We believe that, as an AT&T affiliate, we will attract customers through the national brand and coast-to-coast roaming provided by AT&T and its roaming partners. We have also entered into an agreement with Triton PCS and Tritel Communications, two other companies similarly affiliated with AT&T, to adopt SunCom as a common regional brand that is co-branded with AT&T, giving equal emphasis to each. We and the other SunCom companies are establishing the SunCom brand as a basis for building a strong regional presence with a service area covering a population of approximately 43.0 million.

  Substantially all of our operations are conducted through TeleCorp Communications and its subsidiaries. Mr. Vento and Mr. Sullivan provide supervisory managerial services under a management agreement between TeleCorp Management and us.

Recent Developments

  On April 20, 1999, we completed the acquisition of PCS licenses covering the Baton Rouge, Houma, Hammond and Lafayette, Louisiana basic trading area from Digital PCS. As consideration for these licenses, we issued to Digital PCS $2.3 million of our common and preferred stock, paid Digital PCS approximately $0.3 million in reimbursement of interest paid on U.S. government debt related to the licenses and assumed $4.1 million of debt owed to the U.S. government related to these licenses. This debt is shown on our balance sheet net of a discount of $0.7 million reflecting the below market interest rate on the debt. These licenses cover a population of approximately 1.6 million, including a population of 1.2 million in Baton Rouge and Lafayette covered by licenses we already owned. These licenses also cover areas contiguous to our existing licensed area, including travel corridors, which provide us with opportunities to expand our covered area.

  On May 25, 1999, we completed the acquisition of a PCS license and related assets covering the San Juan major trading area from AT&T. On May 24, 1999, we sold to AT&T $40.0 million of our preferred stock. On May 25, 1999, we purchased the license and related assets from AT&T for $95.0 million in cash. In addition, we reimbursed AT&T $3.2 million for microwave relocation and $1.5 million for other expenses it incurred in connection with the acquisition. This license covers a population of approximately 4.0 million in Puerto Rico and the U.S. Virgin Islands.

  On June 2, 1999, we completed the acquisition of PCS licenses covering the Alexandria, Lake Charles and Monroe, Louisiana basic trading areas from Wireless 2000. As consideration for these licenses, we issued to Wireless 2000 approximately $0.4 million of common and preferred stock, paid Wireless 2000 $0.2 million for its costs for microwave relocation related to the Monroe license, $0.4 million in reimbursement of interest paid on government debt related to the license and assumed $7.4 million of debt owed to the U.S. government related to these licenses. This debt is shown on our balance sheet net of a discount of $1.3 million reflecting the below market interest rate on the debt. These licenses cover a population of approximately 0.8 million. These licenses also cover areas contiguous to our existing licensed area, including travel corridors, which provide us with opportunities to expand our covered area. We have no present intention to develop the markets covered by the Alexandria and Monroe licenses.

  Our agreements with AT&T were extended to cover these markets, except for a portion of the Monroe basic trading area, upon the closing of the Louisiana and Puerto Rico acquisitions.

  From time to time, we may enter into discussions regarding the acquisition of other PCS licenses, including swapping our licenses for those of other PCS license holders.

  We participated in the FCC's reauction of PCS licenses for additional airwaves through Viper Wireless. On April 20, 1999, the FCC announced that the reauction ended, and Viper Wireless was the high bidder for additional airwaves in New Orleans, Houma and Alexandria, Louisiana, San Juan, Puerto Rico, Jackson, Tennessee and Beaumont, Texas. The FCC granted us all of these licenses.

At present, TeleCorp Holding owns 85% of Viper Wireless, and Mr. Vento and
Mr. Sullivan together own the remaining 15%. Mr. Vento and Mr. Sullivan together have voting control over Viper Wireless. On September 13, 1999, we solicited the approval of the FCC for the consolidation of Viper Wireless into us so that TeleCorp Holding will own 100% of Viper Wireless. Any consolidation of Viper Wireless into us will be subject to a final FCC order approving the transaction. AT&T and our cash equity investors have committed an aggregate of up to $32.3 million in exchange for additional shares of our preferred and common stock.

The Wireless Communications Industry

  Wireless communications systems use a variety of radio airwaves to transmit voice and data. The wireless communications industry includes one-way radio applications, such as paging or beeper services, and two-way radio applications, such as PCS, cellular telephone and other technologies. Each application is licensed and operates in a distinct radio airwave block.

  Since the introduction of commercial cellular in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers has increased from an estimated 340,213 at the end of 1985 to over 69 million as of December 31, 1998, according to the Cellular Telecommunications Industry Association, an international association for the wireless industry. Paul Kagan Associates, an independent media and telecommunications association, estimates that the number of wireless users will increase to 142 million by 2003, with PCS users representing nearly 34% of total users, a significant increase over the approximately 11% of total users represented by PCS today. The following chart illustrates the annual growth in U.S. wireless communications customers, who use cellular, PCS or other two-way wireless services through December 31, 1998:

                                                                                        Year Ended December 31,
                                                                   --------------------------------------------------------------
                                                                      1992     1993     1994     1995     1996     1997     1998
Wireless Industry Statistics/1/
Total service revenues (in billions).........................        $  7.8   $ 10.9   $ 14.2   $ 19.0   $ 23.6   $ 27.5   $ 33.1
Wireless subscribers at end of period (in millions)..........          11.0     16.0     24.1     33.8     44.0     55.3     69.2
Subscriber growth............................................          46.0%    45.1%    50.8%    40.0%    30.4%    25.6%    25.1%
Average monthly wireless bill................................        $68.68   $61.48   $56.21   $51.00   $47.70   $42.78   $39.43
Ending penetration...........................................           4.4%     6.2%     9.4     13.0%    16.3%    20.2%    25.0%
Digital subscribers (in millions)............................            --       --       --       --       --       --     18.3


Sources: Cellular Telecommunications Industry Association and Paul Kagan
  Associates.

(1) Reflects domestic commercially operational cellular, PCS and enhanced specialized mobile radio technology providers.

  In the wireless communications industry, there are two principal services licensed by the FCC for transmitting voice and data signals: PCS and cellular. Personal communications services, or PCS, is a term commonly used in the United States to refer to service carried over the 1850 MHz to 1990 MHz portion of the radio airwaves. Megahertz, or MHz, is a method of measuring radio airwaves. Cellular is a term commonly used in the United States to refer to service carried over the 824 MHz to 893 MHz portion of the radio airwaves. Cellular service is the predominant form of wireless voice communications service available. Cellular systems were originally analog-based systems, although digital technology has been introduced in some markets. PCS systems use digital technology. Analog technology currently has several limitations, including lack of privacy and limited capacity. Digital systems convert voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This enhanced capacity, along with improvements in digital signaling, allows digital-based wireless technologies to offer new and enhanced services, such as greater call privacy and robust data transmission features, including mobile office applications like facsimile, e-mail and wireless connections to computer/data networks and including the Internet. See "--Government Regulation" for a discussion of the FCC auction process and allocation of wireless licenses.

Operation of Wireless Communications Systems

  Wireless communications system service areas, whether PCS, cellular or other technologies, are divided into multiple units. Each unit contains a transmitter, a receiver and signaling equipment to transmit wireless signals to individual phones. This equipment is connected by telephone lines or microwave signals to call connection equipment that uses computers to control the operation of the communications system for the entire service area. The call connection equipment site controls the connection of calls and the connection of the wireless network to local telephone systems and long distance carriers. The system controls the transfer of calls from equipment site to equipment site as a subscriber's handset travels, coordinates calls to and from handsets, allocates calls among the network equipment sites within the system and connects calls to the local telephone system or to a long distance telephone carrier. Wireless communications providers must establish agreements with local and long distance carriers that allow them to pass calls, or interconnect, thereby integrating their system with the existing communications system.

  Because the signal strength of a transmission between a handset and a network equipment site declines as the handset moves away from the network equipment site, the wireless network monitors the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the call connection equipment may transfer the call to another network equipment site where the signal strength is stronger. If a handset leaves the service area of a PCS or cellular system, the call is disconnected unless there is a technical connection with the adjacent system. If there is a technical connection with the adjacent system, the customer may roam onto the adjacent system.

  Analog handsets that use the cellular portion of the airwaves are functionally compatible with cellular systems in all markets in the United States. As a result, these handsets may be used wherever a subscriber is located, as long as a cellular system is operational in the area and either the service provider's system covers such area or a roaming arrangement exists with a provider covering the area.

  Although PCS and cellular systems use similar technologies and hardware, they operate on different portions of the airwaves and use different technical and network standards. Use of advanced handsets makes it possible for users of one type of system to roam on a different type of system outside of their service area, and to transfer calls from one type of system to another if the appropriate agreements are in place.

  Currently, PCS systems operate under one of three principal digital signal transmission technological standards that various operators and vendors have proposed for use in PCS systems: TDMA, CDMA or GSM. TDMA and GSM are both time division-based standards but are incompatible with each other and with CDMA. Accordingly, a subscriber of a system that utilizes TDMA technology is unable to use a TDMA handset when travelling in an area not served by TDMA-based PCS operators, unless the subscriber carries a special handset that permits the subscriber to use the analog or digital system on the cellular portion of the airwaves in that area and the appropriate agreements are in place.

  With an advanced handset, a user can place or receive calls using:

     . a PCS system using the technological standard with which the handset is compatible;

     . a digital system on the cellular portion of the airwaves using the corresponding technological standard; or

     .  an analog system on the cellular portion of the airwaves.

  If a PCS system operated by the service provider or covered by a roaming agreement is operating in the area, the call will be placed via this system. If there is no PCS system providing coverage, the call will be placed through a digital system on the cellular portion of the airwaves operating in the area and providing coverage to the user, and if no digital system on the cellular portion of the airwaves is providing coverage, the call will be connected over an analog system that uses the cellular portion of the airwaves providing coverage. These handsets allow for a call in progress to be handed off to an adjacent system, whether the same mode or band or otherwise, without interruption if the appropriate agreements are in place. Prior generations of handsets would cut off the call when the handset left the coverage of one system and would require the customer to place the call again using the adjacent system.

Market Overview

  We hold or will acquire basic trading area licenses within the following eight major trading areas:

Markets                                                                                      1998 Populations       Spectrum
-------                                                                                   --------------------  ----------------
                                                                                              (in thousands)        (in MHz)
New Orleans, Louisiana
     New Orleans...................................................................               1,402               35
     Baton Rouge...................................................................                 676               20
     Lafayette.....................................................................                 531               20
     Lake Charles..................................................................                 279               15
     Houma.........................................................................                 272               25
     Hammond.......................................................................                 107               10
                                                                                          -------------------
          Total....................................................................               3,267
Memphis, Tennessee
     Memphis.......................................................................               1,493               30
     Jackson.......................................................................                 276               35
     Dyersburg.....................................................................                 116               20
     Blytheville, AR...............................................................                  70               20
                                                                                          -------------------
          Total....................................................................               1,955
Little Rock, Arkansas
     Little Rock...................................................................                 926               30
     Fort Smith....................................................................                 312               20
     Fayetteville..................................................................                 291               20
     Jonesboro.....................................................................                 174               20
     Pine Bluff....................................................................                 148               20
     Hot Springs...................................................................                 133               20
     El Dorado.....................................................................                 103               20
     Russellville..................................................................                  95               20
     Harrison......................................................................                  88               20
                                                                                          -------------------
          Total....................................................................               2,270
Boston, Massachusetts
     Worcester, MA.................................................................                 727               20
     Manchester, NH................................................................                 584               20
     Boston, MA (a)................................................................                 383               20
     Hyannis, MA...................................................................                 231               20
                                                                                          -------------------
          Total....................................................................               1,925
San Juan, Puerto Rico
     Puerto Rico/San Juan..........................................................               2,719               35
     Mayaguez Aguadilla............................................................               1,089               20
     Virgin Islands................................................................                 106               20
                                                                                          -------------------
          Total....................................................................               3,914
St. Louis, Missouri
     Springfield (b)...............................................................                 283               20
     Carbondale, IL................................................................                 216               20
     Columbia......................................................................                 209               20
     Cape Giradeau.................................................................                 189               20
     Quincy........................................................................                 181               20
     Jefferson City................................................................                 156               20
     Poplar Bluff..................................................................                 155               20
     Mt. Vernon, IL................................................................                 121               20
     Rolla.........................................................................                  98               20
     West Plains...................................................................                  76               20
     Kirksville....................................................................                  56               20
                                                                                          -------------------
          Total....................................................................               1,740
Houston, Texas
     Beaumont......................................................................                 459               40
                                                                                          -------------------
          Total....................................................................                 459
Louisville, Kentucky
     Evansville, Indiana...........................................................                 518               20
                                                                                          -------------------
          Total....................................................................                 518
                                                                                          ===================
          Total Populations........................................................              16,048

Source: The 1998 PCS Atlas & Databook, Paul Kagan Associates, Inc. 1990 U.S. Census.
(a) Rockingham and Stafford counties only.
(b) Camden, Cedar, Dallas, Douglas, Hickory, Laclede, Polk, Stone, Taney, Texas, Webster and Wright counties only.

In addition, we hold or will hold licenses for the following basic trading
areas     :

     .        Alexandria, Louisiana, which has a population of 209,000;

     .        Monroe, Louisiana, which has a population of 335,000; and

     .        Paducah, Kentucky, which has a population of 231,000.

We do not presently intend to develop markets covered by these additional licenses.

  The average population density of our markets is approximately 38% greater than the national average.

Services and Features

  We provide an array of wireless communications services and features through our network.

  Wireless Calling. Our primary service is wireless calling, featuring advanced handsets, enhanced voice clarity, improved protection from eavesdropping and a broad feature set. Our basic wireless service offering includes caller ID, three-way conference calling, call waiting, voicemail, paging and short-messaging.

  Feature-Rich Handsets. As part of our basic service offering, we provide easy-to-use, interactive menu-driven handsets that can be activated over the air. These handsets primarily feature word prompts and easy-to-use menus rather than numeric codes to operate handset functions. These handsets allow mobile access to Internet services and will have the ability to interact with personal computers.

  Advanced Handsets.   Through the use of handsets that are compatible with
wireless communications systems that operate using digital service on the PCS portion of the airwaves, as well as digital and analog service on the cellular portion of the airwaves, we offer customers coast-to-coast roaming across a variety of wireless networks. These handsets incorporate a roaming database, which can be updated over the air, that controls roaming preferences, typically completing calls using the best available system from both quality and cost perspectives. We offer our customers use of technologically advanced Nokia and Ericsson handsets.

  Extended Battery Life. Our advanced handsets offer significantly extended battery life over earlier technologies, providing up to 14 days of stand-by battery life. Handsets operating on a digital system are capable of "sleep-mode" while turned on but not in use, thus improving efficiency and extending battery life. We expect that this feature will increase usage, especially for incoming calls, as users will be able to leave the phone on for significantly longer periods. The use of these handsets further extends battery life by using a digital system for roaming when in areas covered by digital systems.

  Improved Voice Quality. We believe the version of TDMA we are using offers significantly improved voice quality, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, which results in fewer dropped calls, compared to earlier versions of TDMA.

  Voice Privacy and Call Security. Digital technology is inherently more secure than analog technologies. This security provides increased voice privacy for our customer and enhanced fraud protection.

  Paging and Short-Messaging. Our network has the capability to send and receive pages and short text messages. These services allow customers to use less expensive forms of wireless communications when conversation is not necessary. We offer short-messaging as a bundled service on select packages and as an extra feature available to all customers.

  Pre-Paid Services. We offer our customers the option to subscribe for a pre-paid service which enables them to better monitor and control their usage. Pre-pay customers are able to use services within our licensed areas and to access all of AT&T's wireless network as well as those of its participating roaming partners who have compatible equipment. We provide an expansive feature set to our pre-pay customers, including caller ID and call waiting, and we market the pre-paid services to a broad segment of customers.

  Wireless Services Inside Buildings. As the use of wireless devices becomes more widespread, consumers increasingly are demanding wireless services which extend into office buildings, subways, airports, shopping centers and private homes. We use large numbers of small cell sites to offer corporate users full coverage inside buildings of outside calls and intra-office wireless communications with dialing of office extensions without the need to dial the complete telephone number. In addition, we are working with a number of hardware and software suppliers to develop next generation wireless office services including the use of small cell sites within a building that circumvents the local carrier.

  Data and Internet Services. Because of the quality of digital signal transmission, wireless communications systems are suitable for the transmission of wireless data services such as weather reports, sports summaries, fax services, access to stock quote services, monitoring of alarm systems and remote Internet access.

Marketing Strategy

  Our marketing strategy has been developed on the basis of extensive market research in each of our markets. This research indicates that limited coverage of existing wireless systems, relatively high cost, inconsistent performance and overall confusion about wireless services drive subscriber dissatisfaction and reduce the attractiveness of wireless services for potential new subscribers.
We believe that our affiliation with the AT&T brand name and the distinctive advantages of our TDMA network, combined with simplified, attractive pricing plans, will allow us to capture significant market share from existing analog providers using the cellular portion of the airwaves in our markets and to attract new wireless users. We are focusing our marketing efforts on four primary market segments:

       .   corporate accounts;

       .   current cellular users;

       .   individuals with the intent to purchase a wireless product within six months; and

       .   pre-paid subscribers.

For each segment, we are creating a specific marketing program including a service package, pricing plan and promotional strategy. Management believes that targeted service offerings will increase customer loyalty and satisfaction, reducing customer turnover.

Brand

  We have formed Affiliate License Co. with Triton PCS and Tritel Communications, other companies similarly affiliated with AT&T, to adopt a common regional brand, SunCom. Each of the SunCom companies owns one-third of Affiliate License Co., which owns the SunCom name. We and the other SunCom companies license the SunCom name from Affiliate License Co. for use in each of the company's licensed territories. We market our wireless services as "SunCom, Member of the AT&T Wireless Network" and use the globally recognized AT&T brand name and logo in equal size and prominence with the SunCom brand name and logo. The use of the AT&T brand reinforces an association with reliability and quality.

  We and the other SunCom companies are establishing the SunCom brand as a strong local presence with a service area covering a population of approximately 43.0 million. We enjoy preferred pricing on equipment, handset packaging and distribution by virtue of our affiliation with AT&T and the other SunCom companies. We hope to achieve additional production and packaging economies of scale by working with the other SunCom companies.

  Our agreements with Affiliate License Co. and Triton and Tritel provide for the payment of $325,000 by each of the SunCom companies for the rights to use the SunCom name, and the payment to Triton of those amounts which Triton used to settle certain claims and acquire certain rights to the SunCom name. Triton transferred all rights to the SunCom name to Affiliate License Co. The agreement also provides that the licensees will use the SunCom name only as allowed under their agreements with AT&T and subject to the quality standards in those agreements. The parties agreed to cooperate in enforcing the rights to use the SunCom name. See "Relationships and Related Transactions--AT&T Agreements" and "--Other Related Party Transactions."

Pricing

  Our pricing plans are competitive and straightforward, offering large buckets of minutes, large local calling areas and usage enhancing features. We offer distinctive pricing plans tailored for each of our market segments. One way we differentiate ourselves from existing wireless competitors is through our pricing policies. We offer pricing plans designed to encourage customers to enter into long term service contract plans. We also offer shared minute pools, which are available for businesses and families who have multiple wireless users who want to share the bucket of minutes.

  In May 1998, AT&T introduced "Digital One Rate," a suite of rate plans that has caused a redefinition of the concept of local service area in the U.S. wireless marketplace. These rate plans allow a customer to purchase a large bucket of minutes per month for a low, fixed price, which can be used locally, or practically anywhere in the United States, on AT&T's wireless network and through AT&T's extensive network of roaming agreements. These plans also bundle long distance and roaming charges. Subscribers can make calls to or from most locations in the United States and pay no additional roaming fees or long distance charges. The Digital One Rate and other flat rate plans are also causing a shift in calling patterns in the wireless industry. Although these plans are too new to predict the long-range effect on consumer behavior, it appears that usage, and in particular long distance usage, has risen since the introduction of these plans.

  We offer our customers our national SunRate plans, which allow them to make calls practically anywhere in the United States without paying additional roaming or long distance charges. By contrast, competing flat rate plans generally restrict flat rate usage to the competitors' owned networks. By virtue of our roaming arrangements with AT&T and its roaming partners, we believe we can offer a competitive national rate plan.

  We believe the pre-paid subscriber segment represents a large market opportunity, and we offer pricing plans that will drive growth in this category. Pre-pay plans provide an opportunity for individuals whose credit profiles would not otherwise allow them access to wireless communications to take advantage of our services. In addition, our pre-pay plans provide an attractive alternative for families and business users to control the usage of family members or employees. We offer our pre-paid subscribers the same digital services and features available to other customer segments. Typical pre-pay plans of competitors, by contrast, provide low quality handsets and limited services and features.

Bundling and Affinity Marketing

  We may bundle our wireless communications services with other communications services, including discounted long distance services, through strategic alliances and resale agreements with AT&T and others. We also may offer service options in partnership with local business and affinity marketing groups. Examples of these arrangements include offering wireless services with:

       .  utility services;

       .  banking services;

       .  cable television;

       .  Internet access; or

       .  alarm monitoring services

in conjunction with local information services or AT&T's Personal Network program. These offerings provide the customer access to information, such as account status, weather and traffic reports, stock quotes, sports scores and text messages from any location.

Customer Care

  We are committed to building strong customer relationships by providing customers with service that exceeds expectations. We serve our customers from our state-of-the-art facility in Memphis, Tennessee, which houses our customer service, collections and anti-fraud personnel. Convergys, a leading provider of outsourced call center services, provides backup call center support and bilingual customer service from two facilities in Florida. We have implemented a one call resolution approach to customer service through the use of customer support tools, including access to online reference information. In addition, we emphasize proactive and timely customer service, including welcome packages and anniversary calls. Our Internet site provides our customers with access to new service information, giving us an additional source of contact with our customers. We support our customer service initiatives through employee compensation plans based on subscriber quotas and retention. We use innovative service features to improve customer satisfaction and reduce the cost of service delivery. For example, pre-paid users hear a "whispered" announcement of time remaining in their account before each call, which allows them to control usage and reduces balance inquiries to customer service. We intend to expand our web-based services to include online account specific information that allows customers to check billing, modify service or otherwise manage their accounts.

  We are developing a state-of-the-art data warehouse to provide timely access to critical business information that can be used to provide customers with desired services, such as real-time billing and automated notification of remaining account balances. We also intend to use the data warehouse to cross-link billing, marketing and customer care systems to collect customer profile and usage information. This information provides the tools necessary to increase revenue by analyzing channel and product profitability and reduces customer acquisition costs by more effectively implementing marketing strategies.

Advertising

  We believe that the most successful marketing strategy is to establish a strong local presence in each of our markets. We are directing our media and promotional efforts at the community level with advertisements in local publications and sponsorship of local and regional events. We combine our local efforts with mass market strategies and tactics to build the SunCom and AT&T brands locally. Our media efforts include television, radio, newspaper, magazine, outdoor and Internet advertisements to promote our brand. In addition, we use newspaper and radio advertising and our web page to promote specific product offerings and direct marketing programs for targeted audiences.

Sales and Distribution

  We use a mix of sales and distribution channels, including a network of company stores, nationally recognized retailers, a direct sales force for corporate accounts and direct marketing channels such as telesales, neighborhood sales and online sales. We work with AT&T's sales channels to cooperatively exchange leads and develop new business.

  We are taking advantage of over-the-air activation features intrinsic to digital technology to separate activation of service from the sale of the phone. By separating activation and sale, we are able to ensure that knowledgeable staff is communicating with customers. This allows for better informed customers at the point of activation, with basic training in the use of their handsets and appropriate expectations for their wireless service provider. We believe that having better informed customers will lead to reduced customer turnover. In addition, the separation of activation and sale of handsets reduces the overall cost of the retail sales channel, because retailers have less involvement and, as a result, lower sales commissions.

Company Stores

  We make extensive use of company stores for the distribution and sale of our handsets and services. Management believes that company stores offer a considerable competitive advantage by providing a strong local presence, which is required to achieve high penetration in suburban and rural areas. We also believe that company stores offer one of the lowest customer acquisition costs among our different distribution channels. Sales representatives in company stores receive in-depth training to allow them to explain wireless communications services simply and clearly. Company stores have three different formats:

       .   flagship stores located in the principal retail district in each market;

       .   express stores, a smaller retail format located in secondary markets;
         and

       .   kiosks, deployed to maximize our retail presence in each market and to take advantage of high traffic areas, such as shopping malls and airports.

We have opened 33 company-owned stores.

Retail Outlets

  We have negotiated distribution agreements with national and regional mass merchandisers and consumer electronics retailers, including Circuit City, Cellular Warehouse, Metrocall, Office Depot, Staples, Best Buy and Office Max. In Puerto Rico, we have relationships with Farmacia El Amal, Let's Talk Wireless and Beeper Connections. We currently have over 500 retail outlet locations where customers can purchase our services. We choose these distributors based upon their ability to reach our target customers in our service area. By separating activation and sale of handsets we reduce retailer involvement, which, in conjunction with the desirability of the AT&T name, we believe, attracts retailers to our handsets. In some of these retail store locations, we are implementing a store-within-a-store concept, which uses visual merchandising to leverage the brand awareness created by both SunCom and AT&T advertising.
The ease of distribution of shrink-wrapped handsets appeals to mass merchandisers who have altered their in-store merchandising to reflect the changing wireless marketplace. We support their dedication of valuable floor space to wireless communications products through a local team of retail merchandisers, attention-grabbing point of sale materials and consumer appeal.

Direct Sales

  We focus our direct sales distribution channel on high-revenue, high-profitability corporate users. Our direct corporate sales force consists of dedicated professionals targeting the wireless decision maker within large corporations. We also benefit from AT&T's national corporate accounts sales force. AT&T, in conjunction with us, supports marketing of our services to AT&T's large national accounts located in our service areas. We have formed regional advisory groups as an additional way to interface with corporate customers in our markets. These advisory groups are comprised of local business leaders, who are also wireless users or prospective users, and are designed to provide timely feedback regarding our proposed wireless offerings and establish a customer base prior to launch. See "--Marketing Strategy."

Direct Marketing

  We use direct marketing efforts such as direct mail and telemarketing. These efforts are used to generate leads and stimulate prospects for our telemarketing department. Telesales allow us to maintain low selling costs and to "up sell" additional features or customized services.

Website

  Our web page provides current information about us, our markets and our product offerings. We are also establishing an online store on our website. The web page conveys our marketing message and we expect it will generate customers through online purchasing. We deliver all information that is required to make a purchasing decision at our website. Customers are able to choose rate plans, features, handsets and accessories. The online store will provide a secure environment for transactions, and customers purchasing through the online store will experience a similar business process to that of customers purchasing service through other channels.

Network Development

  We began commercial operations in December 1998 and have launched our services in each of our major markets. Consistent with our strategy, we launched in markets which have attractive characteristics for a high volume of wireless communications usage, including metropolitan "downtown" areas, the surrounding suburbs, well-utilized commuting and travel corridors, and popular leisure and vacation destinations. Immediately upon launch, subscribers had access to coast-to-coast coverage through roaming arrangements with AT&T and its roaming partners, both inside and outside our licensed areas. Within each market, geographic coverage will be based upon changes in wireless communications usage patterns, demographic changes within our licensed areas and our experiences in those markets. We currently provide coverage to approximately 68% of the population of our licensed area. We define coverage to include an entire basic trading area if we have a significantly developed system in that basic trading area.

  We are committed to making the capital investment required to develop a superior network. We intend to invest approximately $50 per covered person for the construction of our network, which we believe will ensure consistent quality performance and result in a high level of customer satisfaction. Our capital investment is designed to provide a highly reliable network as measured by performance factors such as percentage of call completion and number of dropped calls.

  We intend to continue to meet our network development plan by using the expertise of vendors recognized in the industry for providing high quality services. Lucent is providing the necessary radio, call connecting and related equipment for construction of our network. In addition, a number of other experienced wireless vendors are assisting us in deploying our network.

  Our continuing network development will concentrate on launching service in additional markets within our licensed areas, filling in gaps in areas within our existing markets and expanding the coverage of our existing markets to outlying areas. Our development plan is geared to meet or exceed the requirements imposed by the FCC rules governing our licenses and our agreements with AT&T. The FCC requirements focus on percentage of population covered by a license, while the AT&T requirements also impose requirements to cover specific markets by set dates. The AT&T requirements mandated that by July 17, 1999, we covered at least 20% of our licensed population in the mainland United States and had coverage in the core urban and suburban areas of Memphis and New Orleans and specified surrounding areas. We exceeded this requirement. By May 25, 2000, we must cover 30% of our licensed population in Puerto Rico and the U.S. Virgin Islands and have launched in the core urban and suburban cities of the San Juan metropolitan area. By July 17, 2000, we are required to cover 40% of our licensed population in the mainland United States, to have launched in New England, Little Rock and Missouri and enhanced our coverage in other markets.
By May 25, 2001, we must cover 40% of our licensed population in Puerto Rico and the U.S. Virgin Islands, to have launched in the secondary cities throughout Puerto Rico and enhanced our coverage in other markets. To date, we comply with all these requirements. The additional development requirements concentrate on expanding coverage to additional secondary cities and connecting highways and filling in gaps in our core urban and suburban coverage and expanding capacity. We are required to cover at least 55% of our licensed population in the mainland United States by July 17, 2001, 70% by July 17, 2002 and 75% by July 17, 2003. We must cover at least 55% of our licensed population in Puerto Rico and the U.S. Virgin Islands by May 25, 2002, 70% by May 25, 2003 and 75% by May 25, 2004. In the event that we are unable to meet the construction and development deadline, AT&T would have the right to terminate the exclusivity provisions under the stockholders agreement. See "--Government Regulation" and "Certain Relationships and Related Transactions-AT&T Agreements" for a discussion of the FCC and AT&T requirements.

  The network development requirements imposed by our agreements with AT&T create significant capital requirements much of which will be covered by indebtedness we incur. We believe that the capital we have raised to date as well as the other capital resources currently available to us under our senior credit facilities and our committed cash equity will be sufficient to meet our projected capital requirements through December 31, 2002.

  We have entered into an agreement with Lucent to purchase up to $285 million of equipment, software and services for the development of our network. We pay Lucent for equipment and software at Lucent's list prices less a discount based on the return of the items purchased. Lucent has agreed to provide specified technical support at no cost, and to provide us with incentive discount bonuses upon our completing markets. The agreement provides for cooperative marketing of our services. Lucent has agreed that the prices we pay and payment terms for equipment, software and services will be no less favorable than those offered by Lucent to any other affiliate of AT&T purchasing similar volumes. We have the right to terminate the agreement at any time subject to paying for materials already shipped. Lucent may terminate the agreement sixty days following our material breach. The agreement contains indemnities and limitations on liabilities for specific damages. Lucent provides us with warranties on products they produce for specified periods of between 12 and 60 months. Lucent has agreed to provide us with vendor financing. See "Our Indebtedness - Vendor Financing."

Handsets

  We purchase our handsets from Nokia and Ericsson at preferred prices through our affiliation with AT&T and the other SunCom companies. Under a letter dated April 6, 1999, Nokia has agreed to give us the same prices and marketing and technical support as it gives AT&T because of our affiliation with AT&T. We also have entered into an arrangement with Brightpoint, a leading distributor for the wireless industry, for the packaging and distribution of our handsets.

Network Construction

  We have leased over 640 cell sites, including 149 that will be developed in later phases of construction of our network, and we operate five sites containing call connection equipment in four locations. We designed our network to allow us to use existing sites, which minimizes the construction of new towers and significantly reduces our need to obtain zoning approvals. Under an agreement dated February 27, 1998, as amended, we have contracted Entel to help us analyze some of our potential cell and tower sites and manage their construction, with respect to zoning and other regulations.

Network Operations

  We maintain a state-of-the-art network operations center and, to ensure continuous monitoring and maintenance of our network, we have a disaster recovery plan. The effective operation of our network requires:

       .    connection agreements and agreements to transmit signals from cell sites to call connection equipment with other communications providers;

       .    long distance connection;

       .    the implementation of roaming arrangements;

       .    the development of network monitoring systems; and

       .    the implementation of information technology systems.

Connection

  Our network is connected to the public telephone network that connects calls to facilitate the origination and termination of traffic between our network and both the local and long distance carriers. We have signed agreements with numerous carriers, including, among others:
       .    BellSouth in New Orleans;

       .    Time Warner Telecom in Memphis;

       .    SBC Communications in Little Rock;

       .    Bell Atlantic in New England; and

       .    Puerto Rico Telephone in Puerto Rico.

  These agreements are standard agreements that all parties enter into with all qualifying carriers on generally the same terms. Each party pays the other for the carrying or completion of calls on the other's network.

Long Distance

  We have executed a wholesale long distance agreement with AT&T providing for preferred rates for long distance services. See "Certain Relationships and Related Transactions - AT&T Agreements."

Roaming

  Through our arrangements with AT&T and via the use of advanced handsets, our customers have roaming capabilities on AT&T's wireless network. Further, we have the benefit of AT&T's roaming agreements with third party carriers at AT&T's preferred pricing. These agreements, together with AT&T's wireless network, cover approximately 98% of the U.S. population, including in-region roaming agreements covering all of our launched service areas. AT&T has recently experienced significant growth in roaming traffic in our markets.

Network Monitoring Systems

  Our network operations center provides around-the-clock monitoring and maintenance of our entire network. The network operations center is equipped with sophisticated electronics that constantly monitor the status of all network equipment sites and call connection equipment and record network traffic. The network operations center provides continuous monitoring of system quality for blocked or dropped calls, call clarity and evidence of tampering, cloning or fraud. We designed our network operations center to oversee the interface between customer usage, data collected by call connection equipment and our billing systems. Usage reports, feature activation and related billing items are managed on a timely and accurate basis. Our network operations center is located in the Memphis site containing call connection equipment, and we also have back-up network operations center capabilities in our Arlington, Virginia data center.

Information Technology

  We operate management information systems to handle customer care, billing, network management and financial and administrative services. The systems focus on three primary areas:

       .    network management, including service activation, pre-pay systems, traffic and usage monitoring, trouble management and operational support systems;

       .    customer care, including billing systems and customer service and support systems; and

       .     business systems, including financial, purchasing, human resources and other administrative systems.

  We have incorporated sophisticated network management and operations support systems to facilitate network fault detection, correction and management, performance and usage monitoring and security. System capabilities have been developed to allow over-the-air activation of handsets and implement fraud protection measures. We maintain stringent controls for both voluntary and involuntary deactivations. Subscriber disconnections initiated by us are minimized by:

       .     preactivation screening to identify any prior fraudulent or bad debt activity,

       .     credit review;

       .     call pattern profiling to identify where activation and termination policy adjustments are needed.

  We entered into a long-term software license, development and implementation agreement with LHS Communications Systems and CAP Gemini America to provide our billing system, and we have engaged a variety of industry leaders such as Lucent and Lightbridge to provide activation, fraud management and support systems.

TDMA Digital Technology

  We have chosen digital TDMA technology for our network. TDMA technology allows for:

       .     the use of advanced handsets which allow for roaming across the PCS and cellular portion of the airwaves, including both analog and digital technologies;

       .     enhanced services and features, such as short-messaging, extended battery life, added call security and improved voice quality; and

       .     cell sites that are smaller and that will improve network coverage with lower incremental investment.

  This will enable us to offer customized billing options and to track billing information per individual site, which is practical for advanced wireless applications, such as systems using local transmission of voice messages between a customer's phone and the network equipment and wireless office applications. In addition, TDMA technology allows for three times the capacity of analog systems.



Competition

  We believe subscribers choose a wireless communications service provider principally based upon network coverage, pricing, quality of service and customer care. We believe that we enjoy advantages over our competitors:

       .     we offer our customers coverage where they live, work and play and coast-to-

       .     coast coverage immediately upon launch through our relationship with AT&T and its roaming partners;

       .     our pricing plans are competitive and straightforward, offering large buckets of minutes, large local calling areas with in-region roaming capabilities to supplement our network and usage- enhancing features;

       .     we believe that our TDMA digital technology provides better quality features than analog wireless services and more enhanced technology;

       .     our digital network provides users with improved sound quality, enhanced security, prolonged battery life and increased data transfer capability over analog networks, and we believe that customers increasingly will choose digital service over analog service;

       .     we operate a state-of-the-art care facility designed to provide proactive customer service;

       .     our marketing plan includes at least four customer contacts annually, including welcome calls, first bill calls and anniversary calls, and we follow a "one call resolution" approach to customer concerns;

       .     we market our wireless services to our customers giving equal emphasis to the SunCom and AT&T brand names and logos;

       .     our market research indicates that association with the AT&T brand name reinforces reliability and quality and significantly increases the likelihood that potential customers will purchase our wireless communications services services.

  We compete directly with at least two cellular providers and other PCS providers in each of our markets and against enhanced special mobile radio operations in some of our markets. We compete with at least one analog, one CDMA and one GSM operator in each of our markets other than Puerto Rico where there is no GSM system is currently in operation. Most of the existing cellular providers in our markets have an infrastructure in place and have been operational for a number of years, with some of these competitors having greater financial and technical resources than we do. These cellular operators may upgrade their networks to provide services comparable to those offered by us. We also compete with other PCS license holders in each of our markets:

       .     in New Orleans, we compete primarily against Radiofone and
         BellSouth for cellular services, Sprint PCS and PrimeCo Personal Communications for PCS, and Nextel for enhancced special mobile radio;

       .     in Memphis, we compete with GTE, SBC Communications and BellSouth for cellular services, Powertel and Sprint PCS for PCS and Nextel for enchanced special mobile radio;

       .     in Little Rock, we compete against ALLTEL and SBC Communications for cellular services and Sprint PCS for PCS;

       .     in New England, we compete against SBC Communications, Bell
         Atlantic and U.S. Cellular for cellular services and Sprint PCS and Omnipoint Technologies for PCS;

       .     in Puerto Rico, we compete principally against Puerto Rico
         Telephone Company and Cellular One for cellular services and Centennial Cellular for

PCS


  We also compete with numerous resellers of wireless communications services in each of our markets. Resellers purchase large volumes of services on a wireless operator's network, usually at a discount, and resells the services to end users under the reseller's own brand name. While the network operator receives some revenue from the sale of services to the reseller, the operator is competing with its own customer for sales to the end users. The principal resellers in our markets include MCI in New England and Motorola in Puerto Rico. We have agreed to resell services to AT&T in each of our markets should AT&T desire to do so. We have not yet entered into any such arrangements with AT&T or any other party. The FCC informally limits the amount of our minutes AT&T can resell to less than a majority. If we would allow AT&T to resell more than a majority of our minutes, the FCC may question our viability as a PCS provider.

 As the most recent entrant into the market for wireless communications services, we do not believe that we have obtained a significant share of the market in any of our areas of operation. In fact, as a recent entrant, we face significant competition from operators who have already established strong market positions and have signed up many customers. Most of the existing cellular operators have developed systems that have larger local and regional coverage than we currently have or anticipate developing. We seek to compete by offering a competitive product with attractive pricing plans and through our extensive access to roaming, including in-region roaming, which gives us an effective coverage area competitive with that of our principal competitors. We have developed our pricing plans to be competitive and to emphasize the advantages of our offerings. We may discount our pricing in order to obtain customers or in response to downward pricing in the market for wireless communications services.

  We do not believe that we are at a significant competitive disadvantage to competitors that can market wireless communications services together with other services, such as traditional telephone service, cable television access or Internet access. We may face such disadvantages in the future as a result of modified offerings by our competitors or changes in consumer expectations if such bundled offerings become common. If we were to become disadvantaged, we would be forced to respond by modifying our pricing or seeking to offer competitive bundled services. We may not be able to do so on profitable terms.

  Our ability to compete successfully will depend, in part, upon our ability to anticipate and respond to various competitive factors affecting the industry, including the introduction of new services, changes in consumer preferences, demographic trends, economic conditions and competitors' discount pricing strategies, all of which could adversely affect our operating margins.

Government Regulation

  We are subject to substantial regulation by the FCC, state public utility commissions and, in some cases, local authorities. Our principal operations are classified as commercial mobile radio service by the FCC, subject to regulation under Title II of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as a common carrier and subject to regulation under Title III of the Communications Act as a radio licensee. The states are preempted from regulating our entry into and rates for Commercial Mobile Radio Service offerings, but remain free to regulate other terms and conditions of our Commercial Mobile Radio Service services and to regulate other intrastate offerings by us. Congress and the states regularly enact legislation, and the FCC, state commissions and local authorities regularly conduct rulemaking and adjudicatory proceedings that could have a material adverse effect on us and other similarly situated carriers. In addition, our nature as a regulated entity may adversely affect our ability to engage in, or rapidly complete, transactions and may require us to expend additional resources in due diligence and filings related to FCC and other requirements, as compared to unregulated entities.

FCC Common Carrier Regulation Under Title II

  Under Title II of the Communications Act, we are:

       .    required to offer service upon reasonable request;

       .    prohibited from imposing unjust or unreasonable rates, terms or conditions of service;

       .         proscribed from unjustly or unreasonably discriminating among customers;

       .         required to reserve communications capacity for law enforcement surveillance operations and to make technical network changes to facilitate this surveillance;

       .         required to make our services and products accessible to, and usable by, Americans with disabilities, if readily achievable; and

       .         required to comply with limitations on our use of customer proprietary network information.

  Under the Telecommunications Act, we are entitled to benefits when negotiating interconnection arrangements with other communications carriers, such as resale rights, our customers being able to keep their old numbers when switching to us and compensation equal to that of the carriers, but we are subject to those same requirements when other carriers seek to interconnect with our network. The FCC is still in the process of implementing some of these benefits. While the rates of common carriers are subject to the FCC's jurisdiction, the FCC forbears from requiring Commercial Mobile Radio Service carriers to file tariffs for their services. Common carriers, including Commercial Mobile Radio Service providers, are also prohibited under the Communications Act from unreasonably restricting the resale of their services and are required to offer unrestricted resale. There can be no assurance that the FCC will not choose to regulate common carriers more comprehensively to promote competition under the Telecommunications Act, which could have an adverse effect on our operations.

FCC Radio License Regulation Under Title III

  Among other things, Title III of the Communications Act:

       .         does not permit licenses to be granted or held by entities that have been subject to the denial of federal benefits;

       .         requires us to seek prior approval from the FCC to transfer control of us or to assign our radio authorizations, including subdividing our radio airwaves or partitioning geographic license areas, except in very limited circumstances; and

       .         limits foreign ownership in radio licensees, including PCS providers.

  While we believe that we comply with Title III, any future violation of these limitations could result in license revocation, forfeiture or the forced restructuring of our ownership to comply with the rules, any of which could have a material adverse effect on us. The Title III restrictions could also materially adversely affect our ability to attract additional equity financing.

FCC Commercial Mobile Radio Service Regulation

  The FCC rules and policies impose substantial regulations on commercial mobile radio service providers.

Among other regulations, commercial mobile radio service providers such as us:

       .         incur costs as a result of required contributions to federal programs;

       .         are prohibited from acquiring or holding an attributable
           interest in more than 45 MHz of combined PCS, cellular or analog specialized mobile radio, used for taxi and truck dispatch, airwaves in the same geographic area;

       .         are required to provide manual roaming service to enable a customer of one provider to obtain service while roaming in another carrier's service area;

       .         are required to route emergency calls to public safety centers and provide the public safety centers with information regarding the originating number and the location of the caller; and

       .         will be required to allow subscribers to retain their telephone numbers when changing service providers after March 31, 2000, in some circumstances.

  Any violation of the commercial mobile radio service regulations could result in a revocation or forfeiture of our licenses that would have a material adverse effect on us. In addition, there can be no assurance that the FCC will not choose to regulate Commercial Mobile Radio Service providers more comprehensively, which could have an adverse effect on our operations.

FCC Personal Communications Services Regulation

  We are subject to service-specific regulations under the FCC's rules. Among other things, these regulations provide that PCS licensees, such as us, are granted licenses for a 10-year term, subject to renewal. Under these policies, we will be granted a renewal expectancy that would preclude the FCC from considering competing applications if we have:

       .         provided "substantial" performance, that is "sound, favorable and substantially above a level of mediocre service just minimally justifying renewal;" and

       .         substantially complied with FCC rules and policies and the
           Communications Act.

  While we intend to structure our operations to secure a renewal expectancy, there can be no assurance that a renewal expectancy will be granted and, if the renewal expectancy is not granted, that our licenses will be renewed. Our failure to obtain renewal of our licenses would have a material adverse effect on our operations.

  These regulations also govern the transmission characteristics of PCS handsets and network equipment sites and other technical requirements. PCS licensees are required to comply with limits intended to ensure that these operations do not interfere with radio services in other markets or in other portions of the airwaves and to ensure emissions from mobile transmitters do not cause adverse health effects. We are also subject to minimum construction requirements that will require us to deploy facilities with service coverage of a particular amount of the population of our licensed area within specified time periods. While we intend to comply with all PCS regulations in effect, any violation of the PCS regulations could result in a revocation or forfeiture that would have a material adverse effect on us. In addition, there can be no assurance that the FCC will not choose to regulate PCS licensees more comprehensively, which could have an adverse effect on our operations.

Relocation of Fixed Microwave Licensees

  Because PCS carriers use airwaves occupied by existing microwave licensees, the FCC has adopted special regulations governing the relocation of incumbent systems and cost-sharing among licensees that pay to relocate microwave incumbents. Relocation usually requires a PCS operator to compensate an incumbent for the costs of system modifications and new equipment required to move the incumbent to new portions of the airwaves, including possible premium costs for early relocation to alternate portions of the airwaves. The transition plan allows most microwave users to operate in the PCS portion of the airwaves for a one-year voluntary negotiation and an additional one-year mandatory negotiation period following the issuance of the PCS license. These periods are longer for public safety entities. We have entered into all necessary agreements for microwave relocation. Relocated licensees may exercise their rights to move back to their original sites in the event the new sites are inadequate. Any delay in the relocation of microwave users to other portions of the airwaves also may affect adversely our ability to operate our network. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FCC and Federal Aviation Administration Facilities Regulation

  Because we will acquire antenna sites for use in our network, we will become subject to FCC and Federal Aviation Administration regulations governing registration of towers, the marking and lighting of structures and regulations governing compliance with the National Environmental Policy Act of 1969, which requires carriers to assess the impact of their operations on the environment, including the health effects of radio airwave radiation on humans.

FCC Designated Entity and Small Business Regulation

  TeleCorp Holding was the winning bidder for four licenses in the auction of PCS licenses. With respect to those licenses, and additional licenses acquired through later auctions and transactions, we:

       (1) believe we qualify as a very small business and as entrepreneurs, and

       (2) intend to diligently pursue and maintain our qualification as a very small business and as an entrepreneur in a manner intended to ensure compliance with the applicable FCC rules.

  We rely on representations of our investors to determine our compliance with the FCC's rules applicable to PCS licenses. There can be no assurance, however, that our investors or we will continue to satisfy these requirements during the term of any PCS license granted to TeleCorp Holding or TeleCorp PCS, LLC, our wholly owned subsidiary, or that we will be able successfully to implement divestiture or other mechanisms included in our corporate charter that are designed to ensure compliance with FCC rules. Any non-compliance with the FCC very small business and entrepreneurs rules could subject us to penalties, including a fine, revocation of our PCS licenses, acceleration of installment payment obligations or retroactive loss of bidding credits.

  Entrepreneurs. In order to hold a some of our PCS licenses, the qualifying entity, an entrepreneur, and its affiliates must have had less than $125 million in average gross revenues in the last two years and less than $500 million in total assets at the time it filed its application to acquire the licenses. In calculating revenues and assets for these purposes, the FCC includes the gross revenues and total assets of our affiliates, those entities that hold attributable interests in us and the affiliates of the entities. However, the revenues and assets of affiliates are not attributable to the licensee if the licensee maintains an organizational structure that satisfies control group requirements. For at least five years after the initial licensing of a these licenses, a licensee must continue to meet the control group requirements to continue to qualify for the installment payment program and must continue to meet the very small business requirements to continue to qualify for the bidding credits received in the auction.

  Very Small Business. We are also structured under the FCC's rules to qualify as a very small business. A very small business is an entity that, together with its affiliates and entities that hold interests in the applicant and their affiliates, has average annual gross revenues of not more than $15 million for the previous three calendar years. As a result of our classification as a very small business, we were eligible for both a 25% bidding credit and for a preferential installment payment program. In the more recent reauction, Viper Wireless qualified as a very small business, eligible for the same bidding credit, but the FCC ceased to provide installment payment financing.

  Control Group Requirements. To avoid attribution of the revenues and assets of some of our investors, we are required to maintain a conforming control group and to limit the amount of equity held by these entities on a fully-diluted basis. These requirements mandate that the control group, among other things, have and maintain both actual and legal control of the licensee. Under these control group requirements:

       .         an established group of investors meeting the financial
           qualifications must own at least three-fifths of the control group's equity, or 15% of the licensee's overall equity, on a fully-diluted basis and at least 50.1% of the voting power, in the licensee entity; and

       .         additional members of the control group must hold, on a fully-
           diluted basis, the remaining 10% equity interest in the licensee entity.

  Additional members may be non-controlling institutional investors, including most venture capital firms. A licensee must have met the requirements at the time it filed its application to acquire these licenses and must continue to meet the requirements for five years following the date that a license is granted. Beginning the fourth year of the license term, the FCC rules:

       .         eliminate the requirement that additional members hold the 10%
           equity interest; and

       .         allow the qualifying investors to reduce the minimum required equity interest from 15% to 10%.

  If the FCC were to determine that we did not comply with the regulations, we would be required to attribute the revenues of additional stockholders, which would likely cause the loss of our status both as an entrepreneur and a very small business. Loss of this status would have a materially adverse effect on us.

  FCC Transfer Restrictions. During the first five years of their license terms, some of our PCS licensees may only transfer or assign their license, in whole or in part, to other qualified entrepreneurs. The acquiring entities would take over the license, or any portion of the license, subject to separately established installment payment obligations. After five years, licenses are transferable to entrepreneurs and non- entrepreneurs alike, subject to unjust enrichment penalties. If transfer occurs during years six through ten of the initial license term to a company that does not qualify for the same level of auction preferences as the transferor, the sale would be subject to immediate payment of the outstanding balance of the government installment payment debt and payment of any unjust enrichment assessments as a condition of transfer. The FCC has also initiated transfer disclosure regulations that require licensees who transfer control of or assign a PCS license within the first three years to file associated contracts for sale, option agreements, management agreements or other documents disclosing the total consideration that the applicant would receive in return for the transfer or assignment of its license. If the FCC determines that a transferor or assignor is being unjustly enriched by a proposed sale or transfer of a license, it may condition its approval of the transaction on payment of money to the U.S. Treasury, accelerate installment payments or require repayment of bidding credits.

State and Local Regulation

  The FCC permits the states to:

       .         regulate terms and conditions of our commercial mobile radio services other than rates and entry and may regulate all aspects of our intrastate toll services;


       .         regulate the intrastate portion of services offered by local telephone carriers, and therefore the rates we must pay to acquire critical facilities from other common carriers;

       .         administer numbering resources, subject to federal oversight;
           and

       .         have other responsibilities that impact the nature and
           profitability of our operations, including the ability to specify cost-recovery mechanisms for network modifications to support emergency public safety services.

States and localities also regulate construction of new antenna site facilities and are responsible for zoning and developmental regulations that can materially impact our timely acquisition of sites critical to our radio network. The states and localities regularly conduct legislative, rulemaking and adjudicatory proceedings on matters within their jurisdiction that could have a material adverse effect on us and other similarly situated carriers. States may petition the FCC to expand their jurisdiction over commercial mobile radio service rates and entry. There can be no assurance that a state in which we operate will not attempt to engage in more comprehensive regulation of our operations, which could increase the costs of providing service and materially affect our ability to operate in that state.

Emission and Hands-Free Regulation

  Media reports have suggested that some radio airwave emissions from wireless handsets may be linked to health concerns, including the incidence of cancer. Data gathered in studies performed by manufacturers of wireless communications equipment dispute these media reports. Further, a major industry trade association and governmental agencies have stated publicly that the use of wireless handsets does not pose any undue health risks. Nevertheless, concerns regarding radio airwave emissions could have the effect of discouraging the use of wireless handsets, which would decrease demand for our services.

  The FCC recently revised the rules specifying the methods to be used in evaluating radio airwave emissions from radio equipment, including wireless handsets. The hand-held digital telephones that we offer to our customers comply with the standards adopted under the new rules. These handsets may not comply with any rules adopted by the FCC in the future. The failure of these handsets to remain in compliance with applicable FCC rules and standards would decrease demand for our services.

  Recent studies have shown that hand-held digital telephones interfere with medical devices, including hearing aids and pacemakers. The University of Oklahoma Center for the Study of Wireless Electromagnetic Compatibility, together with industry trade associations and other interested parties, are currently studying the extent of, and possible solutions to, this interference. If these studies demonstrate significant interference or create public concern about interference, the results of these studies could decrease demand for our services.


  Measures that would:

       .         require hands free use of cellular phones while operating motor vehicles;

       .         ban cellular phone use while driving;

       .         limit the length of calls while driving ; or

       .         require people to pull to the side of the road to use cellular phones while driving,

have been proposed or are being considered in 12 state legislatures. We cannot predict the success of the proposed laws concerning car phone use or the effect on the use of cellular phones as a result of the publicity surrounding or passage of these laws. In addition, more restrictive measures or measures aimed at wireless services companies as opposed to users may be proposed or passed in state legislatures in the future. The passage or proliferation of this legislation could decrease demand for our services.

Intellectual Property

  The AT&T and globe design logo is a service mark registered with the U.S. Patent and Trademark Office. AT&T owns the service mark. We use the AT&T and globe design logo, on a royalty free basis, with equal emphasis on our SunCom brand and logo, solely within our licensed area in connection with marketing, offering and providing licensed services to end-users and resellers of our services. Our license agreement with AT&T grants us the right and license to use licensed marks on permitted mobile phones. This license agreement contains numerous restrictions with respect to the use and modification of licensed marks. See "Relationships and Related Transactions--AT&T Agreements."

  We, Triton PCS and Tritel Communications have adopted a common brand, SunCom, that is co-branded with equal emphasis with the AT&T brand name and logo. Each of the SunCom companies owns one-third of Affiliate License Co., which owns the SunCom name. We and the other SunCom companies license the SunCom name from Affiliate License Co. We use the brand to market, offer and provide services to end-users and resellers of our PCS. See "--Marketing Strategy," "Certain Relationships and Related Transactions--Other Related Party Transactions."

  Triton PCS recently paid $975,000 to settle a potential dispute regarding prior use of a version of the SunCom brand. In connection with this settlement, Triton PCS transferred the SunCom trademark to Affiliate License Co. for $650,000. Each of the other SunCom companies agreed to pay $325,000 as a royalty fee to license the trademark from Affiliate License Co.

Employees

  As of June 30, 1999, we employed approximately 690 people. None of our employees currently are represented by a union. We believe that our relations with our employees are good.

Properties

  We lease space for our call connection equipment in New Orleans, Boston and Puerto Rico and for our network operators center, our call connection equipment and our customer care and data center in Memphis. Further, we lease space for our network equipment sites, and we lease office space for our headquarters and regional offices.

Legal Proceedings

  We are not a party to any lawsuit or proceeding which is likely, in the opinion of management, to have a material adverse effect on our financial position, results of operations and cash flows. We are a party to routine filings and customary regulatory proceedings with the FCC relating to our operations.

                              THE EXCHANGE OFFER

Purpose and Effects



  The outstanding notes were originally issued and sold on April 23, 1999 in the principal amount at maturity of $575.0 million in a transaction exempt from the registration requirements of the Securities Act. The outstanding notes may not be reoffered, resold or transferred except under a registration statement filed with the SEC or unless an exemption from the registration requirements of the Securities Act is available.

  The exchange offer is designed to provide to holders of outstanding notes an opportunity to acquire exchange notes which, unlike outstanding notes, generally will be freely transferable at all times, provided that the holder is not our affiliate and not a broker-dealer or participating in a distribution of the exchange notes. We believe that a holder may offer, sell or transfer the exchange notes if the holder:

       .        acquired the exchange notes in the ordinary course of
           business;

       .        has no intention of participating in a distribution of exchange notes.

  Based on no-action letters issued by the staff of the SEC to third parties in other transactions, we believe that a holder of outstanding notes, but not a holder who is our affiliate within the meaning of the Securities Act, who exchanges outstanding notes for exchange notes in the exchange offer, generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the disclosure requirements of the Securities Act. This does not apply, however, to a holder who is our affiliate within the meaning under the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

  Any holder of outstanding notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired the outstanding notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements. See "Plan of Distribution."

  Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the exchange notes received in exchange for the outstanding notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with the resales of the exchange notes it receives in exchange for the outstanding notes in the exchange offer. We will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 90 days after the expiration date of the exchange offer. See "Plan of Distribution."

  Each holder of outstanding notes who wishes to exchange outstanding notes for exchange notes in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such outstanding notes, whether or not the beneficial owner is the holder, in the letter of transmittal that:

       .        the exchange notes to be acquired by the holder and each
           beneficial owner, if any, are being acquired in the ordinary course of business;

       .        neither the holder nor any beneficial owner is our or any of our subsidiaries' affiliate;

       .        any person participating in the exchange offer with the
           intention or purpose of distributing exchange notes received in exchange for the outstanding notes, including a broker-dealer that acquired the outstanding notes directly from us, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the exchange notes acquired by such person;

       .        if the holder is not a broker-dealer, the holder and each
           beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the exchange notes received in exchange for outstanding notes; and

       .        if the holder is a broker-dealer that will receive exchange notes for the holder's own account in exchange for the outstanding notes, the outstanding notes to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Terms of the Exchange Offer

  We will offer exchange notes in exchange for surrender of outstanding notes. We will keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date of notice of the exchange offer is mailed to the holders of the outstanding notes.

  Upon the terms contained in this prospectus and in the letter of transmittal which accompanies this prospectus, we will accept any and all outstanding notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue an equal principal amount of exchange notes in exchange for the principal amount of the outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes under the exchange offer. Outstanding notes may be tendered only in principal amounts at maturity of $1,000 and integral multiples of $1,000.

  The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that:

       .        the exchange notes will have been registered under the
           Securities Act and therefore will not bear legends restricting their transfer; and

       .        the exchange notes will not contain specific terms providing for registration rights or an increase in the interest rate on the outstanding notes under specific circumstances which are described in the exchange and registration rights agreement.

  The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

  In connection with the exchange offer, holders of the outstanding notes do not have any appraisal or dissenters' rights under law or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC related to these offers.

  We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of acceptance to Bankers Trust Company, exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us.

  If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events specified in this prospectus or if the outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the certificates for the unaccepted outstanding notes will be returned without expense to the tendering holder. If outstanding notes were tendered by book-entry transfer in the exchange agent account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, these non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company as promptly as practicable after the expiration date of the exchange offer.

   Each of the following is a registration default:

     (1) neither the registration statement of which this prospectus is a part nor a shelf registration statement with respect to the outstanding notes is filed on or prior to June 22, 1999;

     (2) neither of the registration statements is declared effective by the SEC on or prior to October 19, 1999, the effectiveness target date, or within 45 days after the publication of a change in applicable law or interpretation of law by the SEC's staff that would require us to file a shelf registration statement;

     (3) we fail to complete the exchange offer on or prior to November 19, 1999; or

     (4) the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the outstanding notes during the period specified in the exchange and registration rights agreement.

  In the event of a registration default, we must pay liquidated damages to each holder of outstanding notes, during the period of one or more such registration defaults, in an amount equal to $0.192 per week per $1,000 of accreted value of the outstanding notes, which value would be the initial offering price plus any amortization, held by such holder until the cure of all registration defaults. Such interest will be payable on the next scheduled interest payment date.

  We may file a shelf registration if:

       .        a change in law or SEC interpretations precludes our exchange offer;

       .        we do not exchange validly tendered outstanding notes for
           exchange notes by November 19, 1999;

       .        any initial purchaser of the outstanding notes who were not eligible to exchange their outstanding notes in the exchange offer and still hold their outstanding notes so request;

       .        any law or SEC interpretations preclude a holder from
           participating in the exchange offer;

       .        a holder receives exchange notes which are not freely
           transferable; or

       .        we so elect.

  Tendering holders of the outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than transfer taxes which may be imposed, in connection with the exchange offer. See "-- Transfer Taxes" below.

Expiration Date; Extensions; Amendment

  The expiration date of the exchange offer is 5:00 p.m., New York City time, on
               , 1999, unless we, in our reasonable discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended.

  In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  We reserve the right, in our reasonable discretion:

       .        to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below under "--Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

       .        to amend the terms of the exchange offer in any manner.

  We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of outstanding notes as promptly as practicable. In the case of any extension, we will issue such notice as a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering

  To tender in the exchange offer, a holder must do the following:

       .        complete, sign and date the letter of transmittal, or a
           facsimile of the letter of transmittal;

       .        have the signatures guaranteed if required by the instructions to the letter of transmittal; and

       .        except as discussed in "--Guaranteed Delivery Procedures," mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  The exchange agent must receive the outstanding notes, a completed letter of transmittal and all other required documents at the address listed below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date for the tender to be effective. You may deliver your outstanding notes by using the book-entry transfer procedures described below, as long as the exchange agent receives confirmation of the book-entry transfer before the expiration date.

  The Depository Trust Company has authorized its participants that hold outstanding notes on behalf of beneficial owners of outstanding notes through The Depository Trust Company to tender their outstanding notes as if they were holders. To effect a tender of outstanding notes, The Depository Trust Company participants should either:

       .        complete and sign the letter of transmittal, or a manually signed facsimile of the letter, have the signature guaranteed if required by the instructions to the letter of transmittal, and mail or deliver the letter of transmittal to the exchange agent according to the procedure described in "--Procedures for Tendering"; or

       .        transmit their acceptance to The Depository Trust Company
           through its automated tender offer program for which the transaction will be eligible and follow the procedure for book-entry transfer described in "--Book-Entry Transfer."

  By tendering, each holder will make the representations contained under the heading "--Terms of the Exchange Offer." Each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

  The tender of a holder and our acceptance of the tender will constitute a binding agreement between the holder and us described in this prospectus and in the letter of transmittal.

   The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder of the outstanding notes. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding notes should be sent to us.

  Any beneficial owner whose outstanding notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering outstanding notes, either:

       .        make appropriate arrangements to register ownership of the outstanding notes in the owner's name; or

       .        obtain a properly completed bond power from the registered holder.

  If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in the letter of transmittal, the outstanding notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the outstanding notes. The transfer of a registered ownership may take considerable time.

  Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution unless the outstanding notes are tendered as follows:

     .          by a registered holder who has not completed the box entitled
           "--Special Issuance Instructions" or "--Special Delivery Instructions" on the letter of transmittal; or

     .          for the account of an eligible guarantor institution.

  An eligible guarantor institution is a transfer agent, registered by the Securities and Exchange Commission to issue guarantees. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution.


  If a letter of transmittal or any outstanding notes or bond are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

  Promptly after the date of this prospectus, the exchange agent will establish a new account or use an existing account with respect to the outstanding notes at the book-entry facility, The Depository Trust Company, to facilitate the exchange offer. Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of outstanding notes by causing the book-entry transfer facility to transfer the outstanding notes into the exchange agent's account in accordance with that facility's procedures. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the exchange agent must receive:


       .        an appropriate letter of transmittal properly completed and duly executed; or

       .        an agent's message with any required signature guarantee;
           and

       .        all other required documents

       .        before the expiration date of the exchange offer or within the time period provided under guaranteed delivery procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

  The term agent's message means a message transmitted by The Depositary Trust Company to the exchange agent, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the outstanding notes stating:

     .          the aggregate principal amount of outstanding notes which have been tendered by such participant;

     .          that the participant has received and agrees to be bound by the term of the letter of transmittal; and

     .          that we may enforce such agreement against the participant.

  We will determine in our reasonable discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes , which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within a period of time that we shall determine.

  Neither us, the exchange agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of outstanding notes. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities mentioned above have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes





  We will deliver exchange notes in exchange for outstanding notes promptly following acceptance of the outstanding notes.

  For purposes of the exchange offer, we shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes. Under no circumstances will we or the exchange agent pay interest because of any delay in making the payment or delivery.




  If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events or otherwise, we will return any unaccepted outstanding notes, at our expense, to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures

  A holder who wishes to tender its outstanding notes and:

     .    whose outstanding notes are not immediately available;

     .    who cannot deliver outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     .    who cannot complete the procedures for book-entry transfer, before the expiration date;

  may effect a tender if:

     .    the tender is made through an eligible guarantor institution;

     .    before the expiration date, the exchange agent receives from the eligible guarantor institution a
        properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, the name and address of the holder, the certificate numbers of outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal together with the certificate representing the outstanding notes, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     .    the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at the book-entry transfer facility, and all other documents required by the letter of transmittal.

Withdrawal of Tenders

  Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

  To withdraw a tender of outstanding notes in the exchange offer, a letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address described below prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     .    specify the name of the person having deposited the outstanding notes to be withdrawn;

     .    identify the outstanding notes to be withdrawn including the certificate numbers and principal amount of those outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry transfer facility to be credited and otherwise comply with the procedures of the transfer agent;

     .    be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture governing the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

     .    specify the name in which any such outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes.

  If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, before the release of this certificate, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.

  We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, in our reasonable discretion, and our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued, unless the withdrawn outstanding notes are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder of the notes without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time before the expiration date.

Conditions to the Exchange Offer

  Despite any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and may terminate or amend the exchange offer, if at any time before the expiration date, any of the following events shall occur:

       .       the acceptance or issuance would violate applicable law or any applicable interpretation of the staff of the SEC;

       .       any action or proceeding by or before any court or governmental agency with respect to the exchange offer shall be instituted or pending which, in our reasonable judgment, might impair our ability to proceed with the exchange offer; or

       .       any law, statute, rule or regulation shall have been proposed, adopted or enacted which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

  The above conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition or we may waive them in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of our rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which we may assert at any time and from time to time.

  If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

       .       refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

       .       extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject to the rights of holders to withdraw these outstanding notes; or

       .       waive unsatisfied conditions and accept all properly tendered outstanding notes that the holders did not withdraw. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for five to ten business days, depending upon the significance of the waiver, if the exchange offer would otherwise have expired.

  In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at the time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

  Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses described below. Questions and requests for assistance, requests for additional copies of the prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

                             BANKERS TRUST COMPANY

            By Facsimile:                                By Mail:

           (212) 669-0772                          Bankers Trust Company
    Attention:  Customer Service              Corporate Trust and Agency Group
Confirm by Telephone to:  (212) 250-4730        Four Albany Street, 4th Floor
                                                  New York, New York 10006
                                            Attention:  Corporate Trust Services

           By Hand before 4:30 p.m.:                          By Overnight Courier and By Hand after 4:30 p.m.:

             Bankers Trust Company                                          Bankers Trust Company
       Corporate Trust and Agency Group                                Corporate Trust and Agency Group
         Four Albany Street, 4th Floor                                   Four Albany Street, 4th Floor
           New York, New York 10006                                         New York, New York 10006
Attention:  Anthony M. Nista, Assistant Treasurer             Attention:  Anthony M. Nista, Assistant Treasurer

  Delivery of this instrument to an address other than as described above or transmission of instructions via fax transmission other than as described above does not constitute a valid delivery.

Fees and Expenses

  We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer.

  We will pay other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and legal fees.

Transfer Taxes

  Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that if a holder of outstanding notes instructs us to register exchange notes in the name of, or requests that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer, the amount of any transfer taxes, whether imposed on the registered holder of outstanding notes or any other person, will be the responsibility of the registered tendering holder.

Consequences of Failure to Exchange

  The outstanding notes of holders who do not exchange their outstanding notes for exchange notes in the exchange offer will continue to have restrictions on transfer because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, outstanding notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

  We do not currently anticipate that we will register the outstanding notes under the Securities Act. To the extent that outstanding notes are tendered in connection with the exchange offer, any trading market for the outstanding notes not tendered in connection with the exchange offer could be adversely affected. The tender of outstanding notes in the exchange offer may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Accounting Treatment

  The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be expensed over the term of the exchange notes.

                                  MANAGEMENT

Executive Officers and Directors

  The table below describes information regarding our directors and executive officers.

Name                                                  Age       Position
----                                                  ---       --------
Gerald T. Vento.............................           52       Chief Executive Officer and Chairman
Thomas H. Sullivan..........................           37       Executive Vice President, Chief Financial Officer and Director
Julie Dobson................................           42       Vice President and Chief Operating Officer
Michael R. Hannon...........................           39       Director
Scott Anderson..............................           40       Director
Rohit M. Desai..............................           60       Director
Gary Fuqua..................................           48       Director
James M. Hoak...............................           55       Director
Mary Hawkins Key............................           48       Director
William Kussell.............................           40       Director
William Laverack, Jr........................           42       Director
Joseph O' Donnell...........................           57       Director
Michael Schwartz............................           34       Director
James F. Wade...............................           43       Director

  Gerald T. Vento is our co-founder and the co-founder of our predecessor company and has been Chief Executive Officer and a director since our inception. He has been Chairman of our board since June 1999. From 1993 to 1995, Mr. Vento was Vice Chairman and Chief Executive Officer of Sprint Spectrum(/TM/)/American PCS. Under Mr. Vento's leadership, that partnership developed the first PCS network in the United States. Mr. Vento also served as managing partner in a joint venture with the Washington Post Company to build and operate the company's systems in the United Kingdom prior to its sale in 1993 to TCI/US West Communications. Mr. Vento has spent over twenty years in cable, telephone and wireless businesses. Mr. Vento was the founder and Managing General Partner for several communications companies, which he developed from inception, including wireless and cable television properties throughout the United States and PuertoRico.

  Thomas H. Sullivan has been Executive Vice President and one of our directors since our inception, and Chief Financial Officer since March 1999. Mr. Sullivan served as President of TeleCorp Holding from 1996 to 1998 and has served as a senior executive and founder of several wireless and wireline companies for the past five years. From 1992 to 1998, Mr. Sullivan was a partner at McDermott, Will & Emery, where he served as co-head of its telecommunications practice and co-chairman of its corporate finance practice. In 11 years at McDermott, Will & Emery, he counseled several of the country's largest cellular and PCS operators including Sprint Spectrum(TM)/American PCS, L.P., Aerial Communications, NorthCoast Communications and Bell Atlantic Mobile in both financial and operational matters. Mr. Sullivan has served in varying capacities as consultant and/or senior advisor to several telecommunications start-ups. Mr. Sullivan is a director of Affiliate License Co.

  Julie Dobson has served as our Chief Operating Officer since July 1998. Prior to joining us, Ms. Dobson was President of Bell Atlantic Corporation Mobile Systems(TM) New York/New Jersey Metro Region. She was responsible for sales, marketing, customer service and the continued expansion of that company's wireless communications network in the region. She also oversaw more than 1,500 employees and an extensive retail store network in 22 counties in New York and northern and central New Jersey. Ms. Dobson had been with Bell Atlantic since 1980, when she began her career as an account executive in sales at Bell Atlantic-Pennsylvania, and has served in a variety of positions in sales, sales management and marketing over two decades.

  Michael R. Hannon has been one of our directors since July 1998. Mr. Hannon is a General Partner of Chase Capital Partners, a general partnership with approximately $7.0 billion under management and one of our equity investors. Chase Capital Partners invests in a wide variety of domestic and international private equity opportunities including management buyouts, growth equity and venture capital situations. Chase Capital Partners' sole limited partner is The Chase Manhattan Corporation, one of the largest bank holding companies in the United States with assets totaling over $300.0 billion. Mr. Hannon is currently a director of Formus Communications, Entertainment Communications and Financial Equity Partners.

  Scott Anderson has served as one of our directors since July 1998. Since 1997, Mr. Anderson has served as Principal in Cedar Grove Partners, an investment and consulting/advisory partnership, and since 1998, as Principal in Cedar Grove Investments, a small "angel" capital investment fund. Mr. Anderson was an independent board member of PriCellular Corp from March 1997 through June 1998, when the company went private. He is a board member and advisory board member of Tegic, a wireless technology licensing company, a board member of Tritel Communications, a board member of Triton PCS and a board member of Xypoint, a private emergency safety service company. He was employed by McCaw Cellular Communications and AT&T from 1986 until 1997, where he last served as Senior Vice President of the Acquisitions and Development group.

  Rohit M. Desai has served as one of our directors since January 1998. He has been the Chairman, President and Chief Investment Officer of Desai Capital Management Incorporated, an equity investment firm with approximately $1 billion under management, since 1984. Desai Capital Management is the investment advisor to Equity-Linked Investors II and Private Equity Investors III, L.P., of which Mr. Desai is the managing general partner. Desai Capital Management invests in a variety of industries, including the media and telecommunications sectors. Mr. Desai currently sits on the board of The Rouse Company, a developer and owner of regional shopping centers and urban specialty retailing properties; Sunglass Hut International, a specialty retailer of sunglasses and watch stations in over 2,000 locations in the United States, United Kingdom, Australia and various other countries; Finlay Fine Jewelry Holdings, a retailer of fine jewelry in approximately 1,000 department stores in the United States, United Kingdom and France; and Independence Community Bankcorp, with headquarters in Brooklyn, New York. He is also a director of various other private companies including American Horizon and Penn National.

  Gary Fuqua has served as one of our directors since July 1998. Mr. Fuqua has managed corporate development activities at Entergy since 1998. In addition, Mr. Fuqua oversees Entergy's non-regulated domestic retail businesses, including District Energy, Entergy Security and Entergy's various telecommunications businesses. Before he joined Entergy, Mr. Fuqua served as a Vice President with Enron Ventures Corporation in London. He also founded and managed his own company prior to joining Enron in 1988. He is a member of Entergy Enterprises' board, and President of Entergy Technology Holdings. Mr. Fuqua is also a member of the board of Tritel Communications.

  James M. Hoak, Jr., has served as one of our directors since July 1998. Mr. Hoak has served as Chairman and a Principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He has also served as Chairman of HBW Holdings, an investment bank, since July 1996. He served as Chairman of Heritage Media Corporation, a broadcasting and marketing services firm, from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, a cable television company. From 1971 to 1987, he served as President and Chief Executive Officer of Heritage Communications, a diversified communications company, and as its Chairman and Chief Executive Officer from August 1987 to December 1990. He is also a director of PanAmSat Corporation; Pier 1 Imports; and Texas Industries.

  Mary Hawkins Key has served as one of our directors since March 1999. She is Senior Vice President of Partnership Operations for AT&T. Partnership operations include AT&T's proportionate interests in active 850 MHz cellular markets such as Bay Area Cellular Telephone, strategic alliances such as Rogers Cantel, and AT&T's equity participation in affiliated new PCS businesses which are members of the AT&T Wireless Network. Ms. Hawkins Key heads the multi-disciplinary team which provides guidance, consulting and assistance to partnership operations in virtually every area of the business. Ms. Hawkins Key joined AT&T's Messaging Division in 1995, and subsequently became Chief Operating Officer for the 1100 employee division. While in this role, Ms. Hawkins Key served as business leader of the team responsible for spinning off the Messaging business unit. Ms. Hawkins Key is on the board of Triton PCS and is a partner committee member for CMT Partners, the partnership which owns the Bay Area Cellular Telephone and Kansas City Cellular Telephone companies.

  William Kussell has served as one of our directors since July 1998. Mr. Kussell has served as President of Dunkin' Donuts marketing office since 1996, as well as Retail Concept Officer for Allied Domecq Retailing USA since 1997. In this role, Mr. Kussell leads the overall strategy for Dunkin' Donuts as well as oversees the development of the Baskin Robbins Brand. Mr. Kussell has over 13 years of brand building marketing experience within several industries, ranging from food to photography. He was Vice President of worldwide marketing for Reebok where he helped build Reebok's worldwide brand image and led the entry into the home fitness video and programming business.

  William Laverack, Jr. has served as one of our directors since January 1998. He has been a General Partner of J.H. Whitney, an investment firm focused on private equity and mezzanine capital investments, since May 1993. J.H. Whitney manages approximately $1 billion of capital and invests in several industry areas including communications. Prior to J.H. Whitney, he was with Gleacher & Co., Morgan Stanley, and J.P. Morgan. He is currently a director of Steel Dynamics, and several private companies including NBX, PRAECIS Pharmaceuticals, NeuroMetrix, Ariat International, and Qualitech Steel. Mr. Laverack is a graduate of Harvard College, B.A., and Harvard Business School, M.B.A.

  Joseph O'Donnell has served as one of our directors since July 1998. He is the former Chairman and Chief Executive Officer of two major advertising agencies: J. Walter Thompson Company Worldwide and Campbell-Mithum-Esty Advertising. In his twenty-five year career in the advertising business, he has had experience with the automotive, financial services, telecommunications and retail industries. Since leaving the agency business in 1991, Mr. O'Donnell has founded several marketing and/or communication related businesses, principally Osgood, O'Donnell & Walsh LLC, a communications consulting company serving companies such as Equitable Insurance, Chase Manhattan Bank, PricewaterhouseCoopers LLP, Ford and Teligent. Mr. O'Donnell also sits on the board of Unique Casual Restaurants.

  Michael Schwartz has served as one of our directors since November 1998. Mr. Schwartz joined AT&T in September of 1996. He is currently a Vice President in AT&T's Acquisitions and Development group. From September 1996 through September 1998, Mr. Schwartz was Vice President and Chief Counsel of AT&T's Messaging Division. Prior to joining AT&T, Mr. Schwartz was in private practice in the Seattle office of Graham & James. Mr. Schwartz holds a B.A., magna cum laude, in physics and a J.D., magna cum laude, from Harvard University.

  James F. Wade has served as one of our directors since July 1998. He is currently the Managing Partner of M/C Venture Partners, a $250 million private equity fund and has been a General Partner in a series of predecessor funds since 1987. M/C Venture Partners invests solely in the telecommunications and information technology sectors. Mr. Wade's investments have included several wireless telephony commitments throughout North America. Mr. Wade has been responsible for developing the firm's involvement in the telecommunications sectors, including cellular telephones, PCS and other technologies, telecommunications service providers that compete with the incumbent local telephone service providers, domestic and international paging, and local multipoint distribution service that are wireless competitors to local telephone service. Mr. Wade has been working with our management and the management of TeleCorp Holding since 1995 and is on the board of six other private companies. Mr. Wade graduated from the University of Notre Dame in 1978 with a B.B.A. in Finance and received an M.B.A. from Harvard Business School in 1982.

Selection of Directors

  Our board currently consists of 13 directors. Our directors are elected to serve until they resign or are removed or are otherwise disqualified to serve or until their successors are elected and qualified. Our directors are elected at the annual meeting of stockholders.

  The stockholders' agreement provides that any action of our board be approved by the affirmative vote of a majority of our entire board, except in circumstances where voting by particular classes of directors is required, and that our board shall initially consist of 13 directors. The stockholders' agreement also provides that the members of our board will initially be comprised of the following:

       .       three individuals selected by the cash equity investors who own a majority of the class A common stock - currently Mr. Desai, Mr. Hoak and Mr. Laverack serve in this capacity;

       .       each of Mr. Vento and Mr. Sullivan, so long as each remains an officer and the management agreement with TeleCorp Management remains in effect;

       .       two individuals selected by AT&T Wireless PCS in its capacity as holder of the series A preferred stock, so long as AT&T Wireless PCS and TWR Cellular together own at least two-thirds of the number of shares of series A preferred stock authorized on May 14, 1999 by our restated certificate of incorporation - currently Ms. Hawkins Key and Mr. Schwartz serve in this capacity;

       .       three individuals selected by the holders of the voting
          preference stock, which three individuals are reasonably acceptable to the cash equity investors who own a majority of the class A common stock - currently Mr. Fuqua, Mr. Hannon and Mr. Wade serve in this capacity; and

       .       three individuals selected by the holders of the voting
          preference stock, which three individuals are reasonably acceptable to the holders of a majority of the class A common stock beneficially owned by the cash equity investors and AT&T Wireless PCS - currently Mr. Anderson, Mr. Kussell and Mr. O'Donnell serve in this capacity.

  The stockholders' agreement provides that our board will be reduced in size to be comprised of 7 directors upon the later to occur of the following:

       .       the date that the holders of shares of our voting preference stock votes as a class with the holders of our class A voting common stock; and

       .       the date on which:

       .       the class A voting common stock is registered pursuant to an effective registration statement under the Securities Act;

       .       the aggregate gross proceeds received by us in connection with such registration statement equals or exceeds $20 million; and

       .       the class A voting common stock is listed for trading on the New
            York Stock Exchange or the American Stock Exchanged or authorized for trading on NASDAQ.

If our board is to be reduced to 7 directors, the parties to the stockholders' agreement agreed to vote all of the shares of class A voting common stock and voting preference stock to cause the election of the following 7 individuals to our board:

       .       two individuals selected by holders of a majority in interest of the common stock beneficially owned by the cash equity investors;

       .       two additional individuals selected by holders of a majority in interest of the common stock beneficially owned by the cash equity investors which are acceptable to Mr. Vento and Mr. Sullivan, so long as they remain officers, and AT&T Wireless PCS;

       .       two individuals employed by us and selected by Mr. Sullivan and
          Mr. Vento, so long
          as they remain officers, one of whom shall be acceptable to the holders of a majority in interest of the class A voting common stock beneficially owned by the cash equity investors and AT&T Wireless PCS; and

       .       one individual elected by AT&T Wireless PCS in its capacity as the holder of series A preferred stock so long as it has the right to nominate one director in accordance with our restated certificate of incorporation.

Compensation of Directors

  It is not anticipated that the representatives of the cash equity investors who serve on our board or any committee of our board, such as Mr. Hannon, Mr. Anderson, Mr. Desai, Mr. Fuqua, Mr. Hoak, Mr. Laverack and Mr. Wade, will receive cash compensation for their service on our board. Other non-employee members of our board or its committees receive a quarterly stipend of $1,875, $1,000 for attending each board or committee meeting and $500 for participating in each teleconference. It is anticipated that these directors may also receive stock options. All members of our board or any committee of our board, including members who are our employees, will be reimbursed for out-of-pocket expenses in connection with attendance at meetings.

Committees of the Board of Directors

  Our bylaws provide that our board may establish committees to exercise powers delegated by our board. Under that authority, our board has established an executive committee, an audit committee and a compensation committee.

  The stockholders' agreement provides that the executive committee be comprised of 5 individuals as follows:

       .       one of the directors elected by AT&T Wireless PCS in its capacity as holder of our series A preferred stock - currently there is a vacancy;

       .       one of the directors selected by the cash equity investors -
          currently Mr. Desai serves in this capacity;

       .       Mr. Vento, who is our Chief Executive Officer, so long as he is an officer of us;

       .       one of the directors selected by the holders of our voting preference stock who was reasonably acceptable to the holders of a majority in interest of our class A voting common stock beneficially owned by the cash equity investors - currently Mr. Hannon serves in this capacity; and

       .       one of the directors selected by the holders of our voting preference stock who was reasonably acceptable to the holders of a majority in interest of the class A voting common stock owned by the cash equity investors and AT&T Wireless PCS - currently Mr. O'Donnell serves in this capacity.

  The audit committee is comprised of:

       .       Mr. Anderson;

       .       Mr. Fuqua;

       .       Mr. Laverack; and

       .       Mr. Wade.

  The compensation committee is comprised of:

       .       Mr. Anderson;

       .       Mr. Desai;

       .       Mr. Hoak;

       .       Mr. Kussell; and

       .       Mr. Schwartz.

Executive Compensation

  The following table contains information about the cash and other compensation that we paid in the 1998 fiscal year to Mr. Vento, our Chief Executive Officer, and the four other most highly paid executive officers. Our employees are eligible for annual cash bonuses. These bonuses are generally earned in the year prior to which they are paid based upon achievement of corporate and individual performance objectives; however some bonuses are specified in employment agreements. The bonuses earned in 1997 were paid in 1998 and are not included in this table. The bonuses in the table were earned in 1998 and were paid in 1999. Other annual compensation consists of amounts reimbursed for relocation expenses and any taxes that we paid on behalf of the executive for the reimbursement. We effected a 100-to-1 stock split of all our common stock, senior common stock and series F preferred stock on August 31, 1999. We have not restated historical amounts to reflect the stock split. We have reflected the stock split in share amounts listed as on or subsequent to August 31, 1999.

                          Summary Compensation Table

                                                                                                      Long-Term Compensation
                                                     Annual Compensation                                       Awards
                                           -------------------------------------------------     ---------------------------------
                                                                               Other Annual
                                                                               Compensation           Restricted Stock
Name and Principal Position                  Salary($)        Bonus($)              ($)                   Awards($)
----------------------------------------------------------------------------------------------------------------------------------
Gerald T. Vento                              $213,461(a)      $157,500(b)      $      5,994(c)        $              0
  Chief Executive Officer and
  Chairman
Thomas H. Sullivan                            206,931(d)       125,000(e)           106,637(f)                       0
  Executive Vice President and Chief
  Financial Officer
Julie Dobson                                  114,423(g)       155,000               66,134(h)                 127,238(i)
  Vice President and Chief
  Operating Officer
Robert Dowski(j)                              181,196(k)       101,251(l)             5,514(m)                  40,640(n)
  Chief Financial Officer
Steven Chandler                               118,808(o)        45,000(p)           114,475(q)                  14,541(r)
  General Manager

     ______________________________

(a) This amount consists of $111,538 that TeleCorp Management paid to Mr. Vento out of amounts we paid to TeleCorp Management under the management agreement and $101,923 that TeleCorp Holding paid to Mr. Vento.

(b) This amount does not include $62,500 in bonus that TeleCorp Holding paid to Mr. Vento in 1998 earned in 1997.

(c) This amount consists of $5,994 that we paid on behalf of Mr. Vento into our 401(k) plan.

(d) This amount consists of $92,947 that TeleCorp Management paid to Mr. Sullivan out of amounts we paid to TeleCorp Management under the management agreement and $113,984 that TeleCorp Holding paid to

       Mr. Sullivan.

  (e) This amount does not include $51,500 that TeleCorp Holding paid to Mr. Sullivan in 1998 earned in 1997.

  (f) This amount consists of $103,637 in relocation expenses that TeleCorp Management paid to Mr. Sullivan out of amounts that we paid to TeleCorp Management under the management agreement and $3,000 that we paid on behalf of Mr. Sullivan in our 401(k) plan.

  (g) This amount consists of $114,423 that TeleCorp Communications paid to Ms. Dobson.

  (h) This amount consists of $66,134 in relocation expenses that TeleCorp Communications paid to Ms. Dobson.

  (i) Consists of 2,287 shares of series E preferred stock, valued at $52 per share, and 3,459 shares of class A common stock, valued at $2.40 per share, issued under our restricted stock grant plan on July 16, 1998.

  (j) Mr. Dowski ceased to be employed with us as of March 8, 1999, except for transition support.

  (k) This amount consists of $72,692 that TeleCorp Holding paid to Mr. Dowski and $108,504 that TeleCorp Communications paid to Mr. Dowski.

  (l) This amount does not include $9,803 that TeleCorp Holding paid to Mr. Dowski in 1998 earned in 1997.

  (m) This amount consists of $5,514 that we paid on behalf of Mr. Dowski into our 401(k) plan.

  (n) Consists of 714.340 shares of series E preferred stock, valued at $52 per share, and 1,456 shares of class A common stock, valued at $2.40 per share, issued under our restricted stock grant plan on July 16, 1998. On March 8, 1999, we repurchased 577 of Mr. Dowski's shares of series E preferred stock and 1,316 of Mr. Dowski's shares of class A common stock for a total of approximately $19, which is not reflected in the table.

  (o) This amount consists of $54,519 that TeleCorp Holding paid to Mr. Chandler and $64,288 that TeleCorp Communications paid to Mr. Chandler.

  (p) This amount does not include $7,228 that TeleCorp Holding paid to Mr. Chandler in 1998 earned in 1997 or $6,000 that TeleCorp Communications paid to Mr. Chandler in 1998 earned in 1997.

  (q) This amount consists of $111,995 in relocation expenses that TeleCorp Communications paid to Mr. Chandler and $2,480 that we paid on behalf of Mr. Chandler into our 401(k) plan.

  (r) Consists of 256 shares of series E preferred stock and 520.92 shares of class A common stock issued under our restricted stock grant plan on July 16, 1998.

Restricted Stock Grant Plan

  We established the TeleCorp PCS, Inc. 1998 Restricted Stock Plan to award key employees shares of our series E preferred stock and class A common stock. Each award is subject to a five- or six-year vesting schedule that depends on the employee's date of hire, with unvested shares being redeemed by us for $0.01 per share upon termination of employment. The shares granted are subject to the same transfer restrictions and repurchase rights as our shares held by AT&T and other investors. See "Description of Capital Stock." As of July 1, 1999, 6,687 shares of series E preferred stock and 12,297 shares of class A common stock are outstanding under this plan. We repurchased an additional 1,155 shares of series E preferred stock and 2,633 shares of class A common stock from our stockholders, which we had granted under this plan, and we have regranted some of these repurchased shares under this plan.

1999 Stock Option Plan

  On July 22, 1999, we implemented the 1999 Stock Option Plan to award employees and members of our board options to acquire shares of our class B common stock. The options will be exercisable over a 10 year period. They will vest ratably over a three to four year period. The exercise prices will be equal to the estimated fair value of the underlying shares of class B common stock. The plan restricts option holders from exercising their options until:

       .       an initial public offering of our class A common stock occurs that raises aggregate proceeds of at least $20.0 million;

       .       we sell all or substantially all of our assets; or

       .       we sell all or substantially all of our outstanding capital stock is sold.

We have reserved 587,159 shares of our class B common stock for issuance under this plan.

  On July 22, 1999, our board approved the grant of options to purchase 189,520 shares of class B common stock under our plan at an exercise price of $0.02 per share. We effected these grants on August 31, 1999.

Management Agreement

  Under the management agreement, TeleCorp Management, under our oversight, review and ultimate control and approval, assists us with:

       .       administrative services, such as accounting, payment of all bills and collection;

       .       operational services, such as engineering, maintenance and construction;

       .       marketing services, such as sales, advertising and promotion;

       .       regulatory services, such as tax compliance, FCC applications and regulatory filings; and

       .       general business services, such as supervising employees,
          budgeting and negotiating contracts.

Mr. Vento and Mr. Sullivan own TeleCorp Management.

  TeleCorp Management has agreed to provide the services of Mr. Vento and Mr. Sullivan in connection with the performance of TeleCorp Management's obligations under the management agreement. Mr. Vento and Mr. Sullivan have agreed to devote their entire business time and attention to providing these services, provided that they may devote reasonable periods of time to other enumerated activities.

  We reimburse TeleCorp Management for all out of pocket expenses it incurs for the retention of third parties on our behalf. We pay TeleCorp Management fees of $550,000 per year, payable in monthly installments. TeleCorp Management is also entitled to a potential annual bonus equal to up to 50% of the management fee based upon the achievement of objectives established by the compensation committee of our board for a particular calendar year. In 1998, we paid bonuses totaling approximately $285,000 to TeleCorp Management.

  The
management agreement has a five-year term. We may terminate the management agreement immediately in some circumstances including:

       .  indictment of Mr. Vento or Mr. Sullivan for a felony;

       .  a material breach which remains uncured after 30 days written notice;

       . the failure of TeleCorp Management to provide to us the services of Mr. Vento and Mr. Sullivan;

       . an event of default on any of our credit agreements for borrowings of $25.0 million or more as a result of our failure to comply with their terms; or

       .  acceleration of any of our indebtedness over $25.0 million.

TeleCorp Management may terminate the agreement voluntarily upon 30 days written notice to us. TeleCorp Management may also terminate the agreement if:

       . Mr. Vento and Mr. Sullivan are removed as directors or are demoted or removed from their respective offices or there is a material diminishment of Mr. Vento's and Mr. Sullivan's responsibilities, duties or status, which diminishment is not rescinded within 30 days after the date of receipt by our board from Mr. Vento and Mr. Sullivan of their respective written notice referring to the management agreement and describing the diminishment; or

       . we relocate our principal offices without TeleCorp Management's consent to a location more than 50 miles from our principal offices in Arlington, Virginia.

  If TeleCorp Management terminates the agreement for reasons other than its right to terminate upon 30 days written notice, or if we terminate the agreement because of a breach by TeleCorp Management or we fail to comply with any of our credit agreements for borrowed money in the amount of $25.0 million or more, TeleCorp Management will be entitled to their management fee and annual bonus. Their annual bonus will be determined as follows:

       . if the date of termination is on or prior to June 30 or any applicable calendar year, the annual bonus will be equal to a pro rata portion of the annual bonus in respect of that year, as determined based upon our achievement of the objectives for that year;

       . if the date of termination is after June 30 of any applicable calendar year, the annual bonus will be equal to the annual bonus payable in respect of that year, as determined based upon our achievement of the objectives for that year, in either instance payable upon the later to occur of 30 days after certification of our financial statements for that year and the last day of the month after which a new management service provider is retained by us, and TeleCorp Management has nominated a successor person or persons, who are acceptable to our board, and:

       . who would not cause a significant detrimental effect on our eligibility to hold our PCS licenses and to realize the benefits, if any, that we derive from TeleCorp Management's status as a very small business;

       . to whom our voting preference common stock and class C common stock shall be transferred by Mr. Vento and Mr. Sullivan.

       . The management agreement protects us if TeleCorp Management does not nominate an acceptable person or persons to provide to us management services to us.

  The shares of class A common stock and series E preferred stock that Mr. Vento and Mr. Sullivan received under the securities purchase agreement vest in accordance with the following schedule, which is contained in the management agreement:

                     Vesting Date              Percent of
                                                 Shares
                     July 17, 1998                 20%
                     July 17, 2000                 15%
                     July 17, 2001                 15%
                     July 17, 2002                 15%
                     July 17, 2003                 15%

  The remaining shares vest according to the completion of different steps in our minimum construction plan and the closing of our transactions for additional licenses.

  We are obligated to repurchase from Mr. Vento and Mr. Sullivan, and they are required to sell to us, their shares of our series E preferred stock or our class A common stock, following the termination of the management agreement for any reason, in the amounts and upon the following conditions:

       . 4,664 shares of our class A common stock if the termination occurs prior to an extraordinary event, which is a merger between us and another entity after giving effect to which our cash equity investors would beneficially own less than 33% of the equity interests in the surviving entity, the sale of substantially all of our assets, or the date of an initial public offering of our capital stock;

       . the shares of our class A common stock that have not already vested if the termination occurs after an extraordinary event; and

       . the amount of our class A common stock, up to 18,656 shares, and our series E preferred stock, up to 18,219 shares, that have not yet vested.

  Upon the occurrence of an extraordinary event, we are obligated to repurchase from Mr. Vento and Mr. Sullivan, and they are required to sell to us, a percentage of their 4,664 shares of our class A common stock. The percentage of shares to be repurchased is determined by the internal rate of return realized by our cash equity investors. The percentage of Mr. Vento's and Mr. Sullivan's 4,664 shares of our class A common stock to be repurchased is determined as follows:

       . if the internal rate of return realized by our cash equity investors is less than 30%, we must repurchase a total of 4,664 shares of our class A common stock from Mr. Vento and Mr. Sullivan;

       . if the internal rate of return realized by our cash equity investors is 30% or more but less than 35%, we must repurchase a total of 2,332 shares of our class A common stock from Mr. Vento and Mr. Sullivan; and

       . if the internal rate of return realized by our cash equity investors is more than 35%, we do not repurchase any shares of our class A common stock.

  During the term of the management agreement, and under limited circumstances for a period following termination, TeleCorp Management, Mr. Vento and Mr. Sullivan are prohibited from assisting or becoming associated with any person or entity, other than as a holder of up to 5% of the outstanding voting shares of any publicly traded company, that is actively engaged in the business of providing mobile wireless communications services in our territory, and from employing any person who was employed by us unless that person was not employed by us for a period of at least six months.



Employee Agreements

  On July 17, 1998, we entered into an employee agreement with Ms. Dobson, under which she serves as our Chief Operating Officer at a base annual salary of $250,000. Ms. Dobson is eligible under the employee agreement, at our board's discretion, to receive an annual bonus in an amount up to 50% of her base annual salary.

  On July 17, 1998, we entered into an employee agreement with Mr. Chandler, under which he serves as our General Manager at a base annual salary of $145,000. Mr. Chandler is eligible under the employee agreement, at our board's discretion, to receive an annual bonus in an amount up to 30% of his base annual salary.

  Both Ms. Dobson's and Mr. Chandler's employee agreements provide that they are employees-at-will. We will reimburse the reasonable expenses that the executives incur while performing their services under the employee agreements and the executives may participate in our employee benefit plans available to employees of comparable status and position.

  If an executive should die, we will pay any amounts that we owe the executive under the employee agreements accrued prior to the death to the executive's estate, heirs and beneficiaries. All family medical benefits under the employee agreements for the benefit of the executive will continue for six months after death. Termination for cause is:

       . engaging in misconduct which has caused demonstrable and serious injury, financial or otherwise, to us or our reputation;

       . being convicted of a felony or misdemeanor as evidenced by a judgment, order or decree of a court of competent jurisdiction;

       . failing to comply with our board's directions, or neglecting or refusing to perform the executive's duties or responsibilities, unless changed significantly without the executive's consent; or

       .  violating the employee agreement or  restricted stock grant plan.

If we terminate an executive for cause, or an executive voluntarily quits, we will pay the executive any amounts that we owe the executive accrued prior to the cessation of employment. If we terminate an executive other than for cause, we will pay the executive an amount equal to such executive's then annual base salary, at normal payroll intervals, as well as continue to cover the executive under our employee benefit plans for 12 months.

  Under the employee agreements, the executives are subject to confidentiality provisions, and have agreed, for one year after cessation of employment with us, to non-competition and non-solicitation provisions and to limit public statements concerning us.

Separation Agreement

  On March 8, 1999, we entered into a separation agreement with Mr. Dowski. Under such separation agreement, we agreed to pay Mr. Dowski:

       .  $17,500 per month for 12 months;

       .  a lump sum of $105,000, representing a 1998 bonus;

       .  a lump sum equal to earned but unpaid or unused vacation;

       . $4,300 as reimbursement for relocation expenses, including taxes payable by Mr. Dowski on the sum; and

       .  a lump sum equal to outstanding travel and expense reimbursement.

We also agreed to continue covering Mr. Dowski under our employee benefit plans for 12 months. We will continue to pay a duplicate housing relocation benefit to Mr. Dowski through July 1999.

  In addition, we repurchased 577 shares of Mr. Dowski's series E preferred stock and 1,316 of Mr. Dowski's shares of class A common stock for approximately $19 in accordance with his share grant agreement concerning such restricted stock.

  The separation agreement contained mutual releases by Mr. Dowski and us of the other. In addition, in the separation agreement, Mr. Dowski confirmed his confidentiality agreements with us, and his one-year non-competition, non-solicitation and limitation on public speaking agreements.

           SECURITIES OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

  The following table describes, as of September 14, 1999, on a pro forma basis, after giving effect to our Viper Wireless transaction, the number of shares of each class of our voting stock beneficially owned by:

       .  each of our directors;

       .  key executive officers;

       . each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting capital stock at such date;

       . all of our directors and executive officers , as a group, 30 persons.

  We effected a 100-to-1 stock split of all our common stock, senior common stock and series F preferred stock on August 31, 1999. We have not restated historical amounts to reflect the stock split. We have reflected the stock split in share amounts listed as on or subsequent to August 31, 1999. As of September 14, after giving pro forma effect to our Viper Wireless transaction, the following shares were outstanding:

       .  97,473 shares of series A preferred stock;

       .  210,608 shares of series C preferred stock;

       .  49,417 shares of series D preferred stock;

       .  24,906 shares of series E preferred stock;

       .  4,826,141 shares of series F preferred stock;

       .  23,879,899 shares of class A common stock;

       .  91,846 shares of class C common stock;

       .  275,539 shares of class D common stock; and

       .  1,000 shares of voting preference stock.

  See "Description of Capital Stock." Except as otherwise indicated, the address for each stockholder is c/o TeleCorp, 1010 N. Glebe Road, Suite 800, Arlington, Virginia 22201.

  In accordance with the beneficial ownership provisions of the Securities Exchange Act of 1934 for purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if the person has or shares voting power or investment power with respect to the common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used here, voting power is the power to vote or direct the voting of shares and investment power is the power to dispose or direct the disposition of shares.

  Under the terms of our restated certificate of incorporation, until the occurrence of defined events, and subject to specific rights granted to holders of other classes of our capital stock, the holders of voting preference common stock possess 50.1% of the voting power of all shares of our capital stock, and the holders of class A common stock possess 49.9% of the voting power of all shares of our capital stock. If, under circumstances described under "Description of Capital Stock," we receive FCC approval for the class A common stock and voting preference common stock to vote as a single class, the class A common stock and the voting preference common stock will vote as a single class on all matters and be granted one vote per outstanding share. Holders of some of our other classes of our capital stock have been granted voting rights regarding matters specifically affecting those classes. Finally, so long as AT&T continues to own not less than two-thirds of the shares of series A preferred stock it owned on July 16, 1998, it will have the right to nominate two members of our board, or one member following other events. See "Description of Capital Stock."


                                                                   Class A                       Voting Preference
                                                                Common Stock                       Common Stock
                                                         -----------------------------     -----------------------------
                                                          Number of     Percentage of       Number of     Percentage of
Stockholder                                                Shares           Class             Shares          Class
-----------                                              ----------     --------------     -----------   ---------------
CB Capital Investors, L.P............................  4,899,238(a)         20.76%              0               0%
Equity-Linked Investors -II..........................  4,650,492(b)         19.71               0               0
Hoak Communications Partners, L.P....................  3,487,793(c)         14.78               0               0
Whitney Equity Partners. L.P.........................  2,906,428(d)         12.32               0               0
Media/Communications Partners........................  1.868,453(e)          7.92               0               0
AT&T Wireless PCS, Inc...............................  5,118,936(f)         18.01               0               0
TWR Cellular, Inc....................................  5,118,936(f)         18.01               0               0
Gerald T. Vento......................................  1,609,854(g)          6.82             500              50
Thomas H. Sullivan...................................  1,042,380(h)          4.42             500              50
Michael R. Hannon....................................  4,899,238(i)         20.76               0               0
  Rohit M. Desai.....................................  4,650,492(j)         19.71               0               0
James M. Hoak........................................  3,487,793(k)         14.78               0               0
William Laverack, Jr.................................  2,906,428(l)         12.32               0               0
Gary Fuqua...........................................          0                0               0               0
James F. Wade........................................  1,868,453(m)          7.92               0               0
Scott Anderson.......................................      2,500(n)             *               0               0
  William Kussell....................................      2,500(o)             *               0               0
  Joseph O' Donnell..................................      2,500(p)             *               0               0
Michael Schwartz.....................................  5,118,936(f)         18.01               0               0
Mary Hawkins Key.....................................  5,118,936(f)         18.01               0               0
Julie Dobson.........................................    518,213(q)          2.20               0               0
Robert Dowski........................................     13,945(r)             *               0               0
Steven Chandler......................................     57,342(s)             *               0               0
All directors and executive officers, as a group, 30
persons.............................................. 26,777,264(t)         94.20

_______________
*   Less than one percent.

(a) Includes shares held by TeleCorp Investment Corp., LLC. Does not include 9,082 shares of class C common stock or 65,793 shares of class D common stock held by these stockholders. These shares under some circumstances are convertible into shares of class A common stock. Does not include 50,571 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." These shares may also be deemed to be beneficially owned by Mr. Hannon. Mr. Hannon disclaims beneficial ownership of all of these shares. The address of the stockholders is 380 Madison Avenue, 12th Floor, New York, New York 10017.

(b) Includes shares held by Private Equity Investors III, L.P. Does not include 8,710 shares of class C common stock or 62,876 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 48,038 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." These shares may also be deemed to be beneficially owned by Mr. Desai. Mr. Desai disclaims beneficial ownership of all these shares. The address of the stockholders is 540 Madison Avenue, 36th Floor, New York, New York 10022.

(c) Includes shares held by HCP Capital Fund, L.P. Does not include 6,532 shares of class C common stock or 47,159 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 36,028 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." These shares may also be deemed to be beneficially owned by Mr. Hoak. The address of the stockholders is One Galleria Tower, 13355 Noel Road, Suite 1050, Dallas, Texas 75240.

(d) Includes shares held by J.H. Whitney III, L.P. and Whitney Strategic Partners III, L.P. Does not include 5,444 shares of class C common stock or 39,300 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 30,023 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." These shares may also be deemed to be beneficially owned by Mr. Laverack. The address of the stockholders is 177 Broad Street, 15th Floor, Stamford, Connecticut 06901.

(e) Consists of shares held by Media/Communications Partners III Limited Partnership and Media/Communications Investors Limited Partnership. Does not include 3,452 shares of class C common stock or 25,038 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 19,282 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." These shares may also be deemed to be beneficially owned by Mr. Wade. The address of the stockholders is 75 State Street, Suite 2500, Boston, Massachusetts
    02109.

(f) Consists of 2,532,495 shares of series F preferred stock held by AT&T Wireless PCS, 1,803,646 shares of series F preferred stock held by TWR Cellular and 490,000 shares of series F preferred stock issuable to AT&T Wireless PCS in connection with the Viper Wireless transaction. Does not include 6,764 shares of class D common stock held by AT& T Wireless PCS. These shares may also be deemed to be held by Mr. Schwartz, Ms. Hawkins Key and various AT&T affiliates. Mr. Schwartz and Ms. Hawkins Key disclaim beneficial ownership of all of these shares. Does not include 97,473 shares of series A preferred stock or 49,417 shares of series D preferred stock held by this stockholder. Series A preferred stock is convertible into shares of class A common stock only after July 17, 2006. Series D preferred stock is convertible under some circumstances into shares of senior common stock, which is convertible into class A common stock. See "Description of Capital Stock." The address of the stockholders is c/o AT&T Wireless PCS, Inc., 7277 164th Avenue, N.E., Redmond, Washington 98052.

(g) Includes 159,244 shares held by TeleCorp Investment Corp. II, L.L.C. Mr. Vento serves as a manager and is a stockholder of this entity. Does not include 34,124 shares of class C common stock or 1,015 shares of class D common stock held by this stockholder or 3,678 shares of class D common stock held by TeleCorp Investment Corp. II, L.L.C. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 490 shares of series C preferred stock or 11,235 shares of series E preferred stock held by this stockholder or 1,670 shares of series C preferred stock owned by TeleCorp Investment Corp. II, L.L.C. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock."

(h) Includes 159,244 shares held by TeleCorp Investment Corp. II, L.L.C. Mr. Sullivan serves as a manger and is a stockholder of this entity. Does not include 21,156 shares of class C common stock or 226 shares of class D common stock held by this stockholder or 3,678 shares of class D common stock held by TeleCorp Investment Corp. II, L.L.C. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 109 shares of series C preferred stock or 6,984 shares of series E preferred stock held by this stockholder or 1,670 shares of series C preferred stock owned by TeleCorp Investment Corp. II, L.L.C. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock."

(i) Includes shares of our capital stock owned by CB Capital Investors, L.P. and TeleCorp Investment Corp., LLC. Mr. Hannon serves as Vice President of CB Capital Investors, L.P. Includes 9,082 shares of class C common stock and 65,793 shares of class D common stock held by the stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 50,571 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." Mr. Hannon disclaims beneficial ownership of all of these shares. The address of the stockholder is c/o CB Capital Investors, L.P., 380 Madison Avenue, 12th Floor, New York, New York 10017.

(j) Consists of shares owned by Equity-Linked Investors-II and Private Equity Investors III, L.P. Mr. Desai serves as managing general partner of each of these stockholders. Does not include 8,710 shares of class C common stock or 62,876 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 48,038 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." Mr. Desai disclaims beneficial ownership of all of these shares. The address of this stockholder is 540 Madison Avenue, 36th Floor, New York, New York 10022.

(k) Consists of shares owned by Hoak Communications Partners, L.P. and HCP Capital Fund, L.P. Mr. Hoak serves as Principal and Chairman of the manager of these stockholders, shareholder of the manager and General Partner of Hoak Communications Partners, L.P. and limited partner and shareholder of the General Partner of HCP Capital Fund, L.P. Does not include 6,532 shares of class C common stock or 47,159 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 36,028 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." The address of these stockholders is c/o Hoak Communications Partners, L.P., One Galleria Tower, 13355 Noel Road, Suite 1050, Dallas, Texas 75240.

(l) Consists of shares owned by Whitney Equity Partners, L.P., J.H. Whitney III, L.P. and Whitney Strategic Partners III, L.P. Mr. Laverack serves as Managing Member of J.H. Whitney Equity Partners, L.L.C., which is a General Partner in Whitney Equity Partners, L.P., Managing Member of J.H. Whitney Equity Partners III, L.L.C. which is a General Partner in J.H. Whitney III, L.P. and Whitney Strategic Partners III, L.P. Does not include 5,444 shares of class C common stock or 39,300 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 30,023 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." The address of these stockholders is c/o Whitney Equity Partners, L.P., 177 Broad Street, 15th Floor, Stamford, Connecticut 06901.

(m) Consists of shares owned by Media/Communications Investors Limited Partnership and Media/Communications Partners III Limited Partnership. Mr. Wade serves as President of M/C Investor General Partner-J, Inc., which is a General Partner in Media Communications Investors Limited Partnerships and Manager of M/C III, L.L.C., which is a General Partner in Media Communications Partners III Limited Partnership. Does not include 3,452 shares of class C common stock or 25,038 shares of class D common stock held by these stockholders. These shares, under some circumstances, are convertible into shares of class A common stock. Does not include 19,282 shares of series C preferred stock held by these stockholders. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock." The address of these stockholders is c/o Media/Communications Partners, 75 State Street, Suite 2500, Boston, Massachusetts 02109.

(n) Does not include 159,244 shares of class A common stock and 3,678 shares of class D common stock owned by TeleCorp Investment Corp. II, L.L.C., of which Cedar Grove Partners, LLC owns 4.49%. Mr. Anderson is a principal of Cedar Grove Partners, LLC. Includes vested options to purchase 2,500 shares of class B common stock but does not include unvested options to purchase 7,500 shares of class B common stock.

(o) Does not include 159,244 shares of class A common stock and 3,678 shares of class D common stock owned by TeleCorp Investment Corp. II, L.L.C., of which Mr. Kussell owns 2.99%. Includes vested options to purchase 2,500 shares of class B common stock but does not include unvested options to purchase 7,500 shares of class B common stock.

(p) Does not include 159,244 shares of class A common stock and 3,678 shares of class D common stock owned by TeleCorp Investment Corp. II, L.L.C., of which Mr. O'Donnell owns 2.39%. Includes vested options to purchase 2,500 shares of class B common stock but does not include unvested options to purchase 7,500 shares of class B common stock.

(q) Does not include 159,244 shares of class A common stock and 3,678 shares of class D common stock owned by TeleCorp Investment Corp. II, L.L.C., of which Ms. Dobson owns 5.99%. Does not include 3,120 shares of series E preferred stock held by this stockholder. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock.

(r) Does not include 137 shares of series E preferred stock held by this stockholder. These shares are convertible under some circumstances into shares of class A common stock or class B common stock, which is convertible into class A common stock. See "Description of Capital Stock."

(s) Does not include 159,244 shares of class A common stock and 3,678 shares of class D common stock owned by TeleCorp Investment Corp. II, L.C., of which Mr. Chandler owns 5.99%. Includes vested options to purchase 250 shares of class B common stock but does not include unvested options to purchase 750 shares of class B common stock.

(t) Includes shares held by members of management and our cash equity investors that may be deemed to be beneficially owned by members of our board. These members of our board disclaim beneficial ownership. The 14 members of our senior management team hold approximately 14% of our common stock. Does not include shares held by Mr. Dowski, whom we no longer employ. Does not include options that have been approved but not granted under our 1999 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AT&T Agreements

  On January 23, 1998, we and AT&T announced the formation of a venture under which we are financing, constructing and operating a wireless communications network using the AT&T and SunCom brand names and logos together, giving equal emphasis to both. AT&T contributed licenses to us in exchange for an equity interest in us. The venture provides the basis for an alliance between us and AT&T to provide wireless communications services in particular markets. These agreements are unique and were heavily negotiated by the parties. The parties entered into these agreements as a whole, and, taken as a whole, the terms of these agreements were no more favorable to any of the parties than could have been obtained from third parties negotiated at arm's length. AT&T, as a result of these agreements, owns shares of our capital stock. The terms of the venture and the alliance are described in a number of agreements, and we summarize these agreements. These summaries are qualified by reference to the agreements. Copies of the agreements are attached as exhibits to the registration statement.

Securities Purchase Agreement

Under a securities purchase agreement, dated as of January 23, 1998, as amended, among:

     . our cash equity investors which include:

       .  AT&T Wireless PCS Inc.;

       .  TWR Cellular, Inc.;

       .  CB Capital Investors, L.P.;

       .  Desai Associates;

       .  Hoak Capital Corporation;

       .  J. H. Whitney & Co.;

       . Entergy Technology Holding Company, who has since transferred all of our capital stock that it owned;

       .  M/C Partners;

       .  One Liberty Fund III, L.P.;

       .  Toronto Dominion Investments, Inc.;

       .  Northwood Capital Partners;

     . and:

       .  the former stockholders of TeleCorp Holding;

       .  Mr. Vento and Mr. Sullivan; and

       .  us,
we received PCS licenses from AT&T Wireless PCS and TWR Cellular in exchange for shares of our series A preferred stock, series D preferred stock and series F preferred stock. Under the securities purchase agreement, the cash equity investors agreed to contribute $128.0 million to us in exchange for shares of our series C preferred stock, class A voting common stock, class C common stock, and class D common stock. In addition, the securities purchase agreement provides that, upon the closing by us of an acquisition of PCS licenses covering populations of one million or more people, the cash equity investors will contribute an additional $5.0 million to us in exchange for additional shares of our series C preferred stock and class A common stock. Approximately $39.0 million of the contributions to be made by the cash equity investors were made upon the closing of the transactions contemplated by the securities purchase agreement, which occurred on July 17, 1998, and the remainder of the contributions will be made over a three-year period. The obligations of each of the cash equity investors to make its remaining contributions are:

       .       irrevocable and unconditional, and not subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever; and

       .       under a pledge agreement between the cash equity investors and us, secured by a pledge of all shares of our capital stock issued to the cash equity investor under the securities purchase agreement.

See "Management Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Under the securities purchase agreement, Mr. Vento and Mr. Sullivan exchanged their shares of stock in TeleCorp Holding for shares of our series E preferred stock, class A common stock, class C common stock and class D common stock. Mr. Vento and Mr. Sullivan also each received five shares of our voting preference stock in exchange for shares of stock we previously issued to them. The other former stockholders of TeleCorp Holding exchanged their shares of stock in TeleCorp Holding for shares of our series C preferred stock, class A common stock, class C common stock and class D common stock. The table below indicates the contribution made by each of the parties to the securities purchase agreement, their contribution and the consideration received:

               Stockholder                                 Contribution                            Consideration Received
----------------------------------------------------------------------------------------------------------------------------
 .  AT&T Wireless PCS Inc.                   .  PCS licenses covering some of the         .  30,650 shares of our series A
                                               Basic Trade Areas                            preferred stock
                                               or other areas within the St. Louis       .  15,741 shares of our series D
                                               Major Trade Areas the                        preferred stock
                                               Louisville-Lexington-Evansville           .  15,325 shares of our series F
                                               Major Trade Area, and the                    preferred stock
                                               Boston-Providence Major Trade Area
----------------------------------------------------------------------------------------------------------------------------
 .  TWR Cellular, Inc.                       .  PCS licenses covering the Little Rock,    .  36,073 shares of our series A
                                               Arkansas Major Trade Area and covering       preferred stock
                                               some of the Basic Trade Areas             .  18,526 shares of our series D
                                               or other areas within the                    preferred stock
                                               Memphis-Jackson Major Trade Area          .  18,036 shares of our series F
                                                                                            preferred stock
----------------------------------------------------------------------------------------------------------------------------

               Stockholder                                 Contribution                            Consideration Received
----------------------------------------------------------------------------------------------------------------------------
 .  CB Capital Investors, L.P.               .  $27,782,014                               .  30,102 shares of our series C
                                            .  363 class A shares of TeleCorp               preferred stock
                                               Holding                                   .  28,654 shares of our class A common
                                            .  2,296 class C shares of TeleCorp             stock
                                               Holding                                   .  91 shares of our class C common
                                            .  58 series A preferred shares of              stock
                                               TeleCorp Holding                          .  596 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Desai Associates                         .  $27,782,014                               .  27,782 shares of our series C
                                                                                            preferred stock
                                                                                         .  26,369 shares of our class A common
                                                                                            stock
                                                                                         .  87 shares of our class C common
                                                                                            stock
                                                                                         .  572 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Hoak Capital Corporation                 .  $19,172,794                               .  20,837 shares of our series C
                                                                                            preferred stock
                                                                                         .  19,777 shares of our class A common
                                                                                            stock
                                                                                         .  65 shares of our class C common
                                                                                            stock
                                                                                         .  429 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  J.H. Whitney & Co.                       .  $17,363,760                               .  17,364 shares of our series C
                                                                                            preferred stock
                                                                                         .  16,481 shares of our class A common
                                                                                            stock
                                                                                         .  54 shares of our class C common
                                                                                            stock
                                                                                         .  357 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Entergy Technology Holding Company       .  $13,891,009                               .  15,051 shares of our series C
                                            .  1,974 class B shares of TeleCorp             preferred stock
                                               Holding                                   .  14,327 shares of our class A common
                                            .  685 class C shares of TeleCorp               stock
                                               Holding                                   .  344 shares of our class D common
                                            .  58 series A preferred shares of              stock
                                               TeleCorp Holding
-----------------------------------------------------------------------------------------------------------------------------------
 .  M/C Partners and M/C Investors           .  $10,418,256                               .  11,578 shares of our series C
                                            .  363 class A shares of TeleCorp               preferred stock
                                               Holding                                   .  11,031 shares of our class A
                                            .  2,296 class C shares of TeleCorp             common stock
                                               Holding                                   .  35 shares of our class C common
                                            .  58 series A preferred shares of              stock
                                               TeleCorp Holding                          .  227 shares of our class D common
                                                                                            stock

-----------------------------------------------------------------------------------------------------------------------------------


               Stockholder                                 Contribution                            Consideration Received
----------------------------------------------------------------------------------------------------------------------------
 .  One Liberty Fund III, L.P.               .  $3,472,754                                .  5,004 shares of our series C
                                            .  837 class A shares of TeleCorp               preferred stock
                                               Holding                                   .  4,633 shares of our class A common
                                            .  2,273 class C shares of TeleCorp             stock
                                               Holding                                   .  13 shares of our class C common
                                            .  77 series A preferred shares of              stock
                                               TeleCorp Holding                          .  86 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Toronto Dominion Investments, Inc.       .  $3,472,754                                .  3,473 shares of our series C
                                                                                            preferred stock
                                                                                         .  3,296 shares of our class A common
                                                                                            stock
                                                                                         .  11 shares of our class C common
                                                                                            stock
                                                                                         .  71 shares of our class D common
                                                                                            stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Northwood Capital Partners and           .  $2,430,928                                .  3,591 shares of our series C
   Northwood Ventures                       .  363 class A shares of TeleCorp               preferred stock
                                               Holding                                   .  3,450 shares of our class A common
                                            .  2,296 class C shares of TeleCorp             stock
                                               Holding                                   .  9 shares of our class C common stock
                                            .  58 series A preferred shares of           .  62 shares of our class D common
                                               TeleCorp Holding                             stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Gilde Investment Fund B.V.               .  8 class A shares of TeleCorp              .  15 shares of our series C preferred
                                               Holding                                      stock
                                            .  23 class C shares of TeleCorp             .  13 shares of our class A common
                                               Holding                                      stock
                                            .  1 series A preferred share of             .  less than 1 share of our class C
                                               TeleCorp Holding                             common stock
                                                                                         .  less than 1 share of our class D
                                                                                            common stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  TeleCorp Investment Corp., L.L.C.        .  2,659 class C shares of TeleCorp          .  2 shares of our class C common stock
                                               Holding                                   .  12 shares of our class D common
                                            .  58 series A preferred shares of              stock
                                               TeleCorp Holding                          .  1,160 shares of our series C
                                                                                            preferred stock
-----------------------------------------------------------------------------------------------------------------------------------
 .  Gerald T. Vento                          .  $450,000                                  .  5 shares of our voting preferred
                                            .  1,788 class A shares of TeleCorp             common stock
                                               Holding                                   .  450 shares of our series C preferred
                                                                                            stock
                                                                                         .  8,729 shares of our series E
                                                                                            preferred stock
                                                                                         .  11,207 shares of our class A common
                                                                                            stock
                                                                                         .  341 shares of our class C common
                                                                                            stock
                                                                                         .  9 shares of our class D common stock
-----------------------------------------------------------------------------------------------------------------------------------

               Stockholder                                 Contribution                            Consideration Received
--------------------------------------------------------------------------------------------------------------------------------
 .  Thomas H. Sullivan                       .  $100,000                                  .  5 shares of our voting preferred
                                            .  1,112 class A shares of TeleCorp             common stock
                                               Holding                                   .  100 shares of our series C preferred
                                                                                            stock
                                                                                         .  5,426 shares of our series E
                                                                                            preferred stock
                                                                                         .  6,796 shares of our class A common
                                                                                            stock
                                                                                         .  212 shares of our class C common
                                                                                            stock
                                                                                         .  2 shares of our class D common stock
-----------------------------------------------------------------------------------------------------------------------------------




  Our cash equity investors also committed in the securities purchase agreement to make additional irrevocable equity contributions in the aggregate amount of $5.0 million in return for the issuance of preferred and common stock in connection with the Digital PCS acquisition. In addition, upon the closing of the transactions contemplated by the securities purchase agreement, we also issued to other members of management shares of our series E preferred stock and class A common stock. Up to 35.71% of the class A common stock issued to members of management are under our restricted stock plan. Shares issued under the restricted stock plan are subject to forfeiture according to a schedule if employment of the stockholder with us is terminated within six years after the closing of the securities purchase agreement.

Stockholders' Agreement

  General. The stockholders' agreement, dated as of July 17, 1998, among AT&T Wireless PCS, TWR Cellular, the cash equity investors, Mr. Vento, Mr. Sullivan and us sets guidelines for our management and operations and restricts the sale, transfer or other disposition of our capital stock.

  Board of Directors. Our board currently consists of 13 directors. Our directors are elected to serve until they resign or are removed or are otherwise disqualified to serve or until their successors are elected and qualified. Our directors are elected at the annual meeting of stockholders.

  The stockholders' agreement provides that any action of our board be approved by the affirmative vote of a majority of our entire board, except in circumstances where voting by particular classes of directors is required. The stockholders' agreement also provides that our board shall initially consist of 13 directors, comprised of the following:

       .       three individuals selected by the cash equity investors who own a majority of the class A common stock;

       .       each of Mr. Vento and Mr. Sullivan, so long as each remains one of our officers and the management agreement between us and TeleCorp Management remains in effect;

       .       two individuals selected by AT&T Wireless PCS in its capacity as holder of the series A preferred stock, so long as AT&T Wireless PCS and TWR Cellular together own at least two-thirds of the number of shares of series A preferred stock authorized on May 14, 1999 in our restated certificate of incorporation;

       .       three individuals selected by the holders of the voting
          preference stock, which three individuals are reasonably acceptable to the cash equity investors who own a majority of the class A common stock; and

       .       three individuals selected by the holders of the voting
          preference stock, which three individuals are reasonably acceptable to the holders of a majority of the class A common stock beneficially owned by the cash equity investors and AT&T Wireless PCS.

  The stockholders' agreement provides that our board will be reduced to 7 directors upon the later to occur of the following:

       .       the date that the holders of shares of our voting preference stock vote as a class with the holders of our class A voting common stock; and

       .       the date on which:

       .       the class A voting common stock is registered pursuant to an effective registration statement under the Securities Act;

       .       the aggregate gross proceeds received by us in connection with such registration statement equals or exceeds $20 million; and

       .       the class A voting common stock is listed for trading on the New
          York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ.

If our board is reduced to 7 directors, the parties to the stockholders' agreement agreed to vote all of the shares of class A voting common stock and voting preference stock to cause the election of the following 7 individuals to our board:

       .       two individuals selected by holders of a majority in interest of the common stock beneficially owned by the cash equity investors;

       .       two additional individuals selected by holders of a majority in interest of the common stock beneficially owned by the cash equity investors, which two individuals are acceptable, in each of their discretion, to Mr. Vento and Mr. Sullivan, so long as they remain our officers, and AT&T Wireless PCS;

       .       two individuals employed by us and selected by Mr. Sullivan and
          Mr. Vento, so long as they remain our officers, one of whom shall be acceptable, in each of their reasonable discretion, to the holders of a majority in interest of the class A voting common stock beneficially owned by the cash equity investors and AT&T Wireless PCS; and

       .       one individual elected by AT&T Wireless PCS in its capacity as the holder of series A preferred stock so long as it has the right to nominate one director in accordance with our restated certificate of incorporation.

       .       The stockholders' agreement also addresses the composition of our board committees. See "Management."

  Exclusivity. The parties to the stockholders' agreement have agreed that, during the term of the stockholders' agreement, neither they nor any of their respective affiliates will provide or resell, or act as the agent for any person offering, within the areas covered by our licenses, wireless communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC, except that AT&T and its affiliates may:

       .       resell or act as agent for us in connection with wireless
          communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC;

       .       provide or resell wireless communications services to or from specific locations, provided that any equipment sold in connection with the service must be capable of providing wireless communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC; and

       .       resell wireless communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC for another person in any area where we have not placed a system into commercial service.

  Additionally, with respect to some markets identified in the intercarrier roamer services agreement with AT&T Wireless Services, each of us and AT&T Wireless PCS has agreed to cause our respective affiliates in their home carrier capacities to:

       .       program and direct the programming of customer equipment so that the other party, in its capacity as the serving carrier, is the preferred provider in these markets; and

       .       refrain from inducing any of its customers to change such
          programming.

  AT&T Wireless PCS has retained certain PCS licenses within the areas covered by our licenses for which we have a right of negotiation in the event of a proposed transfer.

  If we materially breach any of our obligations, including if:

       .       AT&T Wireless PCS and its affiliates decide to adopt a new technology standard other than TDMA in a majority of its markets, and we decline to adopt the new technology; or

       .       we fail to meet specified network, audio and system performance quality standards;

AT&T Wireless PCS may terminate its exclusivity obligations under the stockholders' agreement after the applicable cure periods.

  We and the other parties amended the stockholders' agreement to terminate the exclusivity provisions with regard to populations of approximately 100,000 that overlapped with the coverage area of licenses AT&T purchased from Vanguard Cellular in Strafford, New Hampshire. We have agreed with AT&T to exchange our licenses covering these populations for licenses covering other populations. These exchanged populations will be covered under the scope of our agreements with AT&T.

  Construction. The stockholders' agreement requires us to construct a PCS system in the areas covered by our licenses according to a minimum construction plan, which requires us to construct a system in areas covering:

       .       20% of the total 1990 population of the area covered by our licenses by July 17, 1999, focusing on designated areas of Memphis and New Orleans;

       .       40% of the total 1990 population of the area covered by our licenses by July 17, 2000, focusing on designated areas of New England, Little Rock and Missouri and enhancing coverage in all markets;

       .       55% of the total 1990 population of the area covered by our licenses by July 17, 2001, focusing on secondary cities and the important associated connecting highways;

       .       70% of the total 1990 population of the area covered by our licenses by July 17, 2002, continuing to expand the secondary cities and enhancing coverage of the core areas; and

       .       75% of the total 1990 population of the area covered by our licenses by July 17, 2003, focusing on adding capacity sites and filling in the remaining suburban areas.

  In addition to the minimum construction plan, we are bound to do the following:

       .       arrange for all necessary microwave relocation for our licenses and AT&T's retained licenses;

       .       ensure compatibility of our systems with the majority of systems in Louisiana, Oklahoma, Minnesota, Illinois and Texas, excluding Houston;

       .       satisfy the FCC construction requirements in the areas covered by our licenses and AT&T's retained licenses;

       .       offer service features such as call forwarding, call waiting and voicemail with respect to our systems, causing our systems to comply with AT&T's network, audio and system performance quality standards; and

       .       refrain from providing or reselling services other than long distance services that constitute wireless communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC or that are procured from AT&T.

  Disqualifying Transaction. If AT&T and an entity that:

       .       derives annual revenues from communications businesses in excess of $5 billion;

       .       derives less than one-third of its aggregate revenues from wireless communications; and

       .       owns FCC licenses to offer, and does offer, mobile wireless communications services serving more than 25% of the residents, as determined by Equifax Marketing Decision Systems Inc., within the areas covered by our licenses,

       .       merge, consolidate, acquire or dispose of assets to each other, or otherwise combine,

       .       then AT&T, upon written notice to us, may terminate some of its exclusivity obligations where the territory covered by our licenses overlaps with commercial mobile radio service licenses of the business combination partner. Upon the termination, we have the right to cause AT&T, TWR Cellular, or any transferee that acquired any shares of series A preferred stock, series D preferred stock or series F preferred stock owned by AT&T Wireless PCS on July 17, 1998, and any shares of our common stock into which any of these shares are converted, to exchange their shares into shares of series B preferred stock. The share exchange will be proportionate to the overlap of residents in the overlapping territory.

  Once so converted, we may redeem the shares of series B preferred stock at any time in accordance with our restated certificate of incorporation. Currently, only Sprint, SBC Communications, Bell Atlantic and BellSouth satisfy the criteria for a business combination partner.

  Under some circumstances, if AT&T proposes to sell, transfer or assign to any person that is not an affiliate of AT&T, any PCS system owned and operated by AT&T Wireless PCS and its affiliates in any of the St. Louis, Missouri, Louisville, Kentucky, or Boston, Massachusetts basic trading areas, then AT&T must provide us with the opportunity to offer for sale jointly with AT&T, for a 90-day period, wireless communications services in the applicable subject markets and the portion of the areas covered by our licenses that are included in the major trading area that includes these basic trading areas.

  Acquisition of Licenses. The stockholders' agreement provides that we may acquire any cellular license that our board has determined is a demonstrably superior alternative to constructing a PCS system within the corresponding areas covered by our licenses, if:

       .       a majority of the population covered by the license is within the areas covered by our licenses;

       .       AT&T Wireless PCS and its affiliates do not own commercial mobile radio service licenses in the area covered by the license; and

       .       our ownership of the license will not cause AT&T Wireless PCS or any affiliate to be in breach of any law or contract.

  Vendor Discounts; Roaming Agreements. AT&T Wireless PCS has agreed in the stockholders' agreement that, if we so request, it will use all commercially reasonable efforts:

       .       to assist us in obtaining discounts from any AT&T Wireless PCS vendor with whom we are negotiating for the purchase of any infrastructure equipment or billing services; and

       .       to enable us to become a party to the roaming agreements between
          AT&T Wireless PCS and its affiliates and operators of other cellular and PCS systems.

  Resale Agreements. Under the stockholders' agreement, we, upon the request of AT&T Wireless PCS, will enter into resale agreements relating to the areas covered by our licenses under which AT&T will resell our services. The rates, terms and conditions of service that we provide are to be at least as favorable, and to the extent permitted by applicable law, more favorable, to AT&T Wireless PCS, taken as a whole, as the rates, terms and conditions that we provide to other customers.

  Subsidiaries. The stockholders' agreement provides that all of our subsidiaries must be direct or indirect wholly owned subsidiaries. The stockholders' agreement also provides that, without the prior written consent of, or right of first offer to, AT&T Wireless PCS, we and our subsidiaries may not:

       .       sell or dispose of a substantial portion of our assets or the assets of any of our subsidiaries; or

       .       liquidate, merge or consolidate until we meet minimum
          construction requirements.

  Restrictions on Transfer. The stockholders' agreement restricts the sale, transfer or other disposition of our capital stock, such as by giving rights of first offer, drag along and tag along rights, and providing demand and piggyback registration rights.

  If one of our stockholders desires to transfer any or all of its shares of preferred or common stock, other than voting preference stock and class C common stock, the selling stockholder must first give written notice to us and:

       .       if the selling stockholders is a cash equity investor or any other type of stockholder, to AT&T Wireless PCS; and

       .       if the selling stockholder is AT&T Wireless PCS or TWR Cellular, to each cash equity investor.

   The stockholders who receive notice from the selling stockholders may acquire all, but not less than all, of the shares offered to be sold at the price offered by the selling stockholder. If none of the existing stockholders opt to purchase the shares of the selling stockholder, the selling stockholder can sell its shares to any other person on the same terms and conditions as originally offered to the existing stockholders. The right of first offer does not apply to our repurchase of any shares of our class A voting common stock or class E preferred stock from one of our employees in connection with the termination of the employee's employment with us.

  A stockholder may not transfer 25% or more of any of the following shares of our capital stock, whether alone or with other stockholders or whether in one transaction or a series of transactions:

       .       series A preferred stock;

       .       series C preferred stock;

       .       series D preferred stock;

       .       series E preferred stock;

       .       series F preferred stock;

       .       senior common stock;

       .       voting preference stock;

       .       class A voting common stock;

       .       class B non-voting common stock;

       .       class C common stock; or

       .       class D common stock,

unless the proposed transfer includes an offer to AT&T Wireless PCS, the cash equity investors and Mr. Vento and Mr. Sullivan to join in the transfer. Class C common stock and class D common stock shall count as one class of stock for purposes of the 25% test. If a selling stockholder receives an offer from a bona fide purchaser to transfer a selling stockholder's shares, the selling stockholder must follow procedures included in the stockholders' agreement to include the other stockholders in the proposed transfer.

  Our stockholders also have demand and piggyback registration rights. In some circumstances and after the passing of a period of time after our stock is listed on the New York Stock Exchange, American Stock Exchange or NASDAQ, stockholders may demand that we register some or all of their securities with the SEC under the Securities Act. Also, if we propose to register any shares of our class A voting common stock or securities convertible into or exchangeable for class A voting common stock with the SEC under the Securities Act, we must notify all stockholders of our intention to do so, and our stockholders may include in our registration their shares of class A voting stock or securities convertible into or exchangeable for class A voting common stock.

  Amendments. Amendments to the stockholders' agreement require the written consent of holders of:

       .       a majority of the shares of the class A common stock, including
          AT&T Wireless PCS;

       .       two-thirds of the class A common stock beneficially owned by the cash equity investors; and

       .       two-thirds of the class A common stock beneficially owned by  Mr.
          Vento and Mr. Sullivan.

  Termination. The stockholders' agreement will terminate upon the earliest to occur of:

       .       the receipt of the written consent of each party;

       .       July 17, 2009; and

       .       under circumstances, the date on which a single stockholder beneficially owns all of the outstanding shares of class A common stock.

Network Membership License Agreement

Under a network license agreement dated as of July 17, 1998 between AT&T and us, AT&T granted to us a royalty-free, non-transferable, non-sublicensable, non-exclusive, limited license to use some of their licensed marks, including:

       .       the logo containing the AT&T name and globe design;

       .       the expression "Member, AT&T Wireless Services Network"; and

       .       AT&T colors, graphics and overall configurations,

       .       solely in connection with licensed activities.  These licensed activities include:

       .       providing to our customers and resellers of our PCS, solely within the areas covered by our licenses, mobile wireless communications services initiated or terminated using TDMA and frequencies licensed by the FCC to us for commercial mobile radio service provided in accordance with the agreements between us and AT&T; and

       .       marketing and offering the licensed services within the areas covered by our licenses with limited advertising outside our licensed area.

  The license agreement also grants to us the right to use licensed marks on specified mobile phones distributed to our customers.

  Except in specified instances, AT&T has agreed not to grant to any other person a right to provide or resell, or act as agent for any person offering, wireless communications services initiated or terminated using TDMA and portions of the airwaves licensed by the FCC under the licensed marks. AT&T retains all rights of ownership in the licensed marks, subject to its exclusivity obligations to us, in both the areas covered by our licenses and all other areas.

  The license agreement restricts our use and modification of any of the licensed marks. Although we may develop our own marks, we may not use them together with the licensed marks without the prior approval of AT&T. Any services we market or provide using the licensed marks must be of comparable quality to similar services that AT&T markets and provides in areas that are comparable to the areas covered by our licenses. We may take into account commercial reasonableness and the relative stage of development of the licensed areas, among other things, to determine what is comparable service. We must also provide sufficiently high quality services to provide maximum enhancement to and protection of the licensed marks, such as attaining specified levels of network quality, audio quality and system performance. The license agreement also defines specific testing procedures to determine compliance with these standards and affords us with a grace period to cure any instances of noncompliance. Following the cure period, we must stop using the licensed marks until we comply with the standards, or we may be deemed to be in breach of the license agreement and we may lose our rights to the licensed marks.

  We may not assign, sublicense or transfer, by change of control or otherwise, any of our rights under the license agreement, except that the license agreement may be, and has been, assigned to our lenders under our senior credit facilities. After the expiration of any applicable grace and cure periods under our senior credit facilities, the lenders may then enforce our rights under the license agreement and assign the license agreement to any person with AT&T's consent.

  The initial term of the license agreement is for a period of five years, which will be automatically renewed for an additional five-year period if each party gives written notice to the other party of our election to renew the term of the license agreement and neither party gives a notice of non-renewal.

  The license agreement may be terminated by AT&T at any time in the event of our significant breach and the exhaustion of any applicable cure periods, which include:

       .       our misuse of any licensed marks;

       .       our bankruptcy;

       .       our licensing or assignment of any of our rights under the license agreement, except as permitted by the terms of the license agreement;

       .       our loss of the licenses acquired from AT&T;

       .       our failure to maintain AT&T's quality standards in any material respect; or

       .       our change in control.

Our rights under the license agreement are also subject to the minimum construction plan set forth in the stockholders' agreement. For more information concerning the minimum construction plan, see the discussion under "Stockholders' Agreement" under the heading "A&T Agreements." After the initial term, AT&T may also terminate the license agreement in connection with a disqualifying transaction.

  Upon closing of the Digital PCS acquisition, the license agreement was automatically amended to include the Baton Rouge, Houma, Hammond and Lafayette, Louisiana basic trading areas under its scope. Upon closing of the Puerto Rico acquisition, the license agreement was automatically amended to include the San Juan major trading area under its scope. Upon the closing of the Wireless 2000 acquisition, the license agreement was automatically amended to include the

Alexandria, Lake Charles Basic Trade Area and other counties under the Monroe, Louisiana basic trading area under its scope.

Intercarrier Roamer Service Agreement / Roaming Administration Service Agreement

   Intercarrier Roamer Service Agreement. We entered into the intercarrier roamer services agreement dated as of July 17, 1998 with AT&T Wireless Services and several of its affiliates. We have agreed with AT&T Wireless that each party, in its capacity as a serving provider, will provide services to each others customers where it has a license or permit to operate a wireless communications system. Each home carrier whose customers receive service from a serving provider will pay to the serving provider all of the serving provider's charges for wireless service and all of the applicable charges. Each serving provider's service charges per minute or partial minute for use for the first three years will be fixed at a declining rate.

  Each home carrier whose customers receive service from the other serving provider under the intercarrier roamer service agreement shall pay to the serving carrier who provided the service 100% of the serving carrier's charges for commercial mobile radio service and 100% of the toll charges. The service charges for some of our basic trading areas, including the Boston major trading area, is the lesser of $0.10 per minute and the actual average retail rate charged by AT&T Wireless to its Boston customers roaming into our markets located within the Boston major trading area, but not less than the actual average retail rate charged by AT&T Wireless to its Boston customers in its Boston market. In our other basic trading areas, the service charges begin at $0.25 per minute and decrease each year of the term by $0.05 per minute until July 17, 2002, at which point the service charge will be the lesser of $0.10 per minute and the actual average retail rates charged by AT&T Wireless to its customers roaming into our markets, but not less than the actual average retail rate charged by AT&T Wireless to its customers. The toll rate is $0.05 per long distance minute and $0.02 per local minute. International toll rates shall not be more than AT&T tariff rates.

  The intercarrier roamer service agreement has a term of 20 years, which is automatically renewed on a year-to-year basis unless terminated by either party upon 90 days prior written notice after 10 years. The intercarrier roamer service agreement may be terminated earlier by either party immediately by either party upon written notice to the other of a default of the other party. A party will be in default under the intercarrier roamer service agreement upon any of the following:

       .       materially breaches any material term of the intercarrier roamer service agreement and the breach continues for thirty days after receipt of written notice of the breach from the nonbreaching party;


       .       voluntary liquidation or dissolution or the approval by the management or owners of a party of any plan or arrangement for the voluntary liquidation or dissolution of the party; or

       .       bankruptcy or insolvency of a party.

  The intercarrier roamer service agreement may also be suspended by either party immediately upon written notice to the other party of the existence of a breach of the agreement, whether or not the breach constitutes a default, if the breach materially affects the service being provided to the customers of the non-breaching party. While the suspension is in effect, either in whole or in part, the parties shall work together to resolve as quickly as possible the difficulty that caused the suspension. When the party who originally gave notice of suspension concludes that the problem causing the suspension has been resolved, that party shall give to the other written notice to this effect, and the agreement will resume in full effect within five business days after the parties have mutually agreed that the problem has been resolved. Neither party may assign or transfer its rights and obligations under the intercarrier roamer service agreement without the written consent of the other party, except to an affiliate or an assignee of its license.

  Upon closing of the Digital PCS acquisition, the intercarrier roamer service agreement was automatically amended to include the Baton Rouge, Houma, Hammond and Lafayette basic trading areas under its scope. Upon closing of the Puerto Rico acquisition, the intercarrier roamer service agreement was automatically amended to include the San Juan major trading area under its scope. Upon closing of the Wireless 2000 acquisition, the intercarrier roamer service agreement was automatically amended to include the Alexandria, Lake Charles and other counties under the Monroe, Louisiana basic trading areas under its scope.

  Roaming Administrative Service Agreement. AT&T Wireless provides to other providers of wireless communications services various administrative services, such as monthly reporting and billing, fraud settlement functions, and rate monitoring. Under the roaming administrative service agreement dated as of July 17, 1998 between AT&T Wireless and us, AT&T Wireless has agreed to make available to us the benefits of the intercarrier roaming services agreements it has entered into with other wireless carriers, subject to the consent of the other wireless carriers and to our remaining a member in good standing of the North American Cellular Network.

  The roaming administrative service agreement has an initial term of two years, which is automatically renewed on a year-to-year basis unless terminated by either party upon 90 days prior written notice after ten years. Either party may terminate the roaming administrative service agreement for any reason at any time upon 180 days prior written notice. Either party may also terminate the roaming administrative service agreement:

       .       upon a material breach of the other party that is not cured or for which cure is not reasonably begun within 30 days after written notice of the claimed breach; or

       .       immediately by either party, after reasonable prior notice, if the other party's operations materially and unreasonably interfere with its operations and the interference is not eliminated within 10 days.

  AT&T Wireless can terminate the roaming administrative service agreement if:


       .       we are no longer a member in good standing of the North American
          Cellular Network; or

       .       the agreement under which AT&T Wireless receives roaming
          administration services is terminated or expires; provided, however, that AT&T Wireless will offer to resume its services in the event that it extends or continues that agreement.

  Neither party may assign or transfer its rights and obligations under the roaming administrative service agreement without the written consent of the other party, except to an affiliate or an assignee of its license, except that AT&T Wireless may subcontract its duties.

Resale Agreement

  The stockholders' agreement provides that, from time to time, we will enter into a resale agreement with AT&T Wireless PCS or other of its affiliates. The resale agreement will grant to AT&T Wireless the right to purchase from us our wireless services on a non-exclusive basis within a designated area and resell access to, and use of, our services. AT&T Wireless will pay charges for any services that are resold, including usage, roaming, directory assistance and long distance charges, and taxes and tariffs, if any, according to a specified rate schedule. Each resale agreement will have an initial term of ten years that will be automatically renewed on a year-to-year basis unless terminated by either party upon 90 days prior written notice. AT&T Wireless will be able to terminate each resale agreement for any reason at any time upon 180 days prior written notice.

  In addition, AT&T has agreed to extend the terms of any resale agreement to include the Baton Rouge, Houma, Hammond and Lafayette, Louisiana basic trading areas in connection with the Digital PCS acquisition, the San Juan major trading areas in connection with the Puerto Rico acquisition and the Alexandria, Lake Charles and other counties under the Monroe, Louisiana basic trading areas in connection with the Wireless 2000 acquisition.
Long Distance Agreement

  Under the long distance agreement dated as of December 21, 1998 between AT&T Wireless and us, we purchase interstate and intrastate long distance services from AT&T Wireless at preferred rates. We then resell these long distance
services to our customers.   We can only obtain these preferred rates  if we
continue our affiliation with AT&T Wireless.

  The long distance agreement has a term of up to three years.

  The long distance agreement requires that we meet a minimum traffic volume during the term of the agreement, which are adjusted at least once each calendar year at the time specified by AT&T Wireless. The minimum traffic volume commitments may be adjusted more frequently upon mutual agreement by AT&T Wireless and us. During the first year, we set the minimum traffic volume commitment in our sole discretion. After the first calendar year, the commitment may be increased by any amount or decreased by any amount up to ten percent at our discretion. We may reduce the minimum traffic volume commitments by more than ten percent with AT&T Wireless' permission. If we fail to meet the volume commitments, we must pay to AT&T Wireless the difference between the expected fee based on the volume commitment and the fees based on actual volume.

  The long distance services we purchase from AT&T Wireless may only be used in connection with:

       .       our commercial mobile radio services;

       .       calls that originate on our network; and

       . those commercial mobile radio services that share our call connection equipment.

Puerto Rico License

   In a series of transactions, we acquired a license and related assets covering the San Juan major trading area from AT&T Wireless PCS on May 25, 1999. The following transactions took place ultimately to effect the acquisition of the license and related assets from AT&T Wireless PCS:

       .       on May 24, 1999, we sold to AT&T for $40.0 million 30,750 shares of our series A preferred stock, 10,250 shares of our series D preferred stock, and 10,000 shares of our series F preferred stock under a preferred stock purchase agreement;

       .       on May 24, 1999, we sold to our cash equity investors 39,997 shares of our series C preferred stock and 39,997 shares of our class A common stock in exchange for an aggregate amount of $40.0 million in cash under a stock purchase agreement, which will be funded over a three-year period.

       .       on May 25, 1999, we purchased the license for the San Juan Major
          Trade Area and related assets, which included 27 constructed cell sites, call connection equipment and leases for additional cell sites, from AT&T for $95.0 million in cash under an asset purchase agreement; and

       .       we reimbursed AT&T $3.2 million for microwave relocation and $1.5 million for other expenses it incurred in connection with this acquisition.

In addition, Mr. Vento and Mr. Sullivan were issued fixed and variable awards of 5,643 and 9,212 restricted shares of our series E preferred stock and class A common stock, respectively, in exchange for their interest in Puerto Rico Acquisition Corporation. Puerto Rico Acquisition Corporation was a special purpose entity wholly-owned by Mr. Vento and Mr. Sullivan. The fixed awards typically vest over a five-year period. The variable awards vest based upon certain events taking place, including our reaching milestones in our minimum construction plan.

  The San Juan Major Trade Area covers a population of approximately 4 million in Puerto Rico, as well as the U.S. Virgin Islands. Our agreements with AT&T were automatically amended to include the San Juan Major Trade Area under the scope of those agreements.

Management Agreement

  As of July 17, 1998, we entered into the management agreement with TeleCorp Management, a company owned by Mr. Vento and Mr. Sullivan. Under the agreement, TeleCorp Management will provide to us administrative, operational, marketing, regulatory and general business services. TeleCorp Management receives an annual fee of approximately $0.5 million and reimbursement of out-of-pocket expenses from us, and is eligible for an annual bonus based upon achievement of particular objectives determined by the compensation committee of our board. In addition, the management agreement provides that some shares owned by Mr. Vento and Mr. Sullivan vest based upon meeting minimum construction requirements for our network. Mr. Vento and Mr. Sullivan have agreed to devote substantially their entire business time and attention to the services provided under the management agreement.

  The management agreement has a term of five years and may be terminated earlier by either party in some circumstances, including by us in the event TeleCorp Management:

       .       commits fraud;

       .       fails to maintain adequately our debt; or

       .       one of the principals of TeleCorp Management is indicted for a felony;

  and by TeleCorp Management in the event Mr. Vento and Mr. Sullivan:

       .       are removed from our  board; or

       .       are demoted or their duties are materially diminished.

  TeleCorp Management, Mr. Vento and Mr. Sullivan are subject to non-competition, non-solicitation and confidentiality provisions upon termination of the management agreement. In addition, we must repurchase our shares owned by Mr. Vento and Mr. Sullivan in the event of termination. For the 1998 fiscal year, we paid approximately $0.5 million for management services and bonuses under the management agreement. See "Management--Management Agreement."

  The terms of this agreement were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Other Related Party Transactions

Relationship with WFI/Entel Technologies and other Site Acquisition Service Providers

  We receive site acquisition, construction management, program management, microwave relocation and engineering services under a services agreement with WFI/Entel Technologies. Payments under the agreement were approximately $30.7 million in the 1998 fiscal year. At the time of entering into the master services agreement, Mr. Vento was a senior officer, and he and Mr. Sullivan were the controlling stockholders, of WFI/Entel Technologies. Mr. Vento is our chief executive officer and chairman of our board and Mr. Sullivan is our executive vice president, chief financial officer and a director. In February 1998, they sold their interests in WFI/Entel Technologies. The terms of this agreement were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  American Towers, Inc. provides us with network site leases for PCS deployment and a master site lease agreement. Mr. Hannon, one of our directors and beneficial owners, has a noncontrolling interest in American Towers. The terms of these lease agreements were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Relationship with the Initial Purchasers of the Outstanding Notes in the Original Private Offering

   Chase Securities Inc. was one of the initial purchasers of the outstanding notes. Chase Securities Inc. and its affiliates perform various investment banking and commercial banking services from time to time for us and our affiliates. Chase Securities Inc. acted as our lead manager for our offering of the outstanding notes. The Chase Manhattan Bank, an affiliate of Chase Securities Inc., is the agent bank and a lender under our senior credit facilities. Michael R. Hannon, a member of our board, is a General Partner of Chase Capital Partners, an affiliate of Chase Securities Inc. In addition, CB Capital Investors, L.P., an affiliate of Chase Capital Partners , is one of our cash equity investors and owns shares of our common and preferred stock. For further information concerning these relationships, see "Management," "Securities Ownership of Beneficial Owners and Management" and "Plan of Distribution." The terms of our senior credit facilities were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  BT Alex. Brown Incorporated, one of the initial purchasers of the outstanding notes, is an affiliate of Bankers Trust Company, the documentation agent and one of the lenders under our senior credit facilities for $525.0 million, as well as the trustee under the indenture and the exchange agent. We have also entered into other transactions with Bankers Trust Company. See "Description of the Notes--Concerning the Trustee" and "Plan of Distribution." The terms of our senior credit facilities and of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Relationships with Tritel Communications and Triton PCS


  We have formed Affiliate License Co. with Triton PCS and Tritel Communications to adopt a common brand,

SunCom, that is co-branded with AT&T on an equal emphasis basis. Under the agreement, we, Triton PCS and Tritel Communications each own one third of Affiliate License Co., the owner of the SunCom name. We and the other SunCom companies license the SunCom name from Affiliate License Co. Mr. Sullivan is a director of Affiliate License Co. The terms of this agreement were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  Triton PCS recently paid $975,000 to settle a potential dispute regarding its prior use of a version of the SunCom brand. In connection with this settlement, Triton PCS transferred the SunCom trademark to Affiliate License Co. for $650,000. Each of the other SunCom companies agreed to pay $325,000 as a royalty fee to license such trademark from Affiliate License Co.

  AT&T owns stock in us and in Tritel Communications, and we may be deemed affiliates by virtue of common ownership. Mr. Anderson and Mr. Fuqua, two of our directors who were elected by our cash equity investors, also serve as directors of Tritel Communications. See "Management." AT&T, CB Capital Investors and Equity-Linked Investors own stock in us and in Triton PCS, and we may be deemed affiliates by virtue of common ownership. Ms. Hawkins Key and Mr. Anderson, two of our directors who were elected by AT&T Wireless PCS, also serve as directors of Triton PCS. See "Management."

  Tritel Communications owned a controlling interest in Digital PCS at the time we acquired licenses from Digital PCS. Tritel Communications may be deemed an affiliate of Digital PCS. In addition, at the time we acquired licenses from Digital PCS, Mr. Anderson and Mr. Fuqua were directors of Digital PCS. See "Business--Recent Developments." The terms of this agreement were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Relationship with Other Entities

  TeleCorp Holding. TeleCorp Holding, our predecessor company, was incorporated to participate in the FCC's auction of licenses in April 1997. TeleCorp Holding raised money from investors to develop any licenses it obtained in the auction. TeleCorp Holding successfully obtained licenses in the New Orleans, Memphis, Beaumont, Little Rock, Houston, Tampa, Melbourne and Orlando basic trading areas. In August 1997, TeleCorp Holding transferred the Houston, Tampa, Melbourne and Orlando basic trading areas to four newly-formed entities created by TeleCorp Holding's stockholders:

       .       THC of Houston;

       .       THC of Tampa;

       .       THC of Melbourne; and

       .       THC of Orlando;

and issued notes in the aggregate amount of approximately $2.7 million to these entities to develop these licenses. These licenses were transferred along with the related operating assets and liabilities in exchange for investment units consisting of class A, B and C common stock and series A preferred stock in August 1997. Concurrently, TeleCorp Holding distributed the investment units, on a pro rata basis, in a partial stock redemption to TeleCorp Holding's existing stockholder group. As a result of this distribution, TeleCorp Holding no longer retains any ownership equity interest in the newly formed entities. TeleCorp Holding performed administrative and management services and paid costs on behalf of these entities for the year ended December 31, 1997 worth the aggregate amount of $0.7 million. In 1998, upon the closing of the agreements with AT&T, TeleCorp Holding paid approximately $2.0 million to the four THC entities as payment of the notes, offset by the approximately $0.7 million in services and costs. We, TeleCorp Holding, THC of Houston, THC of Tampa, THC of Melbourne, THC of Orlando, TeleCorp WCS and Telecorp LMDS have common stockholders in Mr. Sullivan and Mr. Vento.

  The terms of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  TeleCorp WCS. On May 5, 1997, TeleCorp Holding lent approximately $3.0 million to TeleCorp WCS, Inc. in exchange for interest-free notes from TeleCorp WCS. On May 5, 1997, TeleCorp Holding received equity investments in exchange for the right to receive:

       .       the notes from TeleCorp WCS;

       .       any cash, notes or other assets received by TeleCorp Holding on behalf of the notes; or

       .       any capital stock into which the notes were converted.

TeleCorp WCS repaid approximately $2.7 million of the notes with cash to TeleCorp Holding, and TeleCorp Holding forwarded this cash to the equity investors. TeleCorp WCS issued a note in the amount of approximately $0.3 million directly to the investors on behalf of the remaining $0.3 million outstanding under the notes. TeleCorp WCS converted these notes into capital stock issued to the investors in 1998.

  Mr. Sullivan and Mr. Vento are officers and directors of, and stockholders in, us and own 2,875 and 4,625 shares of class C common stock of TeleCorp WCS, respectively, which represents 60% of its outstanding class A common stock. At the time of entering into the transactions with TeleCorp WCS, Mr. Sullivan and Mr. Vento were stockholders in TeleCorp Holding.

  The terms of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  TeleCorp Investment Corp.; TeleCorp Investment Corp. II. TeleCorp Investment Corp. owns 1,142.25 shares of our class A common stock, 1.86 shares of our class C common stock, 12.23 shares of our class D common stock and 1,160.17 shares of our series C preferred stock. Some of our stockholders own stock in TeleCorp Investment Corp., as follows:

       .       CB Capital Investors, one of our cash equity investors, owns an
          80% equity interest;

       .       Mr. Sullivan and Mr. Vento each own a 2.4% equity interest;

       .       Steven Chandler owns a 2.0% equity interest; and

       .       Robert Dowski owns a 1.6% equity interest.

  In addition, TeleCorp Investment Corp. II was formed to purchase from Entergy Technology Holding Corporation 1,592.44 shares of class A common stock and 36.78 shares of class D common stock. The purchase of shares was concluded on July 15, 1999. Mr. Vento, Mr. Sullivan, Ms. Dobson, and Steven Chandler each own 5.99%, and James Bartholomew Hawley and William Kussell each own 2.99% of TeleCorp Investment Corp. II. Mr. Vento and Mr. Sullivan serve as managers of TeleCorp Investment Corp. II.

  The terms of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  Viper Wireless. Viper Wireless was formed to participate in the FCC's reauction of PCS licenses in most of our markets. TeleCorp Holding owns 85% of Viper Wireless, and Mr. Vento and Mr. Sullivan collectively own the remaining 15%. Mr. Vento and Mr. Sullivan collectively have voting control over Viper Wireless. On September 29, 1999, we solicited the approval of the FCC for the consolidation of Viper Wireless into us so that TeleCorp Holding will own 100% of Viper Wireless. Any consolidation of Viper Wireless into us will be subject to a final FCC order approving the transaction.

  AT&T and some of our other cash equity investors have committed an aggregate of approximately $32.3 million in exchange for additional shares of our preferred and common stock in connection with the Viper Wireless reauction. AT&T will receive one share each of our series A preferred stock and our series E preferred stock, and each of our cash equity investors will receive one share each of our class A common stock and our series E preferred stock, for each $1,000 of the pro rata portion of the amount we invested in Viper Wireless, which is based upon their portion of the aggregate amount. As part of this financing, we paid approximately $0.5 million to Chase Securities, Inc., an initial purchaser and an affiliate of one of our cash equity investors, for placement advice.

  The terms of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

  On April 20, 1999, the FCC announced that the reauction ended, and Viper Wireless was the higher bidder for additional portion of the airwaves in New Orleans, Houma and Alexandria, Louisiana, San Juan, Puerto Rico, Jackson, Tennessee and Beaumont, Texas. The FCC has granted us all of these licenses. AT&T and the investors funded approximately $6.5 million of their commitment on May 14, 1999 and approximately $11.0 million on July 15, 1999, and approximately $14.8 million will be funded on September 29, 1999.

Relationship with Toronto Dominion

  Toronto Dominion Investments, one of our cash equity investors, and TD Securities (USA), an affiliate of Toronto Dominion Investments, which is a lender under our senior credit facilities for $525.0 million, may be deemed to be under common control by virtue of their relationship to each other and to us. The terms of our senior credit facilities were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Relationships with Stockholders

  From inception through June 1998, our primary source of financing was notes issued to our stockholders. In July 1996, we issued $0.5 million of subordinated promissory notes to our stockholders. These notes were converted into 50 shares of our series A preferred stock in April 1997. In December 1997, we issued various promissory notes to our stockholders. These notes were converted into mandatorily redeemable preferred stock in July 1998. From January 1, 1998 to June 30, 1998, we borrowed approximately $22.5 million in the form of promissory notes to existing and prospective stockholders to satisfy working capital needs. These notes were converted into equity in July 1998 in connection with the completion of the venture with AT&T.

  The terms of these transactions were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

Relationship with McDermott, Will & Emery

  We use the services of a law firm, McDermott, Will & Emery, to which Mr. Sullivan, our executive vice president, chief financial officer and a member of our board, is counsel. Prior to July 1998, Mr. Sullivan was a partner of McDermott, Will & Emery. For the 1998 fiscal year, we paid McDermott, Will & Emery approximately $2.1 million. The terms of these arrangements were no more favorable to the parties than they could have obtained from third parties negotiated at arms' length.

                               OUR INDEBTEDNESS

Senior Credit Facilities

  On July 17, 1998, we entered into senior credit facilities for $525.0 million with several lenders, including The Chase Manhattan Bank, as administrative agent and issuing bank, TD Securities (USA) Inc., as syndication agent, and Bankers Trust Company, as documentation agent.

  The senior credit facilities provide for:

       .       a $150.0 million senior secured term loan, the tranche A term loan, which matures in January 2007;

       .       a $225.0 million senior secured term loan, the tranche B term loan, which matures in January 2008;

       .       a $150.0 million senior secured revolving credit facility, which matures in January 2007; and

       .       an uncommitted $75.0 million senior secured term loan in the form of an expansion facility, which will mature no sooner than January
          2008.

  The tranche A term loan must be repaid, beginning in September 2002, in 18 consecutive quarterly installments. The amount of each of the first six installments is $3.75 million. The amount of each of the next four installments is $9.4 million. The amount of each of the last eight installments is $11.25 million. The tranche B term loan is required to be repaid, beginning in September 2002, in 22 consecutive quarterly installments. The amount of each of the first 18 installments is $0.6 million. The amount of each of the last four installments is $54.0 million. The commitment to make loans under the revolving credit facility automatically and permanently is reduced, beginning in April 2005, by virtue of eight consecutive quarterly reductions. The amount of each of the first four reductions is $12.5 million. The amount of each of the last four reductions is $25.0 million.

  We may select the rate at which interest accrues on all loans. We may choose a eurodollar loan, which accrues at the London interbank offering rate, multiplied by the ratio of which one is the numerator and one minus the aggregate of maximum reserve percentages, including any marginal, special, emergency or supplemental reserves expressed as a decimal, established by the Board of Governors of the Federal Reserve system that applies to the administrative agent regarding eurocurrency funding is the denominator, and added to the applicable margin. The applicable margin in the case of eurodollar loan means:

       .       a rate between 1.25% and 2.75% per annum, depending upon our leverage ratio, with respect to the tranche A Term loan and the revolving credit loans; and

       .       3.25% per annum, with respect to the  tranche B term loan.

  Alternatively, we may choose an alternative rate loan, which accrues at the higher of either the administrative agent's prime rate and the federal funds effective rate, the weighted average on overnight federal funds transactions as published by the Federal Reserve Bank of New York, plus 0.50% plus the applicable margin. The applicable margin in the case of an alternative rate loan means:

       .       a rate between 0.25% and 1.75% per annum, depending on our leverage ratio with respect to the tranche A term loan and the revolving credit loans; and

       .       2.25% per annum, with respect to the  tranche B term loan.

  Interest on any overdue amounts will accrue at a rate per annum equal to 2.00% plus the rate otherwise applicable to these amounts.

  The terms of the senior credit facilities require us to pay an annual commitment fee between 0.50% and 1.25%, depending on the percentage drawn, of the unused portion of the revolving credit facility. The term loans are payable quarterly in arrears, and a separate agent's fee is payable to the administrative agent. The senior credit facilities also require us to purchase an interest rate hedging contract covering an amount equal to at least 50% of the total amount of our outstanding indebtedness, excluding indebtedness which earns interest at a fixed rate.

  The tranche A term loan automatically will be reduced to the extent its undrawn portion exceeds $50.0 million in July 2000 by the amount of the excess. The term loans will be prepaid, and commitments under the revolving credit facility will be reduced, in an aggregate amount equal to:

       (1) 50% of the excess cash flow of each fiscal year beginning with the fiscal year ending December 31, 2001;

       (2) 100% of the net proceeds of asset sales outside of the ordinary course of business, in excess of a $1.0 million annual threshold, or unused insurance proceeds;

       (3) 100% of the net cash proceeds of issuances of debt obligations, other than debt obligations permitted by the senior credit agreement, including the issuance of the notes; and

       (4) 100% of the net cash proceeds of issuances of equity securities, other than in connection with our equity investments;

provided that the prepayments and reductions described under clauses (3) and (4) will not be required if, after giving effect to the issuance:

       (A) our leverage ratio would be less than 5.0 to 1.0; and

       (B) in the case of clause (4), we would be in pro forma compliance with each covenant contained in the senior credit agreement.

  We may establish the expansion facility so long as, both before and after giving effect to it, no default exists under the senior credit agreement and we are in pro forma compliance with each of the financial covenants contained in the senior credit agreement. No lender is required to participate in the expansion facility. Each of our existing and future domestic subsidiaries unconditionally guarantees all our obligations under the senior credit facilities. The facilities and the credit facility subsidiary guarantees, and any related hedging contracts provided by the lenders under the senior credit facilities, are secured by substantially all of our assets and the assets of each of our existing and future domestic subsidiaries, including a first priority pledge of all of the capital stock held by us or any of our subsidiaries; provided that the pledge of shares of foreign subsidiaries will be limited to 65% of the outstanding shares of the foreign subsidiaries. Under the senior credit facilities, no action may be taken against our licenses unless and until the requisite approval is obtained from the FCC. We have organized special purpose subsidiaries to hold our licenses, our real property and our equipment. Each single purpose subsidiary is prohibited from incurring any liabilities or obligations other than:

       .       the credit facility subsidiary guarantee issued by it;

       .       obligations under the security agreement entered into by it in connection with the senior credit facilities;

       .       obligations resulting from regulatory requirements; or

       .       taxes and liabilities incurred in the ordinary course of its business incident to its business
          or necessary to maintain its existence.

  The senior credit agreement contains covenants customary for facilities similar to the senior credit facilities, including covenants that restrict, among other things:

       . the incurrence of indebtedness and the issuance of particular equity securities;

       .       the creation of liens;

       .       sale and lease-back transactions, mergers, consolidations and liquidations;

       .       particular investments, loans, guarantees, advances and
          acquisitions;

       .       sales of assets;

       .       hedging agreements;

       .       specific payments, including the payment of dividends or
          distributions in respect of capital stock and prepayments of the notes;

       .       some transactions with affiliates;

       .       the entering into of particular restrictive agreements; and

       .       the amendment of particular material agreements.

The senior credit agreement requires us to maintain specified ratios, including:

       .       a senior debt to capital ratio;

       .       a senior debt to EBITDA ratio;

       .       a total debt to EBITDA ratio;

       .       an interest coverage ratio; and

       .       a fixed charges ratio;

and to satisfy specified tests, including tests relating to:

       .       the minimum population covered by our network;

       .       the minimum number of subscribers to our services;

       .       the minimum aggregate service revenue per subscriber; and

       .       limits on capital expenditures.

  In particular, we may not permit the following ratio to exceed 0.5 to 1.0: the numerator is senior debt and the denominator is the sum of:

       (1) all of our indebtedness and the indebtedness of our subsidiaries which matures, in more than one year, whether, by its terms renewal or extension; plus

       (2) other equity contributions; plus

       (3) commitments of the cash equity investors to purchase shares of our capital stock under the securities purchase agreement.

  The denominator is known as total capital.  However, if:

       (1) our cash equity investors have satisfied in full in cash all commitments to purchase shares of our capital stock under the securities purchase agreement; and

       (2) our network is substantially complete in markets that cover more than 60% of the aggregate number of residents within the areas that our licenses cover,

the ratio of senior debt to total capital may exceed 0.5 to 1.00, but may not exceed 0.55 to 1.00. In the above contingency, the aggregate number of residents is determined by the Donnelley Marketing Service Guide published in 1995. The senior credit agreement also contains customary representations, warranties, indemnities, conditions precedent to borrowing and events of default.

  Borrowings under the senior credit facilities are available to finance capital expenditures related to the construction of our network, the acquisition of related businesses, working capital needs and subscriber acquisition costs.

Vendor Financing

  In May 1998, we entered into a vendor procurement contract with Lucent, under which we agreed to purchase radio, call connecting and related equipment and services for the development of our network. In connection with the procurement contract, Lucent agreed to provide us with $80.0 million of junior subordinated vendor financing. In addition, Lucent has agreed to make available up to an additional $80.0 million of junior subordinated vendor financing in amounts up to 30% of the value of equipment, software and services provided by Lucent in connection with any additional markets we acquire. We have $15.0 million of availability under the vendor expansion facility agreement as a result of the Puerto Rico acquisition. The expiration date for any notes issued under the vendor expansion facility is the date which is six months after the scheduled maturity of the notes.

  Under a note purchase agreement dated as of May 11, 1998, between Lucent and us, we have issued to Lucent $40.0 million aggregate principal amount of Lucent series A notes due 2012. All proceeds from the sale of these notes are to be used to develop our network in designated areas.

  We had also issued to Lucent $40.0 million aggregate principal amount of Lucent series B notes due 2012. We repaid these notes with the proceeds from the offering of the outstanding notes. Upon the completion of the offering of the outstanding notes, Lucent's commitment to provide us with $40.0 million of Lucent series B notes terminated.

  We have a commitment from Lucent to purchase an additional $7.5 million of Lucent series A notes and $7.5 million of Lucent series B notes under to the vendor expansion facility in connection with the Puerto Rico acquisition. The obligation of Lucent to purchase notes under the vendor expansion facility is subject to a number of conditions, including the requirement that we have received particular cash equity contributions in respect of each additional market and that we irrevocably commit to purchase one wireless call connection equipment site and 50 network equipment sites for each additional market from Lucent.

  The original $40.0 million principal amount of the Lucent series A notes is due in 2012. We must prepay this amount out of any proceeds of future equity offerings over $130.0 million. The $5.0 million of equity to be contributed in connection with our recent Louisiana acquisitions are excluded in determining whether the $130.0 million threshold has been met. Any Lucent series A notes issued under the vendor expansion facility will mature six months after the notes, but will be subject to mandatory prepayment on a dollar for dollar basis out of the proceeds of future equity offerings in excess of $175.7 million, exclusive of all cash equity received in the offering of the outstanding notes, our recent acquisitions of licenses in Puerto Rico and Louisiana and licenses in the recent reauction and the funding of equity commitments in connection with these acquisitions.

  Any Lucent series B notes issued under the vendor expansion facility will mature six months after the notes, but in no event later than May 1, 2012, and will be subject to mandatory prepayment on a dollar for dollar basis out of the net proceeds of any future public or private offering or sale of debt securities, exclusive of borrowings under the senior credit agreement.

  The Lucent series A notes, including any Lucent series A notes issued under the vendor expansion facility, will initially accrue interest at a rate of 8.5% per annum. If the Lucent series A notes are not redeemed in full on or prior to January 1, 2001, the rate will increase by 1.5% per annum on each January 1 thereafter, beginning January 1, 2002, provided that the maximum interest rate will not exceed 12 1/8% which is 50 basis points per annum over the initial yield on the notes. Interest on the Lucent series A notes will be payable semi-annually, provided that prior to May 11, 2004, interest will be payable in additional Lucent series A notes and subsequently will be payable in cash, unless prohibited by the senior credit facilities or the indenture.

  Any Lucent series B notes issued under the vendor expansion facility will initially accrue interest at a rate of 10% per annum. If the Lucent series B notes are not redeemed in full on or prior to January 1, 2000, the rate will increase by 1.5% per annum on each January 1 beginning on January 1, 2001, provided that the maximum interest rate will not exceed 12 1/8% which is 50 basis points per annum over the initial yield on the notes. Interest on the Lucent series B notes will be payable semi-annually, provided that prior to May 11, 2004, interest will be payable in additional Lucent series B notes and subsequently will be payable in cash unless prohibited by the terms of the senior credit facilities or the indenture.

  Upon a change of control, we must repay the Lucent series A and series B notes at their principal amount plus a premium. We will not be required to pay a premium on any required repayment of the Lucent series A notes prior to May 31, 2007 or of the Lucent series B notes prior to May 31, 2005. After those dates, the premiums will initially be equal to one-half of the interest rate on the series of notes being repaid. The premiums will decrease ratably in each year after the first year following the dates upon which the premiums first become payable. The Lucent series A and series B notes may not be prepaid, however, if prohibited by the terms of the senior credit facilities, the indenture or other indebtedness that ranks senior to the Lucent series A and series B notes. In the event a change of control occurs prior to May 1, 2002 in the case of the Lucent series A notes, or in the case of the Lucent series B notes, May 1, 2000, the Lucent series A and series B notes may be prepaid in accordance with the optional prepayment provisions.

  Under the note purchase agreement, Lucent may not engage in any remarketing efforts of the Lucent series A or series B notes, or unused commitments relating to the Lucent series A or series B notes, prior to January 23, 2000. If Lucent has not completed specified sales in respect of the Lucent series A or series B notes then outstanding prior to January 1, 2003, we must pay Lucent up to 3% of the then outstanding principal amount of all the Lucent series A and series B notes to defray any actual marketing distribution and other costs incurred by Lucent in connection with any sales remarketing.

  The Lucent series A notes may be prepaid without payment of a premium at any time prior to May 1, 2002. In addition, the Lucent series A notes may be prepaid at any time after May 1, 2002 without payment of a premium to the extent Lucent or its affiliates have retained them. The Lucent series B notes may be prepaid without payment of a premium at any time prior to May 1, 2000. In addition, the Lucent series B notes may be prepaid at any time after May 1, 2000 without payment of a premium to the extent Lucent or its affiliates have retained them.

  If we are subject to any bankruptcy or related procedures or there is any default in the payment of our debt, including borrowings under the senior credit facilities and the notes, that ranks senior in right of payment to the Lucent series A and series B notes, we will pay the senior debt in full before we make payments on the Lucent series A and series B notes. If a default, other than a payment default, occurs with respect to any debt senior to the

Lucent series A notes and series B notes, the holders of more than $25.0 million principal amount of the defaulted senior debt may prohibit us from making any payments on the Lucent series A notes or series B notes for up to 179 days.

  Events of default under the note purchase agreement include, subject to cure periods:

       .       the failure to pay principal or interest under the agreement when due;

       .       violation of covenants;

       .       inaccuracy of representations and warranties;

       .       cross-default for other indebtedness;

       .       bankruptcy;

       .       material judgments; and

       .       termination of the procurement contract.

Government Debt

  In connection with our purchase of our licenses, we issued to the FCC secured installment payment plan notes in an aggregate principal amount of $9.2 million. This debt is shown on our balance sheet at a value of $8.0 reflecting a discount of $1.2 million reflecting the below market interest rate on the debt. The FCC notes are due April 28, 2007, and bear interest at a rate of 6.25% per annum. In addition, we assumed $4.1 million in aggregate principal amount of additional secured installment payment plan notes in connection with the Digital PCS acquisition. This debt is shown on our balance sheet at a value of $3.0 million reflecting a discount of $1.1 million reflecting the below market interest rate on the debt. The Digital PCS notes are due August 21, 2007, and bear interest at a rate of 6.125% per annum. In connection with the Wireless 2000 acquisition, we assumed $7.4 million in aggregate principal amount of additional secured installment payment plan notes. This debt is shown on our balance sheet at a value of $6.1million reflecting a discount of $1.3 million reflecting the below market interest rate on the debt. The Wireless 2000 notes are due September 17, 2006, and bear interest at a rate of 7.0% per annum. A security agreement secures the FCC notes, Wireless 2000 notes and Digital PCS notes, which grants the FCC a first priority security interest in the license for which the applicable note was issued. In the event of a default under the FCC notes, Wireless 2000 notes or Digital PCS notes, the FCC may revoke the licenses for which the defaulted notes were issued.

                          DESCRIPTION OF CAPITAL STOCK

  Our authorized capital stock, as described in our restated certificate of incorporation dated August 31, 1999, consists of:

     . 190,401,000 shares of common stock, par value $0.01 per share, consisting of:

       .  95,000,000 shares of class A common stock
       .  95,000,000 shares of class B common stock
       .  100,000 shares of class C common stock
       .  300,000 shares of class D common stock
       .  1,000 shares of voting preference common stock

     . 12,595,000 shares of preferred stock, par value $0.01 per share, consisting of:

       .  100,000 shares of series A preferred stock
       .  200,000 shares of series B preferred stock
       .  215,000 shares of series C preferred stock
       .  50,000 shares of series D preferred stock
       .  30,000 shares of series E preferred stock
       .  5,000,000 shares of series F preferred stock
       .  7,000,000 shares of senior common stock

  As of September 14, 1999, and after giving pro forma effect to our Viper Wireless transaction, our outstanding capital stock consisted of:

       .  23,879,999 shares of class A common stock
       .  91,846 shares of class C common stock
       .  275,539 shares of class D common stock
       .  1,000 shares of voting preference common stock
       .  97,473 shares of series A preferred stock
       .  210,608 shares of series C preferred stock
       .  49,417 shares of series D preferred stock
       .  24,906 shares of series E preferred stock
       .  4,826,141 shares of series F preferred stock

  On July 22, 1999, our board approved a 100-for-1 stock split. This stock split was effected on August 31, 1999. We have not restated any of the historical information in this registration statement to reflect this stock split, though do reflect the stock split for share amounts on or subsequent to August 31, 1999. The following summaries of particular provisions of the common stock and the preferred stock are not complete and are subject to, and qualified by, the provisions of our restated certificate of incorporation and bylaws. Subject to any required approval of holders of any shares of any class or series of preferred stock, our board has the power, by resolution, to issue additional shares of preferred stock with the preferences, rights and designations as it shall determine.

Voting Rights

  Subject to the rights of specific classes of stock to vote as a class on some matters, the holders of the class A common stock are entitled to 4,990,000 votes and the holders of voting preference common stock are entitled to 5,010,000 votes of all outstanding capital stock. No other class of capital stock has the right to vote on any matter except as required by law. In addition, for so long as AT&T and its affiliates continue to hold at least two-thirds of the shares of series A preferred stock they held as of May 14, 1999, they will be entitled, but not obliged, to nominate two of our directors. After an initial public offering of our securities, or after the special voting rights of voting preference common stock are eliminated, they may nominate only one director.

  Our restated certificate of incorporation provides that, except where a class of capital stock has the right to vote as a class, a quorum shall be present so long as a majority of the outstanding voting preference common stock and shares representing at least 5,010,000 votes are present. When a class vote is required, a majority of that class must also be present. Further, any action not requiring a class vote may be approved by the affirmative vote of a majority of voting preference common stock present at any meeting where a quorum is present.

  The holders of each class of preferred stock have the right to vote as a class on any measure to:

       .       authorize or issue any shares senior to or on a parity with the class;

       .       amend our restated certificate of incorporation to change any of the characteristics of the class; or

       .       authorize or issue any security convertible into, exchangeable for or granting the right to purchase or otherwise receive any shares of stock senior to or on a parity with the class.

The majority of each class of preferred stock must affirmatively vote to act.

  Subject to any class voting requirements, shares of common stock representing at least two-thirds of the votes entitled to be cast for the election of our directors must affirmatively vote for any amendment, alteration or repeal of our certificate of incorporation or bylaws.

  If:

       .       we receive an opinion of regulatory counsel that class A common stock and voting preference common stock can vote and be treated as a single class of stock for quorum purposes and have one vote per share;

       .       not less than two-thirds of the outstanding class A common stock affirmatively vote for the single class status; and

       . our board has not determined that it is likely to be detrimental to us,

we will seek the approval of the FCC to have class A common stock and voting preference common stock vote and be treated together as a single class with one vote per share.

  Some of our stockholders have entered into agreements regarding the voting of their shares on particular matters, including the election of directors. These agreements include the stockholders' agreement and the investors stockholders' agreement dated as of July 17, 1998 among the cash equity investors and the management stockholders. See "Certain Relationships and Related Transactions-- AT&T Agreements."

Conversion

  After July 17, 2006, holders of series A preferred stock may convert their shares into shares of class A common stock at a conversion rate equal to the liquidation preference of series A preferred stock divided by the market price of class A common stock.

  On the date of an initial public offering of our capital stock, we may convert shares of series C preferred stock and series E preferred stock into shares of common stock at a conversion rate equal to the liquidation preference of series C preferred stock or series E preferred stock, as applicable, divided by the initial public offering price. If we convert series C preferred stock to shares of common stock on the date of an initial public offering of our capital stock, shares of series D preferred stock will be automatically converted into shares of senior common stock on that date at a rate equal to the liquidation preference of series D preferred stock divided by the initial public offering price.

  At any time, holders of series F preferred stock may convert each share into one share of class A common stock or class B common stock; provided, that, until the happening of specified events, the first 631.27 of these shares to be converted are convertible into shares of class D common stock. If we convert series C preferred stock into common stock upon an initial public offering of our capital stock, each share of series F preferred stock will be automatically converted into one share of senior common stock.

  At any time, holders of senior common stock may convert each share into one share of class A common stock or class B common stock; provided, that, until the happening of specified events, the first 631.27 of these shares to be converted are convertible into shares of class D common stock.

  At any time, holders of class A common stock and class B common stock may convert their shares into shares of the other class.

  If we receive an opinion of counsel that class A common stock and voting preference common stock can vote and be treated as a single class of stock with one vote per share, then, unless our board shall determine that it is likely to be detrimental to us, holders of class C common stock and class D common stock may convert their shares into shares of class A common stock or class B common stock.

  All conversions are subject to obtaining any required FCC approvals.

Redemption

  We have the right to redeem our capital stock as follows:

        .      shares of series A preferred stock: following 30 days after the
          10th anniversary of issuance at the liquidation preference of the series A preferred stock;

        .      shares of series B preferred stock: at any time at the
          liquidation preference of the series B preferred stock; and

        .      shares of series C preferred stock and series D preferred stock:
          at any time at the liquidation preferences of series C preferred stock and series D preferred stock; provided, that if we redeem any shares of either series C preferred stock or series D preferred stock, we must redeem a proportionate number of shares of the other.

  In addition, the holders of some classes of capital stock have the right to require us to redeem their shares as follows:

        .      holders of series A preferred stock or series B preferred stock:
          following the 30th day after the 20th anniversary of issuance at the liquidation preference of the series A preferred stock or series B preferred stock; and

        .      holders of series C preferred stock, series D preferred stock or series E preferred stock: following the 30th day after the 20th anniversary of issuance at the liquidation preference of the series C preferred stock, series D preferred stock and series E preferred stock.

  Neither we nor any holder of shares of any class of our capital stock may cause us to redeem our capital stock if, at that time:

        .      we are insolvent or will be rendered insolvent by the redemption;
          or

        .      law or any of our agreements prohibits the redemption.

Further, our restated certificate of incorporation restricts our ability to redeem any shares of capital stock to the extent shares of capital stock ranking senior to or on a parity with the shares remain outstanding or dividends on the senior or parity shares have not been paid in full.

  Our restated certificate of incorporation also provides for our redemption of any shares of our capital stock that is held by stockholders whose holding of the shares, in the opinion of our board, may result in the loss of, or failure to obtain the reinstatement of, any of our licenses or franchises.

  The management agreement provides for the redemption by us of specific shares of class A common stock and series E preferred stock held by Mr. Vento and Mr. Sullivan in particular circumstances. See "Management--Management Agreement."

Ranking

  With respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up, classes of our preferred stock ranks as follows:

----------------------------------------------------------------------------------------------------------------------
Class of Stock                        Parity with                    Junior to                     Senior to
----------------------------------------------------------------------------------------------------------------------
  series A preferred          series B preferred            None                          series C preferred
                                                                                          series D preferred
                                                                                          series E preferred
                                                                                          series F preferred
                                                                                          senior common stock
                                                                                          common stock
----------------------------------------------------------------------------------------------------------------------
  series B preferred          series A preferred            none                          series C preferred
                                                                                          series D preferred
                                                                                          series E preferred
                                                                                          series F preferred
                                                                                          senior common stock
                                                                                          common stock
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Class of Stock                        Parity with                    Junior to                     Senior to
----------------------------------------------------------------------------------------------------------------------
  series C preferred          series D preferred -          series A preferred and        series E preferred
                                except when a statutory     series B preferred            series F preferred
                                liquidation                 series D preferred - only     senior common stock
                              common stock - only with        upon a statutory            common stock - only with
                                respect to dividends          liquidation                   respect to dissolution,
                                                                                            liquidation and winding up
----------------------------------------------------------------------------------------------------------------------
  series D preferred          series C preferred -          series A preferred            series C preferred -
                                except when a statutory     series B preferred              only upon a statutory
                                liquidation                                                 liquidation
                              common stock - only with                                    series E preferred
                                respect to dividends                                      series F preferred
                                                                                          senior common stock
                                                                                          common stock - only with
                                                                                            respect to dissolution,
                                                                                            liquidation and winding up
----------------------------------------------------------------------------------------------------------------------
  series E preferred          common stock - only with      series A preferred            series F preferred
                                respect to dividends        series B preferred            senior common stock
                                                            series C preferred            common stock
                                                            series D preferred
----------------------------------------------------------------------------------------------------------------------
  series F preferred          senior common stock           series A preferred            common stock -
                              common stock - except when a  series B preferred              only upon a statutory
                                statutory liquidation       series C preferred              liquidation
                                                            series D preferred
                                                            series E preferred
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Class of Stock                        Parity with                    Junior to                     Senior to
----------------------------------------------------------------------------------------------------------------------
  senior common stock         series F preferred            series A preferred            common stock
                                                            series B preferred
                                                            series C preferred
                                                            series D preferred
                                                            series E preferred
----------------------------------------------------------------------------------------------------------------------

Dividends

  The holders of series A preferred stock and series B preferred stock are entitled to receive annual dividends equal to 10% of the liquidation preference related to their shares; provided that so long as any shares of series A preferred stock or series B preferred stock are outstanding, no dividends may be paid on any shares of any class of capital stock ranking junior to series A preferred stock or series B preferred stock. Dividends accrue from the date of issuance of the shares and are payable quarterly, provided that we have the option to defer payments for up to ten and one-half years from the date of issuance.

  The holders of series C preferred stock, series D preferred stock, series E preferred stock, series F preferred stock and senior common stock are entitled to dividends as declared by our board.

  Subject to the rights of the holders of the preferred stock, our board may declare dividends on the common stock; provided, that dividends on class C common stock and class D common stock may only be paid up to the amount by which funds legally available for the dividends exceed the excess of:

       (1) fair market value of the assets of TeleCorp Holding less TeleCorp Holding's liabilities over

       (2) the aggregate par value of class C common stock and class D common stock, at our board's discretion.

  Dividends may only be paid on the other classes of common stock up to the amount legally available after subtracting the maximum amount payable in respect of class C common stock and class D common stock, at our board's discretion.

  We may not pay dividends on any shares of any class of our capital stock if, at the time:

       .       we are insolvent or will be rendered insolvent by the payments;
          or

       .       law or any of our agreements prohibits the dividend payments.

Further, our restated certificate of incorporation restricts our ability to pay any dividends on any class of capital stock to the extent shares of capital stock ranking senior to or on a parity with the class remain outstanding or dividends on the senior or parity shares have not been paid in full.

Liquidation Preference

  The holders of preferred stock are entitled to preferences with respect to distributions upon our liquidation, dissolution or winding up as follows:

       .       holders of series A preferred stock and series B preferred stock are entitled to a preference per share equal to $1,000 plus accrued and unpaid dividends on the shares.

       .       holders of series C preferred stock are entitled to a preference per share equal to the paid-in capital per share of series C preferred stock together with interest on $1,000 from the date of issuance at a rate of 6% per annum, compounded quarterly, less the amount of any dividends paid on the share, plus accrued and unpaid dividends.

       .       holders of series D preferred stock are entitled to a preference per share equal to $1,000 together with interest from the date of issuance at rate of 6% per annum, compounded quarterly, less the amount of any dividends paid on the share, plus accrued and unpaid dividends.

       .       holders of series E preferred stock are entitled to a preference per share equal to the amount of accrued and unpaid dividends on the share, together with interest on $1,000 from the date of issuance at a rate of 6% per annum, compounded quarterly, less the amount of any dividends declared and paid on the share.

       .       holders of series F preferred stock are entitled to a preference equal to $.01 plus accrued and unpaid dividends on the shares.

       .       holders of senior common stock are entitled to a preference per share equal to the liquidation preference associated with the shares of series D preferred stock for all shares of series D preferred stock converted into senior common stock plus the liquidation preference associated with the shares of series F preferred stock for all shares of series F preferred stock converted into senior common stock, divided by the number of shares of senior common stock into which shares of series D preferred stock and series F preferred stock were converted.

  Following payment of all amounts payable to the holders of preferred stock upon our liquidation, dissolution or winding up, the holders of class C common stock and class D common stock shall be entitled to receive the fair market value of the assets of TeleCorp Holding less TeleCorp Holding's liabilities. The holders of the other classes of common stock shall be entitled to receive the remaining amounts available for distribution.

Transfer Restriction

  Some of our stockholders have entered into agreements that restrict transfer of their shares and provide for the happening of specified events, such as share conversions. See "Certain Relationships and Related Transactions--AT&T Agreements" and "--Management Agreement."

  Our restated certificate of incorporation provides that, upon the happening of specified events described in the stockholders' agreement, we have the right to exchange all or some of the shares of series A preferred stock, series D preferred stock, series F preferred stock, senior common stock and common stock held by AT&T for an equal number of shares of series B preferred stock. See "Certain Relationships and Related Transactions--AT&T Agreements."

                           DESCRIPTION OF THE NOTES

General

  In this section, we refer to our subsidiaries separately from us. Capitalized terms used in this section and not otherwise defined have the meanings given such terms under "--Definitions."

  The outstanding notes have been, and the exchange notes will be, issued under the indenture, dated as of April 23, 1999, among us, TeleCorp Communications, as our subsidiary guarantor, and Bankers Trust Company, as trustee. The following is a summary of particular provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of exchange notes. Copies of the proposed form of indenture are available as described below under the subheading "Additional Information." The terms of the notes include the terms in the indenture and those terms made a part of the indenture by the Trust Indenture Act.

Method of Receiving Payments on the Notes

  We will pay principal of, premium, if any, and interest on the notes at our office or agency in the Borough of Manhattan, The City of New York, which initially shall be the corporate trust office of the trustee, at 4 Albany Street, New York, New York 10006. At our option, we may make interest payments by check mailed to the registered holders of the notes at their registered addresses.

Transfer and Exchange

  A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the trustee may require a noteholder to, among other things, furnish appropriate endorsements and transfer documents, and we may require a noteholder to pay any taxes required by law or permitted by the indenture. We will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form, and the registered holder of a note will be treated as the owner of that note for all purposes.

  No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

Terms of the Notes

Principal and Maturity

  The notes are our unsecured senior subordinated obligations, limited to $575.0 million aggregate principal amount at maturity. We will issue the notes only in fully registered form, without interest coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. The notes will mature on April 15, 2009.

Discount

  We issued the notes at a discount. The notes will accrete in value until April 15, 2004, compounded semi-annually. At that time, cash interest on the notes will accrue and become payable on April 15 and October 15 of each year, beginning on October 15, 2004. The yield to maturity of the notes is 11 5/8% computed on a semi-annual bond-equivalent basis calculated from April 23, 1999.

Interest

  Cash interest will not accrue or be payable on the notes prior to April 15, 2004. Cash interest will accrue at the rate of 11 5/8% per annum from April 15, 2004, or from the most recent date to which interest has been paid or for which interest has been provided. Interest will be payable semiannually on April 15 and October 15 of each year, beginning October 15, 2004. Interest will be payable to holders of record at the close of business on the April 1 or October 1 immediately preceding the interest payment date. We will pay cash interest on overdue principal at 1% per annum in excess of 11 5/8%, and we will pay interest on overdue installments of cash interest at this higher rate to the extent lawful.

Optional Redemption

  Except as described in the next paragraph, the notes will not be redeemable at our option until April 15, 2004. After April 15, 2004, we may redeem the notes, in whole or in part, on not less than 30, nor more than 60, days prior notice, at the following redemption prices, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on April 15 of the years described below:

Year                                                                 Redemption Price
----                                                                 ----------------
2004................................................................      105.813%
2005................................................................      103.875%
2006................................................................      101.938%
2007 and thereafter.................................................      100.000%

  We express the above redemption prices as percentages of principal amount at maturity. The prices are subject to the right of holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date.

  In addition, at any time and from time to time prior to April 15, 2002, we may redeem up to a maximum of 35% of the aggregate principal amount at maturity of the notes with the proceeds of one or more sales of our equity, which equity may not be converted, exchanged or redeemed until April 16, 2010, at a redemption price equal to 111 5/8% of the accreted value of the notes on the redemption date, which value would be the initial offering price plus any amortization; provided that, after giving effect to any redemption, at least 65% of the aggregate principal amount at maturity of the notes remains outstanding. In addition, any redemption shall be made within 60 days of our equity sale upon not less than 30 nor more than 60 days notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures in the indenture.

Selection and Notice

  In the case of any partial redemption, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by another method as the trustee in its sole discretion shall deem to be fair and appropriate, although notes in denominations of $1,000 or less will not be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to the note shall state the portion of the note to be redeemed. A new note equal to the unredeemed portion of the note will be issued in the name of the holder upon cancellation of the original note.

Ranking

  The Debt evidenced by the notes:

       .       is our unsecured senior subordinated debt;

       .       is subordinated in right of payment, as described in the
          indenture, to all of our existing and future senior Debt;

       .       is pari passu in right of payment with all of our existing and future senior subordinated debt;

       .       is senior in right of payment to all of our existing and future subordinated debt; and

       .       is effectively subordinated to any of our Secured Debt and any
          Senior Debt of our subsidiaries to the extent of the value of the assets securing the Debt.

  The notes are guaranteed by TeleCorp Communications, one of our subsidiaries, and may in the future be guaranteed by some of our subsidiaries that incur Debt. The Debt evidenced by the subsidiary guarantees:

       .       is unsecured senior subordinated debt of each of our subsidiary guarantors;

       .       is subordinated in right of payment, as described in the
          indenture, to all existing and future Senior Debt of each subsidiary guarantor;

       .       is pari passu in right of payment with all existing and future senior subordinated debt of each of our subsidiary guarantors;

       .       is senior in right of payment to all existing and future
          subordinated debt of each of our subsidiary guarantors; and

       .       is effectively subordinated to any Secured Debt of each of our subsidiary guarantors and their subsidiaries to the extent of the value of the assets securing the Debt.

  Payment from the money or the proceeds of U.S. government obligations held in any defeasance trust described under "--Defeasance," however, is not subordinated to any Senior Debt or subject to the restrictions described within this offer.

  We conduct substantially all of our operations through our subsidiaries. Claims of creditors of these subsidiaries, including trade creditors, and claims of preferred stockholders, if any, of the subsidiaries generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the notes. The notes are effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries. As of June 30, 1999, the total liabilities of our subsidiaries were approximately $512.1 million, including trade payables. Although the indenture contains limitations on the incurrence of Debt by, and the issuance of preferred stock of, some of our subsidiaries, these limitations are subject to a number of significant qualifications.

  As of  June 30, 1999:

       .           with respect to us:

          .           our outstanding Senior Debt was $225.0 million, exclusive
               of unused commitments under the senior credit agreement and additional senior debt of our subsidiaries, all of which would have been Secured Debt;

          .           we had no outstanding senior subordinated debt other than
               the notes; and

          .           our outstanding Debt that was subordinate or junior in
               right of payment to the notes would have been $40.5 million, including $0.5 million of interest paid in kind;

       .           with respect to our subsidiary guarantor:

          .           the outstanding debt of our subsidiary guarantor was
               $225.0 million, consisting entirely of a guarantee of Debt under our senior credit agreement;

          .         our subsidiary guarantor had no senior subordinated debt
               outstanding other than the subsidiary guarantee;

          .         our subsidiary guarantor had no outstanding Debt that would be subordinate or junior in right of payment to the subsidiary guarantee; and

      .             with respect to our subsidiaries that will not guarantee the notes:

          .         the outstanding debt of our subsidiaries that will not
               guarantee the notes was $242.5 million, consisting of $20.7 million of debt to the FCC, which is shown on our balance sheet net of discounts of $3.2 million reflecting the below market interest rates on the debt, and $225.0 million of guarantees of Debt under the senior credit agreement;

          .         our subsidiaries that will not guarantee the notes had total liabilities of $320.8 million, consisting of $20.7 million of debt to the FCC, $24.8 million of trade payables, $4.1 million of accrued and other expenses and $274.4 million of intercompany amounts payable. The debt to the FCC is shown on our balance sheet net of discounts of $3.2 million reflecting the below market interest rates on the debt.

  Although the indenture limits the amount of additional Debt which we may incur, under some circumstances the amount of this Debt could be substantial and, in any case, the Debt may be Senior Debt. See "--Important Covenants-- Limitation on Incurrence of Debt."
























  Only Senior Debt will rank senior to the notes in accordance with the provisions of the indenture. The notes will in all respects rank pari passu with all of our other senior subordinated debt. We have agreed in the indenture that we will not incur, directly or indirectly, any Debt which is subordinate or junior in ranking in any respect to Senior Debt unless the Debt is senior subordinated debt or is expressly subordinated in right of payment to senior subordinated debt. Unsecured Debt is not deemed to be subordinate or junior to Secured Debt merely because it is unsecured.

  If:

  (1)  any Designated Senior Debt is not paid when due; or

  (2) any other default on the Designated Senior Debt occurs and the maturity of the Designated Senior Debt is accelerated in accordance with its terms,

we may not pay principal of, or premium or interest on, the notes or make any deposit under the provisions described under "--Defeasance" and may not otherwise repurchase, redeem or otherwise retire any notes, other than payments made with money or U.S. government obligations previously deposited in the defeasance trust described under "--Defeasance"

unless, in either case:

  (x) the default has been cured or waived and any acceleration has been rescinded; or

  (y)  the Designated Senior Debt has been paid in full.

  We may pay the notes without regard to the above restrictions if the representative of the holders of the Designated Senior Debt approves the payment and so notifies us and the trustee in writing. We may not pay the notes during a default on any Designated Senior Debt that allows the representative of the holders of the Designated Senior Debt to accelerate maturity:

         .      immediately without further notice; or

         .      when applicable grace periods expire.

  When the representative of the holders of the Designated Senior Debt sends to the trustee, and copies to us, a notice electing to block our paying the notes because of a default, we may not pay the notes for a period that begins when the trustee receives the blockage notice and ends the earlier of:

         .      179 days later; and

         .      when the representative terminates the payment blockage
             period.

         If:

             (1)  any Designated Senior Debt is not paid when due; or

             (2) any other default on the Designated Senior Debt occurs and the maturity of the Designated Senior Debt is accelerated in accordance with its teams,

          .           a payment blockage period terminates upon:

          .           written notice to the trustee and us from the person who
                  gave the blockage notice;

         .          repayment in full of the Designated Senior Debt; or

         .          discontinuance of the default giving rise to the blockage
               notice.

Unless the holders of the Designated Senior Debt or the representative of the holders have accelerated the maturity of the Designated Senior Debt, we may resume payments on the notes after the end of the payment blockage period.

  Not more than one blockage notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Debt during the period. However, if any blockage notice within the 360-day period is given by the representative of the holders of Designated Senior Debt other than indebtedness under our senior credit facilities, the representative of indebtedness under our senior credit facilities may give another blockage notice within the period. In no event may the total number of days during which any payment blockage periods are in effect exceed 179 days in the aggregate during any period of 360 consecutive days. In addition, no default that existed or was continuing on the date that any payment blockage period began shall trigger a subsequent payment blockage period, whether or not within a period of 360 consecutive days, unless the default had been cured or waived for more than 90 consecutive days.

  Upon any payment or distribution of our assets to creditors upon our liquidation or our dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property:

       .       the holders of our Senior Debt will be entitled to receive payment in full in cash of the Senior Debt before noteholders are entitled to receive any payment of principal of, or interest on, the notes; and

       .       until the Senior Debt is paid in full, any payment or
          distribution will be made first to holders of the Senior Debt as their interests may appear and second to noteholders, except that noteholders may receive shares of stock and any debt securities that are subordinated to the Senior Debt and any securities exchanged for the Senior Debt to at least the same extent as the notes.

If a distribution is made to noteholders that, due to the subordination provisions of the indenture, should not have been made to them, the noteholders will be required to hold the distribution in trust for the holders of our Senior Debt and pay it over to them as their interests may appear.

  If payment of the notes is accelerated because of an event of default, we or the trustee shall promptly notify the holders of the Designated Senior Debt or their representative of the acceleration. If any Designated Senior Debt is outstanding, we may not pay the notes until five business days after the holders or the representative of the Designated Senior Debt receive notice of the acceleration and, then, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

  By reason of the subordination provisions in the indenture, in the event of insolvency, our creditors who are holders of our Senior Debt may recover more, ratably, than the noteholders. Our creditors who are not holders of our Senior Debt or of our senior subordinated debt, including the notes, may recover less, ratably, than holders of our Senior Debt and may recover more, ratably, than the holders of our subordinated debt.

  The subordination provisions in the indenture will not apply to payments made with money or U.S. government obligations previously deposited in the defeasance trust described under "--Defeasance."

Subsidiary Guarantees

  Our subsidiary guarantor and some of our future subsidiaries guarantee the performance and full and punctual payment when due of all of our obligations under the indenture and the notes.

  The guarantees are:

       .       as primary obligors and not merely as sureties;

       .       joint and several;

       .       irrevocable and unconditional; and

       .       on an unsecured senior subordinated basis.

  Guaranteed payments are deemed to be due whether:

       .       at maturity, on April 15, 2009;

       .       by acceleration; or

       .       otherwise

  Payments include:

       .       principal of the notes;

       .       interest on the notes;

       .       liquidated damages in respect of the notes;

       .       expenses;

       .       indemnification; and

       .       otherwise.

  Our subsidiary guarantors agree to pay, in addition to the amount stated above, any and all costs and expenses, including reasonable counsel fees and expenses, that the trustee or the holder of notes incurs in enforcing any rights under the subsidiary guarantees. Each subsidiary guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. We will cause each Restricted Subsidiary that incurs Debt to become a subsidiary guarantor; provided that we will not cause any special purpose subsidiary, as designated in our senior credit agreement, to become a subsidiary guarantor unless the special purpose subsidiary incurs Debt other than Debt under our senior credit facilities, or any Refinancing Debt incurred to refinance the Debt, or debt to the FCC. See "--Covenants--Future Subsidiary Guarantors."

  The obligations of each of our subsidiary guarantors under its subsidiary guarantee are senior subordinated obligations. As such, the rights of noteholders to receive payment from our subsidiary guarantor under its subsidiary guarantee are subordinated in right of payment to the rights of holders of Senior Debt of the subsidiary guarantor. The terms of the subordination provisions described under "--Ranking" with respect to our obligations under the notes apply equally to each of our subsidiary guarantors and the obligations of the subsidiary guarantor under its subsidiary guarantee.

  Each subsidiary guarantee is a continuing guarantee and shall:

       .       remain in full force and effect until payment in full of all of our guaranteed obligations;

       .       be binding upon each of our subsidiary guarantors and its
          successors; and

       .       inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

  The indenture provides that upon the merger or consolidation of our subsidiary guarantors with or into any entity, other than us, any of our subsidiaries or any of our affiliates, in a transaction in which the subsidiary guarantor is not the surviving entity of the merger or consolidation, the subsidiary guarantor shall be released and discharged from its obligations under its subsidiary guarantee. The indenture also provides that if we or any of our subsidiaries sell all of the capital stock or other ownership interests of any of our subsidiary guarantors, including by issuance or otherwise, other than to us, to any of our subsidiaries or to any of our affiliates, in a transaction constituting an Asset Sale or which, but for the provisions of clause (3) of the term, would constitute an Asset Sale, and:

  (1) the Net Available Proceeds from the Asset Sale are used in accordance with the covenant described under "--Important Covenants--Limitation on Asset Sales;" or

  (2) we deliver to the trustee an officers' certificate to the effect that the Net Available Proceeds from the Asset Sale will be used in accordance with the covenant described under "--Important Covenants--Limitation on Asset Sales" within the time limits specified by the covenant, then the subsidiary guarantor shall be released and discharged from its obligations under its subsidiary guarantee upon the use, in the case of clause
(1) above or upon the delivery, in the case of clause (2) above. In addition, any of our subsidiary guarantors that becomes our subsidiary guarantor as a consequence of its guarantee of some Debt permitted under the indenture and that is released and discharged from the guarantee will be released and discharged from its subsidiary guarantee upon delivery of an officers' certificate certifying the release and discharge from the guarantee to the trustee.

Change of Control

  If a change of control occurs, each holder of notes will have the right to require us to repurchase all or any part of the holder's notes at a purchase price in cash equal to:

  (1) 101% of the accreted value on the purchase date, if the date is on or before April 15, 2004; or

  (2) 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the purchase date, if the date is after April 15, 2004.

  Within 30 days following any change of control, we will be required to mail a notice to each holder of the notes, with a copy to the trustee, stating that we are beginning an offer to purchase all outstanding notes at a purchase price in cash equal to;

  (1) 101% of the accreted value of the notes on the purchase date, if the date is on or before April 15, 2004; or

  (2) 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the purchase date, if the date is after April 15, 2004.

  We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a change of control offer made by us and purchases all notes validly tendered and not withdrawn under such change of control offer.

  We will be required to comply, to the extent applicable, with the requirements of the tender offer provisions of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the notes under this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws and regulations.

  If, at the time of a change of control, the terms of our senior credit facilities restrict or prohibit the repurchase of notes under this covenant, then, prior to the mailing of the notice to holders of the notes as provided in the immediately following paragraph, but in any event within 30 days following any change of control, we will be required to:

       .       repay in full all indebtedness under our senior credit
          facilities; or

       .       obtain the requisite consent under the senior credit agreement to permit the repurchase of the notes as required by this covenant.

  The change of control purchase feature is a result of negotiations between us and the initial purchasers of the notes. We have no present intention to engage in a transaction involving a change of control, although it is possible that we may decide to do so in the future. Subject to the limitations described under "--Important Covenants," we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of Debt outstanding at the time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Debt are contained in the covenant described under "Important Covenants--Limitation on Incurrence of Debt." The restrictions may only be waived with the consent of the holders of a majority in principal amount at maturity of the notes then outstanding. Except for the limitations contained in the covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

  The occurrence of some of the events that would constitute a change of control would constitute a default under our senior credit agreement. Our future Senior Debt may also contain prohibitions of particular events which would constitute a change of control or require the Senior Debt to be repurchased upon a change of control. Moreover, the exercise by holders of the notes of their right to require us to repurchase the notes could cause a default under the Senior Debt, even if the change of control itself does not, due to the financial effect of the repurchase on us. Finally, our ability to pay cash to holders of the notes upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions of the indenture related to our obligation to make a change of control offer as a result of a change of control may be waived or modified with the written consent of the holders of a majority in principal amount at maturity of the notes.

Important Covenants

  The indenture limits our ability, and the ability of our Restricted Subsidiaries, to:

       .       incur debt, other than specified allowed debt or if we exceed specified financial ratios;

       .       create levels of debt that are senior to the notes but junior to our senior debt;

       .       pay debt that is junior to the notes;

       .       make payments on our equity securities;

       .       invest in Unrestricted Subsidiaries;

       .       restrict dividends and other payments from our Restricted
          Subsidiaries to us;

       .       sell assets unless we comply with restrictions on the use of proceeds from asset sales;

       .       enter into non-arms length transactions;

       .       engage in business outside of the telecommunications
          industry;

       .       amend our securities purchaser agreement; and

       .       designate Unrestricted Subsidiaries.

  The indenture requires us, and our Restricted Subsidiaries, to:

       .       provide our financial information to you; and

       .       cause any Restricted Subsidiaries that incur debt to guarantee the notes.

  There are conditions and exceptions to many of the above limits, on which we give detail below.

     Our Restricted Subsidiaries are currently:

       .       TeleCorp Communications, Inc.;

       .       TeleCorp LLC;

       .       TeleCorp Holding Corp., Inc.;

       .       TeleCorp PR, Inc.;

       .       Puerto Rico Acquisition Corporation;

       .       TeleCorp Equipment Leasing, L.P.; and

       .       TeleCorp Realty, LLC.

Limitation on Incurrence of Debt

  The indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, incur any Debt, including Acquired Debt, except:

  (1) our Debt or the Debt of any of our subsidiary guarantors if, immediately after giving effect to the incurrence of the Debt and the receipt and application of the net proceeds therefrom, including the application or use of the net proceeds therefrom to repay Debt, complete an Asset Acquisition or make any Restricted Payment, as defined in "Limitation on Restricted Payments" below:

      (a) the ratio of (x) Total Consolidated Debt to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than:

             .      7.0 to 1.0, if the Debt is to be incurred prior to April 1,
                2005; or

             .      6.0 to 1.0 if the Debt is to be incurred on or after April
                1, 2005;

           or

       (b) in the case of any incurrence of Debt prior to April 1, 2005 only, Total Consolidated Debt would be equal to or less than 75% of Total Invested Capital;

  (2) indebtedness under our senior credit facilities in an aggregate principal amount not to exceed $600 million;

  (3) our Debt and the Debt of our Restricted Subsidiaries outstanding from time to time under any vendor credit arrangement;

  (4) Debt owed by us to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to us or another Restricted Subsidiary; provided, however, that, upon either:

       (a) the transfer or other disposition by the Restricted Subsidiary or us of any Debt so permitted under this clause (4) to an entity other than us or another Restricted Subsidiary; or

       (b) the issuance, other than of directors' qualifying shares, sale, transfer or other disposition of shares of capital stock or other ownership interests, including by consolidation or merger, of such Restricted Subsidiary to an entity other than us or another the Restricted Subsidiary, the exception provided by this clause (4) shall no longer be applicable to the Debt and the Debt shall be deemed to have been incurred at the time of any the issuance, sale, transfer or other disposition, as the case may be;

  (5) our Debt or the Debt of any Restricted Subsidiary under any hedging agreement to the extent entered into to protect us or the Restricted Subsidiary from fluctuations in interest rates on any other Debt permitted under the indenture, currency exchange rates or commodity prices and not for speculative purposes;

  (6) Refinancing Debt incurred to refinance any Debt incurred under the prior clause (1) or (3) above, the notes or the subsidiary guarantees;

  (7) our Debt under the notes and Debt of our subsidiary guarantors under the subsidiary guarantees, in each case incurred in accordance with the indenture;

  (8) our or any Restricted Subsidiary's capital lease obligations in an aggregate principal amount not in excess of $25.0 million at any time outstanding;

  (9) debt to the FCC assumed in connection with the acquisitions from Digital PCS or Wireless 2000;

  (10) our Debt or the Debt of any Restricted Subsidiary consisting of a guarantee of our Debt or the Debt of a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

  (11) our Debt or the Debt of any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;

  (12) Debt of a Restricted Subsidiary existing at the time we acquired the Restricted Subsidiary, other than Debt incurred in connection with, or in contemplation of, the transaction or series of related transactions in which we acquired the Restricted Subsidiary; provided, however, that on the date we acquired the Restricted Subsidiary, we would have been able to incur $1.00 of additional Debt under clause (1) above after giving effect to the incurrence of the Debt under this clause (12) and the acquisition of the Restricted Subsidiary and Refinancing Debt incurred by us or the Restricted Subsidiary in respect of Debt incurred by the Restricted Subsidiary under this clause (12); and

  (13) our Debt not otherwise permitted to be incurred under clauses (1) through
       (12) above which, together with any other outstanding Debt incurred under this clause (13), has an aggregate principal amount not in excess of $75 million at any time outstanding.

  Debt of an entity existing at the time the entity becomes a Restricted Subsidiary or which a Lien on an asset we or a Restricted Subsidiary acquired secures, whether or not the Debt is assumed by the acquiring person, shall be deemed incurred at the time the entity becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

  For purposes of determining compliance with this covenant:

  (1) if an item of Debt meets the criteria of more than one of the categories of Debt permitted under clauses (1) through (13) above, in our sole discretion, we may classify the item of Debt in any manner that complies with this covenant and may from time to time reclassify the items of Debt in any manner that would comply with this covenant at the time of the reclassification;

  (2) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting the Debt but may be permitted in part by one provision and in part by one or more other provisions of this covenant permitting the Debt;

  (3) if Debt meets the criteria of more than one of the types of Debt described in this covenant, in our sole discretion, we may classify the Debt and only be required to include the amount of the Debt in one of the thirteen clauses above; and

  (4) accrual of interest, including interest paid-in-kind, and the accretion of accreted value will not be deemed to be an incurrence of Debt for purposes of this covenant.

  Despite any other provision of this covenant:

  (1) the maximum amount of Debt that we or any Restricted Subsidiary may incur under this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies; and

  (2) Debt incurred under our senior credit facilities prior to or on the date of the indenture shall be treated as incurred under clause (2) of the first paragraph of this covenant, which limits our indebtedness under our senior credit facilities to an aggregate principal amount not to exceed $600 million.

Limitation on Layered Debt

  The indenture provides that we will not:

  (1) directly or indirectly incur any Debt that by its terms would expressly rank senior in right of payment to the notes and rank subordinate in right of payment to any of our other Debt; or

  (2) cause or permit any of our subsidiary guarantors to, and none of our subsidiary guarantors will, directly or indirectly, incur any Debt that by its terms would expressly rank senior in right of payment to the subsidiary guarantee of the subsidiary guarantor and rank subordinate in right of payment to any other Debt of the subsidiary guarantor;

provided that no Debt shall be deemed to be subordinated solely by virtue of being unsecured.

Limitation on Restricted Payments

  The indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, on or prior to December 31, 2002:

  (1) declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our capital stock, which may not be converted, exchanged or redeemed until April 16, 2010, or in options, warrants or other rights to acquire our capital stock, which may not be converted, exchanged or redeemed until April 16, 2010;

  (2) purchase, redeem or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire our shares or any securities convertible or exchangeable into our shares, other than any shares of capital stock or other ownership interests, options, warrants, rights or securities that we or a Restricted Subsidiary own;

  (3) make any Investment, other than a Permitted Investment, in an entity other than us or a Restricted Subsidiary; or

  (4) redeem, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated debt or make any payment of interest or premium on, or distribution of any kind or character, whether in cash, property or securities, in respect of, the Lucent series A notes, excluding payments of interest or distributions payable solely in additional Lucent series A notes.

Each of the transactions described in clauses (1) through (4) above, other than any exception to any clause, is a "Restricted Payment."

  At any time after December 31, 2002, we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if:

  (A) a default shall have occurred and be continuing at the time of or after giving effect to the Restricted Payment;

  (B) immediately after giving effect to the Restricted Payment, we could not incur at least $1.00 of additional Debt under clause (1) of the covenant described under "--Limitation on Incurrence of Debt;" and

  (C) immediately upon giving effect to the Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after April 23, 1999, including any designation amount, exceeds the sum, without duplication, of:

     (1)  the amount of:

          (x) our Consolidated Cash Flow after December 31, 2002, through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the Restricted Payment, treated as a single accounting period, less

          (y) 150% of our cumulative Consolidated Interest Expense after December 31, 2002, through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the Restricted Payment, treated as a single accounting period; plus

     (2) the aggregate net cash proceeds, other than Excluded Cash Proceeds, that we received as a capital contribution in respect of our capital stock, which capital stock may not be converted, exchanged or redeemed until April 16, 2010, or from the proceeds of a sale of our capital stock, which capital stock may not be converted, exchanged or redeemed until April 16, 2010, made after April 23, 1999, excluding in each case:

          (x) the proceeds from a sale of our capital stock to a Restricted Subsidiary; and

          (y) the proceeds from a sale of our capital stock to an employee stock ownership plan or other trust that we or any of our subsidiaries established;

     plus

     (3) the aggregate net cash proceeds that we or any Restricted Subsidiary received from the sale, disposition or repayment, other than to us or a Restricted Subsidiary, of any Investment made after the date of the indenture and constituting a Restricted Payment in an amount equal to the lesser of:

          (x) the return of capital with respect to the Investment; and

          (y) the initial amount of the Investment, in either case, less the cost of disposition of the Investment;

     plus

     (4) an amount equal to the consolidated Net Investment on the date of revocation made by us and/or any Restricted Subsidiary in any of our subsidiaries that has been designated as an Unrestricted Subsidiary after April 23, 1999 upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries."

  For purposes of:

  (1) clause (C)(2) above, the value of the aggregate net cash proceeds that we received from, or as a capital contribution in connection with, the issuance of our capital stock, which capital stock may not be converted, exchanged or redeemed until April 16, 2010, either upon:

      .     the conversion of our convertible Debt or the convertible Debt of any of our Restricted Subsidiaries or in exchange for our outstanding Debt or the outstanding Debt of any of our Restricted Subsidiaries; or

      .     upon the exercise of options, warrants or rights

      will be the net cash proceeds that we or any Restricted Subsidiary received upon the issuance of the Debt, options, warrants or rights, plus the incremental amount that we or any Restricted Subsidiary received upon the conversion, exchange or exercise;

  (2) clause (C)(4) above, the value of the consolidated Net Investment on the date of revocation shall be equal to the fair market value, as determined by our board in good faith, of the aggregate amount of our or any Restricted Subsidiary's Investments in our subsidiaries on the applicable date of designation; and

  (3) determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount and property other than cash shall be valued at its fair market value on the date we make or a Restricted Subsidiary makes the Restricted Payment, as the case may be.

  The provisions of this covenant shall not prohibit:

  (1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would comply with the provisions of the indenture;

  (2) so long as no default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of the substantially concurrent capital contribution to us in connection with our capital stock that may not be converted, exchanged or redeemed until April 16, 2010 or out of the net cash proceeds that we received from the substantially concurrent issue or sale, other than to a Restricted Subsidiary or to an employee stock ownership plan or other trust that we or any of our subsidiaries established, of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010; provided that:

         (a) any net cash proceeds shall be excluded from clause (C)(2) above, and

         (b) the proceeds do not constitute Excluded Cash Proceeds;

  (3) so long as no default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of our subordinated debt made by exchange for or conversion into, or out of the net cash proceeds that we received, or out of a capital contribution to us in connection with a concurrent issue and sale, other than to a Restricted Subsidiary, of:

      .     our capital stock that may not be converted, exchanged or redeemed until April 16, 2010, provided that

         .  any net cash proceeds are excluded from clause (C)(2) above,

         .  the proceeds do not constitute Excluded Cash Proceeds, and

         . the proceeds, if from a sale other than an underwritten public offering, are not applied to optionally redeem the notes on or prior to April 15, 2002; or

      .     other of our subordinated debt that has an Average Life equal to or greater than the Average Life of the subordinated debt being purchased, redeemed, retired or otherwise acquired and that is subordinated in right of payment to the notes at least to the same extent as the subordinated debt being purchased, redeemed, retired, or otherwise acquired;

  (4) so long as no default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the proceeds of a concurrent capital contribution in respect of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010 or from the issue or sale, other than to a Restricted Subsidiary, of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010; provided that:

         (a) any net cash proceeds are excluded from clause (C)(2) above;

         (b) the proceeds do not constitute Excluded Cash Proceeds; and

         (c) the proceeds, if from a sale other than an underwritten public offering, are not applied to optionally redeem the notes on or prior to April 15, 2002;

  (5) so long as no default shall have occurred and be continuing and so long as, immediately after giving effect to the Investment, we could incur at least $1.00 of additional Debt under clause (1) of the covenant described under "--Limitation on Incurrence of Debt," our making of a direct or indirect Investment constituting a Restricted Payment in any entity incorporated, formed or created to acquire one or more licenses covering or adjacent to where we or a Restricted Subsidiary own a license through participation in any auction or reauction of PCS licenses conducted by the FCC, in an amount not to exceed $50.0 million at any time outstanding; provided that

     .      the entity shall qualify as an entrepreneur under the Communications
         Act in the case of any proposed acquisition of licenses covering or adjacent to where we or a Restricted Subsidiary own a license through participation in any auction or reauction of PCS licenses conducted by the FCC; and

      .     we shall have received, prior to making the Investment, from one or more Strategic Equity Investors, irrevocable, unconditional commitments to purchase our capital stock that may not be converted, exchanged or redeemed until April 16, 2010, at the earliest to occur of:

         . the date that is 30 days after the date on which the entity acquires any licenses covering or adjacent to where we or a Restricted Subsidiary own a license;

         . the date that is 30 days after the date on which the entity withdraws from the auction or reauction;

         . the date that is 30 days after the date the FCC terminates the auction or reauction; and

         . the date that is 180 days after the date on which any amounts were deposited by or on behalf of the entity in escrow with the FCC in connection with the proposed acquisition of licenses covering or adjacent to where we or a Restricted Subsidiary own a license; and

      .     in an amount not less than the amount of the Investment, plus the amount of all fees, expenses and other costs incurred in connection with the participation;

      provided further that if at any time the aggregate net cash proceeds that the Strategic Equity Investors pay to us shall exceed the amount of the Investment plus all fees, expenses and other costs incurred in connection with the participation:

      (a) the commitments may terminate in accordance with their terms to the extent, but only to the extent, of the excess; and

      (b) we may rescind all or a portion of the payments made by the Strategic Equity Investors for our capital stock and redeem all or a portion of our capital stock in an amount not greater than the excess;

      provided further that:

      .     the aggregate net proceeds that we receive upon the purchase by the
         Strategic Equity Investors of our capital stock are excluded from clause (C)(2) above unless the entity becomes a Restricted Subsidiary or merges, consolidates or amalgamates with or into, or transfers or conveys substantially all its assets to us or a Restricted Subsidiary, or liquidates into us or a Restricted Subsidiary;

      .     the proceeds shall not constitute Excluded Cash Proceeds; and

      .     the proceeds are not applied to optionally redeem the notes prior to
         April 15, 2002;

  (6) so long as no default shall have occurred and be continuing and so long as, immediately after giving effect to the Investment, we could incur at least $1.00 of additional Debt under clause (1) of the covenant described under "--Limitation on Incurrence of Debt," our making of a direct or indirect Investment constituting a Restricted Payment in any entity engaged in a Permitted Business in an amount not to exceed $60 million at any time outstanding; provided that we shall have received, prior to making the Investment, from one or more Strategic Equity Investors, aggregate net cash proceeds from capital contributions or the issuance or sale of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010, including our capital stock issued upon the conversion of convertible Debt or upon the exercise of options, warrants or rights to purchase our capital stock, in an amount equal to the amount of the Investment plus the amount of all fees, expenses and other costs incurred in connection with the Investment, regardless of whether or not the Investment is completed; provided further that:

      .        the proceeds that we received as capital contributions from, or the purchase of our capital stock by, the Strategic Equity Investors are excluded from clause (C)(2) above unless the entity becomes a Restricted Subsidiary or merges, consolidates or amalgamates with or into us or a Restricted Subsidiary, or transfers or conveys substantially all its assets to us or a Restricted Subsidiary, or liquidates into us or a Restricted Subsidiary;

      .        the proceeds shall not constitute Excluded Cash Proceeds; and

      .        the proceeds are not applied to optionally redeem the notes prior to April 15, 2002; or

  (7) so long as no default has occurred and is continuing, the repurchase, redemption, acquisition or retirement for value of any of our capital stock held by any member of our management or any of our subsidiaries under any management equity subscription agreement, stock option agreement, restricted stock agreement or other similar agreement; provided that:

      .        the aggregate amount of the dividends or distributions shall not exceed $4.0 million in any twelve-month period;

      .        any unused amount in any twelve-month period may be carried forward to one or more future twelve-month periods; and

      .        the aggregate of all unused amounts that may be carried forward to any future twelve-month period shall not exceed $16 million.

  Restricted Payments made under clauses (1) and (7) above shall be included when determining available amounts under clause (C) above, Restricted Payments made under clauses (5) and (6) above shall be included when determining available amounts under clause (C) above unless, after giving effect to the Investment, the entity becomes a Restricted Subsidiary or merges, consolidates or amalgamates with or into us or a Restricted Subsidiary, or transfers or conveys substantially all its assets to us or a Restricted Subsidiary, or liquidates into us or a Restricted Subsidiary and Restricted Payments made under to clauses (2), (3) and (4) above shall not be included when determining available amounts under clause (C) above.

Limitation on Restrictions Affecting Restricted Subsidiaries

  The indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrances or restrictions of any kind on the ability of any Restricted Subsidiary to:

  (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or other ownership interests or pay any Debt or other obligation owed to us or any other Restricted Subsidiary;

  (2) make any Investment in us or any other Restricted Subsidiary; or

  (3) transfer any of its property or assets to us or any other Restricted Subsidiary,

except for the encumbrances or restrictions existing under or by reason of:

  (A) any agreement in effect on April 23, 1999 as in effect on that date;

  (B) any agreement relating to any Debt incurred by the Restricted Subsidiary prior to the date on which we acquired the Restricted Subsidiary and outstanding on the date and not incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that the encumbrance or restriction shall not apply to any of our property or assets or any property or assets of any Restricted Subsidiary other than the Restricted Subsidiary;

  (C) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or other ownership interests or assets of a Restricted Subsidiary; provided, however, that the encumbrance or restriction is applicable only to the Restricted Subsidiary or its property and assets;

  (D) any agreement effecting a Refinancing or amendment of Debt incurred under any agreement referred to in clause (A) or (B) above; provided, however, that the provisions contained in the Refinancing or amendment agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement referred to in clause (A) or (B) above in the reasonable judgment of our board;

  (E) the indenture;

  (F) applicable law or any applicable rule, regulation or order;

  (G) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

  (H) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant; and

  (I) restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing Debt of a Restricted Subsidiary to the extent that the Liens restrict the transfer of property subject to the agreements.

Limitation on Asset Sales

  The indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless:

  (1) we or the Restricted Subsidiary, as the case may be, receives consideration for the Asset Sale at least equal to the fair market value of the assets sold or disposed of as determined by our board in good faith and evidenced by a resolution of our board filed with the trustee;

  (2) other than in the case of a Permitted Asset Swap, not less than 75% of the consideration received by us or the Restricted Subsidiary from the disposition consists of:

      (A) cash or Cash Equivalents;

      (B) the assumption of our Debt or Debt of the Restricted Subsidiary, other than non-recourse Debt or any subordinated debt, or other obligations relating to the assets, accompanied by an irrevocable and unconditional release of us or the Restricted Subsidiary from all liability on the Debt or other obligations assumed; or

      (C) notes or other obligations that we or the Restricted Subsidiary received from the transferee or the

          Restricted Subsidiary convert into cash or Cash Equivalents concurrently with the receipt of the notes or other obligations to the extent of the cash that we actually received; and

  (3) all Net Available Proceeds, less any amounts invested within 365 days of the Asset Sale to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a Permitted Business, to make a capital expenditure or to acquire other long-term assets that are used or useful in a Permitted Business, are applied, on or prior to the 365th day after the Asset Sale, unless and to the extent that we shall determine to make an offer to purchase, to the permanent reduction and prepayment of any of our Senior Debt then outstanding, including a permanent reduction of the commitments in respect of the Senior Debt.

  Any Net Available Proceeds from any Asset Sale which is subject to this covenant that are not applied as provided in the covenant shall be used promptly after the expiration of the 365th day after the Asset Sale, or earlier if we so elect, to make an offer to purchase the notes at a purchase price in cash equal to:

       (a) 100% of the accreted value on the purchase date, if the purchase date is on or before April 15, 2004; and

       (b) 100% of the principal amount at maturity plus accrued and unpaid interest to the purchase date, if such purchase date is after April 15, 2004;

provided, that if we elect or the terms of any other senior subordinated debt require, an offer may be made ratably to purchase the notes and other senior subordinated debt

   Despite the above, we may defer making any offer to purchase the notes, and any offer to purchase other senior subordinated debt ratably, until there are aggregate unused Net Available Proceeds from Asset Sales otherwise subject to this covenant equal to or in excess of $15.0 million, at which time the entire unused Net Available Proceeds from Asset Sales otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as required under this paragraph. We may use any remaining Net Available Proceeds following the completion of the required offer to purchase and any offer to purchase other senior subordinated debt ratably for any other purpose, subject to the other provisions of the indenture, and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under "--Merger, Consolidation and Sales of Assets."

  Pending application as described above, the Net Available Proceeds of any Asset Sale may be invested in cash or Cash Equivalents or used to reduce temporarily Debt outstanding under any revolving credit agreement to which we are a party and under which we have incurred Debt.

  We must comply, to the extent applicable, with the requirements of the tender offer provisions of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the notes under this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we must comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant.
Limitation on Transactions with Affiliates

  The indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our or their respective affiliates, including the purchase, sale, lease or exchange of property, the rendering of any service or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that could be obtained at the time by us or the Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis with an entity that is not an Affiliate; provided, that:

  (1) in any transaction involving aggregate consideration in excess of $10.0 million, we shall deliver an officers' certificate to the trustee stating that a majority of the disinterested directors of our board or the board of directors of the Restricted Subsidiary, as the case may be, have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that could be obtained by us or the Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; and

  (2) if the aggregate consideration is in excess of $25.0 million, we shall also deliver to the trustee, prior to the completion of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the holders of the notes, from a financial point of view.

  Despite the foregoing, the restrictions described in this covenant shall not apply to:

  (1)  transactions between or among us and/or any Restricted Subsidiaries;

  (2) any Restricted Payment or Permitted Investment permitted by the covenant described under "--Limitation on Restricted Payments;"

  (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

  (4) any other agreement in effect on the date of the indenture, as the same shall be amended from time to time; provided that any material amendment shall be required to comply with the provisions of the immediately preceding paragraph;

  (5)  the acquisitions from Digital PCS, Wireless 2000 or AT&T;

  (6) transactions with AT&T or any of its affiliates relating to marketing or providing of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or the Restricted Subsidiary, as applicable, than those available from unaffiliated third parties;

  (7) transactions involving the leasing or sharing or other use by us or any Restricted Subsidiary of communications network facilities, including cable or fiber lines, equipment or transmission capacity, of any of our affiliates, as a related party, on terms that are no less favorable when taken as a whole to us or the Restricted Subsidiary, as applicable, than those available from the related party to unaffiliated third parties;

  (8) transactions involving providing of telecommunication services by a related party in the ordinary course of its business to us or any Restricted Subsidiary, or by us or any Restricted Subsidiary to a related party, on terms that are no less favorable when taken as a whole to us or the Restricted Subsidiary, as applicable, than those available from the related party to unaffiliated third parties;

  (9) any sales agency agreements under which an affiliate has the right to market any or all of our products or services or the products or services of any of the Restricted Subsidiaries;

  (10) transactions involving the sale, transfer or other disposition of any shares of capital stock or other ownership interests of any affiliate that is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and related licensing; and

  (11) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

Limitation on our Activities and Activities of the Restricted Subsidiaries

  The indenture provides that we will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to the extent as is not material to us and our Restricted Subsidiaries, taken as a whole.

Amendments to Securities Purchase Agreement

  The indenture provides that we will not amend, modify or waive, or refrain from enforcing, any provision of the securities purchase agreement in any manner that would cause the net cash proceeds from capital contributions or sales of our capital stock, which may not be converted, exchanged or redeemed until April 16, 2010, under the securities purchase agreement to be less than $128.0 million.

Providing Financial Information

  The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of the notes:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file these forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and that of our consolidated subsidiaries and a report on the annual information only by our certified independent accountants; and

  (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file the reports, in each case within the time period specified in the SEC's rules and regulations.

  In addition, following the completion of the exchange offer whether or not required by the rules and regulations of the SEC, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations and make the information available to prospective investors upon request. In addition, we will, for so long as any notes remain outstanding, furnish to the holders of notes, upon request, the information required to be delivered under the conditions for resale provisions of the Securities Act. We will also comply with reporting requirements of the Trust Indenture Act.

Limitation on Designations of Unrestricted Subsidiaries

  The indenture allows us to designate any of our subsidiaries, other than an Ineligible Subsidiary, as an "Unrestricted Subsidiary" under the indenture only if:


  (1) no default shall have occurred and be continuing at the time of or after giving effect to the designation;

  (2) we would be permitted under the indenture to make an Investment at the time of designation, assuming the effectiveness of the designation, in a designation amount equal to the fair market value of the aggregate amount of its Investments in the Subsidiary on that date; and

  (3) except in the case of any of our subsidiaries in which an Investment is being made under, and as permitted by, the third paragraph of the covenant described under "--Limitation on Restricted Payments," we would be permitted to incur $1.00 of additional Debt under clause (1) of the covenant described under "--

      Limitation on Incurrence of Debt" at the time of designation, assuming the effectiveness of the designation.

  In the event of any designation, we shall be deemed to have made an Investment constituting a Restricted Payment under the covenant described under "-- Limitation on Restricted Payments" for all purposes of the indenture in the designation amount.

  The indenture further provides that we shall not, and shall not permit any Restricted Subsidiary to, at any time:

  (1) provide direct or indirect credit support for, or a guarantee of, any Debt of any Unrestricted Subsidiary including of any undertaking, agreement or instrument evidencing the Debt;

  (2) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary; or

  (3) be directly or indirectly liable for any Debt which provides that the holder of the Debt may upon notice, lapse of time or both declare a default on the Debt or cause the payment be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary, including any right to take enforcement action against the Unrestricted Subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

  The indenture further provides that we may revoke any designation of a Subsidiary as an Unrestricted Subsidiary, where the Subsidiary shall then constitute a Restricted Subsidiary, if no default shall have occurred and be continuing at the time of and after giving effect to the revocation. In the event of any revocation, we shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary constituting a Restricted Payment under the covenant described under "--Limitation on Restricted Payments" for all purposes under the indenture in a positive amount equal to:

  (1) the fair market value of the aggregate amount of our Investments in the subsidiary at the time of the revocation; less

  (2) the portion proportionate to our equity interest in the Subsidiary of the fair market value of the net assets of the Subsidiary at the time of the revocation.

  All designations and revocations must be evidenced by a resolution of our board delivered to the trustee certifying compliance with the foregoing provisions.

Future Subsidiary Guarantors

  We will cause each Restricted Subsidiary that incurs Debt to become our subsidiary guarantor, and, if applicable, execute and deliver to the trustee a supplemental indenture in the form described in the indenture under which the Restricted Subsidiary will guarantee payment of the notes; provided that we shall not cause any special purpose subsidiary to become our subsidiary guarantor unless the special purpose subsidiary incurs Debt other than Debt in respect of the senior credit agreement, or any Refinancing Debt incurred to refinance the Debt, or debt to the FCC. Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the subsidiary guarantee, as it relates to the Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation and Sales of Assets

  We may not:

     .  consolidate or merge with or into any entity; or

     . sell, assign, lease, convey or otherwise dispose of all or substantially all of our assets; or

     . cause or permit any Restricted Subsidiary to do any of the above including by way of liquidation or dissolution,

  to any entity unless:

  (1) the entity formed by or surviving any consolidation or merger, if other than us or the Restricted Subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2) the surviving entity assumes by supplemental indenture all of our obligations on the notes and under the indenture;

  (3) immediately after giving effect to the transaction and the use of any net proceeds from the transaction on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of Debt under clause (1) of the covenant described under "--Important Covenants-- Limitation on Incurrence of Debt;"

  (4) immediately after giving effect to the transaction and treating any Debt which becomes our obligation or an obligation of any of our Restricted Subsidiaries as a result of the transactions as having been incurred by us or the Restricted Subsidiary, as the case may be, at the time of the transaction, no default shall have occurred and be continuing;

  (5) we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the merger, consolidation or sale of assets and the supplemental indenture, if any, comply with the indenture; and

  (6) we deliver to the trustee an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the merger, consolidation or sale of assets and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the merger, sale or consolidation had not occurred.

  We will determine what we deem to be all or substantially all of our assets on a consolidated basis for us and the Restricted Subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of transactions.

  The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary with or into us or a wholly owned subsidiary or the release of any of our subsidiary guarantors in accordance with the terms of its subsidiary guarantee and the indenture in connection with any transaction complying with the provisions of covenant described under "--Important Covenants--Limitation on Asset Sales."

  The indenture provides that we may not permit any of our subsidiary guarantors to:

     .  consolidate or merge with or into any entity; or

     . sell, assign, lease, convey or otherwise dispose of all or substantially all of the subsidiary guarantor's assets, including by way of liquidation or dissolution,

  to any entity unless:

  (1) the entity formed by or surviving any consolidation or merger, if other than the subsidiary guarantor, or to which the sale, assignment, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2) the corporation assumes by supplemental indenture all of the obligations of our subsidiary guarantors, if any, under its subsidiary guarantee;

  (3) immediately after giving effect to the transaction and treating any Debt which becomes an obligation of the subsidiary guarantor as a result of the transactions as having been incurred by the subsidiary guarantor at the time of the transaction, no default shall have occurred and be continuing; and

  (4) we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the merger, consolidation or sale of assets and the supplemental indenture, if any, comply with the indenture.

Defaults

  Each of the following events constitutes an event of default under the indenture:

  (1) a default in any payment of interest on any note when due and payable, whether or not prohibited by the provisions described under "--Ranking," continued for 30 days;

  (2) a default in the payment of the accreted value or principal of any note when due and payable at maturity on April 15, 2009, upon required redemption or repurchase, upon declaration or otherwise, whether or not the payment is prohibited by the provisions described under "--Ranking;"

  (3) our failure to comply with its obligations under the covenant described under "--Merger, Consolidation and Sales of Assets;"

  (4) our failure to comply for 30 days after notice with any of our obligations under the covenants described under "--Change of Control" or "--Important Covenants," other than a failure to purchase the notes;

  (5) our failure to comply for 60 days after notice with its other agreements contained in the indenture or the notes;

  (6) a failure by us or any Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or the acceleration of any the Debt by the holders of the Debt because of a default if the total amount of the Debt unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent and the failure continues for 10 days after receipt of the notice specified in the indenture;

  (7) particular events of bankruptcy, insolvency or reorganization of us or a Significant Subsidiary;

  (8) the rendering of any final judgment or decree, not subject to appeal, for the payment of money in excess of $15.0 million or its foreign currency equivalent at the time it is entered against us or a Significant Subsidiary and is not discharged, waived or stayed if:

      (A) an enforcement proceeding is commenced by any creditor; or

      (B) the judgment or decree remains outstanding for a period of 60 days following the judgment and is not discharged, waived or stayed;
          or

  (9) any subsidiary guarantee ceases to be in full force and effect, except as contemplated by the terms of the indenture, or any of our subsidiary guarantors or entity acting by or on behalf of the subsidiary guarantor denies or disaffirms the subsidiary guarantor's obligations under the indenture or any subsidiary guarantee and the default continues for 10 days after receipt of the notice specified in the indenture.

  The above will constitute events of default whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or under any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  However, a default under clauses (4), (5) or (8) will not constitute an event of default until the trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding notes notify us of the default and we do not cure the default within the time specified in clauses (4), (5) or
(8) after receipt of notice.

  If an event of default occurs and is continuing, other than bankruptcy, insolvency and reorganization, the trustee or the holders of at least 25% in aggregate principal amount at maturity of the notes by notice to us may accelerate the maturity of all the notes. Upon an acceleration, the notes will become immediately due and payable. If an event of default relating to particular events of our bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the notes. The holders of a majority in aggregate principal amount at maturity of the outstanding notes may rescind any acceleration with respect to the notes and its consequences if rescinding the acceleration:

  .   would not conflict with any judgment or decree; and

  . all defaults have been cured or waived except as related to payments due solely because of acceleration.

  Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:

  (1) the holder has previously given the trustee notice that an event of default is continuing;

  (2) holders of at least 25% in aggregate principal amount at maturity of the outstanding notes have requested the trustee in writing to pursue the remedy;

  (3) the holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4) the trustee has not complied with the request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5) the holders of a majority in aggregate principal amount at maturity of the notes have not given the trustee a direction inconsistent with the request within the 60-day period.

  Subject to restrictions, the holders of a majority in aggregate principal amount at maturity of the notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking the action.

  The indenture provides that, if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder of notes notice of the default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium or interest on any note, including payments under the redemption provisions of the note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, we will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers know of any default that occurred during the previous year. We will also be required to deliver to the trustee, within 30 days after the occurrence of the event, written notice of any event which would constitute events of default, the status of any event and the action we are taking or propose to take in respect of the event.

Amendments and Waivers

  Subject to some exceptions, the indenture or the notes may be amended with the written consent of the holders of a majority in aggregate principal amount at maturity of the notes then outstanding, and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount at maturity of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1) reduce the amount of the notes whose holders must consent to an amendment;

  (2) reduce the rate of, or extend the time for payment of, interest or any liquidated damages on any note;

  (3) reduce the principal of any note, or extend the maturity of any note beyond April 15, 2009;

  (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption;"

  (5) make any note payable in money other than that stated in the note;

  (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder of notes;

  (7) impair the right of any holder of notes to receive payment of principal of and interest on any liquidated damages on the holder's notes on or after the due dates for the payment or to institute suit for the enforcement of any payment on or with respect to the holder's notes;

  (8) make any change in the amendment provisions which require the consent of each holder of the notes or in the waiver provisions; or

  (9) modify the subsidiary guarantees in any manner adverse to the holders of the notes.

  Without the consent of any holder of the notes, we and the trustee may amend the indenture to:

  (1) cure any ambiguity, omission, defect or inconsistency;

  (2) provide for the assumption by a successor corporation of our obligations under the indenture;

  (3) provide for uncertificated notes in addition to, or in place of, certificated notes, provided that the uncertificated notes are issued in registered form for purposes of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in the Internal Revenue Code;

  (4) make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of our Senior Debt or any representative of the holder under the subordination provisions;

  (5)  add additional guarantees with respect to the notes;

  (6)  secure the notes;

  (7)  add to our covenants for the benefit of the noteholders;

  (8)  surrender any right or power conferred upon us;

  (9) make any change that does not adversely affect the rights of any holder of the notes;

  (10) provide for the issuance of the exchange notes or debt securities that are identical in all material respects to the exchange notes, except for transfer restrictions, that we issued simultaneously with and under the same indenture as the exchange notes, to holders of an unsold allotment in an initial distribution, or to noteholders that are not entitled to participate in the exchange offer in exchange for a like aggregate principal amount of notes held by the holder, subject to the provisions of the indenture; or

  (11) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

  No amendment may be made to the subordination provisions of the indenture, however, that adversely affects the rights of any holder of our Senior Debt then outstanding unless the holders of the Senior Debt, or any group or representative of the holders authorized to give a consent, consent to the change.

  The consent of the noteholders will not be necessary under the indenture to approve the particular form of any proposed amendment. It will be sufficient if the consent approves the substance of the proposed amendment.

  After an amendment under the indenture becomes effective, we will be required to mail to noteholders a notice briefly describing the amendment. However, the failure to give the notice to all noteholders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

  We at any time may terminate all our obligations under the indenture and the notes, the terminations being a legal defeasance, except for specific obligations, including obligations:

       .  relating to the defeasance trust;

       .  to register the transfer or exchange of the notes;

       .  to replace mutilated, destroyed, lost or stolen notes; and

       .  to maintain a registrar and paying agent in respect of the notes.

  We at any time may terminate our obligations under:

       .  the covenants described under "--Important Covenants;"

       . the operation of the cross acceleration provision, the bankruptcy provisions with respect to significant subsidiaries and the judgment default provision described under "--Defaults;"

       . clauses (3), (4) and (5) described in the first paragraph under "-- Merger, Consolidation and Sales of Assets," the terminations being a covenant defeasance.

  In the event that we exercise our legal defeasance option or our covenant defeasance option, each of our subsidiary guarantors will be released from all of its obligations with respect to its subsidiary guarantee.

  We may exercise our legal defeasance option in spite of our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect to our exercise of our legal defeasance option. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an event of default specified in clause (4), (6), (7) with respect only to our Restricted Subsidiaries that would be significant subsidiaries meeting the 10 percent of assets or income threshold within the meaning under Regulation S-X, (8) with respect only to significant subsidiaries or (9) under "--Defaults" or because of our failure to comply with clause (3), (4) and (5) described in the first paragraph under "--Merger, Consolidation and Sales of Assets."

  In order to exercise either defeasance option, we must irrevocably deposit in a defeasance trust with the trustee, money or U.S. government obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred and, in the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Concerning the Trustee

  Bankers Trust Company serves as the trustee under the indenture, and we have appointed Bankers Trust Company as registrar and paying agent with regard to the notes. The indenture provides that the trustee has a first priority lien against monies or property collected or held by the trustee, other than monies or property held in trust to pay the principal of and interest and damages on the notes, for the payment of fees. Bankers Trust Company is also one of the lenders under our senior credit facilities and BT Alex. Brown Incorporated, an affiliate of Bankers Trust Company, was one of the initial purchasers of our outstanding notes. Bankers Trust Company could also become our creditor under the indenture. However, in the event of default, the indenture and the Trust Indenture Act provide that a trustee who becomes a creditor under the notes, within three months prior to a default, shall, unless and until the default is cured, set apart and hold in a special account for the benefit of the trustee, an amount equal to any and all reductions in the amount due and owing upon the claim. If the event of default was not cured, Bankers Trust Company would be required to resign as trustee.

Governing Law

  The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required.

Definitions

  Described below is a summary of defined terms used in the indenture, which is attached as an exhibit to the registration statement, of which this prospectus is a part.

  "Acquired Debt" means, with respect to any entity, Debt of the entity:

  (1) existing at the time the entity becomes a Restricted Subsidiary; or

  (2) assumed in connection with the acquisition of assets from another entity, including Debt incurred in connection with, or in contemplation of, the entity becoming a Restricted Subsidiary or the acquisition, as the case may be.

  "affiliate" of any specified entity means any other entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, any specified entity. For purposes of this definition, "control" when used with respect to any entity means the power to direct the management and policies of the entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Cash Flow for the latest two full fiscal quarters for which our consolidated financial statements are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only:

  (1) any of our subsidiaries that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" shall be deemed to have been a Restricted Subsidiary at all times during the period; and

  (2) any of our subsidiaries that is not a Restricted Subsidiary on the transaction date shall be deemed not to have been a Restricted Subsidiary at any time during the period.

In addition to of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sales or Asset Acquisitions, including any Asset Acquisition giving rise to the need to make the calculation as a result of our or one of the Restricted Subsidiaries, including any entity who becomes a Restricted Subsidiary as a result of the Asset Acquisition incurring, assuming or otherwise being liable for Acquired Debt, occurring during the period beginning on the first day of the two-fiscal-quarter period to and including the transaction date, as if the Asset Sale or Asset Acquisition occurred on the first day of the reference period.

  "Asset Acquisition" means:

  (1) any purchase or other acquisition, by means of transfer of cash, Debt or other property to others or payment for property or services for the account or use of others or otherwise, of capital stock or other ownership interests of any entity by us or any Restricted Subsidiary, in either case, under which the entity shall become a Restricted Subsidiary or shall be merged with or into us or any Restricted Subsidiary; or

  (2) any acquisition by us or any Restricted Subsidiary of the property or assets of any entity which constitute all or substantially all of an operating unit or line of business of the entity.

  "Asset Sale" means any sale, transfer or other disposition, including by merger, consolidation or Sale/Leaseback Transaction, of:

  (1) shares of capital stock or other ownership interests of any of our subsidiaries, other than directors' qualifying shares;

  (2) any PCS license for wireless telecommunications services held by us or any Restricted Subsidiary, whether by sale of capital stock or other ownership interests or otherwise; or

  (3) any other property or assets of ours or any of our subsidiaries other than in the ordinary course of business;

provided, however, that an Asset Sale shall not include:

  (A) any sale, transfer or other disposition of shares of capital stock or other ownership interests, property or assets by a Restricted Subsidiary to us or to any other Restricted Subsidiary or by us to any Restricted Subsidiary;

  (B) any sale, transfer or other disposition of defaulted receivables for collection;

  (C) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "--Important Covenants- -Merger, Consolidation and Sales of Assets;"

  (D) any disposition that constitutes a change of control; or

  (E) any sale, transfer or other disposition of shares of capital stock or other ownership interests of any affiliate that is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and related licensing; or

  (F) any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million.

  "Average Life" means, as of the date of determination, with respect to any Debt for borrowed money or preferred stock, the quotient obtained by dividing:

  (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the Debt or preferred stock, respectively, and the amount of the principal or liquidation value payments by

  (2) the sum of all principal or liquidation value payments.




  "Cash Equivalents" means:

  (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or by any agency to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of the acquisition;

  (2) investments in commercial paper maturing within 365 days from the date of the acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

  (3) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of the acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any of its States which has a combined capital and surplus and undivided profits of not less than $500,000,000;

  (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

  (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

  "change of control" means the occurrence of any of the following:

       . any person or group, as the terms are used in the applicable provisions of the Exchange Act, other than a Permitted Holder or Permitted Holders or a person or group controlled by a Permitted Holder or Permitted Holders, becomes the beneficial owner, as defined in the beneficial ownership provisions under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all the securities that the person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

       . the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on our board: individuals who, on April 23, 1999, constituted our board and any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of our directors, whose appointment or election by our board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or made in accordance with the terms of the stockholders' agreement; or

       . our stockholders shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

  "Consolidated Cash Flow" of any entity means, for any period, the Consolidated Net Income of the entity for the period:

  (1) increased, to the extent Consolidated Net Income for the period has been reduced, by the sum of, without duplication"

      (A) Consolidated Interest Expense of the entity for the period; plus

      (B) consolidated income tax expense of the entity and its Restricted Subsidiaries for the period; plus

      (C) the consolidated depreciation and amortization expense of the entity and its Restricted Subsidiaries for the period; plus

      (D) any other non-cash charges of the entity and its Restricted Subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

  (2) decreased, to the extent Consolidated Net Income for the period has been increased, by any non-cash gains from Asset Sales.

  "Consolidated Interest Expense" for any entity means, for any period, without duplication:

  (1) the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of the entity and its Restricted Subsidiaries for the period calculated on a consolidated basis in accordance with generally accepted accounting principles, including (a) any amortization of debt discount, (b) the net costs under hedging agreements, (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) all amortization of any premiums, fees and expenses payable in connection with the incurrence of any Debt; plus

  (2) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued, by the entity and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with generally accepted accounting principles.

  "Consolidated Net Income" of any entity means for any period the consolidated net income or loss of the entity and its Restricted Subsidiaries for the period determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall be excluded from:

  (1) the net income or loss of any entity acquired by the entity or a Restricted Subsidiary of the entity in a pooling-of-interests transaction for any period prior to the date of the transaction;

  (2) the net income but not loss of any Restricted Subsidiary of the entity which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to the entity to the extent of the restrictions, regardless of any waiver;

  (3) the net income of any entity that is not a Restricted Subsidiary of the entity, except to the extent of the amount of dividends or other distributions representing the entity's proportionate share of the other entity's net income for the period actually paid in cash to the entity by the other entity during the period;

  (4) gains or losses, other than for purposes of calculating Consolidated Net Income under clause (c) of the first paragraph under "--Important Covenants--Limitation on Restricted Payments," on Asset Sales by the entity or its Restricted Subsidiaries;

  (5) all extraordinary gains, but not, other than for purposes of calculating Consolidated Net Income under clause (c) of the first paragraph under "-- Important Covenants--Limitation on Restricted Payments," losses, determined in accordance with generally accepted accounting principles; and

  (6) in the case of a successor to the entity by consolidation or merger or as a transferee of the entity's assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

  "Debt" means without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

  (1) every obligation of the entity for money borrowed;

  (2) every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  (3) every reimbursement obligation of the entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the entity;

  (4) every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

  (5) every capital lease obligation of the entity;

  (6) every net obligation under hedging agreements or similar agreements of the entity; and

  (7) every obligation of the type referred to in clauses (1) through (6) of another entity and all dividends of another entity the payment of which, in either case, the entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

Debt shall:

  (1) include the liquidation preference and any mandatory redemption payment obligations in respect of any of our capital stock that may be converted, exchanged or redeemed on or before April 15, 2010 and any Restricted Subsidiary and any preferred stock of any of our subsidiaries;

  (2) never be calculated taking into account any cash and Cash Equivalents held by the entities;

  (3) not include obligations arising from our agreements or agreement of a Restricted Subsidiary to provide for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary.

The amount of any Debt outstanding as of any date shall be:

  (1) the accreted value of the indebtedness, in the case of any Debt issued with original issue discount;

  (2) the principal amount of the indebtedness, in the case of any Debt other than Debt issued with original issue discount; and

  (3) the greater of the maximum repurchase or redemption price or liquidation preference of the indebtedness, in the case of any capital stock that may be converted, exchanged or redeemed on or before April 15, 2010 or preferred stock.

  "Excluded Cash Proceeds" means the first $128 million of net cash proceeds received by us subsequent to the date of the indenture from capital contributions in respect of our capital stock or from the issue or sale, other than to a Restricted Subsidiary, of our capital stock, which capital stock may not be converted, exchanged or redeemed until April 16, 2010.

  "hedging agreement" means any interest rate, currency or commodity swap agreement, interest rate, currency or commodity future agreement, interest rate cap or collar agreement, interest rate, currency or commodity hedge agreement and any put, call or other agreement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.

  "incur" means, with respect to any Debt or other obligation of any entity, to create, issue, incur, including by conversion, exchange or otherwise, assume, guarantee or otherwise become liable in respect of the Debt or other obligation or the recording, as required under generally accepted accounting principles or otherwise, of any Debt or other obligation on the balance sheet of the entity, and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing. Debt of any entity or any of its Restricted Subsidiaries existing at the time the entity becomes a Restricted Subsidiary, or is merged into, or consolidates with, us or any Restricted Subsidiary, whether or not the Debt was incurred in connection with, or in contemplation of, the entity becoming a Restricted Subsidiary, or being merged into, or consolidated with, us or any Restricted Subsidiary, shall be deemed incurred at the time any the entity becomes a Restricted Subsidiary or merges into, or consolidates with, us or any Restricted Subsidiary.

  "Ineligible Subsidiary" means:

  (1) any special purpose subsidiary;

  (2) any of our subsidiary guarantors;

  (3) any of our subsidiaries that, directly or indirectly, own any capital stock or other ownership interests or Debt of or own or hold any Lien on any property of, us or any of our other subsidiaries that is not a subsidiary of the subsidiary to be so designated; and

  (4) any of our subsidiaries that, directly or indirectly, own any capital stock or other ownership interests or Debt of, or own or hold any Lien on any property of, any other subsidiaries that is not eligible to be designated as an Unrestricted Subsidiary.

  "Investment" in any entity means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others or otherwise, or purchase or acquisition of capital stock or other ownership interests, bonds, notes, debentures or other securities or evidence of Debt issued by, any other entity.

  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to the property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

  "Net Available Proceeds" from any Asset Sale by any entity means cash or readily marketable Cash Equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to the properties or assets or received in any other non-cash form, from the Asset Sale by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the Asset Sale, net of:

  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of the Asset Sale;

  (2) all payments made by the entity or any of its Restricted Subsidiaries on any Debt which is secured by the assets in accordance with the terms of any Lien upon or with respect to the assets or which must, by the terms of the Lien, or in order to obtain a necessary consent to the Asset Sale or by applicable law, be repaid out of the proceeds from the Asset Sale;

  (3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including trade payables and other accrued liabilities;

  (4) appropriate amounts to be provided by the entity or any Restricted Subsidiary, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with the assets and retained by the entity or any Restricted Subsidiary, as the case may be, after the Asset Sale, including liabilities under any indemnification obligations and severance and other employee termination costs associated with the Asset Sale, until the time as the amounts are no longer reserved or the reserve is no longer necessary at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under "--Important Covenants--Limitation on Asset Sales"; and

  (5) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of the entity or joint ventures as a result of the Asset Sale.

  "Net Investment" means the excess of:

  (1) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by us or any Restricted Subsidiary on or after the date of the indenture, in the case of an Investment made other than in cash, the amount shall be the fair market value of the Investment as determined in good faith by our board or the board of the Restricted Subsidiary; over

  (2) the aggregate amount returned in cash on or with respect to the Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that the payments or distributions shall not be, and have not been, included in clause (c) of the first paragraph described under "--Important Covenants--Limitation on Restricted Payments;" provided further that, with respect to all Investments made in any Unrestricted Subsidiary or joint venture, the amounts referred to in clause (1) above with respect to the Investments shall not exceed the aggregate amount of all Investments made in the Unrestricted Subsidiary or joint venture.

  "our Designated Senior Debt" means:

  (1) so long as outstanding, indebtedness under our senior credit facilities;
      and

  (2) so long as outstanding, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million and which has been so designated as Designated Senior Debt by our board at the time of its initial issuance in a resolution delivered to the trustee. "Designated Senior Debt" of our subsidiary guarantors has a correlative meaning.

  "Permitted Asset Swap" means any exchange of assets by us or a Restricted Subsidiary where we and/or our Restricted Subsidiaries receive consideration at least 75% of which consists of:

  (1) cash;

  (2) assets that are used or useful in a Permitted Business; or

  (3) any combination of cash and assets.

  "Permitted Business" means:

  (1) the delivery or distribution of telecommunications, voice, data or video services;

  (2) any business or activity reasonably related or ancillary to, including any business conducted by us or any Restricted Subsidiary on the date of the indenture and the acquisition, holding or exploitation of any license relating to the delivery of the services described in clause (1) above; or

  (3) any other business or activity in which we and the Restricted Subsidiaries are expressly contemplated to be engaged under the provisions of our certificate of incorporation and bylaws in effect on the date of the indenture.

  "Permitted Holder" means:

  (1) each of AT&T Wireless, TWR Cellular, our cash equity investors, Mr. Vento, Mr. Sullivan, Digital PCS, Wireless 2000 and any of their respective affiliates and the respective successors by merger, consolidation, transfer or otherwise to all or substantially all of the respective businesses and assets of any of the foregoing; and

  (2) any "person" or "group" as the terms are used in the applicable provisions of the Exchange Act pertaining to beneficial ownership reporting controlled by one or more persons identified in clause (1) above.

  "Permitted Investments" means:

  (1) Investments in Cash Equivalents;

  (2) Investments representing capital stock or other ownership interests or obligations issued to us or any Restricted Subsidiary in the course of the good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of any debtor of us or any Restricted Subsidiary;

  (3) deposits including interest-bearing deposits, maintained in the ordinary course of business in banks;

  (4) any Investment in any entity; provided, however, that, after giving effect to the Investment, the entity is or becomes a Restricted Subsidiary or the entity is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Restricted Subsidiary;

  (5) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that the receivables and prepaid expenses would be recorded as assets of the entity in accordance with generally accepted accounting principles;

  (6) endorsements for collection or deposit in the ordinary course of business by the entity of bank drafts and similar negotiable instruments of the other entity received as payment for ordinary course of business trade receivables;

  (7) any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under "--Important Covenants--Limitation on Incurrence of Debt;"

  (8) Investments received as consideration for an Asset Sale in compliance with the provisions of the indenture described under "--Important Covenants--Limitation on Asset Sales;"

  (9) loans or advances to employees of us or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million in the aggregate at any one time outstanding;

  (10) any Investment acquired by us or any of our Restricted Subsidiaries as a result of a foreclosure by us or any of our Restricted Subsidiaries or in connection with the settlement of any outstanding Debt or trade payable;

  (11) loans and advances to officers, directors and employees for business-related travel expense, moving expense and other similar expenses, each incurred in the ordinary course of business; and

  (12) other Investments with each Investment being valued as of the date made and without giving effect to subsequent changes in value in an aggregate amount not to exceed $7.5 million at any one time outstanding.

  "Refinancing Debt" means Debt that is incurred to refund, refinance, replace, renew, repay or extend, including under any defeasance or discharge mechanism, any of our Debt or any Restricted Subsidiary existing on the date of the indenture or incurred in compliance with the indenture, including our Debt that refinances Refinancing Debt; provided, however, that:

  (1) the Refinancing Debt has a stated maturity no earlier than the stated maturity of the Debt being refinanced;

  (2) the Refinancing Debt has an Average Life at the time the Refinancing Debt is incurred that is equal to or greater than the Average Life of the Debt being refinanced;

  (3) the Refinancing Debt is incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding of the Debt being refinanced plus the amount of any premium required to be paid in connection with the Refinancing under the terms of the Debt being refinanced or the amount of any premium reasonably determined by the issuer of the Debt as necessary to accomplish the Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer reasonably incurred in connection with the Refinancing; and

  (4) if the Debt being refinanced is pari passu with the notes, the Refinancing Debt is made pari passu with, or subordinate in right of payment to, the notes, and, if the Debt being refinanced is subordinate in right of payment to the notes, the Refinancing Debt is subordinate in right of payment to the notes on terms no less favorable to the holders of notes than those contained in the Debt being refinanced;

provided further, however, that Refinancing Debt shall not include:

  (A) Debt of a Restricted Subsidiary that refinances our Debt; or

  (B) Our Debt or Debt of a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

  "Restricted Subsidiary" means any of our subsidiaries other than an Unrestricted Subsidiary.

  "Sale/Leaseback Transaction" means an arrangement relating to property owned on the date of the indenture or acquired by us or a Restricted Subsidiary after the date of the indenture that involves our or a Restricted Subsidiary's transferring of the property to a person or entity and our or the Restricted Subsidiary's leasing it from the a person or entity, other than leases between us and a wholly owned subsidiary or between wholly owned subsidiaries.

  "Senior Debt" means the principal of, premium and accrued and unpaid interest on, and fees and other amounts owing under our senior credit facilities and all of our other Debt, including debt to the FCC, whether outstanding on the date of the indenture or thereafter incurred, unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes; Senior Debt includes interest accruing on or after our filing of any petition in bankruptcy or for our reorganization, regardless of whether or not a claim for post-filing interest is allowed in such proceedings, but does not include:

      .        any of our obligations to any of our subsidiaries;

      .        any liability for federal, state, local or other taxes that we owe;

      .        any accounts payable or other liability to trade creditors arising the ordinary course of business, including guarantees of or instruments evidencing the liabilities;

      .        any of our Debt or obligations, and any accrued and unpaid interest in respect of the Debt or obligations, that by its terms is subordinate or junior in any respect to any of our other Debt or obligations, including any of our senior subordinated debt and any of our subordinated debt;

      .        any obligations with respect to any capital stock or other ownership interests; or

      .        any Debt incurred in violation of the indenture.

  "Senior Debt" of our subsidiary guarantor has a correlative meaning.

  "Strategic Equity Investor" means any of the cash equity investors, any affiliate of any cash equity investor, any other entity engaged in a Permitted Business whose Total Equity Market Capitalization exceeds $500 million or any other entity who has at least $100 million total funds under management and who has issued an irrevocable, unconditional commitment to purchase our capital stock that may not be converted, exchanged or redeemed until April 16, 2010 for an aggregate purchase price that does not exceed 20% of the value of the funds under management by the entity.

  "Total Consolidated Debt" means, at any date of determination, an amount equal to:

  (1) the accreted value of all Debt, in the case of any Debt issued with original issue discount; plus

  (2) the principal amount of all Debt, in the case of any other Debt, of us and our Restricted Subsidiaries outstanding as of the date of determination; provided, however, that no amount owing by us or any of our Restricted Subsidiaries in respect of any Lucent series A notes outstanding as of the date of determination shall be included in the determination of Total Consolidated Debt.

  "Total Equity Market Capitalization" of any entity means, as of any day of determination, the sum of:

  (a) the product of:

      (1) the aggregate number of outstanding primary shares of common stock of the entity on the day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of the entity, multiplied by

      (2) the average closing price of the common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding the day, plus

  (b) the liquidation value of any outstanding shares of preferred stock of the entity on the day.

  "Total Invested Capital" means, as of any date of determination, the sum of, without duplication:

  (1) the total amount of equity contributed to us as of the date of the indenture, as described on our December 31, 1998 consolidated balance sheet; plus

  (2) irrevocable, unconditional commitments from any Strategic Equity Investor to purchase our capital stock that may not be converted, exchanged or redeemed until April 16, 2010, within 36 months of the date of issuance of the commitment, but in any event not later than April 15, 2009; provided, however, that the commitments shall exclude commitments related to any Investment in any entity incorporated, formed or created for the purpose of acquiring one or more licenses covering or adjacent to where we or a Restricted Subsidiary owns a license unless the entity shall become a Restricted Subsidiary; plus

  (3) the aggregate net cash proceeds received by us from capital contributions or the issuance or sale of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010, but including capital stock issued upon the conversion of convertible Debt or upon the exercise of options, warrants or rights to purchase capital stock, subsequent to the date of the indenture, other than issuances or sales of capital stock to a Restricted Subsidiary and other than capital contributions from, or issuances or sales of capital stock to, any Strategic Equity Investor in connection with:

      (a) any Investment in any entity incorporated, formed or created for the purpose of acquiring one or more licenses covering or adjacent to where we or a Restricted Subsidiary owns a license; and

      (b) any Investment in any entity engaged in a Permitted Business,

unless, in either case, the entity shall become a Restricted Subsidiary; provided, however, such aggregate net cash proceeds shall exclude any amounts included as commitments to purchase our capital stock in the preceding clause
(2); plus

  (4) the fair market value of assets that are used or useful in a Permitted Business or of the capital stock or other ownership interests of an entity engaged in a Permitted Business received by us as a capital contribution or in exchange for our capital stock that may not be converted, exchanged or redeemed until April 16, 2010 , subsequent to the date of the indenture, other than:

      (x) capital contributions from a Restricted Subsidiary or issuance or sales of our capital stock to a Restricted Subsidiary; or

      (y) the proceeds from the sale of our capital stock that may not be converted, exchanged or redeemed until April 16, 2010 to an employee stock ownership plan or other trust established by us or any of our subsidiaries;

plus

  (5) the aggregate net cash proceeds received by us or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the date of the indenture and constituting a Restricted Payment in an amount equal to the lesser of:

      (a) the return of capital with respect to such Investment; and

      (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

plus

  (6) an amount equal to the consolidated Net Investment of us and/or any of our Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the date of the indenture upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Important Covenants--Limitation on Designations of Unrestricted Subsidiaries;" plus

  (7) cash proceeds from the sale to Lucent of the Lucent series A notes, less payments made by us or any of our subsidiaries with respect to Lucent series A notes, other than payments of additional Lucent series A notes; plus

  (8) Total Consolidated Debt; minus

  (9) the aggregate amount of all Restricted Payments including any designation amount, but other than a Restricted Payment of the type referred to in clause (3)(b) of the third paragraph of the covenant described under "-- Important Covenants--Limitations on Restricted Payments," declared or made on or after the date of the indenture.

  "Unrestricted Subsidiary" means:

  (1) any of our subsidiaries, other than an Ineligible Subsidiary, so designated after the date of the indenture as such under, and in compliance with, the covenant described under "--Important Covenants-- Limitation on Designations of Unrestricted subsidiaries"; and

  (2) any affiliate that is not engaged in any activity other than the registration, holding, maintenance or protection of trademarks and related licensing.

  Any designation of any of our subsidiaries may be revoked by a resolution of our board delivered to the trustee certifying compliance with the covenant, subject to the provisions of the covenant.

  "vendor credit arrangement" means any Debt, including Debt under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of the vendor or supplier; provided that the net proceeds of the Debt are used solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a Permitted Business, including through the acquisition of capital stock or other ownership interests of an entity engaged in a Permitted Business.

                        U.S. FEDERAL TAX CONSIDERATIONS

  The following is a discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership, disposition and exchange of the notes. Unless otherwise stated, this discussion is limited to the tax consequences to those holders who are initial purchasers of the notes and who hold the notes as capital assets within the meaning of the applicable provision of the Internal Revenue Code. The discussion does not address specific tax consequences that may be relevant to particular persons, including, for example:

       .       financial institutions;

       .       broker-dealers;

       .       insurance companies;

       .       tax-exempt organizations; and

       .       persons in special situations, such as those who hold the notes as part of a straddle, hedge, conversion transaction, or other integrated investment.

       .       In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Internal Revenue Code, the Treasury regulations promulgated under, and administrative and judicial interpretations of the Internal Revenue Code and regulations, all of which are subject to change, possibly on a retroactive basis.

  We have not sought and will not seek any rulings from the IRS with respect to the notes. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that a court would not sustain the IRS's position.

  Prospective purchasers of the notes are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning, disposing and exchanging of the notes, as well as the application of state, local and foreign income and other tax laws and of any change in federal tax law or administrative or judicial interpretation of the law since the date of this prospectus.

Exchange Offer

  The exchange of outstanding notes for exchange notes in the exchange offer should not be treated as an exchange for federal income tax purposes because exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. As a result, there should be no federal income tax consequences to holders of outstanding notes exchanging outstanding notes for exchanges notes in the exchange offer.

  For purposes of this discussion, a U.S. holder means a holder that, for U.S. federal income tax purposes, is:

       .       a U.S. citizen or resident;

       .       a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision;

       .       an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

       .       a trust if:

       .       a U.S. court exercises primary jurisdiction over its
          administration; and

       .       one or more United States persons, as defined in the Internal
          Revenue Code, has the authority to control all substantial decisions.

   A non-U.S. holder is any holder other than a U.S. holder.

   No gain or loss should be realized by a holder upon receipt of exchange notes. The basis of the exchange notes would be the same as the adjusted basis of the outstanding notes immediately before the exchange and the holding period of the exchange notes would include the holding period of the outstanding notes. The exchange notes would be subject to the tax rules applicable to the notes as described above, including with respect to the accrual and inclusion in income of original issue discount. It is possible that the IRS could take a different position concerning the exchange of outstanding notes for exchange notes in the event of a registration default that results in the payment of liquidated damages with respect to the notes. Holders are urged to consult their own tax advisors regarding the tax consequences of the exchange offer.

Characterization of the Notes

  We will treat the notes as indebtedness for U.S. federal income tax purposes, and the following discussion assumes that the treatment will be respected. Accordingly, under the Internal Revenue Code, a holder also will generally be required to treat the notes as indebtedness. A holder taking an inconsistent position must expressly disclose the fact in the holder's return.

Tax Consequences to U.S. Holders

  Original Issue Discount.   The notes will be treated as issued with original
issue discount. All U.S. holders, regardless of their method of accounting for tax purposes, will be required to include original issue discount in income as it accrues. The inclusion of the original issue discount in gross income will occur in advance of the receipt of some or all of the related cash payments, whether labeled as interest or otherwise. Original issue discount will generally be treated as interest income to a U.S. holder and will accrue on a constant yield-to-maturity basis over the life of the notes, as discussed below.

  The amount of original issue discount with respect to a note will be equal to the excess of the stated redemption price at maturity of the note over its issue price. The stated redemption price at maturity of a debt instrument generally includes all cash payments, including principal and interest, required to be made with respect to the debt instrument through its maturity, other than qualified stated interest. Qualified stated interest is generally defined as stated interest that is unconditionally payable in cash or other property, other than debt instruments of the issuer, at least annually and at a single fixed rate that appropriately takes into account the lengths of intervals between payments. The stated interest on the note will not qualify as qualified stated interest, and thus the stated redemption price at maturity of a note will include all cash payments of principal and interest through maturity. The issue price of the note will be the first price at which a substantial portion are sold to investors, excluding bond houses, brokers, or similar persons acting as underwriters, placement agents, or wholesalers, for cash.

  Taxation of Original Issue Discount. The amount of original issue discount accruing to and includible in income by a U.S. holder of a note will be the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year on which the holder owns the note. The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. The accrual periods are periods of any length and may vary in length over the term of a note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The amount of original issue discount accruing during any accrual period with respect to a note will be equal to the product of:

  (x) the adjusted issue price of the note at the beginning of that accrual period; and

  (y) the yield to maturity of the note,

taking into account the length of the accrual period. The adjusted issue price of a note at the beginning of its first accrual period will be equal to its issue price. The adjusted issue price at the beginning of any subsequent accrual period will be equal to:

  (1) the adjusted issue price at the beginning of the prior accrual period;
      plus

  (2) the amount of original issue discount accrued during the prior accrual period; minus

  (3) any payments made on the note during the prior accrual period.

  The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the note, produces an amount equal to the issue price of the note.

  Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of original issue discount allocable to the initial short accrual period may be computed under any reasonable method.

  We are required to report the amount of original issue discount accrued on the notes held of record by persons other than corporations and other particular holders. See "--Information Reporting and Backup Withholding." Because stated interest on the note is taken into account in the accrual of original issue discount, a U.S. holder will not be required to recognize any income upon receipt of interest payments on the notes The tax basis of a note in the hands of a U.S. holder will be increased by the amount of original issue discount, if any, on the note that is included in the U.S. holder's income under these rules and will be decreased by the amount of any payments, whether stated as interest or principal, made with respect to the note.

  Acquisition Premium. A subsequent U.S. holder of a note is generally subject to the rules for accruing original issue discount described above. However, if the U.S. holder's purchase price for the note exceeds the adjusted issue price but is less than or equal to the sum of all amounts payable on the note after the purchase date, the excess is acquisition premium and is subject to special rules.

  Acquisition premium ratably offsets the amount of accrued original issue discount otherwise includible in the U.S. holder's taxable income, i.e., the U.S. holder may reduce the daily portions of original issue discount by a fraction, the numerator of which is the excess of the U.S. holder's purchase price for the note over the adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date over the note's adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the U.S. holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above under "Taxation of Original Issue Discount."

  Market Discount. Under the market discount rules of the Internal Revenue Code, a U.S. holder who purchases a note at a market discount will generally be required to treat any gain recognized on the disposition of the note as ordinary income to the extent of the lesser of the gain or the portion of the market discount that accrued during the period that the U.S. holder held the note. Market discount is generally defined as the amount by which a U.S. holder's purchase price for a note is less than the revised issue price of the note on the date of purchase, subject to a statutory de minimis exception. A note's revised issue price equals the sum of the issue price of the note and the aggregate amount of the original issue discount includible in the gross income of all holders of the note for periods before the acquisition of the note by the holder, likely reduced, although the Internal Revenue Code does not expressly so provide, by any cash payment in respect of the note. A U.S. holder who acquires a note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry the note until the U.S. holder disposes of the note in a taxable transaction.

  A U.S. holder who has elected under applicable Internal Revenue Code provisions to include market discount in income annually as the discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. A U.S. holder's tax basis in a note is increased by each accrual of amounts treated as market discount. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions and any other consequences of the market discount rules that may apply to them in particular.

  Election to Treat All Interest as Original Issue Discount. U.S. holders may elect to include in gross income all amounts in the nature of interest that accrue on a note, including any stated interest, acquisition discount, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest, as adjusted by amortizable bond premium and acquisition premium, by using the constant yield method described above under "Taxation of Original Issue Discount." An election for a note with amortizable bond premium results in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the U.S. holder with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, an election for a note with market discount results in a deemed election to accrue market discount in income currently for the note and for all other bonds acquired by the U.S. holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with permission of the IRS. A U.S. holder's tax basis in a note is increased by each accrual of the amounts treated as original issue discount under the constant yield election described in this paragraph.

  Change of Control. In the event of a change of control, the holders will have the right to require us to purchase their notes. The Treasury regulations provide that the right of holders of the notes to require redemption of the notes upon the occurrence of a change of control will not affect the yield or maturity date of the notes unless, based on all the facts and circumstances as of the issue date, it is more likely than not that a change of control giving rise to the redemption right will occur. We do not intend to treat this redemption provision of the notes as affecting the computation of the yield to maturity of the notes.

  Redemption of Notes. We may redeem the notes at any time on or after a specified date, and, in some circumstances, may redeem or repurchase all or a portion of the notes any time prior to the maturity date. Under Treasury regulations, we are deemed to exercise any option to redeem if the exercise of the option would lower the yield of the debt instrument. We believe, and intend to take the position, that we will not be treated as having exercised an option to redeem under these rules.

  Sale, Redemption, Exchange or Retirement of the Notes. Upon the sale, redemption, exchange or retirement of the notes, a U.S. holder will recognize gain or loss equal to the difference between:

  (1) the amount of cash and the fair market value of property received upon the sale, redemption, exchange or retirement; and

  (2) the U.S. holder's adjusted tax basis in the notes.

  A U.S. holder's adjusted tax basis in the notes will generally be the U.S. holder's cost therefor increased by the amount of original issue discount previously accrued on the notes through the sale, redemption, exchange or retirement date and decreased by the amount of all prior cash payments received with respect to the notes.

  Gain or loss recognized by a U.S. holder on the sale, redemption, exchange, or retirement of the notes will be capital gain or loss, except to the extent it constitutes accrued but unrecognized market discount, and will be long-term capital gain or loss if the notes have been held by the U.S. holder for more than one year.

U.S. Tax Consequences to Non-U.S. Holders

  For purposes of the following discussion, interest income, original issue discount and gain on the sale, redemption, exchange or retirement of a note will be U.S. trade or business income if the income or gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States.

  Interest and Original Issue Discount. In general, any interest or original issue discount paid to a non-U.S. holder of a note will not be subject to U.S. federal income tax if:

  (1) the interest or original issue discount is not U.S. trade or business income; and

  (2) the interest or  original issue discount qualifies as portfolio interest.

  Interest or original issue discount on the notes generally will qualify as portfolio interest if:

  (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  (2) the non-U.S. holder is not a controlled foreign corporation as defined in the Internal Revenue Code with respect to which we are a related person within the meaning of the Internal Revenue Code; and

  (3) either:

     (A) the non-U.S. holder certifies to us or our agent under penalties of perjury that it is not a U.S. person and the certificate provides the non-U.S. holder's name and address, or

     (B) in the case of a note held by a securities clearing organization or bank that holds customers' securities in the ordinary course of its trade or business, the financial institution certifies to us or our agent under penalties of perjury that the certificate has been received from the non-U.S. holder by it or by another financial institution and the financial institution furnishes the payor with a copy of the non-U.S. holder's certificate.

  Under recently finalized Treasury Regulations, the certification requirements described above may also be satisfied with other documentary evidence for interest paid after December 31, 1999, with respect to an offshore account or through foreign intermediaries.

  If the interest or original issue discount neither qualifies as portfolio interest nor is treated as U.S. trade or business income, the gross amount of the payment generally will be subject to U.S. withholding tax at the rate of 30% unless the rate is reduced or eliminated by an applicable income tax treaty. U.S. trade or business income generally will be subject to U.S. federal income tax at regular rates in the same manner as if the non-U.S. holder were a U.S. holder, and, in the case of a non-U.S. holder that is a corporation, the income, under some circumstances, may be subject to an additional branch profits tax at a 30% rate or the lower rate as may be applicable under an income tax treaty, but the income generally will not be subject to the 30% withholding tax. To claim the benefit of a lower or zero withholding rate under an income tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. holder must provide the payor with a properly executed IRS Form 1001 or 4224, respectively or, in the case of payments after December 31, 1999, IRS Form W-8, prior to the payment of interest or original issue discount.

  Sale, Exchange, Redemption, or Other Disposition of a Note.   Any gain
realized by a non-U.S. holder on the sale, redemption, exchange or other disposition of a note generally will not be subject to U.S. federal income or withholding taxes unless:

  (1) the gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder; or

  (2) in the case of an individual, the non-U.S. holder is present in the United States for 183 days or more and other conditions are met.

  U.S. Federal Estate Tax. In general, notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal estate tax purposes at the time of the individual's death will not be subject to U.S. federal estate tax unless the income from the notes was effectively connected with a U.S. trade or business of the individual or would not qualify as portfolio interest, without regard to the certification requirements, if received by the individual at the time of his or her death.

Information Reporting and Backup Withholding

  We will be required to report annually to the IRS, and to each holder of record, the amount of original issue discount paid on the notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder, other than holders who are not subject to the reporting requirements, will be required to provide to us, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder fail to provide the required certificate, we will be required to withhold 31% of the original issue discount otherwise payable to the holder and to remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  In the case of payments of original issue discount to non-U.S. holders, temporary Treasury regulations provide that the 31% backup withholding tax and information reporting will not apply to the payments with respect to which the requisite certification, as described above, for the exemption from the 30% withholding tax, has been received or an exemption has otherwise been established; provided that neither we nor our payment agent have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a non-U.S. holder on the disposition of notes by or through a U.S. office of a U.S. or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements will also apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a U.S. broker or foreign brokers with particular types of relationships to the United States unless the broker has documentary evidence in its file that the holder is not a U.S. person, and the broker has no actual knowledge to the contrary, or the holder establishes an exception; backup withholding will not apply to the payment, absent actual knowledge that the holder is a U.S. holder. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of notes by or through a foreign office of a foreign broker not subject to the previous sentence.

  The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules relating to non-U.S. holders discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1999, subject to transition rules. Non-U.S. holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

Applicable High Yield Discount Obligations

   The Internal Revenue Code provides that the yield with respect to applicable high yield discount obligations will be bifurcated into two elements:

  (1) an interest element that is deductible by the issuer only when paid, generally in cash; and

  (2) a disqualified portion, if any, for which the issuer receives no deduction.

A U.S. holder of an applicable high yield discount obligation must continue to include interest or original issue discount on the obligation in income as it accrues. A corporate U.S. holder of the obligation, however, is allowed to claim a dividends-received deduction for the part of the disqualified portion, if any, that would have been treated as a dividend had it been distributed to the holder by the issuing corporation with respect to its stock.

  The deduction by us of original issue discount on the notes will be limited if the notes constitute applicable high yield discount obligations. A note will be an applicable high yield discount obligation if:

  (1) its yield to maturity equals or exceeds the sum of:

      (x) the long-term applicable federal rate for the month in which it was issued; and

      (y) 5%; and

  (2) the note has significant original issue discount.

A note will have significant original issue discount if:

  (1) the aggregate amount that would be included in gross income with respect to the note for periods before the close of any accrual period that ends more than five years after the date of issue exceeds

  (2) the sum of:

      (x) the aggregate amount of interest to be paid, generally in cash, under the note before the close of the accrual period; and

      (y) the product of the note's issue price and its yield to maturity.

If the notes are applicable high yield discount obligations, the disqualified portion of original issue discount will equal the lesser of:

     (x) the amount of the  original issue discount on the note; and

     (y) the product of the total original issue discount on the notes and a fraction, the numerator of which is:

         (a) the yield to maturity; minus

         (b) the sum of 6% and the long-term applicable federal rate in effect for the month in which the notes are issued,

     and the denominator of which is the yield to maturity.

  Corporate U.S. holders generally will be eligible for the dividends-received deduction with respect to any disqualified portion of original issue discount on a note to the extent of our accumulated or current earnings and profits, if any. The availability of the dividends-received deduction is subject to a number of complex limitations. Although the issue is not totally clear, any amount qualifying as a dividend should not be subject to extraordinary dividend treatment under the Internal Revenue Code. Corporate U.S. holders should consult their tax advisors concerning the availability of the dividends-received deduction.

                         BOOK-ENTRY; DELIVERY AND FORM

  The exchange notes are represented by a permanent global certificate in definitive, fully registered form. The global note is registered in the name of a nominee of the Depository Trust Company.

Book-Entry Procedures for the Global Notes

  The descriptions of the operations and procedures of the Depository Trust Company, Euroclear and Cedel described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems, and are subject to change by them from time to time. Neither we nor any of the initial purchasers of the outstanding notes takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.


  The Depository Trust Company has advised us that it is:

     . a limited purpose trust company organized under the laws of the State of New York;

     .  a "banking organization" within the meaning of the New York Banking Law;

     .  a member of the Federal Reserve System;

     . a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     .  a "clearing agency" registered under the Exchange Act.

  The Depository Trust Company was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, eliminating the need for physical transfer and delivery of certificates. The Depository Trust Company's participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to the Depository Trust Company's system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by, or on behalf of the Depository Trust Company only through participants or indirect participants.


  We expect that under procedures established by the Depository Trust
  Company:


  (1) upon deposit of each global note, the Depository Trust Company will credit the accounts of participants designated by the initial purchasers of the outstanding notes with an interest in the global note; and

  (2) ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by the Depository Trust Company, with respect to the interests of participants and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

  The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because the Depository Trust Company can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in the Depository Trust Company's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

  So long as the Depository Trust Company or its nominee is the registered owner of a global note, the Depository Trust Company or the nominee, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of the Depository Trust Company and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of the notes under the indenture or the global note. We understand that, under existing industry practice, if we request any action of holders of the notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that the Depository Trust Company, as the holder of the global note, is entitled to take, the Depository Trust Company would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, the notes by the Depository Trust Company, or for maintaining, supervising or reviewing any records of the Depository Trust Company relating to these notes.

  Payments with respect to the principal and interest, and premium, if any, and liquidated damages, if any, on any notes represented by a global note registered in the name of the Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to, or at the direction of, the Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and the trustee will be permitted to treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee have or will have any responsibility or liability for the payment of the amounts to owners of beneficial interests in a global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice, and will be the responsibility of the participants or the indirect participants and the Depository Trust Company.

  Transfers between participants in the Depository Trust Company will be effected in accordance with the Depository Trust Company's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in the Depository Trust Company, on the one hand, and Euroclear or Cedel participants on the other hand, will be effected through the Depository Trust Company in accordance with the Depository Trust Company's rules on behalf of Euroclear or Cedel, as the case may be. These cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in the system in accordance with the rules and procedures, and within the established Brussels time deadlines, of the system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf, by delivering or receiving interests in the relevant global notes in the Depository Trust Company and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global note from a participant in the Depository Trust Company will be credited, and any crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear or Cedel, as the case may be, immediately following the settlement date of the

Depository Trust Company. Cash received by Euroclear or Cedel as a result of sales of interests in a global note by or through a Euroclear or Cedel participant to a participant in the Depository Trust Company will be received with value on the settlement date of the Depository Trust Company, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel, as the case may be, following the Depository Trust Company's settlement date.


  Although the Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in the Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by the Depository Trust Company, Euroclear or Cedel, or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

  If:

    .       we notify the trustee in writing that the Depository Trust Company is no longer willing or able to act as a depositary, or the Depository Trust Company ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of the notice or cessation ;

    .       we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in definitive form under the indenture; or

    .       upon the occurrence of other events as provided in the indenture,

then, upon surrender by the Depository Trust Company of the global notes, certificated notes will be issued to each person that the Depository Trust Company identifies as the beneficial owner of the notes represented by the global notes. Upon any the issuance, the trustee is required to register the certificated notes in the name of the person or persons, or the nominee of any the person, and cause the same to be delivered to the person.


  Neither we nor the trustee shall be liable for any delay by the Depository Trust Company or any participant or indirect participant in identifying the beneficial owners of the related notes, and each person may conclusively rely on, and shall be protected in relying on, instructions from the Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities. For a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests these documents in the letter of transmittal, for use in connection with any resale. In addition, until , 1999, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

  Each holder of outstanding notes participating in the exchange offer will, by execution of a letter of transmittal, represent to us that it is not engaged in nor does it intend to engage in a distribution of exchange notes.

  We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the notes, including any broker-dealers, against liabilities, including liabilities under the Securities Act.

 The exchange notes are securities with no established trading market. We do not intend to list the exchange notes on any securities exchange, but the outstanding notes have been designated for trading in one computerized trading market. Chase Securities Inc. has advised us that it intends to make a market in the exchange notes, but it has no obligation to do so. Chase Securities Inc. may discontinue market-making at any time. A liquid market may not develop for the exchange notes, you may not be able to sell your exchange notes at a particular time and the prices that you receive when you sell may not be favorable. Future trading prices of the exchange notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

                                 LEGAL MATTERS

  Certain legal matters with regard to the validity of the notes will be passed upon for us by McDermott, Will & Emery, New York, New York. Mr. Sullivan, our Executive Vice President, Chief Financial Officer and a member of our board is counsel to McDermott, Will & Emery. Mr. Sullivan owns shares of our capital stock.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1997 and 1998, and the consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period July 29, 1996, date of our inception, to December 31, 1996, and for the years ended December 31, 1997 and 1998, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. As permitted by the rules and regulations of the SEC, this prospectus omits some information, exhibits and undertakings contained in the registration statement. For further information with respect to us and the exchange notes, you should review the registration statement, including the exhibits and the financial statements to the registration statement, notes and schedules filed as a part of the registration statement. As a result of the exchange offer, we will become subject to the informational requirements of the Exchange Act. The registration statement and the exhibits and schedules to the registration statement, as well as the periodic reports and other information filed with the SEC, may be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington DC 20549, and its public reference facilities in New York, New York at the prescribed rates. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains periodic reports, proxy and information statements and other information regarding registrants that file documents electronically with the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or document filed as an exhibit to the registration statement, each statement being qualified in all respects by reference. Under the indenture, we have agreed to file with the SEC and provide to the holders of the notes annual reports and the information, documents and other reports which are specified in the disclosure and reporting provisions of the Exchange Act.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                                     INDEX

                                                                                                        Page
                                                                                                       ------
Historical Financial Statements
-------------------------------

Report of Independent Accountants                                                                        F-2
Consolidated Balance Sheets                                                                              F-3
Consolidated Statements of Operations                                                                    F-4
Consolidated Statement of Changes in Stockholders' Equity (Deficit)                                      F-5
Consolidated Statements of Cash Flows                                                                    F-6
Notes to Consolidated Financial Statements                                                               F-8

Unaudited Pro Forma Balance Sheet
---------------------------------

Pro Forma Condensed Consolidated Balance Sheet                                                          F-41
Notes to Unaudited Pro Forma Condensed Consolidated                                                     F-42
     Balance Sheet

                       Report of Independent Accountants
                       ---------------------------------


To the Board of Directors and Stockholders
TeleCorp PCS Inc. and Subsidiaries and Predecessor Company:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of TeleCorp PCS Inc. and Subsidiaries and Predecessor Company (the Company) at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for the period July 29, 1996 (date of inception) to December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

McLean, Virginia


March 8, 1999, except for the information in Note 16, for which the date is September 13,1999.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                          CONSOLIDATED BALANCE SHEETS

ASSETS

                                                                                                            June  30,
                                                                           December 31                        1999
                                                               -----------------------------------      ----------------
Current assets:                                                    1997                 1998               (unaudited)
                                                               ---------------     ----------------     ----------------
  Cash and cash equivalents                                    $     2,566,685     $    111,732,841     $    151,437,828
  Accounts receivable, net                                                   -                    -           13,013,034
  Inventory                                                                  -              778,235            7,733,620
  Prepaid expenses                                                           -            2,185,444            2,166,260
  Other current assets                                                  73,468            1,218,263              243,074
                                                               ---------------     ----------------     ----------------
        Total current assets                                         2,640,153          115,914,783          174,593,816

  Property and equipment, net                                        3,609,274          197,468,622          320,604,414
  PCS licenses and microwave relocation costs                       10,018,375          118,107,256          205,075,025
  Intangible assets - AT&T agreements                                        -           26,285,612           40,321,095
  Deferred financing costs, net                                              -            8,584,753           18,684,989
  FCC deposit                                                                -                    -           17,516,394
  Other assets                                                          26,673              283,006            1,438,708
                                                               ===============     ================     ================
        Total assets                                           $    16,294,475     $    466,644,032     $    778,234,441
                                                               ===============     ================     ================


                           LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                                                            (DEFICIT)


Current liabilities:
  Accounts payable                                             $    3,202,295      $     14,591,922     $     28,935,648
  Accrued expenses                                                    824,164            94,872,262           26,607,076
  Microwave relocation obligation                                           -             6,636,369            5,733,393
  Long-term debt                                                    4,881,073                     -                    -
  Accrued interest                                                    389,079             4,490,553            4,170,612
  Deferred revenue                                                          -                     -              705,362
                                                               --------------      ----------------     ----------------
        Total current liabilities                                   9,296,611          120,591,106            66,152,091

  Long-term debt                                                    7,727,322          243,385,066           618,687,300
  Microwave relocation obligation                                           -            2,481,059             2,470,072
  Accrued expenses                                                          -                    -             3,939,688
  Deferred rent                                                             -               196,063              463,734
                                                               --------------      ----------------     ----------------

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

      Total liabilities                                            17,023,933           366,653,294           691,712,885
                                                               --------------      ----------------     -----------------

Mandatorily redeemable preferred stock, issued 367; 255,999 and
 356,575 (unaudited) shares, respectively, and outstanding, 367;
 255,215 and 356,575 (unaudited) shares, respectively, (liquidation
 preference $349,858,266 (unaudited) as of June 30, 1999)           4,144,340           240,408,879           342,435,903



Deferred compensation                                                       -                (4,111)             (283,827)
Treasury stock, none; 784 shares; and none (unaudited),                     -                    (8)                    -
 respectively, at cost
Preferred stock subscriptions receivable                                    -           (75,914,054)         (103,000,531)
      Total mandatorily redeemable preferred stock, net             4,144,340           164,490,706           239,151,545
                                                               --------------      ----------------       ---------------

Commitments and contingencies

Stockholders' equity (deficit):
Series F preferred stock, par value $.01 per share, none, 33,361 and 44,341 (unaudited) shares issued and outstanding,
respectively (liquidation preference; $443 (unaudited) as of
 June 30, 1999)                                                             -                   333                   443
Common stock, par value $.01 per share, issued 19,335; 159,733 and
 220,574 (unaudited) shares, respectively, and outstanding 19,335;
 157,946 and 220,574 (unaudited) shares, respectively                     856                 1,597                 2,206


Additional paid-in capital                                                  -               188,374               347,432
   Deferred compensation                                                    -                (7,177)              (13,133)
Common stock subscriptions receivable                                       -               (86,221)             (190,990)
Treasury stock, none, 1,787 shares; and none (unaudited),
 respectively, at cost                                                      -                   (18)                    -

Accumulated deficit                                                (4,874,654)          (64,596,856)         (152,775,947)
                                                               ----------------    ----------------       ---------------
      Total stockholders' equity (deficit)                         (4,873,798)          (64,499,968)         (152,629,989)
                                                               --------------      ----------------       ---------------
      Total liabilities, mandatorily redeemable preferred stock
      and stockholders' equity (deficit)                       $   16,294,475      $    466,644,032      $    778,234,441
                                                               ==============      ================      ================

                  The accompanying notes are in integral part of these consolidated financial statements.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   ________


                                                 For the
                                                 period
                                              July 29, 1996
                                                (date of        For the year      For the year
                                              inception) to        ended              ended               For the six months ended
                                              December 31,      December 31,      December 31,              June 30, (unaudited)
                                                                                                    -------------------------------
                                                   1996             1997              1998               1998              1999
                                              --------------   -------------     --------------     -------------     -------------
Revenue:
   Service revenue                            $            -   $           -     $            -     $           -     $   6,232,355
   Equipment revenue                                       -               -                  -                 -         5,648,966
                                              --------------   -------------     --------------     -------------     -------------
   Roaming revenue                                         -               -             29,231                 -         9,486,916
                                              --------------   -------------     --------------     -------------     -------------

               Total revenue                               -               -             29,231                 -        21,368,237
                                              --------------   -------------     --------------     -------------     -------------

Operating expenses:
   Cost of revenue                                         -               -                  -                 -        10,106,968
   Operations and development                              -               -          9,772,485         1,214,372        15,498,104
   Selling and marketing                               9,747         304,062          6,324,666         1,095,361        20,924,712
   General and administrative                        515,146       2,637,035         26,239,119         6,873,306        22,440,887
   Depreciation and amortization                          75          10,625          1,583,864            96,145        16,491,374
                                              --------------   -------------     --------------     -------------     -------------

    Total operating expenses                         524,968       2,951,722         43,920,134         9,279,184        85,462,045
                                              --------------   -------------     --------------     -------------     -------------

    Operating loss                                  (524,968)     (2,951,722)       (43,890,903)       (9,279,184)      (64,093,808)

Other (income) expense:
   Interest expense                                        -         396,362         11,934,263           445,204        17,107,514
   Interest income                                         -         (12,914)        (4,697,233)         (140,338)       (3,064,606)

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY


  Other expense                                          -               -             27,347             3,818            146,675
                                            --------------   -------------     --------------     -------------     --------------

    Net loss                                      (524,968)     (3,335,170)       (51,155,280)       (9,587,868)       (78,283,391)

Accretion of mandatorily redeemable
  preferred stock                                 (288,959)       (725,557)        (8,566,922)         (207,217)        (9,895,700)
                                            --------------   -------------     --------------     -------------     --------------

    Net loss attributable to common equity  $     (813,927)  $  (4,060,727)    $  (59,722,202)    $  (9,795,085)    $  (88,179,091)
                                            ==============   =============     ==============     =============     ==============

                  The accompanying notes are an integral part of these consolidated financial statements.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY


                      CONSOLIDATED STATEMENT OF CHANGES IN
                         STOCKHOLDERS' EQUITY (DEFICIT)

                                                     Series F                                      Additional
                                                  preferred stock           Common stock            paid-in           Deferred
                                              ---------------------    ---------------------
                                                Shares       Amount       Shares        Amount      capital          compensation
                                              --------    ---------    ---------     ---------   -------------     ---------------
Initial capitalization for cash                      -    $       -        8,750     $   2,000   $           -     $             -
Issuance of common stock for cash                    -            -       34,374             -               -                   -
Accretion of mandatorily redeemable preferred
   stock                                             -            -            -             -               -
Net loss                                             -            -            -             -               -                   -
                                              --------    ---------    ---------     ---------   -------------     ---------------
Balance, December 31, 1996                           -            -       43,124         2,000               -                   -
Issuance of common stock for cash                    -            -        6,875             -               -                   -
Accretion of mandatorily redeemable preferred
   stock                                             -            -            -             -               -
Noncash redemption of equity interests               -            -      (30,664)       (1,144)              -                   -
Net loss                                             -            -            -             -               -                   -
                                              --------    ---------    ---------     ---------   -------------     ---------------
Balance, December 31, 1997                           -            -       19,335           856               -                   -
Noncash redemption of equity interests               -            -      (19,335)         (856)              -                   -
Issuance of preferred and common stock for
 cash, licenses and AT&T agreements             33,361          333      149,715         1,497         180,243                   -

                                                   Common stock
                                                   subscriptions         Treasury stock          Accumulated
                                                                      ----------------------
                                                    receivable         Shares       Amount          Deficit        Total
                                                 ----------------     ---------    ---------     -------------  ------------
Initial capitalization for cash                  $              -             -    $       -     $           -  $      2,000
Issuance of common stock for cash                               -             -            -                 -             -
Accretion of mandatorily redeemable preferred
   stock                                                        -             -            -          (288,959)     (288,959)
Net loss                                                        -             -            -          (524,968)     (524,968)
                                                 ----------------     ---------    ---------     -------------  ------------
Balance, December 31, 1996                                      -             -            -          (813,927)     (811,927)
Issuance of common stock for cash                               -             -            -                 -             -
Accretion of mandatorily redeemable preferred
   stock                                                        -             -            -          (725,557)     (725,557)
Noncash redemption of equity interests                          -             -            -                 -        (1,144)
Net loss                                                        -             -                     (3,335,170)   (3,335,170)
                                                 ----------------     ---------    ---------     -------------  ------------
Balance, December 31, 1997                                      -             -            -        (4,874,654)   (4,873,798)
Noncash redemption of equity interests                          -             -            -                 -          (856)
Issuance of preferred and common stock for
 cash, licenses and AT&T agreements                       (86,221)            -            -                 -        95,852

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

Accretion of mandatorily redeemable preferred
 stock                                                      -        -           -         -           -           -
Noncash issuance of restricted stock to employees           -        -      10,018       100       9,918     (10,018)
Repurchase of common stock for cash                         -        -           -         -      (1,787)      1,787
Amortization of deferred compensation                       -        -           -         -           -       1,054
Net loss                                                    -        -           -         -           -           -
                                                      -------   ------   ---------  --------   ---------   ---------
Balance, December 31, 1998                             33,361      333     159,733     1,597     188,374      (7,177)
Issuance of preferred stock and
 common stock for cash and licenses (unaudited)        10,980      110      53,287       533     134,936           -
Accretion of mandatorily redeemable preferred
 stock (unaudited)                                          -        -           -         -           -           -
Noncash issuance of restricted stock to employees
 (unaudited)                                                -        -       7,554        76      25,426     (12,842)
Amortization of deferred compensation (unaudited)           -        -           -         -           -       5,582
Repurchase of common stock for cash (unaudited)             -        -           -         -      (1,304)      1,304
Net loss (unaudited)                                        -        -           -         -           -           -
                                                      -------   ------   ---------  --------   ---------   ---------
Balance, June 30, 1999 (unaudited)                     44,341   $  443     220,574  $  2,206   $ 347,432   $ (13,133)
                                                      =======   ======   =========  ========   =========   =========

Accretion of mandatorily redeemable preferred
 stock                                                         -           -          -      (8,566,922)    (8,566,922)
Noncash issuance of restricted stock to employees              -           -          -               -              -
Repurchase of common stock for cash                            -      (1,787)       (18)              -            (18)
Amortization of deferred compensation                          -           -          -               -          1,054
Net loss                                                       -           -          -     (51,155,280)   (51,155,280)
                                                      ----------    --------   --------   -------------  -------------
Balance, December 31, 1998                               (86,221)     (1,787)       (18)    (64,596,856)   (64,499,968)
Issuance of preferred stock and                         (104,769)          -          -               -         30,810
 common stock for cash and licenses (unaudited)
Accretion of mandatorily redeemable preferred
 stock (unaudited)                                             -           -          -      (9,895,700)    (9,895,700)
Noncash issuance of restricted stock to employees
 (unaudited)                                                   -       3,104         31               -         12,691
Amortization of deferred compensation (unaudited)              -           -          -               -          5,582
Repurchase of common stock for cash (unaudited)                -      (1,317)       (13)              -            (13)
Net loss (unaudited)                                           -           -          -     (78,283,391)   (78,283,391)
                                                      ----------    --------   --------   -------------  -------------
Balance, June 30, 1999 (unaudited)                    $ (190,990)          -   $      -   $(152,775,947) $(152,629,989)
                                                      ==========    ========   ========   =============  =============

                  The accompanying notes are an integral part of these consolidated financial statements

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              For the period
                                                                              July 29, 1996
                                                                                (date of       For the year     For the year
                                                                              inception) to      ended             ended
                                                                              December 31,      December 31,     December 31,

                                                                                  1996              1997            1998
                                                                              --------------   --------------   -------------
Cash flows from operating activities:
 Net loss                                                                     $     (524,968)  $   (3,335,170)  $ (51,155,280)
 Adjustment to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                           75           10,625       1,583,864
  Noncash compensation expense associated with the issuance
   of restricted common stock and preferred stock                                          -                -           1,664
  Noncash interest expense associated with issuance of Lucent Notes                        -                -         460,400
   and senior subordinated discount notes
  Allowance for bad debt expense                                                           -                -               -
  Noncash general and administrative expense charge by affiliates                          -                -         196,622
  Amortization of deferred financing costs                                                 -                -         524,924
  Amortization of discount on notes payable                                                -          134,040         197,344
Changes in cash flow from operations resulting from changes in assets and liabilities:
  Accounts receivable                                                                      -                -               -
  Inventory                                                                                -                -        (778,235)
  Prepaid expenses                                                                         -                -      (2,185,444)
  Other current assets                                                               (21,877)         (51,591)     (1,144,795)
  Other assets                                                                             -          (26,673)       (256,333)
  Accounts payable                                                                    98,570          618,889      11,389,627
  Accrued expenses                                                                         -                -       9,145,111
  Deferred rent                                                                            -                -         196,063
  Accrued interest                                                                         -          257,682       2,046,432
  Deferred revenue                                                                         -                -               -
                                                                              --------------   --------------   -------------
        Net cash used in operating activities                                       (448,200)      (2,392,198)    (29,778,036)
                                                                              --------------   --------------   -------------
Cash flows from investing activities:

                                                                                       For the six months ended
                                                                                         June 30, (unaudited)
                                                                                 ---------------------------------
                                                                                      1998               1999
                                                                                 -------------     ---------------
Cash flows from operating activities:
 Net loss                                                                        $  (9,587,868)    $   (78,283,391)
 Adjustment to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                         96,145          16,491,374
  Noncash compensation expense associated with the issuance
   of restricted common stock and preferred stock                                            -             365,028
  Noncash interest expense associated with issuance of Lucent Notes                          -           8,512,801
   and senior subordinated discount notes
  Allowance for bad debt expense                                                             -             159,248
  Noncash general and administrative expense charge by affiliates                            -                   -
  Amortization of deferred financing costs                                                   -             500,083
  Amortization of discount on notes payable                                             90,449             112,957
Changes in cash flow from operations resulting from changes in assets and liabilities:
  Accounts receivable                                                                        -         (12,337,283)
  Inventory                                                                                  -          (6,955,385)
  Prepaid expenses                                                                    (185,428)             19,184
  Other current assets                                                                (135,573)            975,189
  Other assets                                                                         (87,138)            (17,490)
  Accounts payable                                                                   1,519,681          18,559,466
  Accrued expenses                                                                   1,162,821           1,863,368
  Deferred rent                                                                         69,288             267,657
  Accrued interest                                                                     354,278            (411,081)
  Deferred revenue                                                                           -             705,362
                                                                                 -------------     ---------------
        Net cash used in operating activities                                       (6,703,345)        (49,472,913)
                                                                                 -------------     ---------------
Cash flows from investing activities:

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

 Expenditures for network under development, wireless network and                    (904)      (1,134,234)   (107,542,189)
   property and equipment
 Capitalized interest on network under development and wireless network                 -                -        (227,000)
 Expenditures for microwave relocation                                                  -                -      (3,339,410)
 Purchase of PCS licenses                                                               -                -     (21,000,000)
 Deposit on PCS licenses                                                       (7,500,000)               -               -
 Partial refund of deposit on PCS licenses                                              -        1,561,702               -
 Purchase of intangibles - AT&T agreements and other intangibles                        -                -               -
                                                                           --------------   --------------   -------------
        Net cash (used in) provided by investing activities                    (7,500,904)         427,468    (132,108,599)
                                                                           --------------   --------------   -------------
Cash flows from financing activities:
 Proceeds from sale of mandatorily redeemable preferred stock                   7,500,000        1,500,000      26,661,420
 Receipt of preferred stock subscription receivable                                     -                -               -
 Direct issuance costs from sale of mandatorily redeemable
  preferred stock                                                                       -                -      (1,027,694)
 Proceeds from sale of common stock                                                 2,000                -          38,305
 Proceeds from long-term debt                                                     498,750        2,808,500     257,491,500
 Purchases of treasury shares                                                           -                -             (26)
 Payments on notes payable                                                              -                -      (2,072,573)
 Payments of deferred financing costs                                                   -                -      (9,109,677)
 Net increase (decrease) in amounts due to affiliates                                   -          171,269        (928,464)
                                                                           --------------   --------------   -------------
        Net cash provided by financing activities                               8,000,750        4,479,769     271,052,791
                                                                           --------------   --------------   -------------
 Net increase in cash and cash equivalents                                         51,646        2,515,039     109,166,156
 Cash and cash equivalents at the beginning of period                                   -           51,646       2,566,685
                                                                           --------------   --------------   -------------
 Cash and cash equivalents at the end of period                            $       51,646   $    2,566,685   $ 111,732,841
                                                                           ==============   ==============   =============

 Expenditures for network under development, wireless network and              (7,797,433)       (203,235,573)
   property and equipment
 Capitalized interest on network under development and wireless network                 -          (4,152,701)
 Expenditures for microwave relocation                                           (550,002)         (5,137,397)
 Purchase of PCS licenses                                                               -         (72,188,037)
 Deposit on PCS licenses                                                                          (28,877,743)
 Partial refund of deposit on PCS licenses                                              -          11,361,351
 Purchase of intangibles - AT&T agreements                                              -         (16,144,725)
                                                                            -------------   -----------------
        Net cash (used in) provided by investing activities                    (8,347,435)       (318,374,825)
                                                                            -------------   -----------------
Cash flows from financing activities:
 Proceeds from sale of mandatorily redeemable preferred stock                           -          60,410,929
 Receipt of preferred stock subscription receivable                                     -           3,740,068
 Direct issuance costs from sale of mandatorily redeemable
  preferred stock                                                                       -          (2,500,000)
 Proceeds from sale of common stock                                                     -               5,477
 Proceeds from long-term debt                                                  20,390,954         397,635,000
 Purchases of treasury shares                                                           -                 (19)
 Payments on notes payable                                                              -         (40,000,000)
 Payments of deferred financing costs                                                   -         (10,600,517)
 Net increase (decrease) in amounts due to affiliates                            (824,164)         (1,138,213)
                                                                            -------------   -----------------
        Net cash provided by financing activities                              19,566,790         407,552,725
                                                                            -------------   -----------------
 Net increase in cash and cash equivalents                                      4,516,010          39,704,987
 Cash and cash equivalents at the beginning of period                           2,566,685         111,732,841
                                                                            -------------   -----------------
 Cash and cash equivalents at the end of period                             $   7,082,695     $   151,437,828
                                                                            =============   =================

                  The accompanying notes are an integral part of these consolidated financial statements

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                                                              For the period
                                                               July 29,1996
                                                                (date of      For the year  For the year
                                                               inception) to     ended         ended       For the six months ended
                                                                December 31,  December 31,  December 31,      June 30, (unaudited)
                                                                                                           -------------------------
                                                                   1996          1997          1998             1998         1999
                                                              -------------   ------------  ------------   ------------- -----------
Supplemental disclosure of cash flow information:
 Cash paid for income taxes                                   $           -   $          -  $          -    $          -
 Cash paid for interest                                       $           -   $          -  $  9,785,829    $          - $10,540,603

Supplemental disclosure of non-cash investing and financing
  activities:
 Network under development and microwave relocation costs
  financed through accounts payable and accrued expenses      $           -   $  2,484,836  $ 98,091,667    $  2,147,998 $ 9,141,452

 Issuance of mandatorily redeemable preferred stock and
  preferred stock in exchange for PCS licenses and AT&T
  agreements                                                  $           -   $          -  $100,900,000    $          - $ 2,705,629
 Issuance of mandatorily redeemable preferred stock and
  common stock in exchange for stock subscriptions receivable $           -   $          -  $ 76,000,275    $          - $30,931,314
 U.S. Government financing of PCS licenses                    $           -   $  9,192,938  $          -    $          - $11,550,646
 Discount on U.S. Government financing                        $           -   $  1,599,656  $          -    $          - $ 2,396,215
 Conversion of notes payable to stockholders into preferred
  stock                                                       $           -   $    498,750  $ 25,300,000    $          - $         -
 Accretion of preferred stock dividends                       $     288,995   $    725,557  $  8,566,922    $    207,217 $ 9,895,700

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

Elimination of equity interests in Holding for equity
 interests in TeleCorp                                  $     -    $          -    $    4,369,680  $        -   $          -
Redemption of equity interests                          $     -    $  6,370,070    $            -  $        -   $          -
Distribution of net assets to affiliates                $     -    $  3,644,602    $            -  $        -   $          -
Notes payable to affiliates                             $     -    $  2,725,468    $            -  $        -   $          -
Capitalized interest                                    $     -    $    131,397    $    2,055,043  $  378,940   $  4,601,298

                  The accompanying notes are an integral part of these consolidated financial statements.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Organization

   TeleCorp Holding Corp., Inc. (Holding) was incorporated in the State of Delaware on July 29, 1996 (date of inception). Holding was formed to participate in the Federal Communications Commission's (FCC) Auction of F-Block Personal Communications Services (PCS) licenses (the Auction) in April 1997. Holding successfully obtained licenses in the New Orleans, Memphis, Beaumont, Little Rock, Houston, Tampa, Melbourne and Orlando Basic Trading Areas (BTAs). Holding qualifies as a Designated Entity and Very Small Business under Part 24 of the rules of the FCC applicable to broadband
   PCS.

   In April 1997, Holding entered into an agreement to transfer the PCS licenses for the Houston, Tampa, Melbourne and Orlando BTAs to four newly-formed entities created by Holding's existing stockholder group: THC of Houston, Inc.; THC of Tampa, Inc.; THC of Melbourne, Inc.; and THC of Orlando, Inc. These licenses were transferred along with the related operating assets and liabilities in exchange for investment units consisting of Class A, B and C common stock and Series A preferred stock in August 1997. Concurrently, Holding distributed the investment units, on a pro rata basis, in a partial stock redemption to Holding's existing stockholder group and issued an aggregate of approximately $2.7 million in affiliate notes payable (see Note
   5) to the newly-formed entities. As a result of this distribution, Holding no longer retains any ownership equity interest in the newly-formed entities. Because the above transaction was non-monetary in nature and occurred between entities with the same stockholder group, the transaction was accounted for at historical cost (see Note 13).

   TeleCorp PCS, Inc. (TeleCorp) was incorporated in the State of Delaware on November 14, 1997 by the controlling stockholders of Holding. TeleCorp will be the exclusive provider of wireless mobility services in its licensed regions in connection with a strategic alliance with AT&T Corporation and its affiliates (collectively AT&T). Upon finalization of the AT&T Transaction, Holding became a wholly-owned subsidiary of TeleCorp (see Note 6).

   TeleCorp has various wholly-owned subsidiaries which includes TeleCorp Communications, Inc., TeleCorp LLC and Holding. TeleCorp receives services from TeleCorp Management Corp., an affiliate company owned by two officers and stockholders of TeleCorp (see Note 13).


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of presentation

   Holding was formed to explore various business opportunities in the wireless telecommunications industry. TeleCorp was formed to continue the activity of Holding through its strategic alliance with AT&T. Since inception, Holding's and TeleCorp's activities have consisted principally of hiring a management team, raising capital, negotiating strategic business relationships, participating in the Auction and operating wireless networks. Consequently, for purposes of the accompanying financial statements, Holding has been treated as a "predecessor" entity. Therefore, the financial statements as of December 31, 1997 and for the period July 29, 1996 to December 31, 1996 and for the year ended December 31, 1997 include the historical financial information of Holding, the predecessor entity. The financial statements as of and for the year ended December 31, 1998 and for all periods thereafter, include the historical financial information of Holding and TeleCorp. The Chief Executive Officer and President of Holding maintain the positions of Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of TeleCorp. In addition, these officers own a majority of the voting stock of TeleCorp and, prior to the finalization of the AT&T Transaction, owned a majority of the voting stock of Holding. As a result of this relationship, certain financing relationships and the similar nature of business activities, Holding and TeleCorp are considered companies under common control. Therefore, the accompanying financial statements incorporate the combined business activities of Holding and

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   TeleCorp. Collectively, TeleCorp and Holding are referred to as the Company in the accompanying consolidated financial statements.




   Unaudited Interim Financial Information

   The unaudited consolidated balance sheet as of June 30, 1999, and the unaudited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the six months ended June 30, 1998 and 1999, and related footnotes, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for the fair presentation have been included. Operating results for the six months ended June 30, 1999 are not necessarily indicative of results that may be expected for the year ending December 31, 1999.




   Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which includes TeleCorp Communications, Inc., TeleCorp LLC and Holding. All intercompany accounts and transactions have been eliminated in consolidation. For the six months ended June 30, 1999, the Company has consolidated the results of Viper Wireless, Inc. since the Company's absence of voting control is considered temporary (see Note
   16).

   Development Stage Company

   Prior to January 1, 1999, the Company's activities principally have been planning and participation in the Auction, initiating research and development, conducting market research, securing capital and developing its proposed service and network. Since the Auction, the Company has been relying on the borrowing of funds and the issuance of common and preferred stock rather than recurring revenues, for its primary sources of cash flow. Accordingly, the Company's financial statements for all periods prior to January 1, 1999 were presented as a development stage enterprise, as prescribed by Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." In the first quarter of 1999, the Company commenced operations in the New Orleans, Memphis and Little Rock BTA's and began providing wireless mobility services for its customers. As a result, the Company exited the development stage in the first quarter ended March 31, 1999.

   The Company incurred cumulative losses through December 31, 1998 of approximately $55,000,000. The Company expects to continue to incur significant operating losses and to generate negative cash flow from operating activities for at least the next several years while it constructs its network and develops its customer base. The Company's ability to eliminate operating losses and to generate positive cash flow from operations in the future will depend upon a variety of factors, many of which it is unable to control. These factors include: (1) the cost of constructing its network, (2) changes in technology, (3) changes in governmental regulations,
   (4) the level of demand for wireless communications services, (5) the product offerings, pricing strategies and other competitive factors of the Company's competitors and (6) general economic conditions. If the Company's is unable to implement its business plan successfully, it may not be able to eliminate operating losses, generate positive cash flow or achieve or sustain profitability which would materially

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   adversely affect its business, operations and financial results as well as its ability to make payments on its debt obligations.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Fair Value of Financial Instruments

   The Company believes that the carrying amount of its financial instruments approximate fair value.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   Concentration of Credit Risk

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company has invested its excess cash in overnight sweep accounts and U.S. Treasury obligations. The Company has not experienced any losses on its cash and cash equivalents.

   Cash Equivalents

   The Company considers all highly liquid instruments with a maturity from purchase date of three months or less to be cash equivalents. Cash equivalents consist of overnight sweep accounts and U.S. Treasury obligations.

   Revenue Recognition

   The Company earns revenue by providing wireless mobility services to both its subscribers and subscribers of other wireless carriers traveling in the Company's service area, as well as sale of equipment and accessories.

   Wireless mobility services revenue consists of monthly service fees, activation fees, airtime and long distance revenue. Generally, access fees, airtime and long distance charges are billed monthly and are recognized when service is provided. Prepaid service revenue is collected in advance, is recorded as deferred revenue and recognized as service is provided.

   Roaming revenue consist of the airtime and long distance charged to the subscribers of other wireless carriers for use of the Company's network while traveling in the Company's service area and are recognized when the service is rendered.

   Equipment revenue is recognized upon delivery of the equipment to the customer and when future obligations are no longer significant.

   PCS Licenses and Microwave Relocation Costs

   PCS licenses include costs incurred, including capitalized interest related to the U.S. Government financing, to acquire FCC licenses in the 1850-1990 MHz radio frequency band. Interest capitalization on the U.S. Government financing began when the activities necessary to get the Company's network ready for its intended use were initiated and concluded when the wireless networks were ready for intended use. The PCS licenses are issued conditionally for ten years. Historically, the FCC has granted license renewals providing the licensees have complied with applicable rules, policies and the Communications Act of 1934, as amended. The Company believes it has complied with and intends to continue to comply with these rules and policies.

   As a condition of each PCS license, the FCC requires each license-holder to relocate existing microwave users (Incumbents) within the awarded spectrum to microwave frequencies of equal capacity. Microwave relocation costs include the actual and estimated costs incurred to relocate the Incumbent's microwave links affecting the Company's licensed frequencies

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



   PCS licenses, microwave relocation costs, and capitalized interest consist of the following:

                                                                                   June 30,
                                                      December 31,                  1999
                                                 1997             1998           (unaudited)
                                           ---------------   ---------------   ---------------
            PCS licenses                     $   9,886,978    $  104,736,978   $   186,287,037
            Microwave relocation costs                   -        12,456,838        15,164,244
            Capitalized interest                   131,397           913,440         1,004,581
                                           ---------------   ---------------   ---------------
                                                10,018,375       118,107,256       202,455,862
            Accumulated amortization                     -                 -          (638,726)
                                           ---------------   ---------------   ---------------
                                             $  10,018,375    $  118,107,256   $   201,817,136
                                           ===============   ===============   ===============


   The Company began amortizing the cost of the PCS licenses, microwave relocation costs, and capitalized interest in March 1999, when PCS services commenced in certain Basic Trade Areas. Amortization is calculated using the straight-line method over 40 years. Amortization expense for the six months ended June 30, 1999 was $638,726 (unaudited).

   Property and Equipment and Network Under Development

   Property and equipment are recorded at cost and depreciation is computed using the straight-line method over the following estimated useful lives:

            Computer equipment                         3 to 5 years
            Network under development and
             wireless network                          5 to 10 years upon commencement of service
            Internal use software                      3 years
            Furniture, fixtures and office equipment   5 years
            Leasehold improvements                     Lesser of useful life or lease term

   Expenditures for repairs and maintenance are charged to operations when incurred. Gains and losses from disposals, if any, are included in the statements of operations. Network under development includes all costs related to engineering, cell site acquisition, site development, interest expense and other development costs being incurred to ready the Company's wireless network for use.

   Internal and external costs incurred to develop the Company's billing, financial systems and other internal applications during the application development stage are capitalized as internal use software.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   All costs incurred prior to the application development stage are expensed as incurred. Training costs and all post implementation internal and external costs are expensed as incurred.

   Intangible assets - AT&T Agreements and Others

   The AT&T Agreements consist of the fair value of various agreements with AT&T (see Note 6) exchanged for mandatorily redeemable preferred stock and Series F preferred stock (see notes 6 and 7). The AT&T Agreements are amortized on a straight-line basis over the related contractual terms, which range from three to ten years. Amortization on the AT&T Exclusivity Agreement, Long Distance Agreement and the Intercarrier Roamer Services Agreement began once wireless services were available to its customers. Amortization of the Network Membership License Agreement began on July 17, 1998, the date of the finalization of the AT&T Transaction. During 1999, the Company completed acquisitions for additional licenses (see Note 7). As a result of these acquisitions, the Company recorded other intangible assets related to direct acquisition costs which included reimbursing the seller for interest, salary and leasing costs incurred prior to close plus legal fees. These other intangible assets are being amortized over a five-year period. For the year ended December 31, 1998 and for the six months ended June 30, 1999, the Company recorded amortization expense of $772,497 and $2,109,242 (unaudited), respectively.

   Inventory

   Inventory consists of the following:

                                              December 31,
                                                                            June 30,
                                                                             1999
                                           1997             1998          (unaudited)
                                    --------------   --------------   -----------------
          Handsets                    $          -    $     778,235    $      7,350,304
          Accessories                            -                -             383,316
                                    --------------   --------------   -----------------
             Total inventory          $          -    $     778,235    $      7,733,620
                                    ==============   ==============   =================

   Inventory is valued at the lower of cost or market and is recorded net of an allowance for obsolescence. No allowance for obsolescence has been recorded as of December 31, 1998 and June 30, 1999.

   Deferred Financing Costs

   In connection with entering into the credit facility and the senior-subordinated discount rates (see Note 5), the Company incurred certain debt issuance costs. The Company has capitalized financing costs of $9,109,677 and $19,709,996 (unaudited), as of December 31, 1998 and June 30, 1999, respectively. The financing costs are being amortized using the straight line method over the term of the credit facility. For the year ended December 31, 1998 and for the six months ended June 30, 1999, the Company recorded interest expense related to the amortization of the deferred financing costs of $524,924 and $500,083 (unaudited), respectively.

   Long-Lived Assets

   The Company periodically evaluates the recoverability of the carrying value of property and equipment, network under development, intangible assets, PCS licenses and microwave relocation costs. The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in relation to the operating performance of the business and future and undiscounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of the present

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   value of expected future cash flows are less than the assets' carrying value. No such impairment losses have been recognized to date.

   Income Taxes

   The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

   Start-Up and Advertising Costs

   Start-up costs are expensed as incurred. The Company expenses production costs of print, radio and television advertisements and other advertising costs as such costs are incurred. Advertising expenses in selling and marketing for 1996, 1997, and 1998 were insignificant. Advertising expenses in selling and marketing were $6,579,029 (unaudited) for the six months ended June 30, 1999.

   Interest Rate Swaps

   The Company uses interest swaps to hedge the effects of fluctuations in interest rates from their Senior Credit Facility (see Note 5). These transactions meet the requirements for hedge accounting, including designation and correlation. The interest rate swaps are managed in accordance with the Company's policies and procedures. The Company does not enter into these transactions for trading purposes. The resulting gains or losses, measured by quoted market prices, are accounted for as part of the transactions being hedged, except that losses not expected to be recovered upon the completion of hedged transactions are expensed. Gains or losses associated with interest rate swaps are computed as the difference between the interest expense per the amount hedged using the fixed rate compared to a floating rate over the term of the swap agreement. As of December 31, 1998, the Company has entered into six interest rate swap agreements with various commercial lenders totaling a notional amount of $225,000,000 to convert the Company's variable rate debt of LIBOR plus 3.25% to fixed rate debt. The interest rate swaps had no material impact on the consolidated financial statements as of and for the year ended December 31, 1998 and as of and for the six months ended June 30, 1999.

   Segment Reporting

   The Company presently operates in a single business segment as a provider of wireless mobility services in its licensed regions primarily in the south-central and northeastern United States. The Company operates in various Major Trade Areas including New Orleans, LA, Memphis, TN, Little Rock, AK, Boston, MA and Puerto Rico.

   Stock Compensation

   The Company periodically issues restricted stock awards to its employees. Upon reaching a measurement date, the Company records deferred compensation equal to the estimated fair value of the stock award. Deferred compensation is amortized to compensation expense over the related vesting period.

   Recently Issued Accounting Standards

   In July 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137, "Deferral of the Effective Date of FAS 133" which defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not determined the effect of adopting this standard.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. Property and Equipment

   Property and equipment consists of the following:

                                                                                                         June 30,
                                                                         December 31,                      1999
                                                                   1997               1998             (unaudited)
                                                           --------------    ----------------      ----------------
           Wireless network                                  $          -      $            -      $    282,874,088
           Network under development                            3,269,793         170,885,628             3,519,535
           Computer equipment                                     328,875          10,115,063            13,502,865
           Internal use software                                        -          11,161,142            17,610,821
           Leasehold improvements                                       -           3,204,623            10,048,722
           Furniture, fixtures and office equipment                21,306           2,924,233             7,061,781
           Land                                                         -                   -                47,500
                                                           --------------    ----------------    ------------------
                                                                3,619,974         198,290,689           334,665,312
           Accumulated depreciation                               (10,700)           (822,067)          (14,060,898)
                                                           --------------    ----------------    ------------------
                                                             $  3,609,274      $  197,468,622      $    320,604,414
                                                           ==============    ================    ==================

4. Accrued Expenses

   Accrued expenses, consists of the following:

                                                                                                      June 30,
                                                                     December 31,                      1999
                                                                1997               1998             (unaudited)
                                                           --------------    ----------------    ------------------
           Property and equipment                             $         -       $  85,634,829       $     6,794,344
           Sales taxes                                                  -                   -            11,005,687
           Consulting services                                          -           4,237,411             2,642,478

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  Bonuses and vacation                                 -        2,386,317           2,858,834
                  Engineering                                          -          676,893           1,147,406
                  Selling and marketing                                -          346,552           2,561,576
                  Other                                          824,164        1,187,367           3,271,690
                  Legal fees                                           -          402,893             264,749
                                                           -------------   --------------   -----------------
                                                                 824,164       94,872,262          30,546,764
                  Less: non-current portion                            -                -          (3,939,688)
                                                           -------------   --------------   -----------------

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              $   824,164     $  94,872,262    $  26,607,076
                              ===========     =============    =============

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5. Long-term Debt

   Long-term debt consists of the following:

                                                                                                        June 30,
                                                                         December 31,                    1999
                                                                   1997               1998            (unaudited)
                                                         -----------------    ----------------   ----------------
      Senior subordinated discount notes                     $           -      $            -    $   334,829,320
      Senior credit facility                                             -         225,000,000        225,000,000
      Lucent Series A notes                                              -          10,460,400         41,665,926
      U.S. Government financing                                  7,727,322           7,924,666         17,192,054
      Notes payable to stockholders                              2,808,500                   -                  -
      Notes payable to affiliates (see Note 13)                  2,072,573                   -                  -
                                                         -----------------    ----------------   ----------------
                                                                12,608,395         243,385,066        618,687,300
      Less:  current portion                                    (4,881,073)                  -                  -
                                                         -----------------    ----------------   ----------------
                                                             $   7,727,322      $  243,385,066    $   618,687,300
                                                         =================    ================   ================


   Senior Subordinated Discount Notes

   On April 23, 1999, the Company completed the issuance and sale of 11-5/8% Senior Subordinated Discount Notes (the Notes) with an aggregate principal amount at maturity of $575,000,000. The total gross proceeds from the sale of the Notes were $327,635,000. Offering expenses consisting of underwriting, printing, legal and accounting fees totaled $10,600,517. The Notes mature April 15, 2009, unless previously redeemed by the Company. As interest accrues, it will be added to the principal as an increase to interest expense and the carrying value of the Notes until April 15, 2004. The Company will begin paying interest semi-annually on April 15 and October 15 of each year beginning October 15, 2004. The Notes are not collateralized. The Notes are subordinate to all of the Company's existing and future senior debt and ranks equally with all other senior subordinated debt, and ranks senior to all of the Company's existing and future subordinated debt. The Notes are guaranteed by the Company's wholly owned subsidiary, TeleCorp Communications, Inc. (see
   Note 15). As of June 30, 1999 accrued interest added to the principal was $7,194,320.

   Senior Credit Facility

   In July 1998, the Company entered into a credit facility (the Senior Credit Facility) with a group of commercial lenders, under which the Company may borrow up to $525,000,000, in the aggregate, consisting of (i) up to $150,000,000 in revolving loans (the Senior Revolving Credit Facility) with a maturity date of January 2007, (ii) a $150,000,000 term loan (the Tranche A Term Loan) with a maturity date of January 2007, and (iii) a $225,000,000 term loan (the Tranche B Term Loan) with a maturity date of January 2008. A total of $225,000,000 of indebtedness from the Tranche B Term Loan was outstanding as of December 31, 1998 and June 30, 1999. The Senior Credit Facility also provides for an uncommitted $75,000,000 senior term loan (the Expansion Facility) with a maturity date of January 2008.

   Beginning in September 2002, principal repayments will be made in 18 quarterly installments for the Tranche A Term Loan and 22 quarterly installments for the Tranche B Term Loan. Quarterly principal repayments for the Tranche A Term Loan are as follows: first six, $3,750,000; next four, $9,375,000; last eight,

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS

   $11,250,000. Quarterly principal repayments for the Tranche B Term Loan are as follows: first 18, $562,500, last four, $53,718,750. Interest payments on the senior credit facility are made quarterly. The Senior Credit Facility contains a prepayment provision whereby certain amounts borrowed must be repaid upon the occurrence of certain specified events.

   The commitment to make loans under the Tranche A Term loan will terminate in July 2001, or earlier if elected by the Company. Beginning in April 2005, the commitment to make loans under the Senior Revolving Credit Facility will be permanently reduced on a quarterly basis through April 2007 as follows: first four reductions, $12,500,000; last four reductions $25,000,000. The unpaid principal on the Senior Revolving Credit Facility is due January 2007. In July 2000, if the undrawn portion of the Tranche A Term Loan exceeds $50,000,000 the amount of the Tranche A Term Loan will be automatically reduced by such excess.

   The interest rate applicable to the Senior Credit Facility is based on, at the Company's option, (i) LIBOR (Eurodollar Loans) plus the Applicable Margin, as defined, or (ii) the higher of the administrative agent's prime rate or the Federal Funds Effective Rate (ABR Loans), plus the Applicable Margin, as defined. The Applicable Margin for Eurodollar Loans will range from 125 to 325 basis points based upon certain events by the Company, as specified. The Applicable Margin for ABR Loans will range from 25 to 225 basis points based upon certain events by the Company, as specified. At December 31, 1998, the interest rate applicable to the Tranche B Term Loan was 8.75% and interest incurred for the year ended December 31, 1998 was $9,210,187 of which $7,710,187 was expensed and $1,500,000 was capitalized. At June 30, 1999, the interest rate applicable to the Tranche B Term Loan was 8.29%, and for the six months ended June 30, 1999 interest incurred on the Tranche B Term Loan was $9,843,750 of which $6,366,699 was expensed and $3,477,051 was capitalized.

   The loans from the Senior Credit Facility are subject to an annual commitment fee which ranges from 0.50% to 1.25% of the available portion of the Tranche A Term Loan and the Senior Revolving Credit Facility. The Company has expensed $3,305,905 and $2,063,686 (unaudited), respectively, for the year ended December 31, 1998 and for the six months ended June 30, 1999 related to these bank commitment fees. The Senior Credit Facility requires the Company to purchase interest rate hedging contracts covering amounts equal to at least 50% of the total amount of the outstanding indebtedness of the Company. As of December 31, 1998 and June 30, 1999, the Company hedged 100% of its outstanding indebtedness of $225,000,000 to take advantage of favorable interest rate swaps.

   Initially, borrowings under the Senior Credit Facility are subject to a maximum Senior Debt to Total Capital ratio, as defined, of 50%. This ratio is increased to 55% if certain specified operating benchmarks are achieved. In addition, the Company must comply with certain financial and operating covenants. The financial covenants include various debt to equity, debt to EBITDA, interest coverage, and fixed charge coverage ratios, as defined in the Senior Credit Facility. The operating covenants include minimum subscribers, minimum aggregate service revenue, minimum coverage of population and maximum capital expenditure thresholds. As of December 31, 1998 and June 30, 1999 (unaudited), the Company was in compliance with these covenants.

   The Company may utilize the Expansion Facility as long as the Company is not in default of the Senior Credit Facility and is in compliance with each of the financial covenants. However, none of the lenders are required to participate in the Expansion Facility.

   The Senior Credit Facility is collateralized by substantially all of the assets of the Company. In addition, the Senior Credit Facility has been guaranteed by the Company's subsidiaries and shall be guaranteed by subsequently acquired or organized domestic subsidiaries of the Company.

   Lucent Note Agreements

   In May 1998, the Company entered into a Note Purchase Agreement (the Lucent Note Agreement) with Lucent Technologies, Inc. (Lucent) which provides for the issuance of increasing rate 8.5% Series A (the

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS

   Series A Notes) and 10.0% Series B (the Series B Notes) junior subordinated notes (the Subordinated Notes) with an aggregate face value of $80,000,000. The aggregate face value of the Subordinated Notes shall decrease dollar for dollar, upon the occurrence of certain events as defined in the Lucent Note Agreement. The proceeds of the Subordinated Notes are to be used to develop the Company's network in certain designated areas. As of December 31, 1998, the Company had $10,460,400 outstanding under the Series A Notes. As of June 30, 1999, the Company had $41,665,925 (unaudited) outstanding under the Series A Notes. During the six months ended June 30, 1999, the Company borrowed and repaid $40,000,000 on the Lucent Series B Notes plus $227,778 of accrued interest. Interest expense for the year ended December 31, 1998 and for the six months ended June 30, 1999 was $460,000 and $1,205,525 (unaudited), respectively.

   The Series A and Series B Notes will not amortize and will have a maturity date six months after the final maturity of the Company's high yield debt offering, but in no event later than May 1, 2012. The Series A Notes will have a mandatory redemption at par plus accrued interest from the proceeds of a subsequent equity offering to the extent the net proceeds exceed an amount identified in the Lucent Note Agreement. If the Series A Notes and Series B Notes are not redeemed in full by January 2001 and January 2000, respectively, the interest rate on each note will increase by 1.5% per annum on January 1. However, the interest rate applicable to the Subordinated Notes shall not exceed 12.125%. Interest payable on the Series A Notes and the Series B Notes on or prior to May 11, 2004 shall be payable in additional Series A and Series B Notes. Thereafter, interest shall be paid in arrears in cash on each six month and yearly anniversary of the Series A and Series B closing date or, if cash interest payments are prohibited under the Senior Credit Facility and/or the Senior Subordinated Discount Notes, in additional Series A and Series B Notes. As of December 31, 1998, interest accrued under the Series A Notes of $460,400 has been included in long-term debt. As of June 30, 1999, interest accrued under the Series A Notes of $1,665,925 (unaudited) has been included in long-term debt.

   The Company may redeem the Subordinated Notes held by Lucent or any of its affiliates at any time. The Series A Notes that are not held by Lucent or any of its affiliates may be redeemed by the Company prior to May 2002 and after May 2007. The Series B Notes that are not held by Lucent or any of its affiliates may be redeemed by the Company prior to May 2000 and after May 2005. Any redemption after May 2007, in the case of the Series A Notes, and May 2005, in the case of the Series B Notes, shall be subject to an interest rate premium, as specified. All of the outstanding notes under the Lucent Note Agreement as of December 31, 1998 and June 30, 1999 are held by Lucent. The Company must comply with certain operating covenants. As of December 31, 1998 and June 30, 1999, the Company was in compliance with these operating covenants.

   In addition, Lucent has agreed to make available up to an additional $80,000,000 of junior subordinated vendor financing in amounts up to 30% of the value of the equipment, software and services provided by Lucent in connection with any additional markets the Company acquires, subject to
   certain conditions as specified (the Vendor Expansion Facility).   The
   expiration date for any notes issued pursuant to the Vendor Expansion Facility is the date which is six months after the scheduled maturity of the Notes, subject to mandatory prepayment if certain future events occur.

   U.S. Government financing

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS


   As of December 31, 1998 and June 30, 1999, the Company owes the U.S. Government $9,192,938 and $20,743,584 (unaudited), less a discount of $1,268,272 and $3,551,530 (unaudited), respectively, for the acquisition of PCS licenses in New Orleans, Memphis, Beaumont and Little Rock obtained during the 1997 F-Block auction. The terms of the notes include: an interest rate of 6.25%, quarterly interest payments which commenced in July 1998 and continue for the one year thereafter, then quarterly principal and interest payments for the remaining 9 years. The promissory notes are collateralized by the underlying PCS licenses.

   During the six months ended June 30, 1999, the Company completed the acquisition of additional PCS licenses from Digital PCS, Inc. and Wireless 2000, Inc. (see Note 7). As part of these acquisitions, the Company assumed additional U.S. Government financing with the FCC amounting to $11,550,646, less a discount of $2,396,215. The terms of the notes include an interest rate of 6.125% for notes assumed from Digital PCS, Inc. and 7.00% for notes assumed from Wireless 2000, Inc., quarterly interest payments for a two-year period and then quarterly principal and interest payments for the remaining eight years.

   These notes are net of a discount of $1,268,272, and $3,551,530 (unaudited) as of December 31, 1998 and June 30, 1999, respectively. The notes were discounted using management's best estimate of the prevailing market interest rate at the time of issuance of 10.25%.

   Notes payable to stockholders
   In July 1996, the Company issued $498,750 of subordinated promissory notes to two stockholders. The notes bore interest at a rate of 10%, compounded semi-annually, and were due in full in July 2002. In April 1997, these notes were converted into 50 shares of Series A preferred stock.

   In December 1997, the Company issued various promissory notes totaling $2,808,500 to stockholders. The notes bore interest at a rate of 6% and were converted into mandatorily redeemable preferred stock of the Company in July 1998. The notes were discounted using management's best estimate of the prevailing market interest rate at the time of issuance of 10.25%. The effect on the Company's 1997 financial statements of discounting these notes was not material.

   From January 1, 1998 to June 30, 1998, the Company borrowed approximately $22,491,500 in the form of promissory notes from existing and prospective stockholders to satisfy the working capital needs of the Company. The promissory notes bore interest at the rate of 6.25% per annum compounded quarterly and were payable in one lump sum on August 31, 1998. In July 1998, these notes were converted to mandatorily redeemable preferred stock of the Company (see Note 10) in connection with the AT&T Transaction.

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS


   As of December 31, 1998, minimum required annual principal repayment (undiscounted) under all of the Company's outstanding debt obligations were as follows:

               1999                  $        -
               2000                     450,719
               2001                     944,470
               2002                   1,004,897
               2003                   1,631,691
               Thereafter           291,070,238
                                    -----------
                                   $295,102,015
                                   ============


6. AT&T TRANSACTION

   In January 1998, the Company entered into a Securities Purchase Agreement (the Securities Purchase Agreement) with AT&T Wireless PCS, Inc. and TWR Cellular, Inc. (both subsidiaries of AT&T Corporation and collectively referred to as AT&T PCS), the stockholders of Holding and various venture capital investment firms (the Cash Equity Investors). The Securities Purchase Agreement provides the Company will be a provider of wireless mobility services in its licensed regions utilizing the AT&T brand name.

   Upon the receipt of FCC approval in July 1998, the Company finalized the transaction contemplated in the Securities Purchase Agreement (the AT&T Transaction). As a result, the Company (i) issued preferred stock and paid AT&T $21,000,000 in exchange for 20 MHz PCS licenses with a fair value of $94,850,000 and certain operating agreements with AT&T for exclusivity, network membership, long distance and roaming with a fair value of $27,050,000; (ii) issued preferred and common stock for 100% of the outstanding ownership interests in Holding, which includes 10 MHz PCS licenses which was recorded at historical cost; and (iii) issued preferred and common stock for a cash commitment from the Cash Equity Investors of $128,000,000 to be paid over a three year term (see Note 10) plus an additional $5,000,000 upon the closing of the Digital PCS, Inc. transaction (see Note 7).

   The general terms of the operating agreements with AT&T are summarized below:

          . AT&T Exclusivity: The Company will be AT&T's exclusive facilities-based provider of mobile wireless telecommunications services within the Company's Basic Trade Areas for an initial ten year period. This agreement will automatically renew for a one-year term and then operate on a year-to-year basis unless one party terminates at least ninety (90) days prior to the end of any one-year term.

               The Company has determined the fair value of this agreement to be $11,870,000 and is amortizing this value over the initial 10 year term.

          . Network Membership License Agreement: The Network Membership License Agreement (the License Agreement) defines that AT&T will make available to the Company use of the AT&T logo and the right to refer to itself as a "Member of the AT&T Wireless Network" to market its PCS services. Through the use of these rights, the Company expects to participate in and benefit from AT&T promotional and marketing efforts. The License Agreement has an initial five-year term with a five-year renewal term if both the Company and AT&T elect to renew at least ninety 90 days prior to the expiration of the initial term.

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS

               The Company has determined the fair value of this agreement to be $8,480,000 and is amortizing this value over the initial five year term.

          . Intercarrier Roamer Services Agreement: AT&T and the Company have entered into a twenty-year reciprocal roaming agreement provided that their customers who own tri-mode phones will roam on the other's mobile wireless systems. Thereafter, this agreement shall renew automatically on a year-to-year basis unless either the Company or AT&T terminates this agreement by written notice at least 90 days prior to the conclusion of the original or any subsequent term. After ten years, this agreement may be terminated by the Company or AT&T at any time upon 90 days prior written notice. AT&T also agrees to permit the Company to have outbound roaming on its network for twenty years at commercially reasonable rates to the extent commercially and technologically feasible. The outbound roaming agreement shall continue with automatic ten-year renewals subject to a one-year cancellation notice.

               The Company has determined the value of this roaming agreement to be $3,500,000 and is amortizing this value over the initial 10 year term.

          . Long Distance Agreement: The long distance agreement provides that AT&T will be the exclusive provider for long distance services to the Company's customers within the Company's licensed regions for an initial three year period. The long distance agreement requires that the Company meet a minimum traffic volume commitment during the term of the agreement. If the Company fails to meet such volume commitments, the Company must pay to AT&T the difference between the expected fee based on the volume of the commitment and the fees based on actual volume.

               The Company had determined the fair value of this agreement to be $3,200,000 and is amortizing this value over the initial three year term.

   Triton PCS, Inc. (Triton), Tritel Communications (Tritel), and the Company have adopted a common brand, SunCom, which is co-branded with equal emphasis with the AT&T brand name and logo. On April 16, 1999, Triton, Tritel and TeleCorp Communications formed a new company, Affiliate License Co., L.L.C., to own, register and maintain the marks SunCom, SunCom Wireless and other SunCom and Sun formative marks (SunCom Marks) and to license the SunCom marks to Triton, Tritel and the Company. Triton, Tritel and TeleCorp Communications each have a 33% membership interest in Affiliate License Co., L.L.C. On April 16, 1999, Triton entered into an agreement to settle a potential dispute regarding prior use of the SunCom brand. In connection with this settlement, Triton agreed to pay $975,000 to acquire the SunCom Marks which were contributed to Affiliate License Co., L.L.C. The Company paid $325,000 in royalty payments to reimburse Triton for the contributed SunCom marks.

7. ACQUISITIONS

   On April 20, 1999, the Company completed the acquisition of 10 MHz PCS licenses covering the Baton Rouge, Houma, Hammond and Lafayette, Louisiana Basic Trade Area's from Digital PCS, Inc. The total purchase price of $5,604,380 wascomprised of $2,334,819 of mandatorily redeemable preferred stock and common stock of the Company, the assumption of U.S. Government financing with the FCC of $4,101,455, less a discount of $1,118,450, and $286,556 in cash as reimbursement to Digital PCS, Inc., for interest due to the FCC incurred prior to close and legal costs. The entire purchase price has been allocated to the PCS license.

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS

          PCS licenses                                 $ 5,317,824
          Other intangible assets relating to
           legal costs and reimbursement of FCC
           interest                                        286,556
                                                       -----------
                                                       $ 5,604,380
                                                       ===========

   As a result of completing the transaction with Digital PCS, Inc., the Cash Equity Investors have irrevocably committed to contribute $5,000,000 in exchange for mandatorily redeemable preferred stock and common stock over a two year period from the close of this transaction. As of June 30, 1999 the Company has received $ 2,200,000 of the $ 5,000,000 commitment.

   On May 24, 1999, the Company sold mandatorily redeemable preferred stock and preferred stock to AT&T for $40,000,000. On May 25, 1999, the Company acquired from AT&T 20 MHz PCS licenses covering the San Juan Major Trade Area, 27 constructed cell sites, a switching facility, leases for additional cell sites, the extension of the Network Membership License Agreement, Long Distance Agreement, Intercarrier Roamer Services Agreement and AT&T Exclusivity Agreement and the reimbursement of AT&T for microwave relocation costs, salary and lease payments (the Puerto Rico Transaction) incurred prior to acquisition. The total purchase price of this asset acquisition was $99,694,055 in cash. In addition, the Company incurred legal fees of $252,340 related to this acquisition. The purchase price has been allocated to the assets acquired, subject to adjustment, based upon their estimated fair value as follows:

          PCS licenses                                $ 70,421,295
          Intangible assets - AT&T Agreements           17,310,000
          Cell sites, site acquisition,switching
           facility assets, and other assets             9,015,100

          Microwave relocation costs                     3,200,000
                                                      ------------
                                                      $ 99,946,395
                                                      ============

   As a result of completing this transaction, the Company's available borrowings under the Lucent Note Agreement (see Note 5) increased by $15,000,000 ($7,500,000 of Series A and $7,500,000 of Series B) and certain
   Cash Equity Investors committed $39,996,600 in cash in exchange for mandatorily redeemable preferred and common stock. The Cash Equity Investors cash commitment of $39,996,600 will be funded over a three year period from the close of this transaction. As of June 30, 1999, the Company received $11,998,980 of this cash commitment. As a part of obtaining this additional preferred and common stock financing, the Company paid $2,000,000 to a Cash Equity Investor upon the closing of the transaction. In addition, certain officers, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company were issued fixed and variable awards of 5,643 and 8,212 restricted shares of mandatorily redeemable Series E preferred stock and Class A common stock, respectively, in exchange for their interest in Puerto Rico Acquisition Corporation. Puerto Rico Acquisition Corporation was a special purpose entity wholly-owned by the Company's Chief Executive Officer and Executive Vice President and Chief Financial Officer. The fixed awards typically vest over a five-year period. The variable awards vest based upon certain events taking place, such as build-out milestone POP coverage and other events. The estimated fair value of these shares has been recorded as deferred compensation and is being amortized over the related vesting periods.

   On June 2, 1999 the Company acquired from Wireless 2000, Inc. 15 MHz PCS licenses in the Alexandria, Lake Charles and Monroe, Louisiana BTAs. The total purchase price of $7,192,174 was comprised of $370,810 of mandatorily redeemable preferred stock and common stock of the Company, the assumption of U.S. Government financing with the FCC of $7,449,190, less a discount of $1,277,765, and $649,939 in cash

          TELECORP PCS, INC. AND SUNSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS

   as reimbursement of microwave relocation costs and reimbursement of FCC interest and legal costs. The purchase price has been allocated to the assets acquired, subject to adjustment, based upon their estimated fair value as follows:

        PCS licenses                                         $  6,992,174
        Microwave relocation costs                                200,000
                                                             ------------
                                                             $  7,192,174
                                                             ============

8. MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

   Holding
   Holding's authorized capital stock consisted of 6,000 shares of no par value mandatorily redeemable Series A preferred stock, 125,000 shares of no par value Class A common stock, 175,000 shares of no par value Class B common stock and 175,000 shares of no par value Class C common stock. This capital stock was in existence during 1996, 1997, and through July 1998, the closing of the AT&T Transaction, at which time Holding became a wholly-owned subsidiary of the Company. Subsequent to the AT&T Transaction, the authorized and outstanding shares of Holding were cancelled and replaced with 1,000 authorized shares of common stock of which 100 shares were issued to the Company.

   TeleCorp

   On May 14, 1999, TeleCorp restated its Certificate of Incorporation. The Restated Certificate of Incorporation provides the Company with the authority to issue 2,619,010 shares of stock, consisting of the following:

                        Preferred                   Par          Shares                                 Par          Shares
                          Stock                    Value       authorized     Common Stock             Value        authorized
            -------------------------------       --------     ----------     -------------------      --------     ----------
            Mandatorily redeemable Series A       $   0.01        100,000       Senior                 $   0.01         70,000
            Mandatorily redeemable Series B       $   0.01        200,000       Class A                $   0.01        950,000
            Mandatorily redeemable Series C       $   0.01        215,000       Class B                $   0.01        950,000
            Mandatorily redeemable Series D       $   0.01         50,000       Class C tracked        $   0.01          1,000
            Mandatorily redeemable Series E       $   0.01         30,000       Class D tracked        $   0.01          3,000
            Series F                              $   0.01         50,000       Voting Preference      $   0.01             10
                                                                 --------                                            ---------
               Total                                              645,000          Total                             1,974,010
                                                                 ========                                            =========

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following schedules represents the transactions that took place with respect to Holding's Mandatorily redeemable preferred stock and common stock for the period from July 29, 1996 (date of inception) to December 31, 1998.

                                                                  Series A
                                                              preferred stock
                                                      -----------------------------
                                                         Shares         Amount
                                                      ---------    ----------------
       Mandatorily redeemable preferred stock
       --------------------------------------
       Initial capitalization for cash                      750      $    7,500,000
       Accretion of preferred stock dividends                 -             288,959
                                                      ---------    ----------------
       Balance, December 31, 1996                           750           7,788,959
       Issuance of preferred stock for cash                 150           1,500,000
       Accretion of preferred stock dividends                 -             725,557
       Conversion of promissory note to preferred
         stock                                               50             498,750
       Noncash redemption of equity interests (see
       Note 13)                                            (583)         (6,368,926)
                                                      ---------    ----------------
       Balance, December 31, 1997                           367           4,144,340
       Accretion of preferred stock dividends                 -             224,484
       Recapitalization of Holding                         (367)         (4,368,824)
                                                      ---------    ----------------
       Balance, December 31, 1998                             -      $            -
                                                      =========    ================

                                                 Class A                      Class B                         Class C
                                               common stock                 common stock                    common stock
                                         ---------------------        -------------------------       ------------------------
                                          Shares      Amount             Shares        Amount           Shares        Amount
                                         -------    ----------        ------------    ---------       -----------    ---------
      Common stock
------------------------
Initial capitalization for cash            8,750     $   2,000                   -     $      -            25,520     $      -
Issuance of common stock                   3,750             -               5,104            -                 -            -
                                         -------    ----------        ------------    ---------       -----------    ---------
Balance, December 31, 1996                12,500         2,000               5,104            -            25,520            -
Issuance of common stock for cash              -             -                   -            -             6,875            -
Noncash redemption of equity
Interests (See Note 13)                   (7,666)       (1,144)             (3,130)           -           (19,868)           -
                                        --------    ----------        ------------    ---------       -----------    ---------
Balance, December 31, 1997                 4,834           856               1,974            -            12,527
Recapitalization of Holding               (4,834)         (856)             (1,974)           -           (12,527)           -
Elimination of 100% of equity
  Interests in Holding                         -             -                   -            -                 -            -
                                        --------    ----------        ------------    ---------       -----------    ---------
Balance, December 31, 1998                     -     $       -                   -     $      -                 -     $      -
                                        ========    ==========        ============    =========       ===========    =========
                                                  Common stock
                                              --------------------
                                                Shares     Amount       Total
                                              ---------   --------    ---------
      Common stock
------------------------
Initial capitalization for cash                       -   $      -    $   2,000
Issuance of common stock                              -          -            -
                                              ---------   --------    ---------
Balance, December 31, 1996                            -          -        2,000
Issuance of common stock for cash                     -          -            -
Noncash redemption of equity
Interests (See Note 13)                               -          -       (1,144)
                                              ---------   --------    ---------
Balance, December 31, 1997                                                  856
Recapitalization of Holding                         100          -         (856)
Elimination of 100% of equity
  Interests in Holding                             (100)         -            -
                                              ---------   --------    ---------
Balance, December 31, 1998                            -   $      -    $       -
                                              =========   ========    =========

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following schedule represents the transactions that took place with respect to TeleCorp's mandatorily redeemable preferred stock, Series F preferred stock and common stock for the period July 1998 to June 30, 1999:

                                               Series A                       Series C                       Series D
                                           preferred stock                 Preferred stock                preferred stock
                                        -------------------------     ---------------------------    -------------------------
                                          Shares       Amount          Shares         Amount           Shares       Amount
                                        ---------  --------------     ---------  ----------------    ---------  --------------
Mandatorily redeemable preferred stock
--------------------------------------
 Issuance of preferred stock
  to AT&T PCS for licenses and
  AT&T Agreements                          66,723  $   66,723,000             -    $            -       34,267    $  34,143,639
 Issuance of preferred stock
  to Cash Equity
 Investors, net of issuance
  costs of $1,027,695                           -               -       128,000       126,847,780            -                -
 Accretion of preferred stock dividends         -       3,039,603             -         3,818,827            -          945,780
 Noncash issuance of restricted stock           -               -             -                 -            -                -
 Repurchase of restricted stock for cash        -               -             -                 -            -                -
 Noncash issuance of preferred
  stock for equity of Holding                   -               -         7,348         4,334,276            -                -
                                           ------  --------------     ---------  ----------------    ---------  ------------------
 Balance, December 31, 1998                66,723  $   69,762,603       135,348    $  135,000,883       34,267    $  35,089,419
 Issuance of preferred stock
  for cash, net of issuance
  costs of $2,500,000                      30,750      30,454,218        50,473        47,844,985       11,230       10,499,516
 Issuance of preferred stock
  for PCS licenses operating agreements         -               -         2,878         2,674,130            -                -
 Accretion of preferred stock dividends         -       3,791,396             -         4,581,221            -        1,122,155
 Noncash issuance of restricted stock           -               -             -                 -            -                -
 Repurchase of restricted stock for cash        -               -             -                 -            -                -
                                          -------  --------------     ---------  ----------------    ---------  -----------------
 Balance, June 30, 1999 (unaudited)        97,473  $  104,008,217       188,699    $  190,101,219       45,497    $  46,711,090
                                          =======  ==============     =========  ================    =========  =================
                                                         Series E
                                                      preferred stock
                                               --------------------------
                                                 Shares        Amount             Total
                                               ---------  ---------------   -------------------
Mandatorily redeemable preferred stock
--------------------------------------
Issuance of preferred stock
 to AT&T PCS for licenses and
 AT&T Agreements                                      -      $          -      $   100,866,639
Issuance of preferred stock to Cash Equity
Investors, net of issuance costs of $1,027,695        -                 -          126,847,780
Accretion of preferred stock
 dividends                                            -           541,038            8,345,248
Noncash issuance of restricted stock              5,505             5,505                5,505
Repurchase of restricted stock for cash            (784)             (792)                (792)
Noncash issuance of preferred stock for
 equity of Holding                               14,156            10,215            4,344,491
                                           ------------    --------------    -----------------
Balance, December 31, 1998                       18,877      $    555,966      $   240,408,871
Issuance of preferred stock
 for cash, net of issuance
 costs of $2,500,000                                  -                 -           88,798,719
Issuance of preferred stock
 for PCS licenses operating agreements                -                 -            2,674,130
Accretion of preferred stock dividends                -           645,028           10,139,800
Noncash issuance of restricted stock              6,606           414,959              414,959
Repurchase of restricted stock for cash            (577)             (576)                (576)
                                           ------------    --------------    -----------------
Balance, June 30, 1999  (unaudited)              24,906      $  1,615,377      $   342,435,903
                                           ============    ==============    =================


                                                       Series F                 Class A               Class C tracked
                                                    preferred stock           common stock             common stock
                                              -----------------------   -------------------------   -------------------
                                                 Shares      Amount       Shares        Amount       Shares     Amount
                                              -----------   ---------   -----------   -----------   --------   --------
Series F preferred and common stock
-----------------------------------
Issuance of common stock to Cash Equity
 Investors for cash                                     -      $    -      121,490       $  1,214      358        $   4
Issuance of preferred stock to
AT&T PCS for licenses and AT&T agreements          33,361         333            -              -        -            -
Exchange of 100% of equity
 interests in Predecessor
Company for equity in the Company                       -           -       24,541            245      561            6
Noncash issuance of restricted stock                    -           -       10,018            100        -            -
Repurchase of restricted stock for cash                 -           -       (1,787)             -        -            -
                                              -----------   ---------   -----------   -----------   --------   --------

                                                     Class D tracked      Voting preference
                                                      common stock          common stock
                                                  -------------------   -------------------
                                                   Shares     Amount     Shares     Amount     Total
                                                  --------   --------   --------   --------   -------
Series F preferred and common stock
-----------------------------------
Issuance of common stock to Cash Equity
 Investors for cash                                  2,678    $    27          -   $      -  $  1,245
Issuance of preferred stock to
AT&T PCS for licenses and AT&T agreements                -          -          -          -       333
Exchange of 100% of equity interests in
 Predecessor
Company for equity in the Company                       77          1         10          -       252
Noncash issuance of restricted stock                     -          -          -          -       100
Repurchase of restricted stock for cash                  -          -          -          -         -
                                                  --------   --------   --------   --------   -------

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Balance, December 31, 1998                   33,361      $  333      154,262       $  1,559      919        $  10
Issuance of common stock and
 preferred stock for cash                    10,980         110       50,473            505        -            -
Issurance of common stock for
PCS licenses operating agreements                 -           -        2,814             28        -            -
Noncash issuance of restricted stock              -           -       10,658             76        -            -
Repurchase of restricted stock for cash           -           -       (1,317)             -        -            -
                                           ========  ==========  ===========   ============  =======  ===========
Balance, June 30, 1999 (unaudited)           44,341      $  443      216,890       $  2,168      919        $  10
                                           ========  ==========  ===========   ============  =======  ===========

Balance, December 31, 1998                    2,755    $  28      10    $        -    $  1,930
Issuance of common stock and
 preferred stock for cash                         -        -       -             -         615
Issurance of common stock for
PCS licenses operating agreements                 -        -       -             -          28
Noncash issuance of restricted stock              -        -       -             -          76
Repurchase of restricted stock for cash           -        -       -             -           -
                                            -------  -------  ------  ------------  ----------
Balance, June 30, 1999 (unaudited)            2,755    $  28      10    $        -    $  2,649
                                            =======  =======  ======  ============  ==========

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There are no issued or outstanding shares of Series B preferred stock, Senior common stock or Class B common stock as of June 30, 1999.

   The conversion features and conversion prices of the Company's issued stock are summarized below:

        Convertible Security          Convertible Into                      Conversion Price
     -------------------------   ------------------------      -----------------------------------------
     Series A preferred stock    After July 2006, at the       The Series A conversion rate is equal
                                 holders' option, into         to the liquidation preference of the
                                 Class A common stock          Series A preferred stock on the
                                                               conversion date divided by the market
                                                               price of the Class A common stock on
                                                               the conversion date.

     Series C preferred stock    At the option of the          The liquidation preference of the
                                 Company at the IPO date       Series C preferred stock divided by
                                 into either Class A or        the IPO price.
                                 B common stock

     Series D and Series F       If Series C preferred         The liquidation preference divided by
     preferred stock             stock is converted then       the IPO price.
                                 automatically at the IPO
                                 date into Senior common
                                 stock

     Series E preferred stock    At the option of the          The liquidation preference of the
                                 Company at the IPO date       Series E preferred stock divided by
                                 into either Class A or        the IPO price.
                                 Class B common stock

     Series F preferred stock    At the holders' option,       One share of Series F preferred stock
     and Senior common stock     into Class A, Class B or      or Senior common stock for one share
                                 Class D common stock,         of either Class A, Class B or Class D
                                 depending upon the            common stock.
                                 occurrence of certain
                                 defined events

     Class A common stock        At the holders' option        One share of Class B common stock for
                                 into Class B common stock     one share of Class A common stock.

     Class C tracked common      Subject to FCC constraints    One share of Class A or Class B common
     stock                       and Board approval, at        stock for one share of Class C tracked
                                 the holders' option and       common stock.
                                 by affirmative vote of
                                 at least 66 2/3% of Class
                                 A common stock  into Class
                                 A or Class B common stock

     Class D tracked common      Subject to FCC constraints    One share of Class A or Class B common
     stock                       and Board approval, at the    stock for one share of Class D tracked
                                 holders' option and by        common stock.
                                 affirmative vote of at
                                 least 66 2/3% of Class A
                                 common stock into Class A
                                 or Class B common stock

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The conversion features and conversion prices of the Company's issued stock are summarized below:

   Liquidation rights
   In the event of any liquidation, dissolution or winding up of the Company, as defined, the stockholders of the Company are entitled to liquidation preferences as follows:

     Order of Distribution               Stock Classification                    Distribution Preference
     ---------------------      ------------------------------------      --------------------------------------------
     First                              Series A and Series B                   $1,000 per share plus accrued and
                                        preferred stock                         unpaid dividends.

     Second                             Series C and Series D                   Series C: actual paid-in capital per
                                        preferred stock                         share plus accrued and unpaid
                                                                                dividends plus interest of 6% per
                                                                                annum on the actual paid-in capital,
                                                                                compounded quarterly, less amount of
                                                                                dividends declared and paid.

                                                                                Series D:  $1,000 per share plus
                                                                                accrued and unpaid dividends plus an
                                                                                amount equal to interest on $1,000
                                                                                per share at a rate of 6% per annum,
                                                                                compounded quarterly, less amount of
                                                                                dividends declared and paid.

     Third                              Series E preferred stock                Accrued and unpaid dividends, plus an
                                                                                amount equal to interest on $1,000
                                                                                per share at 6% per annum, compounded
                                                                                quarterly, less dividends declared
                                                                                and paid.

     Fourth                             Series F preferred stock                Series F preferred:  $0.01 per share
                                        and Senior common stock                 plus accrued and unpaid dividends.
                                                                                Senior common stock:  The sum of the
                                                                                liquidation preference of each share
                                                                                of Series D and Series F preferred
                                                                                stock converted in Senior common
                                                                                stock divided by the aggregate number
                                                                                of shares of Senior common stock
                                                                                issued upon conversion of shares of
                                                                                Series D and Series F preferred stock

   Dividends and voting rights
   The holders of the Series A and Series B preferred stock are entitled to cumulative quarterly cash dividends at an annual rate of 10% of the liquidation preference of the then outstanding shares. The holders of the remaining shares of preferred and common stock are entitled to dividends if and when declared.

   The Class A common stock has 4,990,000 voting rights and the Voting Preference common stock has 5,010,000 voting rights. The remaining shares of preferred and common stock shall have no voting rights, except as provided by law or in certain limited circumstances.

   Call and Redemption features
   The preferred stock is callable at the option of the Company at a price equal to the liquidation preference on the redemption date. The Series A preferred stock is callable thirty days after the 10th anniversary of the issuance of such shares. The Series B preferred stock is callable at any time. The Series C and Series D preferred stock are callable at any time, provided that the Series C and Series D Preferred Stock are called concurrently.

   The Series A, Series B, Series C, Series D and Series E preferred stock are redeemable thirty days after the 20th anniversary of the issuance of such shares at the option of the holder at a price equal to the liquidation preference on the redemption date. The Series F preferred stock is not redeemable. Pursuant to a Management Agreement, the Company may redeem certain shares of Class A common stock and Series E preferred stock held by the Company's Chief Executive Officer and Executive Vice President (the TMC officers). For the period from the finalization of the AT&T Transaction to December 31, 1998, the Company accreted $8,345,248 of dividends in connection with this redemption feature.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Tracked common stock
   The Class C and Class D common stock have been designated as Tracked common stock. The holders of the Tracked common stock are entitled to a dividend, when available, equal to the excess of the fair value of the net assets of Holding over the aggregate par value of the outstanding shares of the Tracked common stock. After all other preferential liquidating distributions have been made, the holders of the Tracked common stock will be entitled to a liquidation preference equal to the excess of the fair value of the net assets of Holding.

   Participating stock
   The Series F preferred stock, the Senior common stock and the Class A and B common stock are participating stock, and the Board of Directors may not declare dividends on or redeem, purchase or otherwise acquire for consideration any shares of the Participating Stock, unless the Board of Directors makes such declaration or payment on the same terms with respect to all shares of participating stock, ratably in accordance with each class and series of participating stock then outstanding.


9. RESTRICTED STOCK PLAN


   In July 1998, the Company adopted a Restricted Stock Plan (the Plan) to attract and retain key employees and to reward outstanding performance. Key employees selected by management may elect to become participants in the Plan by entering into an agreement which provides for issuance of fixed and variable units consisting of Series E mandatorily redeemable preferred stock and Class A common stock. The fixed units typically vest over a five or six year period. The variable units vest based upon certain events taking place, such as buildout milestones, Pop coverage and other events. Unvested shares are forfeited upon termination of employment. The shares issued under the Plan shall consist of units transferred to participants without payment as additional compensation for their services to the Company. The total number of units that may be awarded to key employees shall not exceed 5,505 units or a defined number of shares of Series E preferred stock and Class A common stock, respectively, as determined upon award. Any units not granted on or prior to July 17, 2003 shall be awarded to two officers of the Company. Each participant has voting, dividend and distribution rights with respect to all shares of both vested and unvested common stock. Prior to the Class A shares becoming publicly traded, the Company retains the right of first offer to buy the employees' vested shares at the offer price. After the Class A shares become publicly traded, the right of first offer will no longer exist for the Series E preferred shares. In addition the shares contain rights of inclusion and first negotiation. The Company may repurchase unvested shares, and under certain circumstances, vested shares of participants whose employment with the Company terminates. The repurchase price is equal to $0.01 per share.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Activity under the Plan is as follows:

                                                 Series E             Fair value               Class A              Fair value
                                             preferred stock           per share            common stock            per share
                                           -----------------       -----------------    ------------------       ----------------
   Shares awarded                                      5,505          $       1.00                  10,018          $      1.00
   Repurchases                                          (784)                    -                  (1,787)                   -
                                           -----------------                            ------------------
   Balance, December 31, 1998                          4,721          $       1.00                   8,231          $      1.00
   Shares awarded                                      2,542          $      52.00                   5,383          $      2.40
   Repurchases                                          (577)                    -                  (1,316)                   -
                                           -----------------                            ------------------
   Balance, June 30, 1999 (unaudited)                  6,686          $1.00-$52.00                  12,298          $1.00-$2.40
                                           =================                            ==================


   Deferred compensation and compensation expense related to the issuance of restricted stock to employees, based on the estimated fair value of the preferred and common stock, was immaterial for the year ended December 31, 1998 and for the six months ended June 30, 1999.


   Some of the awards granted under the Plan are variable awards. When it is probable the future events will occur, the Company determines the fair value of the variable awards of the Series E preferred stock and Class A common stock, subject to a final measurement date upon the occurrence of defined events. Outstanding fixed awards and variable awards as of December 31, 1998 and June 30, 1999 (unaudited) for each class of stock are as follows:

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 June 30,
                                                            December 31,           1999
                                                               1998            (unaudited)
                                                          -------------     ---------------
    Series E preferred stock:
    Fixed awards                                                  3,664               5,280
    Variable awards                                               1,057               1,406
                                                          -------------     ---------------
    Total Series E awards                                         4,721               6,686
                                                          =============     ===============


    Class A common stock:
    Fixed awards                                                  3,728               5,484
    Variable awards                                               4,503               6,814
                                                          -------------     ---------------
    Total Class A awards                                          8,231              12,298
                                                          =============     ===============

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  10.     PREFERRED AND COMMON STOCK SUBSCRIPTIONS RECEIVABLE

  In connection with the AT&T Transaction described in Note 6 and the acquisitions described in Note 7, the Company received cash commitments of $172,996,600 from the Cash Equity Investors in exchange for Series C preferred stock and various classes of common stock. The agreements require the Cash Equity Investors to fund their unconditional and irrevocable obligations in installments in accordance with the following schedules:

                       Due Date                               Amount
     ---------------------------------------------        --------------
       AT&T Transaction:
       Initial closing (July 17, 1998)                    $   39,375,005
       December 31, 1998                                      16,125,005
       Second anniversary of initial closing                  36,250,005
       Third anniversary of initial closing                   36,249,985
                                                          --------------
                                                          $  128,000,000
                                                          ==============

          The initial contributions were provided in the form of short-term interest bearing promissory notes (see Note 5). These notes were converted to mandatorily redeemable preferred and common stock of the Company as partial satisfaction of the $128,000,000 of committed contributions in connection with the closing of the AT&T Transaction.

                       Due Date                               Amount
     ----------------------------------------------       ---------------
       Digital PCS, Inc. Transaction:

       Initial closing (April 20, 1999)                   $     2,200,000
       July 2000                                                1,400,000
       July 2001                                                1,400,000
                                                          ---------------
                                                          $     5,000,000
                                                          ===============
                       Due Date                               Amount
     -----------------------------------------------      ---------------
       Puerto Rico Transaction:

       Initial closing (May 24, 1999)                     $    11,996,600
       December 31, 1999                                        6,000,000
       First anniversary of initial closing                    11,000,000
       Second anniversary of initial closing                   11,000,000
                                                          ---------------
                                                          $    39,996,600
                                                          ===============

   Through December 31, 1998, the Company received $51,999,725 of the above committed equity and received an additional $14,196,600 (unaudited) during the six months ended June 30, 1999 (unaudited). The Company has recorded a preferred stock subscription receivable of $75,914,054 and $103,000,531 (unaudited) as of December 31, 1998 and June 30, 1999, respectively, as a reduction to the mandatorily redeemable preferred stock and a common stock subscription receivable of $86,221 and $190,990 (unaudited) as of December 31, 1998 and June 30, 1999, respectively, as a reduction to stockholders equity (deficit) for the unpaid commitment.

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11.       INCOME TAXES

   The tax effect of temporary differences which gives rise to significant portions of the deferred tax assets as of December 31, 1997 and 1998, respectively, are as follows:

                                                        December 31,
                                             ---------------------------------
                                                   1997               1998
                                             ---------------   ---------------

       Capitalized start-up costs            $   1,321,340      $   17,599,251
       Net operating losses                        145,710           3,634,809
       Depreciation and amortization                     -             288,985
       Deferred rent                                     -              74,504
       Capitalized interest                              -            (917,107)
       Other                                        (4,220)            174,952
                                             ---------------    --------------
                                                 1,462,830          20,855,394
       Less valuation allowance                 (1,462,830)        (20,855,394)
                                             ---------------    --------------
                                             $           -      $            -
                                             ===============    ==============

   For federal income tax purposes, start-up costs will be amortized over five years once active business operations commence. There may be a limitation on the annual utilization of net operating losses and capitalized start-up costs as a result of certain ownership changes that have occurred since the Company's inception. The net operating losses start expiring in 2017. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company's financial results, management has concluded that a full valuation allowance for all of the Company's deferred tax assets is appropriate.


12.       COMMITMENTS

   In May 1998, the Company entered into a vendor procurement contract (the Vendor Procurement Contract) with Lucent, pursuant to which the Company may purchase up to $285,000,000 of radio, switching and related equipment and services for the development of the Company's wireless communications network. Through December 31, 1998 and June 30, 1999, the Company has purchased approximately $90,900,000 and $130,900,000 (unaudited), respectively, of equipment and services from Lucent.

   The Company has operating leases primarily related to retail store locations, distribution outlets, office space, and rent for the Company's network build-out. The terms of some of the leases include a reduction of rental payments and scheduled rent increases at specified intervals during the term of the leases. The Company is recognizing rent expense on a straight-line basis over the life of the lease, which establishes deferred rent

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

on the balance sheet. As of December 31, 1998, the aggregate minimum rental commitments under non-cancelable operating leases are as follows:

          1999                          $  10,755,694
          2000                             10,752,666
          2001                             10,507,474
          2002                             10,369,758
          2003                              8,520,560
          Thereafter                       23,139,323
                                        -------------
               Total                    $  74,045,475
                                        =============

   Rental expense, which is recorded ratably over the lease terms, was approximately $2,000, $157,000, and $3,193,000 for the period ended December 31, 1996 and for the years ended December 31, 1997 and 1998, respectively.

   The Company has entered into a series of agreements for software licenses, consulting, transition support and maintenance with various vendors. The total future commitments under the agreements are approximately $6,000,000 as of December 31, 1998.

   The Company has entered into letters of credit to facilitate local business activities. The Company is liable under the letters of credit for nonperformance of certain criteria under the individual contracts. The total amount of outstanding letters of credit was $1,425,000 at December 31, 1998. The outstanding letters of credit reduce the amount available to be drawn under the Senior Credit Facility (see Note 5). The Company is unaware of any events that would have resulted in nonperformance of a contract during the year ended December 31, 1998.

13.       RELATED PARTIES


   The Company utilizes the services of a law firm in which the Executive Vice President and Chief Financial Officer of the Company was also a partner. The Company incurred expenses of approximately $110,000, $250,000, $2,123,000 and $1,362,218 (unaudited) for the period ended December 31, 1996, for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1999, respectively, for legal services. As of December 31, 1997, 1998 and June 30, 1999, the Company owed the law firm $70,464, $160,000 and $798,676
   (unaudited), respectively. Subsequent to December 31, 1997, the individual resigned from the law firm but continues as special counsel.

   The Company receives site acquisition, construction management, program management, microwave relocation, and engineering services pursuant to a Master Services Agreement with WFI/Entel Technologies, Inc. (Entel). The Chief Executive Officer and Executive Vice President and Chief Financial Office of the Company were formerly stockholders and senior officers of Entel. Fees for the above services are as follows: $12,000 per site for site acquisition services, $7,000 per site for construction management services, $9,000 per site for program management and $1,100,000 for microwave relocation services for all of the Company's existing regions. Fees for engineering services are based upon Entel's customary hourly rates. For the period ended December 31, 1996 and for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1999, the Company paid $30,829, $1,939,795, $30,719,865 and $31,295,020 (unaudited), respectively, to Entel for these services. As of December 31, 1997 and 1998 and June 30, 1999, the Company owed Entel $170,596, $21,177,516 and $2,246,278 (unaudited), respectively. Subsequent to December 31, 1997, the Chief Executive Officer and Executive Vice President sold 100% of their interests in Entel.

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   In April 1997, Holding entered into an agreement to transfer PCS licenses, operating assets, liabilities and U.S. Government financing, for the Houston, Tampa, Melbourne and Orlando BTAs to four newly-formed entities created by Holding's existing stockholder group: THC of Houston, Inc.; THC of Tampa, Inc.; THC of Melbourne, Inc.; and THC of Orlando, Inc. (the THC entities).

   These assets and liabilities were transferred in exchange for investment units of the newly-formed THC entities which consisted of Class A, B and C common stock and Series A preferred stock in August 1997. The carrying amount of the total assets and liabilities transferred was $15,678,814 and $12,034,212, respectively. Simultaneously, Holding reacquired shares of its preferred and common stock in a $6,370,070 partial stock redemption through the exchange of the investment units in the newly-formed companies of $3,644,602, which represented the net difference between the cost of the assets and liabilities transferred and the issuance of an aggregate of $2,725,468 of notes payable to those newly-formed THC entities. Summarized below is a reconciliation of this activity:

                PCS licenses and other assets         $   15,678,814
                U.S. Government financing
                   and other liabilities                 (12,034,212)
                Investment units in the THC entities       3,644,602
                Notes payable to the THC entities          2,725,468
                                                      --------------
                Partial preferred and common
                   stock redemption                   $    6,370,070
                                                      ==============

   As a result of this transfer, Holding no longer retains any ownership interest in the THC entities. Because this transaction was nonmonetary in nature and occurred between entities with the same stockholder group, the transaction was recorded at historical cost. Subsequent to the transfer, the Company reduced the notes payable by $652,895, which represented certain costs incurred by the Company on behalf of the THC entities for the year ended December 31, 1997 pursuant to Transfer Agreements and Management Agreements. The combined amounts owed THC Houston, Inc., THC Tampa, Inc., THC Melbourne, Inc., and THC Orlando, Inc. of $2,072,573 as of December 31, 1997 were repaid in full during 1998. As of December 31, 1998 and June 30, 1999, the combined amounts owed by the Company to THC Houston, Inc., THC Tampa, Inc., THC Melbourne, Inc., and THC Orlando, Inc. were $547,047 and $540,728 (unaudited), respectively.

   As of December 31, 1997, the Company had amounts payable of $824,164 to TeleCorp WCS, Inc. (WCS), an affiliate, formerly TeleCorp Management Corporation, Inc. The amount payable to WCS represented $1,200,000 of funds received by the Company on behalf of WCS related to wireless communications service licenses owned by WCS reduced by expenses and other payments owed by WCS to the Company. The entire balance due WCS as of December 31, 1997 was repaid during 1998.

   Pursuant to a Management Agreement, TeleCorp Management Corp. (TMC) provides assistance to the Company in the form of administrative, operational, marketing, regulatory and general business services. For

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   these services, beginning in July 1998, the Company pays a management fee to TMC of $550,000 per year plus reimbursement of certain business expenses, payable in equal monthly installments, plus an annual bonus. The management agreement has a five-year term, but may be terminated by the Company upon the occurrence of certain defined events. TMC may terminate the agreement at any time with proper notice. The Officers of TMC own all of the ownership interest in TMC. For the year ended December 31, 1998, the Company paid approximately $250,000 to TMC for these services plus $282,500 in bonuses to TMC officers. For the six months ended June 30, 1999, the Company paid approximately $685,945 (unaudited) to TMC for these services.

   The Company has entered into a Master Site Lease Agreement with American Towers Inc., a company partially owned by certain stockholders of the Company. Under this arrangement American Tower provides network site leases for PCS deployment. The Company has incurred $16,862 of and no (unaudited) expense for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

14.       DEFINED CONTRIBUTION PLAN

   During 1998, the Company established the TeleCorp Communications, Inc. 401(k) Plan (the 401(k) Plan), a defined contribution plan in which all employees over the age of 21 are immediately eligible to participate in the 401(k) Plan. TeleCorp Communications, Inc. is a wholly-owned subsidiary of the Company. Under the 401(k) Plan, participants may elect to withhold up to 15% of their annual compensation, limited to $160,000 of total compensation as adjusted for inflation. The Company may make a matching contribution based on a percentage of the participant's contributions. Participants vest in the Company's matching contributions as follows: 20% after one year; 60% after two years and 100% after three years. Total Company contributions to the 401(k) Plan were $505,495 and $918,358 (unaudited) for the year ended December 31, 1998 and for the six months ended June 30, 1999.

         TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSORS COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.       SUBSIDIARY GUARANTEE

   On April 23, 1999, the Company completed the issuance and sale of 11 5/8% Senior Subordinated Discount Notes. The Notes are fully and unconditionally guaranteed on a joint and several basis by TeleCorp Communications, Inc. one of the Company's wholly-owned subsidiaries. Summarized financial information of TeleCorp, TeleCorp Communications, Inc. and non-guarantor subsidiaries as of December 31, 1998 and June 30, 1999, and for the year ended December 31, 1998 and for the six months ended June 30, 1999 are as follows:

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     15.  Subsidiary Guarantee (continued)

Balance Sheet Information as of December 31, 1998:

                                                          TeleCorp
                                                     Communications, Inc.-     Non-Guarantor
                                    TeleCorp         Guarantor Subsidiary       Subsidiaries    Eliminations       Consolidated
                                  --------------    ----------------------    ---------------  ---------------    ---------------
ASSETS
Current assets:
    Cash and cash equivalents     $   93,046,614    $           21,440,720    $    (2,754,493) $            --    $   111,732,841
    Accounts receivable                       --                        --                 --               --                 --
    Inventory                                 --                   778,235                 --               --            778,235
    Intercompany receivables         279,077,565                        --                 --     (279,077,565)                --
    Prepaid expenses                          --                   811,999          1,373,445               --          2,185,444
    Other current assets                 637,102                   581,161                 --               --          1,218,263
                                  --------------    ----------------------    ---------------  ---------------    ---------------
    Total current assets             372,761,281                23,612,115         (1,381,048)    (279,077,565)       115,914,783

Property and equipment, net            1,500,000                90,072,502        105,912,651          (16,531)       197,468,622
PCS licenses and microwave
   relocation costs                           --                12,456,838        105,650,418             --          118,107,256
Intangible assets-AT&T
   agreements                                 --                        --         26,285,612             --           26,285,612
Deferred financing costs, net          8,584,753                        --                 --             --            8,584,753
FCC deposit                                   --                        --                 --               --                 --
Other assets                           4,369,680                     6,944            276,062       (4,369,680)           283,006
                                  --------------    ----------------------    ---------------  ---------------    ---------------

     Total assets                 $  387,215,714    $          126,148,399    $   236,743,695  $  (283,463,776)   $   466,644,032
                                  ==============    ======================    ===============  ===============    ===============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
 SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Due to affiliates            $           --    $           92,923,096    $   185,154,469  $  (279,077,565)   $            --
     Accounts payable                         11                 8,331,045          6,260,866               --         14,591,922
     Accrued expenses                     13,403                41,644,524         53,214,335               --         94,872,262
     Microwave relocation
      obligation                              --                 6,636,369                 --               --          6,636,369
     Long-term debt                           --                        --                 --               --                 --
     Accrued interest                  3,991,500                        --            499,053               --          4,490,553
     Deferred revenue                         --                        --                 --               --                 --
                                   -------------    ----------------------    ---------------  ---------------    ---------------

     Total current liabilities         4,004,914               149,535,034        246,128,723     (279,077,565)       120,591,106

Long-term debt                       235,460,400                        --          7,924,666               --        243,385,066
Microwave relocation obligation               --                 2,481,059                 --               --          2,481,059

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accrued expenses                              --                        --                 --               --            196,063
Deferred rent                                 --                        --            196,063               --                 --
                                   -------------             -------------      -------------    -------------      -------------
     Total liabilities               239,465,314               152,016,093        254,249,452     (279,077,565)       366,653,294
                                   -------------             -------------      -------------    -------------      -------------
Mandatorily redeemable
 preferred stock                     240,408,879                        --                 --               --        240,408,879
Deferred compensation                         --                    (4,111)                --               --             (4,111)
Treasury stock                                (8)                       --                 --               --                 (8)
Preferred stock
 subscriptions receivable            (75,914,054)                       --                 --               --        (75,914,054)
                                   -------------             -------------      -------------    -------------      -------------

     Total mandatorily
       redeemable
           preferred stock           164,494,817                    (4,111)                --               --        164,490,706
                                   -------------             -------------      -------------    -------------      -------------

Series F preferred stock                     333                        --                 --               --                333
Common stock                               1,597                        --                 --               --              1,597
Additional paid in capital               188,374                    (7,177)         4,369,680       (4,369,680)           188,374
Deferred compensation                         --                        --                 --               --             (7,177)
Common stock subscriptions
 receivable                              (86,221)                       --                 --               --            (86,221)
Treasury stock                               (18)                       --                 --               --                (18)
Accumulated deficit                  (16,848,482)              (25,856,406)       (21,875,437)         (16,531)       (64,596,856)
                                   -------------             -------------      -------------    -------------      -------------

Total shareholders' equity
 (deficit)                           (16,744,417)              (25,863,583)       (17,505,757)      (4,386,211)       (64,499,968)
                                   -------------             -------------      -------------    -------------      -------------
     Total liabilities and
      shareholders'
      equity (deficit)             $ 387,215,714             $ 126,148,399      $ 236,743,695    $(283,463,776)     $ 466,644,032
                                   =============             =============      =============    =============      =============

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.   Subsidiary Guarantee (continued)

Balance Sheet as of June 30, 1999 (unaudited):

                                                                     Telecorp
                                                                 Communications,
                                                                 Inc. Guarantor   Non-Guarantor
                                              Telecorp             Subsidiary      Subsidiaries     Eliminations       Consolidated
                                           ----------------    -----------------   -------------   -------------     --------------
ASSETS
Current assets:
     Cash and cash equivalents             $    165,830,722    $        (605,978)  $           -   $  (13,786,916)   $  151,437,828
     Accounts receivable, net                             -           12,999,084          13,950                -        13,013,034
     Inventory                                            -            7,733,620               -                -         7,733,620
     Intercompany receivables                   609,508,087                    -               -     (609,508,087)                -
     Prepaid expenses                                     -              686,984       1,479,276                -         2,166,260
     Other current assets                            34,088              205,139           3,847                -           243,074
                                           ----------------    -----------------   -------------   --------------    --------------

     Total current assets                       775,372,897           21,018,849       1,497,073     (623,295,003)      174,593,816

Property and equipment, net                       5,480,254          155,188,091     160,007,163          (71,094)      320,604,414
PCS licenses and microwave relocation
   costs                                                  -           84,774,797     119,540,376                -       204,315,173
Intangible assets-AT&T agreements                 1,290,462               42,500      38,988,133                -        40,321,095
Deferred financing costs, net                    18,684,989                    -               -                -        18,684,989
FCC deposit                                               -                    -      17,516,394                -        17,516,394
Other assets                                      4,598,101              923,655      17,803,025      (21,886,073)        1,438,708
                                           ----------------    -----------------   -------------   --------------    --------------

     Total assets                          $    805,426,703    $     261,947,892   $ 355,352,164   $ (645,252,170)   $  777,474,589
                                           ================    =================   =============   ==============    ==============

LIABILITIES, MANDATORILY REDEEMABLE
 PREFERRED STOCK AND
  SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Due to affiliates                     $              -    $     286,540,760   $ 322,967,327   $ (609,508,087)   $            -
     Accounts payable                                     -           20,061,053      22,661,510      (13,786,915)       28,935,648
     Accrued expenses                             1,701,106           20,615,267       4,290,703                -        26,607,076
     Microwave relocation obligation                      -            5,733,393               -                -         5,733,393
     Accrued interest                             3,815,623                    -         354,989                -         4,170,612
     Deferred Revenue                                     -              705,362               -                -           705,362
                                           ----------------     ----------------   -------------   --------------    --------------

     Total current liabilities                    5,516,729          333,655,835     350,274,529     (623,295,002)       66,152,091
                                           ----------------     ----------------   -------------   --------------    --------------

Long-term debt                                  601,495,246                    -      17,192,054                -       618,687,300
Microwave relocation obligation                           -            1,710,220               -                -         1,710,220
Accrued expenses                                          -                    -       3,939,688                -         3,939,688
Deferred rent                                             -                    -         463,734                -           463,734
                                           ----------------     ----------------   -------------   --------------    --------------

     Total liabilities                          607,011,975          335,366,055     371,870,005     (623,295,002)      690,953,033
                                           ----------------     ----------------   -------------   --------------    --------------

Mandatorily redeemable preferred stock          342,435,903                    -               -                -       342,435,903
Deferred compensation                              (279,716)              (4,111)              -                -          (283,827)
Treasury stock                                            -                    -               -                -                 -
Preferred stock subscriptions receivable       (103,000,531)                   -               -                -      (103,000,531)
                                           ----------------     ----------------   -------------   --------------    --------------

       TELECORP PCS,INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Total mandatorily redeemable
          preferred stock, net             239,155,656            (4,111)                -                 -     239,151,545
                                       ---------------    --------------    --------------    --------------  --------------
Series F preferred stock                           443                 -                 -                 -             443
Common stock                                     2,206                 -                 -                 -           2,206
Additional paid in capital                     347,432                 -        21,886,074       (21,886,074)        347,432
Deferred compensation                           (5,956)           (7,177)                -                 -         (13,133)
Common stock subscriptions
  receivable                                  (190,990)                -                 -                 -        (190,990)
Treasury stock                                       -                 -                 -                 -               -
Accumulated deficit                        (40,894,063)      (73,406,875)      (38,403,915)          (71,094)   (152,775,947)
                                       ---------------    --------------    --------------    --------------  --------------

Total shareholders' equity (deficit)       (40,740,928)      (73,414,052)      (16,517,841)      (21,957,168)   (152,629,989)
                                       ---------------    --------------    --------------    --------------  --------------
     Total liabilities and
      shareholders' equity (deficit)   $   805,426,703    $  261,947,892    $  355,352,164    $ (645,252,170) $  777,474,589
                                       ===============    ==============    ==============    ==============  ==============

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     15.  Subsidiary Guarantee (continued)

Income Statement Information as of December 31, 1998:

                                                           TeleCorp
                                                        Communications,
                                                       Inc. - Guarantor      Non-Guarantor
                                       TeleCorp           Subsidiary          Subsidiaries      Eliminations    Consolidated
                                     --------------   -------------------   -----------------  --------------  --------------
Revenue:
     Service revenue                 $            -    $                -    $              -   $           -    $            -
     Equipment revenue                            -               777,187             260,509      (1,037,696)                -
     Roaming revenue                              -                29,231                   -               -            29,231
                                     --------------   -------------------   -----------------  --------------    --------------
     Revenue                                      -               806,418             260,509      (1,037,696)           29,231
                                     --------------   -------------------   -----------------  --------------    --------------


Operating expenses:
     Cost of revenue                              -                     -                   -               -                 -
     Operations and development                   -             5,218,225           4,675,429        (121,169)        9,772,485

     Selling and marketing                        -             4,920,442           1,404,224                         6,324,666
     General and administrative             974,761            16,136,799          10,027,554        (899,995)       26,239,119
     Depreciation and amortization                -               458,704           1,125,160               -         1,583,864
                                     --------------   -------------------   -----------------  --------------    --------------
            Total operating expense         974,761            26,734,170          17,232,367      (1,021,164)       43,920,134
                                     --------------   -------------------   -----------------  --------------    --------------

            Operating loss                 (974,761)          (25,927,752)        (16,971,858)        (16,532)      (43,890,903)

Other (income) expense:
     Interest expense                    11,922,994                     -              11,269               -        11,934,263
     Interest income                     (4,426,810)              (86,517)           (183,906)              -        (4,697,233)
     Other expense                           21,000                 4,553               1,794               -            27,347
                                     --------------   -------------------   -----------------  --------------      ------------
            Net loss                     (8,491,945)          (25,845,788)        (16,801,015)        (16,532)      (51,155,280)

Accretion of mandatorily
   redeemable preferred stock            (8,566,922)                    -                   -               -        (8,566,922)
                                     --------------   -------------------   -----------------  --------------      ------------
            Net loss attributable
               to common equity      $  (17,058,867)  $       (25,845,788)  $     (16,801,015) $      (16,532)     $(59,722,202)
                                     ==============   ===================   =================  ==============      ============

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     15.  Subsidiary Guarantee (continued)
Income Statement Information as of June 30, 1999 (unaudited):


                                                           TeleCorp
                                                       Communications, Inc.-    Non-Guarantor
                                          TeleCorp     Guarantor Subsidiary     Subsidiaries      Eliminations        Consolidated
                                          --------     --------------------     ------------      ------------        ------------
Revenue:
     Service revenue                  $           -    $       6,232,355        $             -    $            -    $    6,232,355
     Equipment revenue                            -            5,648,966              1,547,786        (1,547,786)        5,648,966
     Roaming revenue                              -            9,486,916                      -                 -         9,486,916
                                      -------------    -----------------        ---------------    --------------    --------------
     Revenue                                      -           21,368,237              1,547,786        (1,547,786)       21,368,237
                                      -------------    -----------------        ---------------    --------------    --------------

Operating expenses:
     Cost of revenue                                          10,106,968                      -                 -        10,106,968
     Operations and development                   -           11,799,434              5,191,894        (1,493,224)       15,498,104
     Selling and marketing                        -           20,610,792                313,920                 -        20,924,712
     General and administrative             353,592           20,669,546              1,417,749                 -        22,440,187
     Depreciation and
      amortization                          672,530            5,754,607             10,064,237                 -        16,491,374
                                      -------------    -----------------        ---------------    --------------    --------------
               Total operating
                expense                   1,026,122           68,941,347             16,987,800        (1,493,224)       85,462,045
                                      -------------    -----------------        ---------------    --------------    --------------

               Operating loss            (1,026,122)         (47,573,110)           (15,440,014)          (54,562)      (64,093,808)

Other (income) expense:
     Interest expense                    16,065,007                    -              1,042,507                 -        17,107,514
     Interest income                     (2,949,948)            (109,680)                (4,978)                -        (3,064,606)
     Other expense                            8,089              137,556                  1,030                 -           146,675
                                      -------------    -----------------        ---------------    --------------    --------------

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               Net loss                 (14,149,270)         (47,600,986)           (16,478,573)          (54,562)      (78,283,391)

Accretion of mandatorily
    redeemable preferred stock           (9,895,700)                   -                      -                 -        (9,895,700)
                                      -------------    -----------------        ---------------    --------------    --------------

               Net loss attributable
                   to common equity   $ (24,044,970)   $     (47,600,986)       $   (16,478,573)   $      (54,562)   $  (88,179,091)
                                      =============    =================        ===============    ==============    ==============

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    _______

15.  Subsidiary Guarantee (continued)

December 31, 1998 Cash Flow Information:
---------------------------------------

                                                                                                     TeleCorp
                                                                                                   Communications,
                                                                                                   Inc.-Guarantor
                                                                         TeleCorp                   Subsidiary
                                                                  -------------------         ----------------------
Cash flows from operating activities:
   Net loss                                                       $        (8,495,787)        $          (26,644,880)
   Adjustment to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                               -                        581,120
        Noncash compensation expense associated with the
           issuance of restricted common stock and preferred
            stock                                                                   -                              -
        Noncash interest expense associated with Lucent
            notes and senior subordinated debt                                460,400                              -
        Noncash general administrative expense charged by
            affiliates                                                              -                              -
        Amortization of deferred financing costs                              524,924                              -
        Amortization of discount on notes payable                                   -                              -

   Changes in cash flow from operations resulting from
      changes in assets and liabilities:
        Accounts receivable                                                   (56,689)                      (472,572)
        Inventory                                                                   -                       (778,235)
        Prepaid expenses                                                            -                       (816,020)
        Other current assets                                                 (580,413)                      (104,568)
        Other assets                                                                -                         (6,944)
        Accounts payable                                                            -                      2,260,294
        Accrued expenses                                                       13,414                     16,211,148
        Deferred rent                                                               -                              -
        Accrued interest                                                    3,991,500                              -
                                                                  -------------------         ----------------------
           Net cash used in operating activities                           (4,142,651)                    (9,770,657)
                                                                  -------------------         ----------------------

Cash flows from investing activities:
        Expenditures for network under development, wireless
            network and property and equipment                                      -                    (58,205,039)
        Capitalized interest on network under development
            and wireless network                                             (227,000)                             -
        Expenditures for microwave relocation                                       -                  (3,339,410,00)
        Purchase of PCS licenses                                          (21,000,000)
        Deposit on PCS licenses                                                     -                              -
        Partial refund of deposit on PCS licenses
                                                                  -------------------         ----------------------
           Net cash used in investing activities                          (21,227,000)                   (61,544,449)
                                                                  -------------------         ----------------------

Cash flows from financing activities:
        Proceeds from sale of mandatorily redeemable
            preferred stock                                                26,661,420                              -
        Receipt of preferred stock subscription receivable                          -                              -
        Direct issuance costs from sale of mandatorily
            redeemable preferred stock                                     (1,027,694)                             -
        Proceeds from sale of common stock                                     38,305                              -
        Proceeds from long-term debt                                      235,000,000                              -
        Purchases of treasury shares                                              (26)                             -
        Payments on notes payable                                                   -                              -
        Payments of deferred financing costs                               (9,109,677)                             -
        Proceeds from cash transfers from and expenses paid
            by affiliates                                                   1,064,858                    121,750,000
        Payments on behalf of and transfers to affiliates                (134,210,920)                   (28,994,174)
                                                                  -------------------         ----------------------
           Net cash provided by financing activities                      118,416,266                     92,755,826
                                                                  -------------------         ----------------------

        Net increase in cash and cash equivalents                          93,046,615                     21,440,720
        Cash and cash equivalents at the beginning of period                        -                              -
        Cash and cash equivalents at the end of period            $        93,046,615         $           21,440,720
                                                                  ===================         ======================

June 30, 1999 Cash Flow Information:
-----------------------------------

                                                                                                      Telecorp Communications,
                                                                                Telecorp              Inc.-guarantor Subsidiary
                                                                          ---------------------       -------------------------
Cash flows from operating activities:
   Net loss                                                                $      (14,148,269)           $       (47,553,042)
   Adjustment to reconcile net loss to net cash used in
   operating activities:
      Depreciation and amortization                                                   172,448                      5,754,607
      Noncash compensation expense associated with the
        issuance of restricted common stock and preferred stock                             -                              -
      Noncash accretion of Series E preferred stock                                         -                        365,028
      Noncash interest expense associated with Lucent
      Notes and High Yield facility                                                 8,512,801                              -
      Noncash general and administrative expense charged
        by affiliates                                                                       -                              -
      Amortization of deferred financing costs                                        500,083                        159,248
      Amortization of discount on notes payable                                             -                              -

   Changes in cash flow from operations resulting from
    changes in assets and liabilities:
        Accounts receivable                                                            56,689                    (11,690,889)
        Inventory                                                                           -                     (6,955,385)
        Prepaid expenses                                                                    -                        129,036
        Other current assets                                                          546,325                       (100,572)
        Other assets                                                               (1,166,859)                      (216,023)
        Accounts payable                                                                    -                     17,800,759
        Accrued expenses                                                            1,687,692                     (1,749,469)
        Deferred rent                                                                       -                              -
        Accrued interest                                                             (451,236)                             -
                                                                         ---------------------          ---------------------
          Net cash used in operating activities                                    (4,290,326)                   (44,056,702)
                                                                         ---------------------          ---------------------

Cash flows from investing activities:
        Expenditures for network under development,
          wireless network and property and equipment                                       -                    (96,303,039)
        Capitalized interest on network under development
          and wireless network                                                     (3,876,641)                             -
        Expenditures for microwave relocation                                               -                     (5,138,298)
        Purchase of PCS licenses                                                            -                    (69,690,000)
        Deposit on PCS licenses                                                   (28,877,743)                             -
        Partial refund of deposit on PCS licenses                                  11,361,350                              -
                                                                         ---------------------          ---------------------
          Net cash used in investing activities                                   (21,393,034)                  (171,131,337)
                                                                         ---------------------          ---------------------

Cash flows from financing activities:
        Proceeds from sale of mandatorily redeemable
          preferred stock                                                          60,410,929                              -
        Receipt of preferred stock subscription receivable                          3,740,068                              -
        Direct issuance costs from sale of mandatorily
          redeemable preferred stock                                               (2,500,000)                             -
        Proceeds from sale of common stock                                              5,477                              -
        Proceeds from long-term debt                                              397,635,000                              -
        Purchases of treasury shares                                                      (19)                             -
        Payments on notes payable                                                 (40,000,000)                             -
        Payments of deferred financing costs                                      (10,600,517)                             -
        Proceeds from cash transfers from and expenses
          paid by affiliates                                                        2,756,543                    238,435,161
        Payments on behalf of and transfers to affiliates                        (312,980,013)                   (45,293,822)
                                                                         ---------------------          ---------------------
          Net cash provided by financing activities                                98,467,468                    193,141,339
                                                                         ---------------------          ---------------------

        Net increase in cash and cash equivalents                                  72,784,108                    (22,046,700)
        Cash and cash equivalents at the beginning of period                       93,046,614                     21,440,720
                                                                         ---------------------          ---------------------
        Cash and cash equivalents at the end of period                     $      165,830,722            $          (605,980)
                                                                         =====================          =====================

16.  SUBSEQUENT EVENTS

     In February 1999, Viper Wireless, Inc. (Viper), was formed to participate in the C-Block PCS license reauction for additional spectrum in most of the Company's markets. Viper was initially capitalized for $100 and was equally-owned by the Company's Chief Executive Officer and Executive Vice President-Chief Financial Officer. In order to participate in the reauction, the Company paid the FCC an initial deposit of $17,818,549, on behalf of Viper. Simultaneously, the Company transferred this initial deposit to Viper in exchange for an 85% ownership interest which represented a 49.9% voting interest.

     On April 15, 1999, the FCC announced Viper was the high bidder for 15 MHz licenses in New Orleans, Houma and Alexandria, Louisiana, San Juan Puerto Rico and Jackson, Tennessee and 30 MHz licenses in Beaumont, Texas. The total auction price is $32,286,000 plus legal fees of $46,566. During the six months ended June 30, 1999, the FCC refunded $11,361,351 (unaudited) of the initial deposit; however, the Company was required to pay the FCC $11,059,194 as a final deposit on behalf of Viper. As of and for the six months ended June 30, 1999, Viper has no financial activity other than its capitalization which includes the transfer of the initial deposit to Viper. The Company received final regulatory approval from the FCC on September 9, 1999. Upon finalization of this transaction, the Company will own 100% of Viper. The entire purchase price has been allocated to the PCS licenses acquired.




   AT&T and certain of the Company's other stockholders have committed an aggregate of up to approximately $32,300,000 in exchange for additional shares of mandatorily redeemable preferred stock, Series F preferred stock and common stock of the Company. As part of this financing, the Company paid approximately $500,000 to an affiliate of a Cash Equity Investor for closing this preferred and common stock financing. In May and July 1999, AT&T and the certain Cash Equity Investors funded approximately $17,516,000 of their commitment to the Company. The remaining funding is expected to be received on September 29, 1999. The Company made its final payment of $14,769,600 to the FCC on September 13, 1999 with respect to these licenses.


   Additionally, certain employees, the Chief Executive Officer and the Executive Vice President of the Company will be issued a total of 1,111 shares and 1,628 shares of mandatorily redeemable Series E preferred stock and Class A common stock, respectively. The Chief Executive Officer and the Executive Vice President's shares vest immediately and the employees' shares vest ratably over five years. The estimated value of the Series E preferred stock of $57,772 has been recorded as mandatorily redeemable preferred stock of $57,772, accumulated deficit of $41,600 and deferred compensation of $16,172, and the estimated value of the Class A common stock of $3,907 has been recorded as common stock of $16, additional paid-in capital of $3,891, accumulated deficit of $2,513 and defer red compensation of $1,394.

On July 22, 1999, the Company implemented the 1999 Stock Option Plan to allow employees and members of the Board of Directors to acquire shares of Class B common stock. The options will have an option term of 10 years, ratable vesting over a three to four year period, exercise prices equal to the estimated fair value of the underlying Class B common stock and restrictions on exercisability until, (i) a qualified initial public offering (IPO) to which the Class A voting common stock has been registered under the Securities Act of 1933 for aggregate proceeds of $20,000,000, (ii) the sale of all or substantially all of the assets of the Company or (iii) a sale of all or substantially all of the outstanding capital stock of the Company. The Company has reserved 587,159 shares of Class B common stock for issuance under this plan.

On July 22, 1999, the Company granted 189,250 stock options at an exercise price of $0.02 per share. The number of options and exercise price have been adjusted for a 100 for 1 stock split as approved by the Board of Directors on July 22, 1999. This stock split has not been retroactively reflected in the historical financial statements. The stock options awarded during the six month period ended June 30, 1999 represent variable awards since their exercisability is restricted until an IPO, sale of assets or sale of the Company. Therefore the measurement date from an accounting standpoint will occur when the exercisability restrictions are relieved. At that point, the Company will record compensation expense and deferred compensation based on the fair value of the underlying common stock.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
           --------------------------------------------------------



       The following unaudited pro forma condensed consolidated balance sheet is based upon the historical consolidated financial statements of the Company. The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 has been prepared to illustrate the effects of the acquisition of C Block PCS licenses by Viper Wireless, Inc. and the issuance of mandatorily redeemable preferred stock, Series F preferred stock and common stock to AT&T and certain Cash Equity Investors as if these transactions had occurred as of June 30, 1999.


       The unaudited pro forma condensed consolidated balance sheet and accompanying notes thereto should be read in conjunction with the historical consolidated financial statements of the Company and the other financial information included elsewhere in this Prospectus. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of what the Company's consolidated financial position would actually have been had the acquisition of C Block PCS licenses and the issuance of mandatorily redeemable preferred stock, preferred stock, and common stock been completed on such date, or to project the Company's consolidated financial position for any future period.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY
                         UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999

                                                                                                                    PRO
                                                         HISTORICAL                 VIPER WIRELESS                 FORMA
                                                   --------------------       -----------------------       --------------------
Cash and cash equivalents                             $     151,437,828          $        (14,816,172)         $     136,621,656
Other current assets                                         23,155,988                             -                 23,155,988
                                                   --------------------       -----------------------       --------------------

   Total current assets                                     174,593,816                                              159,777,644

Property and equipment, net                                 320,604,414                             -                320,604,414
PCS licenses and microwave relocation costs                 205,075,025                    32,332,566                237,407,591
Intangible assets - AT&T agreements                          40,321,095                             -                 40,321,095
Deferred financing costs, net                                18,684,989                             -                 18,684,989
FCC deposit                                                  17,516,394                   (17,516,394)                         -
Other assets                                                  1,438,708                             -                  1,438,708
                                                   --------------------       -----------------------       --------------------
   Total assets                                       $     778,234,441          $                  -          $     778,234,441
                                                   ====================       =======================       ====================
Total current liabilities                                    66,152,091                             -                 66,152,091

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY
                         UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999

                                                                                                                     PRO
                                                        HISTORICAL                 VIPER WIRELESS                   FORMA
                                                   --------------------       -----------------------       --------------------
Long-term debt                                              618,687,300                             -                618,687,300
Other liabilities                                             6,873,494                             -                  6,873,494
                                                   --------------------       -----------------------       --------------------
                                                            691,712,885                             -                691,712,885
                                                   --------------------       -----------------------       --------------------

Mandatorily redeemable preferred stock                      342,435,903                    25,820,654                368,256,557

Deferred compensation                                          (283,827)                      (16,172)                  (299,999)
Treasury stock, at cost                                               -                             -                          -
Preferred stock subscriptions receivable                   (103,000,531)                  (25,762,882)              (128,763,413)
                                                   --------------------       -----------------------       --------------------

   Total mandatorily redeemable preferred stock             239,151,545                        41,600                239,193,145
                                                   --------------------       -----------------------       --------------------


Series F preferred stock                                            443                            39                        482
Common stock                                                      2,206                           235                      2,441
Additional paid-in capital                                      347,432                        69,550                    416,982
Deferred compensation                                           (13,133)                       (1,394)                   (14,527)
Common stock subscriptions receivable                          (190,990)                      (65,917)                  (256,907)
Treasury stock, at cost                                               -                             -                          -
Accumulated deficit                                        (152,775,947)                      (44,113)              (152,820,000)
                                                   --------------------       -----------------------        -------------------

   Total stockholders equity (deficit)                     (152,629,989)                      (41,600)              (152,671,589)
                                                    -------------------       -----------------------        -------------------


Total liabilities, mandatorily redeemable
   preferred stock and stockholders' equity (deficit)  $     778,234,441          $                -            $    778,234,441
                                                       =================          ==================            ================

The accompanying note is an integral part of this unaudited pro forma condensed consolidated balance sheet.

          TELECORP PCS, INC. AND SUBSIDIARIES AND PREDECESSOR COMPANY
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET



In February 1999, Viper was formed to participate in the C-Block PCS license reauction for additional spectrum in most of the Company's markets. Viper was initially capitalized and equally-owned by the Company's Chief Executive Officer and Executive Vice President-Chief Financial Officer. In order to participate in the reauction, the Company paid the FCC an initial deposit of $17,818,549, on behalf of Viper. Simultaneously, the Company transferred this initial deposit to Viper in exchange for an 85% ownership interest which represented a 49.9% voting interest.

On April 15, 1999, the FCC announced Viper was the high bidder for 15 MHz licenses in New Orleans, Houma and Alexandria, Louisiana, San Juan Puerto Rico and Jackson, Tennessee and 30 MHz licenses in Beaumont, Texas. The total auction price is $32,286,000 plus legal fees of $46,566. During the six months ended June 30, 1999, the FCC refunded $11,361,351 (unaudited) of the initial deposit; however, the Company was required to pay the FCC $11,059,194 (unaudited) as a final deposit on behalf of Viper. As of and for the six months ended June 30, 1999, Viper has no financial activity other than its capitalization which includes the transfer of the initial deposit to Viper. The Company received final regulatory approval from the FCC on September 9, 1999. Upon finalization of this transaction, the Company will own 100% of Viper.

The entire purchase price has been allocated to the PCS licenses acquired.



AT&T and certain of the Company's other stockholders have committed an aggregate of up to approximately $32,300,000 in exchange for additional shares of mandatorily redeemable preferred stock, Series F preferred stock and common stock of the Company. As part of this financing, the Company paid $500,000 to an affiliate of a Cash Equity Investor for closing this preferred and common stock financing. In May and July 1999, AT&T and the certain Cash Equity Investors funded approximately $17,516,300 of their commitment to the Company. The remaining funding is expected to be received on September 29, 1999. The Company made its final payment of $14,769,600 to the FCC on September 13, 1999 with respect to these licenses.

Additionally, certain employees, the Chief Executive Officer and the Executive Vice President of the Company will be issued a total of 1,111 shares and 1,628 shares of mandatorily redeemable Series E preferred stock and Class A common stock, respectively. The Chief Executive Officer and the Executive Vice President's shares vest immediately and the employee's shares vest ratably over five years. The estimated value of the Series E preferred stock of $57,772 has been recorded as mandatorily redeemable preferred stock of $57,772, accumulated deficit of $41,600 and deferred compensation of $16,172, and the estimated value of the Class A common stock of $3,907 has been recorded as common stock of $16, additional paid-in capital of $3,891, accumulated deficit of $2,513 and deferred compensation of $1,394.

The journal entries to record the Viper transaction are included below:

                                                      DEBIT          CREDIT
                                                      -----          ------
       PCS license                                 $ 32,332,566
         Cash                                                     $ 14,816,172
         FCC deposit                                              $ 17,516,394

       Preferred stock subscription receivable     $ 25,762,882
         Mandatorily redeemable preferred stock                   $ 25,762,882

       Common stock subscription receivable        $     65,917
         Series F preferred stock                                 $         39
         Common stock                                             $        219
         Additional paid-in capital                               $     65,659

________________________________________________________________________________

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This Prospectus Does Not Offer To Sell Or Buy Any Securities In Any Jurisdiction Where It Is Unlawful. The information in
this prospectus is current as of       , 1999.


________________________________________________________________________________

                               TABLE OF CONTENTS

Prospectus Summary...........................................     1
Risk Factors.................................................     9
Use of Proceeds..............................................    20
Capitalization...............................................    21
Selected Historical and Pro Forma
     Consolidated Financial Information......................    23
Management's Discussion and Analysis of
     Financial Condition and Results of Operations...........    25
Business.....................................................    36
The Exchange Offer...........................................    57
Management...................................................    67
Securities Ownership of Beneficial Owners
     and Management..........................................    78
Certain Relationships and Related Transactions...............    83
Our Indebtedness.............................................   102
Description of Capital Stock.................................   108
Description of the Notes.....................................   114
U.S. Federal Tax Considerations..............................   152
Book-Entry; Delivery and Form................................   159
Plan of Distribution.........................................   162
Legal Matters................................................   162
Experts......................................................   162
Available Information........................................   163
Index to Financial Statements................................   F-1


                                TELECORP PCS, INC.




                                 $ 575,000,000




                            Exchange Offer for our
                          11 5/8% Senior Subordinated
                           Discount  Notes due 2009



                            ______________________

                                  PROSPECTUS
                            ______________________


                                    , 1999

________________________________________________________________________________


Until                  , 1999 , all dealers that effect transactions in these
securities, whether or not participating in the exchange offer, may be required to deliver a prospectus in connection therewith. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


________________________________________________________________________________

                                                              [ALTERNATIVE PAGE]

  This prospectus, dated September 16, 1999, is subject to completion and amendment

PROSPECTUS


                              TELECORP PCS, INC.

              11 5/8%  Senior Subordinated Discount Notes Due 2009



     You should carefully review the risk factors beginning on page __ of this Prospectus.


Neither the SEC nor any state securities commission has approved or disapproved of the notes, or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  Chase Securities Inc. may use this prospectus in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Chase Securities Inc. may act as a principal or agent in these transactions. For as long as a market-making prospectus is required to be delivered, the ability of Chase Securities Inc. to make a market in the notes may in part depend on our ability to maintain a current market-making prospectus.


             The date of this prospectus is               , 1999.

                                                        [ALTERNATIVE PROVISIONS]

[The following provisions replace the provisions under the same headings in the prospectus in the "Risk Factors" section.]

                                 RISK FACTORS


If holders fail to exchange the outstanding notes for the exchange notes, it may weaken the market for the exchange notes, and there may be no market for remaining outstanding notes.

  The existence of a market for registered notes could adversely affect the market for unregistered notes due to the limited amount of the unregistered notes that remain outstanding. Generally, a lower outstanding or trading amount of a security could result in less demand to purchase the security and could result in lower prices for the security. For the same reasons, the existence of a market for unregistered notes could adversely affect the trading market for the registered notes.

                                                        [ALTERNATIVE PROVISIONS]

There is no public market for the notes and there are restrictions on the resale of the notes.

The notes are new securities with no established trading market. We do not intend to list the notes on any securities exchange. Chase Securities Inc., one of the initial purchasers of the notes in the original private offering, has told us that they intend to make a market in the notes, as the law permits. Chase Securities Inc. is not obligated to make a market, and may discontinue any market-making activities at any time without notice. If Chase Securities Inc. conducts any market-making activities, it may be required to deliver a market-making prospectus when effecting offers and sales of the notes because affiliates of Chase Securities Inc. beneficially own some of our capital stock. For so long as a market-making prospectus is required to be delivered, the ability of Chase Securities Inc. to make a market in the notes depends, in part, on our ability to maintain a current market-making prospectus. A liquid market for the notes may not develop.

                                                           [ALTERNATIVE SECTION]

                                USE OF PROCEEDS

  The net proceeds from the original private offering of the notes, after deducting the initial purchasers' discounts and estimated fees and expenses payable by us, were approximately $317.0 million. We intend to use:


     .         approximately $317.0 million of remaining net proceeds from the offering of the outstanding notes;

     .         approximately $205.3 million of proceeds from sales of our equity securities;

     .         approximately $487.6 million of borrowings under our senior credit facilities;

     .         approximately $55.0 million of vendor financing provided by
         Lucent; and

     .         internally generated cash,

to fund:

     .         approximately $555.2 million of capital expenditures;

     .         acquisitions of PCS licenses for approximately $123.0 million;
         and

     .         operating losses and other working capital requirements,
         including debt service and acquisition and financing closing costs, of approximately $386.7 million.

  We also received approximately $148.0 million of PCS licenses and agreements in exchange for our common and preferred stock.

  We did not receive proceeds from the exchange offer relating to the notes, and will not receive any proceeds from market-making transactions by Chase Securities Inc. See "Business--Network Development" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The vendor financing that we repaid with the proceeds from the sale of the outstanding notes consisted of series B junior subordinated notes due 2012 with an interest rate of 10%, increasing by 1.5% per year starting on January 1, 2001. We were required to redeem the Lucent series B notes following a change of control and with any proceeds from offerings of high yield debt in excess of $80 million. See "Our Indebtedness--Vendor Financing."

                                                        [ALTERNATIVE PROVISIONS]

  [The following provisions replace the provisions under the same headings in the prospectus in the "Description of the Notes" section.]

                           DESCRIPTION OF THE NOTES

General

  In this section, we refer to our subsidiaries separately from us. Capitalized terms used in this section and not otherwise defined have the meanings described under "--Definitions."

  The notes have been issued under the indenture, dated as of April 23, 1999, among us, TeleCorp Communications, as our subsidiary guarantor, and Bankers Trust Company, as trustee, a copy of which is available. The following is a summary of particular provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the proposed form of exchange indenture are available as described below under the subheading "Additional Information." The terms of the notes include the terms in the indenture and those terms made a part of the indenture by the Trust Indenture Act.

Important Covenants

Providing Financial Information.

  The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of the notes:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file these forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and that of our consolidated subsidiaries and a report on the annual information only by our certified independent accountants; and

  (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports, in each case within the time period specified in the SEC's rules and regulations.

  We will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing, and make this information available to prospective investors upon request. In addition, we will, for so long as any notes remain outstanding, furnish to the holders of notes, upon request, the information required to be delivered under the conditions for resale provisions of the Securities Act. We will also comply with the reporting requirements of the Trust Indenture Act.

Amendments and Waivers

  Subject to some exceptions, the indenture or the notes may be amended with the written consent of the holders of a majority in aggregate principal amount at maturity of the notes then outstanding, and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount at maturity of the notes then outstanding. However, without the consent of each holder of a note affected, no amendment may, among other things:

  (1) reduce the amount of the notes whose holders must consent to an amendment;

  (2) reduce the rate of, or extend the time for payment of, interest or any liquidated damages on any note;

  (3) reduce the principal of any note, or extend the maturity of any note beyond April 15, 2009;

                                                        [ALTERNATIVE PROVISIONS]

  (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption;"

  (5)  make any note payable in money other than that stated in the note;

  (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder of notes;

  (7) impair the right of any holder of notes to receive payment of principal of and interest or any liquidated damages on the holder's notes on or after the due dates for the payment or to institute suit for the enforcement of any payment on or with respect to the holder's notes;

  (8) make any change in the amendment provisions which requires the consent of each holder of the notes or in the waiver provisions; or

  (9) modify the subsidiary guarantees in any manner adverse to the holders of the notes.

  Without the consent of any holder of the notes, we and the trustee may amend the indenture to:

  (1)  cure any ambiguity, omission, defect or inconsistency;

  (2) provide for the assumption by a successor corporation of our obligations under the indenture;

  (3) provide for uncertificated notes in addition to, or in place of, certificated notes, provided that the uncertificated notes are issued in registered form for purposes of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in the Internal Revenue Code;

  (4) make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of our Senior Debt or any representative of the holder under the subordination provisions;

  (5)  add additional guarantees with respect to the notes;

  (6)  secure the notes;

  (7)  add to our covenants for the benefit of the noteholders;

  (8)  surrender any right or power conferred upon us;

  (9) make any change that does not adversely affect the rights of any holder of the notes; or

  (10) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

  No amendment may be made to the subordination provisions of the indenture, however, that adversely affects the rights of any holder of our Senior Debt then outstanding unless the holders of the Senior Debt, or any group or representative of the holders authorized to give a consent, consent to the change.

  The consent of the noteholders will not be necessary under the indenture to approve the particular form of any proposed amendment. It will be sufficient if the consent approves the substance of the proposed amendment.

  After an amendment under the indenture becomes effective, we will be required to mail to noteholders a notice

                                                        [ALTERNATIVE PROVISIONS]

briefly describing the amendment. However, the failure to give the notice to all noteholders, or any defect in the notice, will not impair or affect the validity of the amendment.

                                                        [ALTERNATIVE PROVISIONS]

  [The following provisions replace the provisions under the same headings in the prospectus in the "Book-Entry; Delivery and Form" section.]

                         BOOK-ENTRY; DELIVERY AND FORM

  The notes are represented by a permanent global certificate in definitive, fully registered form. The global note is registered in the name of a nominee of the Depository Trust Company.

                                                           [ALTERNATIVE SECTION]

                             PLAN OF DISTRIBUTION

     Chase Securities Inc. may use this prospectus in connection with offers and sales of the notes in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. Chase Securities Inc. must deliver this prospectus because, by virtue of the ownership of some of our equity by affiliates of Chase Securities Inc., we may be deemed to be affiliates. Chase Securities Inc. may act as principal or agent in the transaction. For as long as a market-making prospectus is required to be delivered, the ability of Chase Securities Inc. to make a market in the notes may in part depend on our ability to maintain a current market-making prospectus.

     The notes are new securities with no established trading market. We do not intend to list the notes on any securities exchange. Any trading that does develop will occur on the over-the-counter market. Chase Securities Inc. has advised us that it intends to make a market in the notes, but it has no obligation to do so. Chase Securities Inc. may discontinue any market-making at any time. A liquid market may not develop for the notes, you may not be able to sell your notes at a particular time and the prices that you receive when you sell may not be favorable. Future trading prices of the notes will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

     Chase Securities Inc. acted as an initial purchaser in connection with the initial private offering of the notes, and received customary compensation in connection with the offering. Chase Securities Inc. and its affiliates perform various investment banking and commercial banking services from time to time for us and our affiliates. The Chase Manhattan Bank, an affiliate of Chase Securities Inc., is the agent bank and a lender under our senior credit facilities. Mr. Michael R. Hannon, a member of our board, is a General Partner of Chase Capital Partners, an affiliate of Chase Securities Inc.. In addition, affiliates of Chase Capital Partners own a portion of our common stock. For further information concerning these relationships, see "Securities Ownership of Beneficial Owners and Management."

     Although there are no agreements to do so, Chase Securities Inc., and others, may act as a broker or dealer in connection with the sale of notes contemplated by this prospectus and may receive fees or commissions in connection with sales.

     We have agreed to indemnify Chase Securities Inc. against some liabilities under the Securities Act or to contribute to payments that Chase Securities Inc. may have to make in respect of such liabilities.

                                                           [ALTERNATIVE SECTION]

                             AVAILABLE INFORMATION

  We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the notes. As permitted by the rules and regulations of the SEC, this prospectus omits some information, exhibits and undertakings contained in the registration statement. For further information with respect to us and the notes, you should review the registration statement, including the exhibits and the financial statements to the registration statement, notes and schedules filed as a part of the registration statement. The registration statement and the exhibits and schedules to the registration statement, as well as the periodic reports and other information filed with the SEC, may be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington DC 20549, and its public reference facilities in New York, New York at the prescribed rates. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains periodic reports, proxy and information statements and other information regarding registrants that file documents electronically with the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of contract or document filed as an exhibit to the registration statement, each statement being qualified in all respects by reference. Under the indenture, we have agreed to file with the SEC and provide to the holders of the notes annual reports and the information, documents and other reports which are specified in the disclosure and reporting provisions of the Exchange Act.

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in
this prospectus is current as of              , 1999.




________________________________________________________________________________

                               TABLE OF CONTENTS

Prospectus Summary.............................................    1
Risk Factors...................................................
Use of Proceeds................................................
Capitalization.................................................
Selected Historical and Pro Forma
     Consolidated Financial Information........................
Management's Discussion and Analysis of
     Financial Condition and Results of Operations.............
Business.......................................................
Management.....................................................
Securities Ownership of  Beneficial Owners
     and Management............................................
Certain Relationships and Related Transactions.................
Our Indebtedness...............................................
Description of Capital Stock...................................
Description of the Notes.......................................
U.S. Federal Tax Considerations................................
Book-Entry; Delivery and Form..................................
Plan of Distribution...........................................
Legal Matters..................................................
Experts........................................................
Available Information..........................................
Index to Financial Statements..................................  F-1


                              TELECORP PCS, INC.




                                 $ 575,000,000







             11 5/8%  Senior Subordinated Discount Notes due 2009





                            ______________________

                                  PROSPECTUS

                            ______________________


                                    , 1999

________________________________________________________________________________



Until                  , 1999, all dealers that effect transactions in these
securities, may be required to deliver a prospectus in connection therewith. This is in addition to the obligation of dealers to deliver a prospectus. When acting as underwriters and with respect to their unsold allotments or subscriptions.

________________________________________________________________________________

                PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify the person serving in that capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or other court shall deem proper. The provisions regarding indemnification and advancement of expenses under Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, stockholders' or disinterested directors' vote or otherwise.

  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or
(iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by Section 145(e) of the DGCL, our Third Amended and Restated Certificate of Incorporation and our Amended and Restated Laws provide that we shall indemnify our directors and officers, and, to the extent our board at any time authorizes, incorporators, employees or agents, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any officer or director or other person entitled to indemnification in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by us in advance of the final disposition of the action or proceeding, provided that, if required to do so under the DGCL, we receive an undertaking by or on behalf of the officer or director or other person to repay the amount if and to the extent that it is ultimately determined by final judicial decision from which there is no further right of appeal that the officer or director or other person is not entitled to indemnification. Our Third Amended and Restated Certificate of Incorporation provides that the rights are not exclusive.

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES.

  (a)  The following exhibits are, unless indicated below, filed herewith.

                                 EXHIBIT INDEX

Exhibit                      Description of Document
Number                       -----------------------
------

3.1 Third Amended and Restated Certificate of Incorporation, dated May 14, 1999, of TeleCorp PCS, Inc.

3.1.2 Certificate of Incorporation, dated June 19, 1998, of TeleCorp Operating Company, Inc.

3.1.3 Certificate of Amendment of the Certificate of Incorporation, dated July 9, 1998, of TeleCorp Operating Company, Inc.

3.1.4* Amendment No.1 to the Third Amended and Restated Certificate of Incorporation, filed August 27, 1999, of TeleCorp PCS, Inc.

3.1.5* Fourth Amended and Restated Certificate of Incorporation, filed August 27, 1999, of TeleCorp PCS, Inc.

3.2     Amended and Restated Bylaws, dated July 17, 1998, of TeleCorp PCS, Inc.

3.3     Bylaws of TeleCorp Communications, Inc.

4.1 Indenture, dated as of April 23, 1999, by and between Bankers Trust Company, as trustee, and TeleCorp PCS, Inc. relating to the 11 5/8% Senior Subordinated Discount Notes due 2009

5.1** Opinion of McDermott, Will & Emery regarding the legality of the securities being registered

10.1 Note Purchase Agreement by and between TeleCorp PCS, Inc. and Lucent Technologies, Inc., dated as of May 11, 1998

10.2 General Agreement for Purchase of PCS Systems and Services by and between TeleCorp PCS, Inc. and Lucent Technologies, Inc., dated as of May 12, 1998, as amended

10.3 Securities Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS Inc, TWR Cellular, Inc. and certain Cash Equity Investors, TeleCorp Investors and Management Stockholders identified, dated as of January 23, 1998

10.4.1 Network Membership License Agreement by and among AT&T Corp., including AT&T Wireless Services, Inc., and TeleCorp PCS, Inc., dated as of July 17, 1998

10.4.2 Amendment No. 1 to Network Membership License Agreement, dated March 30, 1999

10.5.1 Management Agreement by and between TeleCorp Management Corp. and TeleCorp PCS, Inc., dated as of July 17, 1998

10.5.2 Amendment No. 1 to the Management Agreement between TeleCorp Management Corp. and TeleCorp PCS, Inc., dated as of May 25, 1999

10.6.1 Intercarrier Roamer Service Agreement by and between AT&T Wireless Services, Inc. and TeleCorp PCS, Inc., dated as of July 17, 1998

10.6.2 Amendment No. 1 to Intercarrier Roamer Service Agreement, dated May 25, 1999

10.7 Roaming Administration Service Agreement by and between AT&T Wireless Services, Inc. and TeleCorp PCS, Inc., dated as of July 17, 1998

Exhibit                      Description of Document
Number                       -----------------------
------

10.8.1 Credit Agreement by and among TeleCorp PCS, Inc., the Lenders party to, and the Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities (USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, dated as of July 17, 1998 (the "Credit Agreement")

10.8.2 First Amendment, Consent, and Waiver to the Credit Agreement, dated as of December 18, 1998

10.8.3 Second Amendment and Waiver to the Credit Agreement, dated as of March 1, 1999

10.8.4  Third Amendment to the Credit Agreement, dated as of March 30, 1999

10.8.5  Fourth Amendment to the Credit Agreement, dated as of March 31, 1999

10.8.6 Fifth Amendment and Acceptance to the Credit Agreement, dated as of April 7, 1999

10.8.7  Sixth Amendment to the Credit Agreement, dated as of April 7, 1999

10.8.8  Seventh Amendment to the Credit Agreement, dated as of May 21, 1999

10.9 Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and certain Cash Equity Investors identified in, dated as of March 22, 1999

10.9.1 Amendment No. 1 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of March 30, 1999.

10.9.2 Amendment No. 2 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T

10.9.3 Amendment No. 3 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of May 14, 1999.

10.9.4 Amendment No. 4 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of July 15, 1999.

10.10 Stock Purchase Agreement by and among Viper Wireless, Inc., TeleCorp Holding Corp., Inc. and TeleCorp PCS, Inc., dated as of March 1, 1999

10.11 Puerto Rico Stock Purchase Agreement by and among TeleCorp PCS, Inc., Puerto Rico Acquisition Corp. and certain Management Stockholders and Cash Equity Investors, dated as of March 30, 1999

10.12 Letter of Agreement by and between AT&T Wireless Services, Inc. and TeleCorp Communications, Inc., dated as of December 21, 1998

10.13 Asset Purchase Agreement, dated May 25, 1999, by and between AT&T Wireless PCS Inc. and TeleCorp PCS, Inc.

10.14 Preferred Stock Purchase Agreement, dated May 24, 1999, by and between AT&T Wireless PCS Inc. and TeleCorp PCS, Inc.

Exhibit                      Description of Document
Number                       -----------------------
------

10.15 License Acquisition Agreement, dated May 15, 1998, by and between Mercury PCS II, LLC and TeleCorp PCS, Inc.

10.16 License Acquisition Agreement, dated May 15, 1998, by and between Wireless 2000, Inc. and TeleCorp PCS, Inc.

10.17.1 Stockholders' Agreement, dated as of July 17, 1998, by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash Equity Investors, Management Stockholders, and TeleCorp PCS, Inc.

10.17.2  Amendment No. 1 to the Stockholders' Agreement, dated March 30, 1999

10.18 Purchase Agreement, dated April 20, 1999, by and among Chase Securities Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc., TeleCorp PCS, Inc. and TeleCorp Communications, Inc.

10.19 Exchange and Registration Rights Agreement, dated April 23, 1999, by and among Chase Securities Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc., TeleCorp PCS, Inc. and TeleCorp Communications, Inc.

10.20 Agreement, dated as of July 17, 1998, by and among AT&T Wireless PCS Inc., TWR Cellular, Inc., the Cash Equity Investors, the TeleCorp Investors and the Management Stockholders.

10.21 Employee Agreement, dated as of July 17, 1998, by and between TeleCorp PCS, Inc. and Steven Chandler.

10.22 Share Grant Agreement, dated July 16, 1998, by and between TeleCorp PCS, Inc. and Steven Chandler.

10.23 Employee Agreement, dated as of July 17, 1998, by and between TeleCorp PCS, Inc. and Julie Dobson.

10.24 Share Grant Agreement, dated July 16, 1998, by and between TeleCorp PCS, Inc. and Julie Dobson.

10.25 Separation Agreement, dated as of March 8, 1999, by and among TeleCorp PCS, Inc., TeleCorp Communications, Inc. and Robert Dowski.

10.26 Agreement among the Parties, dated as of June 30, 1999, by and among TeleCorp PCS, Inc., the Cash Equity Investors, Entergy Technology Holding Company, AT&T Wireless PCS, Inc., TWR Cellular Inc. and other stockholders.

10.27 Amended and Restated Agreement, dated April 16, 1999, by and among TeleCorp Communications, Inc., Triton PCS, Inc., Tritel Communications, Inc. and Affiliate License Co, L.L.C.

10.28    TeleCorp PCS, Inc. 1998 Restricted Stock Plan, as amended May 20,
         1999.

10.29    TeleCorp PCS, Inc. 1999 Stock Option Plan, dated June 23, 1999.

12.1  Statement re: computation of ratios.

Exhibit                      Description of Document
Number                       -----------------------
------

21.1    Subsidiaries of TeleCorp PCS, Inc.

23.1**  Consent of McDermott, Will & Emery (contained in Exhibit 5.1)

23.2    Consent of PricewaterhouseCoopers, LLP

23.3    Consent of PricewaterhouseCoopers, LLP

23.4*   Consent of PricewaterhouseCoopers, LLP

24.1    Power of Attorney for TeleCorp PCS, Inc. (included on signature page)

25.1    Statement of Eligibility of trustee on Form T-1

27.1    Financial Data Schedule

99.1**  Letter of Transmittal

99.2**  Notice of Guaranteed Delivery

99.3**  Exchange Agent Agreement

________________
*   Filed herewith.
**   To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. In spite of the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price described in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (c) To respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved, that was not the subject of and included in the registration statement when it became effective.



     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on September 15, 1999.

                              TELECORP PCS, INC.


                              By: /s/ Gerald T. Vento
                                 ---------------------------------------------
                                      Gerald T. Vento
                                      Chief Executive Officer





  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

September 15, 1999                                                                 By: /s/ Gerald T. Vento
                                                                                   -----------------------------
                         Gerald T. Vento
                         Chief Executive Officer and Chairman (Principal
                         Executive Officer)



September 15, 1999                                                              By:  /s/ Thomas H. Sullivan
                                                                                   -----------------------------
                         Thomas H. Sullivan
                         Executive Vice President, Chief Financial Officer
                         and Director (Principal Financial and
                         Accounting Officer)


September 15, 1999                                                              By:  /s/ Thomas H. Sullivan
                                                                                   -----------------------------
                         Michael R. Hannon
                         Director


September 15, 1999                                                              By: /s/ Thomas H. Sullivan
                                                                                   -----------------------------
                         Scott Anderson
                         Director

______________, 1999               By:________________________________
                                      Rohit M. Desai
                                      Director

September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          Gary S. Fuqua
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          James M. Hoak
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          Mary Hawkins-Key
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          William Kussell
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan.
                                                         -----------------------------
                          William Laverack, Jr.
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          Joseph O'Donnell
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          Michael Schwartz
                          Director


September 15, 1999                                    By: /s/ Thomas H. Sullivan
                                                         -----------------------------
                          James F. Wade
                          Director

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on September 15, 1999.


                         TELECORP COMMUNICATIONS, INC.


                         By:  /s/ Gerald T. Vento
                            --------------------------------------------
                              Gerald T. Vento
                              Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

September 15, 1999            By:  /s/ Gerald T. Vento
                                  ----------------------------------------
                              Gerald T. Vento
                              Chief Executive Officer and Director
                              (Principal Executive Officer)


September 15, 1999            By:  /s/ Thomas H. Sullivan
                                  ----------------------------------------
                              Thomas H. Sullivan
                              President, Secretary, Treasurer and Director
                              (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit                        Description of Document
Number                         -----------------------
------
3.1 Third Amended and Restated Certificate of Incorporation, dated May 14, 1999, of TeleCorp PCS, Inc.

3.1.2 Certificate of Incorporation, dated June 19, 1998, of TeleCorp Operating Company, Inc.

3.1.3 Certificate of Amendment of the Certificate of Incorporation, dated July 9, 1998, of TeleCorp Operating Company, Inc.

3.1.4* Amendment No.1 to the Third Amended and Restated Certificate of Incorporation, filed August 27, 1999, of TeleCorp PCS, Inc.

3.1.5* Fourth Amended and Restated Certificate of Incorporation, filed August 27, 1999, of TeleCorp PCS, Inc.

3.2       Amended and Restated Bylaws, dated July 17, 1998, of TeleCorp PCS,
          Inc.

3.3       Bylaws of TeleCorp Communications, Inc.

4.1 Indenture, dated as of April 23, 1999, by and between Bankers Trust Company, as trustee, and TeleCorp PCS, Inc. relating to the 11 5/8% Senior Subordinated Discount Notes due 2009

5.1** Opinion of McDermott, Will & Emery regarding the legality of the securities being registered

10.1 Note Purchase Agreement by and between TeleCorp PCS, Inc. and Lucent Technologies, Inc., dated as of May 11, 1998

10.2 General Agreement for Purchase of PCS Systems and Services by and between TeleCorp PCS, Inc. and Lucent Technologies, Inc., dated as of May 12, 1998, as amended

10.3 Securities Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS Inc, TWR Cellular, Inc. and certain Cash Equity Investors, TeleCorp Investors and Management Stockholders identified, dated as of January 23, 1998

10.4.1 Network Membership License Agreement by and among AT&T Corp., including AT&T Wireless Services, Inc., and TeleCorp PCS, Inc., dated as of July 17, 1998

10.4.2 Amendment No. 1 to Network Membership License Agreement, dated March 30, 1999

10.5.1 Management Agreement by and between TeleCorp Management Corp. and TeleCorp PCS, Inc., dated as of July 17, 1998

10.5.2 Amendment No. 1 to the Management Agreement between TeleCorp Management Corp. and TeleCorp PCS, Inc., dated as of May 25, 1999

10.6.1 Intercarrier Roamer Service Agreement by and between AT&T Wireless Services, Inc. and TeleCorp PCS, Inc., dated as of July 17, 1998

10.6.2 Amendment No. 1 to Intercarrier Roamer Service Agreement, dated May 25, 1999

10.7 Roaming Administration Service Agreement by and between AT&T Wireless Services, Inc. and TeleCorp PCS, Inc., dated as of July 17, 1998

10.8.1 Credit Agreement by and among TeleCorp PCS, Inc., the Lenders party to, and the Chase Manhattan Bank, as Administrative Agent and Issuing Bank, TD Securities (USA) Inc., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, dated as of July 17, 1998 (the "Credit Agreement")

Exhibit                        Description of Document
Number                         -----------------------
------
10.8.2 First Amendment, Consent, and Waiver to the Credit Agreement, dated as of December 18, 1998

10.8.3 Second Amendment and Waiver to the Credit Agreement, dated as of March 1, 1999

10.8.4    Third Amendment to the Credit Agreement, dated as of March 30, 1999

10.8.5    Fourth Amendment to the Credit Agreement, dated as of March 31, 1999

10.8.6 Fifth Amendment and Acceptance to the Credit Agreement, dated as of April 7, 1999

10.8.7    Sixth Amendment to the Credit Agreement, dated as of April 7, 1999

10.8.8    Seventh Amendment to the Credit Agreement, dated as of May 21, 1999

10.9 Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and certain Cash Equity Investors identified in, dated as of March 22, 1999


10.9.1 Amendment No. 1 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of March 30, 1999.


10.9.2 Amendment No. 2 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of April 6, 1999.


10.9.3 Amendment No. 3 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of May 14, 1999.


10.9.4 Amendment No. 4 to Stock Purchase Agreement by and among TeleCorp PCS, Inc., AT&T Wireless PCS, Inc. and Cash Equity Investors, dated as of July 15, 1999.

10.10 Stock Purchase Agreement by and among Viper Wireless, Inc., TeleCorp Holding Corp., Inc. and TeleCorp PCS, Inc., dated as of March 1, 1999

10.11 Puerto Rico Stock Purchase Agreement by and among TeleCorp PCS, Inc., Puerto Rico Acquisition Corp. and certain Management Stockholders and Cash Equity Investors, dated as of March 30, 1999

10.12 Letter of Agreement by and between AT&T Wireless Services, Inc. and TeleCorp Communications, Inc., dated as of December 21, 1998

10.13 Asset Purchase Agreement, dated May 25, 1999, by and between AT&T Wireless PCS Inc. and TeleCorp PCS, Inc.

10.14 Preferred Stock Purchase Agreement, dated May 24, 1999, by and between AT&T Wireless PCS Inc. and TeleCorp PCS, Inc.

10.15 License Acquisition Agreement, dated May 15, 1998, by and between Mercury PCS II, LLC and TeleCorp PCS, Inc.

10.16 License Acquisition Agreement, dated May 15, 1998, by and between Wireless 2000, Inc. and TeleCorp PCS, Inc.

Exhibit                        Description of Document
Number                         -----------------------
------
10.17.1 Stockholders' Agreement, dated as of July 17, 1998, by and among AT&T Wireless PCS, Inc., TWR Cellular, Inc., Cash Equity Investors, Management Stockholders, and TeleCorp PCS, Inc.

10.17.2   Amendment No. 1 to the Stockholders' Agreement, dated March 30, 1999

10.18 Purchase Agreement, dated April 20, 1999, by and among Chase Securities Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc., TeleCorp PCS, Inc. and TeleCorp Communications, Inc.

10.19 Exchange and Registration Rights Agreement, dated April 23, 1999, by and among Chase Securities Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc., TeleCorp PCS, Inc. and TeleCorp Communications, Inc.

10.20 Agreement, dated as of July 17, 1998, by and among AT&T Wireless PCS Inc., TWR Cellular, Inc., the Cash Equity Investors, the TeleCorp Investors and the Management Stockholders.

10.21 Employee Agreement, dated as of July 17, 1998, by and between TeleCorp PCS, Inc. and Steven Chandler.

10.22 Share Grant Agreement, dated July 16, 1998, by and between TeleCorp PCS, Inc. and Steven Chandler.

10.23 Employee Agreement, dated as of July 17, 1998, by and between TeleCorp PCS, Inc. and Julie Dobson.

10.24 Share Grant Agreement, dated July 16, 1998, by and between TeleCorp PCS, Inc. and Julie Dobson.

10.25 Separation Agreement, dated as of March 8, 1999, by and among TeleCorp PCS, Inc., TeleCorp Communications, Inc. and Robert Dowski.


10.26 Agreement among the Parties, dated as of June 30, 1999, by and among TeleCorp PCS, Inc., the Cash Equity Investors, Entergy Technology Holding Company, AT&T Wireless PCS, Inc., TWR Cellular Inc. and other stockholders.


10.27 Amended and Restated Agreement, dated April 16, 1999, by and among TeleCorp Communications, Inc., Triton PCS, Inc., Tritel
          Communications, Inc. and Affiliate License Co, L.L.C.


10.28     TeleCorp PCS, Inc. 1998 Restricted Stock Plan, as amended May 20,
          1999.


10.29     TeleCorp PCS, Inc. 1999 Stock Option Plan, dated June 23, 1999.

12.1      Statement re: computation of ratios.

21.1      Subsidiaries of TeleCorp PCS, Inc.

23.1**    Consent of McDermott, Will & Emery (contained in Exhibit 5.1)


23.2      Consent of PricewaterhouseCoopers, LLP


23.3      Consent of PricewaterhouseCoopers, LLP

23.4*     Consent of PricewaterhouseCoopers, LLP

24.1      Power of Attorney for TeleCorp PCS, Inc. (included on signature page)

25.1      Statement of Eligibility of trustee on Form T-1

27.1      Financial Data Schedule

99.1**    Letter of Transmittal

Exhibit                        Description of Document
Number                         -----------------------
------
99.2**    Notice of Guaranteed Delivery

99.3**    Exchange Agent Agreement

________________
*   Filed herewith.
**  To be filed by amendment.